As filed with the Securities and Exchange Commission on June 20, 1995

                                                   Registration No. 33-58883

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      -----------------------------------

                              AMENDMENT NO. 2 TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      -----------------------------------

                          ACCLAIM ENTERTAINMENT, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                             7372                      38-2698904
- ------------------------------------------------------------------------------
(State or other jurisdiction of   (Primary Standard Industrial   (IRS Employer
incorporation or organization)     Classification Code Number)   Identification
                                                                    No.)

                               One Acclaim Plaza
                        Glen Cove, New York  11542-2708
                                (516) 656-5000
  --------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices)

          Gregory E. Fischbach                    Copy to:
          Chief Executive Officer                 Eric M. Lerner, Esq.
          Acclaim Entertainment, Inc.             Rosenman & Colin
          One Acclaim Plaza                       575 Madison Avenue
          Glen Cove, New York  11542-2708         New York, New York 10022
          (516) 656-5000                          ------------------------
          -------------------------------
          (Name, address and telephone
           number of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                             --------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                             --------------------



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                          ACCLAIM ENTERTAINMENT, INC.

                             CROSS-REFERENCE SHEET
================================================================================
                                                  Heading In
Item Number and Caption                           Prospectus
- -----------------------                           ----------
 1. Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus . . . . . . . . . . Outside Front Cover Page

 2. Inside Front and Outside
    Back Cover Pages
    of Prospectus. . . . . . . . . . . . . . . . Inside Front Cover Page; Table
                                                 of Contents

 3. Risk Factors, Ratio of Earnings
    to Fixed Charges, and Other
    Information. . . . . . . . . . . . . . . . . Outside Front Cover Page;
                                                 Summary; Risk Factors

 4. Terms of the Transaction . . . . . . . . . . Summary; The Merger

 5. Pro Forma Financial Information. . . . . . .           *

 6. Material Contacts With the Company
    Being Acquired . . . . . . . . . . . . . . . Summary; The Merger; Background
                                                 of the Merger

 7. Additional Information Required for
    Reoffering by Persons and Parties Deemed
    to be Underwriters . . . . . . . . . . . . .           *

 8. Interests of Named Experts
    and Counsel. . . . . . . . . . . . . . . . . Legal Opinions; Experts

 9. Disclosure of Commission
    Position on Indemnification
    for Securities Act
    Liabilities. . . . . . . . . . . . . . . . .           *

10. Information With Respect to
    S-3 Registrants. . . . . . . . . . . . . . . Summary; Available Information;
                                                 Additional Information; Acclaim
                                                 Selected Consolidated
                                                 Financial Data; Information
                                                 Concerning Acclaim

11. Incorporation of Certain
    Information by Reference . . . . . . . . . . Available Information;
                                                 Additional Information

12. Information With Respect to
    S-2 or S-3 Registrants . . . . . . . . . . .            *

13. Incorporation of Certain
    Information by Reference . . . . . . . . . .            *

14. Information With Respect
    to Registrants Other Than
    S-3 or S-2 Registrants . . . . . . . . . . .            *

15. Information With Respect to
    S-3 Companies. . . . . . . . . . . . . . . .            *

16. Information With Respect to
    S-2 or S-3 Companies . . . . . . . . . . . .            *

17. Information With Respect
    to Companies Other Than
    S-2 or S-3 Companies . . . . . . . . . . . . Summary; Lazer-Tron Selected
                                                 Financial Data; Risk Factors;
                                                 Business of Lazer-Tron;
                                                 Management's Discussion and
                                                 Analysis of Financial
                                                 Condition and Results of
                                                 Operations of Lazer-Tron;
                                                 Security Ownership of Certain
                                                 Beneficial Owners and
                                                 Management of Lazer-Tron;
                                                 Financial Statements of
                                                 Lazer-Tron

18. Information if Proxies, Consents
    or Authorizations Are to be
    Solicited. . . . . . . . . . . . . . . . . . Summary; Special Meeting; The
                                                 Merger; Security Ownership of
                                                 Certain Beneficial Owners and
                                                 Management of Lazer-Tron;
                                                 Information Concerning Acclaim

19. Information if Proxies, Consents
    or Authorizations Are Not to be
    Solicited, or in an Exchange
    Offer. . . . . . . . . . . . . . . . . . . .            *

- ----------
* Omitted from Prospectus because item is inapplicable or answer is in the negative.

                             LAZER-TRON CORPORATION
                                4430 WILLOW ROAD
                          PLEASANTON, CALIFORNIA 94588

                                 JUNE 21, 1995


Dear Shareholder:

     A Special Meeting of Shareholders (the 'Special Meeting') of Lazer-Tron Corporation, a California corporation ('Lazer-Tron'), will be held at 9:00 a.m., local time, on July 21, 1995 at the Sheraton Inn located at 5115 Hopyard Road, Pleasanton, California.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of March 22, 1995, as amended as of June 15, 1995 (the 'Merger Agreement'), between Lazer-Tron, Acclaim Entertainment, Inc., a Delaware corporation ('Acclaim') and Acclaim Arcade Holdings, Inc., a Delaware corporation and a recently formed, wholly-owned subsidiary of Acclaim (the 'Subsidiary'), and (b) the merger of the Subsidiary with and into Lazer-Tron pursuant to the Merger Agreement (the 'Merger'), whereby Lazer-Tron will survive the Merger and become a wholly-owned subsidiary of Acclaim. Pursuant to the Merger, each issued and outstanding share of Lazer-Tron's Common Stock will be converted into the right to receive a fraction of a share of Acclaim Common Stock, such fraction to be determined pursuant to an exchange rate formula based upon the average closing price of the Acclaim Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for the 20 business days ending on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof (the 'Acclaim Average Common Stock Price').



      If the Acclaim Average Common Stock Price is between $16.00 and $20.00 per share, the exchange rate for each share of Lazer-Tron Common Stock will be one-half share of Acclaim Common Stock, however, (i) if the Acclaim Average Common Stock Price is below $16.00, the exchange rate will be increased from one-half share of Acclaim Common Stock to a fraction equal to $8.00 divided by the Acclaim Average Common Stock Price, and (ii) if the Acclaim Average Common Stock Price is above $20.00, the exchange rate will be decreased from one-half share of Acclaim Common Stock to a fraction equal to $10.00 divided by the Acclaim Average Common Stock Price.



     The actual fraction of a share of Acclaim Common Stock to be received in the Merger pursuant to this formula for each share of Lazer-Tron Common Stock will be determined at the close of business on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof. A press release will be issued at the close of business on such second business day, and on the subsequent business day prior to the date of the Special Meeting or the latest adjournment thereof, announcing such fraction of a share of

Acclaim Common Stock to be exchanged for each share of Lazer-Tron Common Stock upon consummation of the Merger.



     Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.



     In addition, a registered holder of shares of Lazer-Tron Common Stock may cast votes or revoke and change prior votes prior to the commencement of the Special Meeting by dialing toll free at 1-800-521-8454 between 8:00 a.m. and midnight Eastern Standard Time and following the procedures outlined in the accompanying Prospectus/Proxy Statement.



     Additionally, pursuant to the Merger (a) each outstanding option to purchase Lazer-Tron's Common Stock under Lazer-Tron's 1989 Stock Option Plan and
(b) each outstanding Lazer-Tron Warrant will be exercisable subsequent to the Merger for that number of shares of Acclaim Common Stock and, as applicable, other warrants determined pursuant to the exchange rate described above.


     If the requisite approvals of Lazer-Tron's shareholders are received, the Merger is expected to be consummated on or about July 21, 1995.

     After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and the Merger and has concluded that they are in the best interests of Lazer-Tron and its shareholders. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT LAZER-TRON'S SHAREHOLDERS APPROVE THE MERGER AGREEMENT AND THE MERGER.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Prospectus/Proxy Statement relating to the actions to be taken by Lazer-Tron's shareholders at the Special Meeting and a proxy. The Prospectus/Proxy Statement more fully describes the proposed Merger and includes information about Lazer-Tron and Acclaim.

     All shareholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously turned in your proxy. It is important that your shares be represented and voted at the Special Meeting.

                                             Sincerely,


                                             /s/ Norman B. Petermeier

                                             NORMAN B. PETERMEIER
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

                             LAZER-TRON CORPORATION
                                4430 WILLOW ROAD
                          PLEASANTON, CALIFORNIA 94588

                            ------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

To Our Shareholders:

    A Special Meeting of Shareholders (the 'Special Meeting') of Lazer-Tron Corporation, a California corporation ('Lazer-Tron'), will be held at 9:00 a.m., local time, on July 21, 1995 at the Sheraton Inn located at 5115 Hopyard Road, Pleasanton, California, for the following purposes:


    1. To consider and vote upon a proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of March 22, 1995, as amended as of June 15, 1995 (the 'Merger Agreement'), between Lazer-Tron, Acclaim Entertainment, Inc., a Delaware corporation ('Acclaim') and Acclaim Arcade Holdings, Inc., a Delaware corporation and a recently formed, wholly-owned subsidiary of Acclaim (the 'Subsidiary'), and (b) the merger of the Subsidiary with and into Lazer-Tron pursuant to the Merger Agreement (the 'Merger'), whereby, among other things, Lazer-Tron will survive the Merger and become a wholly-owned subsidiary of Acclaim and each issued and outstanding share of Lazer-Tron's Common Stock will be converted into the right to receive a fraction of a share of Acclaim Common Stock, such fraction to be determined pursuant to an exchange rate formula based upon the average closing price of the Acclaim Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for the 20 business days ending on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof (the 'Acclaim Average Common Stock Price').



    If the Acclaim Average Common Stock Price is between $16.00 and $20.00 per share, the exchange rate for each share of Lazer-Tron Common Stock will be one-half share of Acclaim Common Stock, however, (i) if the Acclaim Average Common Stock Price is below $16.00, the exchange rate will be increased from one-half share of Acclaim Common Stock to a fraction equal to $8.00 divided by the Acclaim Average Common Stock Price, and (ii) if the Acclaim Average Common Stock Price is above $20.00, the exchange rate will be decreased from one-half share of Acclaim Common Stock to a fraction equal to $10.00 divided by the Acclaim Average Common Stock Price.



    The actual fraction of a share of Acclaim Common Stock to be received in the Merger for each share of Lazer-Tron Common Stock pursuant to this formula will be determined at the close of business on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof. A press release will be issued at the close of business on such second business day, and on the subsequent business day prior to the date of the Special Meeting or the latest adjournment thereof, announcing such fraction of a share of Acclaim Common Stock to be exchanged for each share of Lazer-Tron Common Stock upon consummation of the Merger.



    Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.



    In addition, a registered holder of shares of Lazer-Tron Common Stock may cast votes or revoke and change prior votes prior to the commencement of the Special Meeting by dialing toll free at 1-800-521-8454 between 8:00 a.m. and midnight Eastern Standard Time and following the procedures outlined in the accompanying Prospectus/Proxy Statement.


    Additionally (a) each outstanding option to purchase Lazer-Tron's Common Stock under Lazer-Tron's 1989 Stock Option Plan and (b) each outstanding Lazer-Tron Warrant will be exercisable subsequent to the Merger for that number of shares of Acclaim Common Stock and, as applicable, other warrants determined pursuant to the conversion ratio described above.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Prospectus/Proxy Statement accompanying this Notice.

    Only shareholders of record of Lazer-Tron's Common Stock at the close of business on May 24, 1995 are entitled to notice of, and will be entitled to vote at, the Special Meeting or any adjournment thereof. Approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Lazer-Tron Common Stock entitled to vote thereon.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Norman B. Petermeier

                                          Norman B. Petermeier
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

Pleasanton, California

June 21, 1995

    TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE

URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                           PROSPECTUS/PROXY STATEMENT

                            ------------------------
                                   PROSPECTUS
                          ACCLAIM ENTERTAINMENT, INC.
                     UP TO 2,697,003 SHARES OF COMMON STOCK
                            ------------------------
                                PROXY STATEMENT
                             LAZER-TRON CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 21, 1995
                            ------------------------


    Acclaim Entertainment, Inc. ('Acclaim', and together with its subsidiaries, the 'Company') has entered into an Agreement and Plan of Merger (the 'Merger Agreement'), dated as of March 22, 1995, as amended as of June 15, 1995, with Lazer-Tron Corporation ('Lazer-Tron'), pursuant to which Acclaim agreed to acquire Lazer-Tron through the merger (the 'Merger') of Acclaim Arcade Holdings, Inc. (the 'Subsidiary'), a wholly-owned subsidiary of Acclaim, with and into Lazer-Tron on the terms described herein. In exchange for all of the issued and outstanding shares of common stock, no par value per share (the 'Lazer-Tron Common Stock'), of Lazer-Tron (including the purchase from Lazer-Tron of 7,414 shares of Lazer-Tron Common Stock pursuant to the Lazer-Tron 1994 Employee Stock Purchase Plan), the shareholders of Lazer-Tron (the 'Lazer-Tron Shareholders') will receive an aggregate of up to 2,285,598 shares of common stock, par value $0.02 per share, of Acclaim (the 'Acclaim Common Stock'). As a result of the Merger, all outstanding options ('Lazer-Tron Stock Options') and warrants (the 'Lazer-Tron Warrants') of Lazer-Tron will be exercisable following the Merger for up to an aggregate of 653,872 shares of Acclaim Common Stock, as more fully described herein. The exchange of Lazer-Tron Common Stock for Acclaim Common Stock and the right of holders of Lazer-Tron Stock Options and Lazer-Tron Warrants to receive Acclaim Common Stock are collectively referred to herein as the 'Merger Consideration'. The consummation of the Merger is subject to a number of conditions. See 'The Merger.' The Merger is not being submitted to a vote of the stockholders of Acclaim and no proxies are being solicited in respect thereof.



    This Prospectus/Proxy Statement covers the issuance by Acclaim to the Lazer-Tron Shareholders, certain holders of Lazer-Tron Stock Options, consisting of those issued pursuant to the Lazer-Tron 1994 Directors Stock Option Plan and certain non-qualified stock options, and holders of Lazer-Tron Warrants, of up to an aggregate of 2,697,003 shares of Acclaim Common Stock in payment of the Merger Consideration. All other holders of Lazer-Tron Stock Options will receive, upon exercise thereof, shares of Acclaim Common Stock issuable pursuant to the Acclaim 1988 Stock Option Plan, which shares have previously been registered under the Securities Act of 1933, as amended, on Form S-8. Acclaim will not receive any proceeds from the resale by the Lazer-Tron Shareholders or holders of Lazer-Tron Stock Options or Lazer-Tron Warrants of any securities received pursuant to this Prospectus/Proxy Statement.




    The fraction of a share of Acclaim Common Stock to be received for each share of Lazer-Tron Common Stock exchanged in connection with the Merger is determined pursuant to an exchange rate formula based upon the average closing price of the Acclaim Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for the 20 business days ending on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof (the 'Acclaim Average Common Stock Price'). If the Acclaim Average Common Stock Price is between $16.00 and $20.00 per share, the exchange rate for each share of Lazer-Tron Common Stock will be one-half share of Acclaim Common Stock, however, (i) if the Acclaim Average Common Stock Price is below $16.00, the exchange rate will be increased from one-half share of Acclaim Common Stock to a fraction equal to $8.00 divided by the Acclaim Average Common Stock Price, and (ii) if the Acclaim Average Common Stock Price is above $20.00, the exchange rate will be decreased from one-half share of Acclaim Common Stock to a fraction equal to $10.00 divided by the Acclaim Average Common Stock Price. A press release will be issued at the close of business on such second business day, and on the subsequent business day prior to the date of the Special Meeting or the latest adjournment thereof, announcing such fraction of a share of Acclaim Common Stock to be exchanged for each share of Lazer-Tron Common Stock upon consummation of the Merger.



    Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.



    In addition, a registered holder of shares of Lazer-Tron Common Stock may cast votes or revoke and change prior votes prior to the commencement of the Special Meeting by dialing toll free at 1-800-521-8454 between 8:00 a.m. and midnight Eastern Standard Time and following the procedures outlined in the accompanying Prospectus/Proxy Statement.


    This Prospectus/Proxy Statement constitutes (a) the Proxy Statement of Lazer-Tron relating to the solicitation of proxies by Lazer-Tron for use at the Special Meeting of shareholders of Lazer-Tron, scheduled to be held on July 21, 1995 (the 'Special Meeting') and (b) the Prospectus of Acclaim filed as part of the Registration Statement. All information concerning Acclaim and its subsidiaries in this Prospectus/Proxy Statement has been supplied by Acclaim and is its sole responsibility. All information concerning Lazer-Tron in this Prospectus/Proxy Statement has been supplied by Lazer-Tron and is its sole responsibility.


    The Acclaim Common Stock and the Lazer-Tron Common Stock are both traded on The Nasdaq National Market under the symbol 'AKLM' and 'LZTN', respectively. On

June 16, 1995, the last reported sale price of the Acclaim Common Stock was $17.25 per share and the Lazer-Tron Common Stock was $8.00 per share.



    This Prospectus/Proxy Statement and the accompanying form of proxy are first being mailed to Lazer-Tron Shareholders on or about June 21, 1995.


    SEE 'RISK FACTORS' FOR A DESCRIPTION OF CERTAIN MATERIAL RISK FACTORS TO BE CONSIDERED BY LAZER-TRON SHAREHOLDERS BEFORE VOTING ON THE MERGER AGREEMENT.

                           ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY
          STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                           ------------------------

         THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS JUNE 21, 1995.

                             AVAILABLE INFORMATION

     Acclaim and Lazer-Tron are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             ADDITIONAL INFORMATION

     Acclaim has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act') with respect to the registration of the securities offered hereby. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement. Statements contained herein concerning the contents of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, as well as items of information omitted from this Prospectus/Proxy Statement but contained in the Registration Statement, and reports and other information filed by Acclaim, may be inspected without charge at the public reference facilities referred to above and copies of all or any part thereof may be obtained from the Commission upon request and payment of the prescribed fee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, or portions thereof, filed by Acclaim with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus/Proxy Statement:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed on November 28, 1994 (File No. 0-16986);

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994, filed on January 13, 1995 (File No. 0-16986);

          (c) Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1995, filed on April 10, 1995 (File No. 0-16986);

          (d) Current Report on Form 8-K, filed on March 31, 1995 (File No. 0-16986);


          (e) Current Report on Form 8-K, filed on February 10, 1995; (File No. 0-16986);




          (f) Current Report on Form 8-K, filed on October 31, 1994; (File No. 0-16986);



          (g) Proxy Statement relating to the Annual Meeting of Stockholders of Acclaim held on January 31, 1995, filed on January 3, 1995 (File No. 0-16986); and



          (h) The information in respect of Acclaim Common Stock under the caption 'Description of Registrant's Securities to be Registered' contained in the Registration Statement on Form 8-A, filed on June 8, 1988 (File No. 0-16986), as amended by the Current Report on Form 8-K, filed on August 25, 1989 (File No. 33-9460-C), relating to the one-for-two reverse stock split effected by Acclaim.


     All documents subsequently filed by Acclaim pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part of this Prospectus/Proxy Statement from the respective dates of filings of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST FROM ACCLAIM ENTERTAINMENT, INC., ONE ACCLAIM PLAZA, GLEN COVE, NEW YORK 11542-2708,
ATTENTION: SANDY DEGENNARO, VICE PRESIDENT, FINANCE, TELEPHONE NUMBER: (516) 656-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 5, 1995.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY

REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ACCLAIM OR LAZER-TRON. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, OR A SOLICITATION OF A PROXY, TO ANY PERSON OR BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EITHER ACCLAIM OR LAZER-TRON SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
SUMMARY....................................................................................................     6
     Special Meeting of Shareholders.......................................................................     6
     Record Date...........................................................................................     6
     The Merger............................................................................................     6
     Lazer-Tron Stock Options and Lazer-Tron Warrants......................................................     7
     Opinion of Financial Advisor..........................................................................     8
     Shareholder Approval..................................................................................     8
     Rights of Dissenting Shareholders.....................................................................     9
     Effective Date of the Merger..........................................................................     9
     Interests of Certain Persons in the Merger............................................................     9
     Legal Proceedings Relating to the Merger..............................................................    10
     Federal Tax Consequences of the Merger................................................................    10
     Accounting Treatment..................................................................................    10
     Regulatory Approvals..................................................................................    10
     Employment Agreements.................................................................................    10
     Representations, Warranties and Covenants.............................................................    10
     Conditions to the Merger..............................................................................    11
     Termination of the Merger Agreement...................................................................    11
     Amendment of the Merger Agreement.....................................................................    11
     No Solicitation.......................................................................................    11
     Break-up Fee..........................................................................................    11
     Stock Option Agreement................................................................................    11
     Business of the Companies.............................................................................    12
     Market Prices Of Acclaim Common Stock And Lazer-Tron Common Stock.....................................    12
     Selected Comparative Data.............................................................................    13
     Comparative Per Share Data............................................................................    13

ACCLAIM SELECTED CONSOLIDATED FINANCIAL DATA...............................................................    14

LAZER-TRON SELECTED FINANCIAL DATA.........................................................................    15

RISK FACTORS...............................................................................................    16

THE SPECIAL MEETING........................................................................................    21
     Date, Time and Place of the Special Meeting...........................................................    21
     Record Date and Outstanding Shares....................................................................    21
     Voting of Proxies.....................................................................................    21
     Vote Required and Voting Intentions of Certain Shareholders...........................................    22
     Solicitation of Proxies and Expenses..................................................................    22
     Appraisal and Dissenters' Rights......................................................................    22

THE MERGER.................................................................................................    24
     General...............................................................................................    24
     Background of the Merger..............................................................................    24
     Acclaim's Reasons for the Merger......................................................................    24

     Lazer-Tron's Reasons for the Merger...................................................................    24
     Effective Date........................................................................................    25
     Merger Consideration..................................................................................    26
     Lazer-Tron Stock Options and Lazer-Tron Warrants......................................................    27
     Interests of Certain Persons in the Merger............................................................    28
     Legal Proceedings Relating to the Merger..............................................................    28
     Opinion of Financial Advisor..........................................................................    29
     Exchange Procedures...................................................................................    30
     Representations and Warranties........................................................................    31

                                                                                                              PAGE
                                                                                                              ----
     Covenants.............................................................................................    31
     Conditions to the Merger..............................................................................    32
     Indemnification.......................................................................................    33
     Certain U.S. Federal Income Tax Matters...............................................................    34
     Expenses..............................................................................................    36
     Accounting Treatment..................................................................................    36
     Regulatory Approvals..................................................................................    37
     Termination of the Merger Agreement...................................................................    37
     Amendment of the Merger Agreement.....................................................................    37
     No Solicitation.......................................................................................    37
     Break-up Fee..........................................................................................    38
     Stock Option Agreement................................................................................    38
     Affiliates Agreements.................................................................................    39
     Employment Agreements.................................................................................    39
     Employee Option Agreements............................................................................    40
     Severance Agreements..................................................................................    40
     Articles of Incorporation and By-laws.................................................................    40
     Directors and Executive Officers of the Surviving Corporation.........................................    40
     Affiliates' Restrictions on Sale of Acclaim Common Stock..............................................    40
     Vote Required; Recommendation.........................................................................    41
MARKET FOR ACCLAIM AND LAZER-TRON COMMON EQUITY AND RELATED SHAREHOLDER MATTERS............................    42
DIVIDEND POLICY............................................................................................    42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF LAZER-TRON...............................    43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LAZER-TRON........    45
BUSINESS OF LAZER-TRON.....................................................................................    50
DESCRIPTION OF LAZER-TRON CAPITAL STOCK....................................................................    56
INFORMATION CONCERNING ACCLAIM.............................................................................    59
COMPARISON OF RIGHTS OF HOLDERS OF ACCLAIM COMMON STOCK AND HOLDERS OF CAPITAL STOCK OF LAZER-TRON.........    64
LEGAL OPINIONS.............................................................................................    70
EXPERTS....................................................................................................    70
MISCELLANEOUS..............................................................................................    71
FINANCIAL STATEMENTS OF LAZER-TRON.........................................................................   F-1
EXHIBIT A--Agreement and Plan of Merger and Amendment No. 1 to Agreement and Plan of Merger
EXHIBIT B--Chapter 13--Dissenters' Rights under the California General Corporation Law
EXHIBIT C--Fairness Opinion of Van Kasper & Company


                                    SUMMARY

     The following is a summary of certain information contained in this Prospectus/Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere herein or incorporated by reference in this Prospectus/Proxy Statement and the exhibits hereto. Shareholders of Lazer-Tron are urged to read this Prospectus/Proxy Statement and the exhibits hereto in their entirety.

SPECIAL MEETING OF SHAREHOLDERS

     A special meeting (the 'Special Meeting') of shareholders of Lazer-Tron Corporation, a California corporation ('Lazer-Tron') will be held at the Sheraton Inn located at 5115 Hopyard Road, Pleasanton, California, on July 21, 1995, at 9:00 a.m. local time, for the purpose of considering and voting upon the Agreement and Plan of Merger dated as of March 22, 1995, as amended as of June 15, 1995 (the 'Merger Agreement') providing for the merger with and into Lazer-Tron (the 'Merger') of a wholly-owned subsidiary (the 'Subsidiary') of Acclaim Entertainment, Inc. ('Acclaim') formed for such purpose. Certain directors, officers, affiliates and shareholders of Lazer-Tron holding approximately 1,007,047 shares, or an aggregate of approximately 28.3% of the total shares outstanding as of the Record Date (defined below), of the common stock, no par value per share, of Lazer-Tron (the 'Lazer-Tron Common Stock') have agreed to vote such shares in favor of the Merger.

RECORD DATE

     The close of business on May 24, 1995 has been fixed as the record date (the 'Record Date') for the determination of the shareholders of Lazer-Tron entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding and entitled to vote 3,563,832 shares of Lazer-Tron Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the Special Meeting. See 'The Special Meeting--Record Date and Outstanding Shares.'

THE MERGER


     At the Effective Time (as defined below), the Subsidiary will merge with and into Lazer-Tron, and Lazer-Tron will be the surviving corporation (the 'Surviving Corporation') and a wholly-owned subsidiary of Acclaim. Each share of Lazer-Tron Common Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by shareholders who have exercised dissenters' rights under Section 1300 et seq. of the California General Corporation Law (the 'CGCL')) shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive a fraction of a share of Acclaim Common Stock, such fraction to be determined pursuant to an exchange rate formula (rounded up to the nearest one-thousandth) based on the average closing sale price of the Acclaim Common Stock on The Nasdaq National Market (as reported by the Wall Street Journal) for the 20 business days ending on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof (the 'Acclaim Average Common Stock Price') as follows:


          (a) if the Acclaim Average Common Stock Price is between $16.00 and $20.00 per share, each share of Lazer-Tron Common Stock will be converted into the right to receive .5 shares of Acclaim Common Stock;

          (b) if the Acclaim Average Common Stock Price is below $16.00 and at least $12.50, each share of Lazer-Tron Common Stock will be converted into the right to receive between .5 and .64 shares of Acclaim Common Stock determined by dividing $8.00 by the Acclaim Average Common Stock Price; or

          (c) if the Acclaim Average Common Stock Price is above $20.00, each share of Lazer-Tron Common Stock will be converted into the right to receive a fraction of a share of Acclaim Common Stock determined by dividing $10.00 by the Acclaim Average Common Stock Price, which will result in the receipt of less than .5 shares of Acclaim Common Stock.

     The actual fraction of a share of Acclaim Common Stock to be exchanged for each share of Lazer-Tron Common Stock in connection with the Merger will be determined at the close of business on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof. A press release will be issued at the close of business on such second business day, and on the subsequent business day prior to the date of the Special Meeting or the latest adjournment thereof, announcing the applicable Acclaim Average Common Stock Price.


     Further, Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.


     Assuming approval of the Merger Agreement and the Merger at the Special Meeting, the closing of the Merger is anticipated to take place no later than one business day following the date of the Special Meeting or the latest adjournment thereof (the 'Closing Date').

     By way of example, the chart below demonstrates the fraction of a share of Acclaim Common Stock a Lazer-Tron Shareholder would receive for each share of Lazer-Tron Common Stock based upon the applicable sample Acclaim Average Common Stock Prices set forth:

ACCLAIM AVERAGE         FRACTION OF A SHARE OF ACCLAIM COMMON
    COMMON               STOCK ISSUABLE IN EXCHANGE FOR EACH
  STOCK PRICE             SHARE OF LAZER-TRON COMMON STOCK
- ---------------         -------------------------------------
    $12.50                              .640
     14.00                              .572
     16.00                              .500
     18.00                              .500
     20.00                              .500
     22.00                              .455


     If (i) the Acclaim Average Common Stock Price, or (ii) the average of the closing sale price of a share of Acclaim Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for the 20 business days ending on the second business day prior to the Closing Date (the 'Acclaim Average Closing Common Stock Price'), in either case is less than $12.50, each of Acclaim and Lazer-Tron, at its sole option, will have the right to give notice of its election to terminate the Merger Agreement. See 'The Merger--Termination of the Merger Agreement.' In the event that the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price is less than $12.50 and the Merger Agreement is not terminated, Lazer-Tron will undertake to resubmit for the approval of Lazer-Tron Shareholders the resulting fraction of a share of Acclaim Common Stock that would be received for each share of Lazer-Tron Common Stock.


     No certificate representing fractional shares of Acclaim Common Stock shall be issued upon the surrender for exchange of a certificate of Lazer-Tron Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acclaim. Acclaim shall pay cash in lieu of fractional shares of Acclaim Common Stock to be received in the Merger. See 'The Merger--Exchange Procedures.'

     Assuming the maximum number of shares of Acclaim Common Stock are issuable pursuant to the Merger (but without giving effect to shares of Acclaim Common Stock issuable upon exercise of Lazer-Tron Stock Options and Lazer-Tron Warrants), Lazer-Tron's shareholders ('Lazer-Tron Shareholders') will own an aggregate of approximately 4.9% of the total outstanding shares of Acclaim Common Stock after consummation of the Merger.

LAZER-TRON STOCK OPTIONS AND LAZER-TRON WARRANTS

     At the Effective Time, each outstanding option to purchase Lazer-Tron Common Stock (a 'Lazer-Tron Stock Option') granted under the Lazer-Tron 1989

Stock Option Plan (the 'Employee Option Plan') (the Employee Option Plan together with the Lazer-Tron 1994 Directors Stock Option Plan (the 'Directors Option Plan') are collectively referred to herein as, the 'Lazer-Tron Stock Option Plans') and each outstanding warrant (the 'Lazer-Tron Warrants'), whether vested or unvested, shall, by virtue of the Merger and without any further action on the part of such holder thereof, be exercisable for that number of shares of Acclaim Common Stock as the holder of such Lazer-Tron Stock Option or Lazer-Tron Warrant would have been entitled to receive pursuant to the Merger had such Lazer-Tron Stock Option or Lazer-Tron Warrant been exercised in full immediately prior to the Effective Time. Currently outstanding Lazer-Tron Stock Options issued under the Directors Option Plan accelerate as to vesting and become immediately exercisable in full as a result of the Merger. The Lazer-Tron Stock Options issued under the Directors Option Plan will expire by their terms 90 days following resignation of the holders thereof as directors of Lazer-Tron, which resignations are anticipated to be effective at the Effective Time.

     Holders of Lazer-Tron Stock Options (other than Lazer-Tron Stock Options issued under the Directors Option Plan and certain non-qualified Lazer-Tron Stock Options (the 'Non-qualified Lazer-Tron Stock Options') to purchase an aggregate of up to 25,588 shares of Lazer-Tron Common Stock) will receive, upon exercise thereof, that number of shares of Acclaim Common Stock, as determined above, issuable pursuant to the Acclaim 1988 Stock Option Plan, which have previously been registered under the Securities Act on Form S-8. In addition, each Sales Agent Warrant, which is exercisable for shares of Lazer-Tron Common Stock and an additional warrant (the 'Underlying Warrant') to purchase additional shares of Lazer-Tron Common Stock, will be exercisable for that number of shares of Acclaim Common Stock as the holder of such Sales Agent Warrant would have been entitled to receive pursuant to the Merger had such Sales Agent Warrant (and the Underlying Warrant) been exercised in full immediately prior to the Effective Time.

     The issuance of shares of Acclaim Common Stock upon the exercise of outstanding (i) Lazer-Tron Warrants, (ii) the Non-qualified Lazer-Tron Stock Options and (iii) Lazer-Tron Stock Options issued under the Directors Option Plan are registered pursuant to the Registration Statement of which this Prospectus/Proxy Statement forms a part, which registration will be kept current following consummation of the Merger throughout the exercise period of such Lazer-Tron Stock Options issued under the Directors Option Plan and the Non-qualified Lazer-Tron Stock Options.

OPINION OF FINANCIAL ADVISOR

     Van Kasper & Company ('Van Kasper') has been retained by Lazer-Tron to act as financial advisor in connection with the Merger and related matters. Van Kasper has delivered to Lazer-Tron's Board of Directors its written opinion, dated March 14, 1995, to the effect that, as of such date and based upon the matters described therein, the consideration to be received in the Merger by Lazer-Tron Shareholders is fair to such Lazer-Tron Shareholders from a financial point of view. Reference is made to the full text of such opinion, a copy of which is reprinted herein in its entirety as Exhibit C hereto. Lazer-Tron

Shareholders are urged to read the opinion in its entirety. See 'The Merger--Opinion of Financial Advisor.'

SHAREHOLDER APPROVAL

     Approval of the Merger Agreement and the Merger by the Lazer-Tron Shareholders requires the affirmative vote of a majority of the shares entitled to vote at the Special Meeting. See 'The Merger Vote Required; Recommendation.' Certain directors, officers, affiliates and shareholders of Lazer-Tron holding approximately 1,007,047 shares of Lazer-Tron Common Stock (an aggregate of approximately 28.3% of the total shares outstanding as of the Record Date) have agreed to vote such shares in favor of the Merger.


     The directors and executive officers of Lazer-Tron and their affiliates hold approximately 22.4% of the total outstanding shares of Lazer-Tron Common Stock entitled to vote at the Special Meeting. In addition, the parents of Matthew F. and Bryan M. Kelly (each of whom is an officer and director of Lazer-Tron) beneficially hold approximately 6.0% of the total outstanding shares of Lazer-Tron Common Stock entitled to vote at the Special Meeting. As a result, the current officers, directors and affiliated shareholders of Lazer-Tron will have significant influence over the shareholder vote on the Merger Agreement and the Merger.



     Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.

     In addition, a registered holder of shares of Lazer-Tron Common Stock may cast votes or revoke and change prior votes prior to the commencement of the Special Meeting by dialing toll free at 1-800-521-8454 between 8:00 a.m. and midnight Eastern Standard Time and following the procedures outlined below.



     o The registered holder of shares of Lazer-Tron to be voted should dial the toll free number listed above and tell the operator that such holder wishes to send a collect proxygram to Lazer-Tron, identification number 4381.



     o The operator will need the registered holder's six digit identification number appearing in red ink in the upper left hand corner on the reverse of the proxy card. Each Lazer-Tron Shareholder is advised to keep such holder's identification number confidential and not to provide such number to any other parties.


     o The operator will have the text of the proxy. The registered holder should then inform the operator how such holder wishes to vote on the items listed on the proxy.

     o Registered holders should give the operator their name, address and number of shares exactly as they appear on their proxy card.


     Registered holders of shares of Lazer-Tron Common Stock may revoke a previously submitted proxy by following the telephonic procedure set forth above. If a registered holder needs assistance such holder may call Georgeson & Company, Inc. Banks and brokers may call collect at (212) 440-9800; all others may call toll free at (800)-223-2064.


     If a Lazer-Tron Shareholder's shares are registered in the name of a broker, bank, nominee or other institution, only such broker, bank, nominee or other institution can vote such shares. These Lazer-Tron Shareholders should not use the telephonic procedures set forth above to vote any shares registered in the name of such broker, bank, nominee or other institution on their behalf. Such Lazer-Tron Shareholders desiring to take advantage of the telephonic voting procedure should contact their account representative and ask him or her to vote such shares. See 'The Special Meeting--Voting of Proxies.'


     The foregoing procedures do not limit a Lazer-Tron Shareholder's right to cast a final vote at the Special Meeting by attending the Special Meeting and revoking any vote previously cast.


     THE BOARD OF DIRECTORS OF LAZER-TRON HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF LAZER-TRON AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF LAZER-TRON UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT AND THE MERGER BY THE LAZER-TRON SHAREHOLDERS. THE PRIMARY FACTORS CONSIDERED AND RELIED UPON BY THE BOARD OF DIRECTORS OF LAZER-TRON IN REACHING ITS RECOMMENDATIONS ARE REFERRED TO IN 'THE MERGER--LAZER-TRON'S REASONS FOR THE MERGER.'

RIGHTS OF DISSENTING SHAREHOLDERS

     If demands for payment under Chapter 13 of the CGCL are filed with respect to 5% or more of the outstanding shares of Lazer-Tron Common Stock, the holders of which vote against the Merger, then such holders shall be entitled to exercise dissenters' rights to the extent available under Chapter 13 of the CGCL. In addition, any shares of Lazer-Tron Common Stock whose transfer is restricted by law or regulation or by Lazer-Tron and that are voted against the Merger shall be entitled to exercise dissenters' rights to the extent available under Chapter 13 of the CGCL. If and to the extent dissenters' rights are available under and have been properly demanded in accordance with the provisions of Chapter 13 of the CGCL ('Dissenting Shares'), such Dissenting Shares will not be converted into the right to receive the Merger Consideration and the holders thereof shall have only such rights as are provided in Chapter 13 of the CGCL. Additionally, it is a condition to consummation of the Merger that Dissenting Shares and/or shares of common stock of Lazer-Tron capable of becoming Dissenting Shares will not constitute in excess of 10% of the Lazer-Tron Common Stock. See 'The Special Meeting--Appraisal and Dissenters' Rights' and 'The Merger--Conditions to the Merger.'

EFFECTIVE DATE OF THE MERGER

     If approved by the Lazer-Tron Shareholders, the Merger will become effective on the later of the date the Merger Agreement, or an appropriate certificate of merger, is filed with each of the Secretary of State of the States of Delaware and California (the 'Effective Time'). See 'The Merger--Effective Date.'

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     On or before the Effective Time, certain management personnel of Lazer-Tron will enter into (i) employment and non-competition agreements with the Surviving Corporation, (ii) employee option agreements with Acclaim and/or (iii) severance agreements with Lazer-Tron. Each of Roger Smith, Dr. Morton Grosser and Robert Pryt, directors of Lazer-Tron, have previously been granted options to purchase 7,000 shares of Lazer-Tron Common Stock at $7.50 per share and 5,000 shares of Lazer-Tron Common Stock at $12.75 per share, of which 4,500 were vested and exercisable as of May 31, 1995 at $7.50 per share. As a result of the Merger, all of such options accelerate as to vesting and become immediately exercisable in full. Pursuant to the terms of the Directors Option Plan, such options will expire 90 days following the resignation of the holders thereof as directors of Lazer-Tron, which resignations are anticipated to be effective as of the Effective Time. Lazer-Tron has agreed to pay Mr. Smith $100 per hour for services rendered to Lazer-Tron in connection with the negotiation of the Merger Agreement and consummation of the Merger. Acclaim has agreed, if the Merger is consummated, (i) to provide certain benefits to Lazer-Tron employees and (ii) that the Surviving Corporation will honor all rights to indemnification in favor of Lazer-Tron's officers and directors and maintain directors' and officers' liability insurance coverage for a period of six years following the Effective Time. Lazer-Tron has paid Van Kasper, the underwriter of Lazer-Tron's initial public offering and holder of Lazer-Tron Warrants to purchase 55,000 shares of Lazer-Tron Common Stock, a fee of $85,000 for acting as Lazer-Tron's financial advisor in connection with the Merger and rendering its opinion as to the fairness of the Merger from a financial point of view. See 'The Merger--Interests of Certain Persons in the Merger.'

LEGAL PROCEEDINGS RELATING TO THE MERGER

     Lazer-Tron and certain of its directors and officers have been named as defendants in a lawsuit relating to the Merger. Pursuant to the Merger Agreement, Acclaim has agreed to assume the defense of such lawsuit and to indemnify Lazer-Tron and its directors and officers from any damages and costs in connection therewith. See 'The Merger--Legal Proceedings Relating to the Merger' and '--Indemnification.'


FEDERAL TAX CONSEQUENCES OF THE MERGER

     The Merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'). For a discussion of the federal income tax consequences of the Merger and certain other transactions contemplated in connection therewith, see 'The Merger--Certain U.S. Federal Income Tax Matters.'

ACCOUNTING TREATMENT

     The Merger is intended to be accounted for as a pooling of interests, which accounting treatment is also a condition to Acclaim's obligation to consummate the Merger. In this regard, Dissenting Shares and/or shares of Lazer-Tron Common Stock capable of becoming Dissenting Shares cannot constitute in excess of 10% of the Lazer-Tron Common Stock outstanding in order for the Merger to be treated as a pooling of interests. Certain affiliates of Lazer-Tron and Acclaim have entered into agreements restricting the sale or other disposition of their shares of capital stock of Lazer-Tron and Acclaim, as the case may be, prior to the Merger and the resale or other disposition of shares of Acclaim Common Stock, including those received in the Merger, in order to meet the requirements for accounting for the Merger as a pooling of interests. See 'The Merger--Accounting Treatment' and '--Affiliates Agreements.'

REGULATORY APPROVALS

     No further federal or state regulatory requirements must be complied with in order to consummate the Merger. See 'The Merger--Regulatory Approvals'.

EMPLOYMENT AGREEMENTS

     Norman B. Petermeier, Bryan M. Kelly and Matthew F. Kelly have each agreed to enter into an employment and non-competition agreement with the Surviving Corporation. See 'The Merger--Employment Agreements.'

REPRESENTATIONS, WARRANTIES AND COVENANTS

     Pursuant to the Merger Agreement, Lazer-Tron and Acclaim each have made certain representations, warranties and covenants customary in transactions of this type. See 'The Merger--Representations and Warranties' and '--Covenants.'

CONDITIONS TO THE MERGER

     The obligations of each of Acclaim and Lazer-Tron to consummate the Merger are subject to certain conditions customary in transactions of this type, including, among others, (i) the approval of the Merger Agreement by the Lazer-Tron Shareholders; (ii) obtaining all required consents; and (iii) the receipt of certain opinions of counsel and accountants' letters. See 'The Merger--Conditions to the Merger.'

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time by mutual consent of

Acclaim and Lazer-Tron or by either party if, among other conditions, (i) the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price is less than $12.50; (ii) the Merger is not consummated by July 31, 1995;
(iii) the Lazer-Tron Shareholders do not approve the Merger; (iv) in certain circumstances, Lazer-Tron's Board of Directors accepts, approves or recommends to the Lazer-Tron Shareholders an Acquisition Transaction (hereinafter defined) or amends, withholds or withdraws its recommendation of the Merger to the Lazer-Tron Shareholders; or (v) the conditions to such party's obligations become impossible to satisfy or are not satisfied, other than as a result of its own acts or omissions in violation of the Merger Agreement. The Merger Agreement may also be terminated at any time by Acclaim if there has been a material breach by Lazer-Tron of the Merger Agreement. The Merger Agreement may also be terminated at any time by Lazer-Tron if there has been a material breach by Acclaim of the Merger Agreement. See 'The Merger--Termination of the Merger Agreement.'

AMENDMENT OF THE MERGER AGREEMENT

     The Merger Agreement may be amended by Lazer-Tron or Acclaim at any time before or after approval of the Merger Agreement by the Lazer-Tron Shareholders, but, after any such approval, no amendment may be made which by law requires further approval by such shareholders without obtaining such approval. See 'The Merger--Amendment of the Merger Agreement.'

NO SOLICITATION

     Lazer-Tron has agreed to cease any existing discussions with any third parties conducted prior to the date of the Merger Agreement with respect to any Acquisition Transaction. Lazer-Tron, subject to certain exceptions, has agreed not to solicit, initiate or encourage any persons concerning any Acquisition Transaction. In the event Lazer-Tron receives a proposal relating to an Acquisition Transaction, Lazer-Tron's Board of Directors is not prevented, pursuant to its fiduciary duties, from approving such proposal or recommending such Acquisition Transaction to Lazer-Tron Shareholders and, in such case, Lazer-Tron's Board of Directors may amend, withhold or withdraw its recommendation of the Merger, which actions may result in the payment to Acclaim of the Break-up Fee described herein and the exercisability of the stock option granted to Acclaim as described below. See 'The Merger--No Solicitation.'

BREAK-UP FEE

     In the event that (i) Lazer-Tron or Lazer-Tron's Board of Directors exercises its rights described under 'The Merger--No Solicitation' in connection with an Acquisition Transaction and (ii) as a result, the Merger is not consummated or the Merger Agreement is terminated, then Lazer-Tron must pay to
Acclaim: (x) $200,000 and (y) if such Acquisition Transaction is consummated within one year, a sum equal to 5% of the value (less the $200,000 payment) of the aggregate consideration actually received in connection with such Acquisition Transaction. See 'The Merger--Break-up Fee.'

STOCK OPTION AGREEMENT


     Pursuant to the terms of the Merger Agreement, Lazer-Tron has granted to Acclaim an option to purchase up to 250,000 shares of Lazer-Tron Common Stock at an exercise price of $8.00 per share, which option may only be exercised (for a two year period) in the event (i) of a suit or proceeding to enjoin, prevent, restrain, set aside or invalidate the Merger Agreement or the Merger or seeking damages from or to impose obligations upon Lazer-Tron or Acclaim or (ii) Lazer-Tron's Board of Directors considers, responds to or provides information regarding Lazer-Tron in connection with, or is approached by a third party with respect to, an Acquisition Transaction, and as a result, in either case, the Merger is not consummated. See 'The Merger--Stock Option Agreement.'

BUSINESS OF THE COMPANIES

ACCLAIM

     Acclaim, together with its subsidiaries (Acclaim and its subsidiaries are collectively referred to herein as the 'Company'), is an entertainment publisher which engages in or plans to engage in (i) the publication of interactive entertainment software ('Software') for use with interactive entertainment hardware platforms; (ii) the development and publication of comic books, which commenced in July 1994 through the acquisition of Acclaim Comics, Inc., formerly Voyager Communications Inc.; (iii) the marketing of its motion capture technology and studio services, which commenced in the first quarter of fiscal 1995; (iv) the distribution of coin-operated arcade games, which is anticipated to commence in fiscal 1996 (and, with respect to redemption games, will commence upon the consummation of the Merger); (v) the distribution of Software for affiliated labels, which commenced in the first quarter of fiscal 1995; and (vi) the electronic distribution of interactive entertainment through the partnership established in October 1994 between a subsidiary of Acclaim and a subsidiary of Tele-Communications, Inc. To date, the Company's principal business has been as a leading publisher of Software for dedicated interactive entertainment hardware platforms. The Company is currently engaged in two industry segments: the development and publication of Software and the development and publication of comic books.

     A Delaware corporation, Acclaim, was founded in 1987. The Company has overseas operations in Japan, Canada, France, Germany, Spain and the United Kingdom. The Company's executive offices are located at One Acclaim Plaza, Glen Cove, New York 11542-2708 and its telephone number is (516) 656-5000.

     For additional information regarding Acclaim and the interactive entertainment industry, see 'Information Concerning Acclaim.'

LAZER-TRON

     Lazer-Tron designs, develops, manufactures and markets coin- and token-operated redemption games for use by family entertainment centers and other entertainment venues, including shopping malls, free standing arcades and amusement and theme parks. Redemption games award a player tickets based on the player's skill level in playing the game. The tickets may be redeemed for prizes or merchandise. Lazer-Tron currently offers 19 ticket and 2 non-ticket redemption coin- or token-operated games. See 'Business of Lazer-Tron.'

     Lazer-Tron is a California corporation, incorporated in 1988. The term

'Lazer-Tron' refers to Lazer-Tron Corporation and its subsidiary, Lazer-Tron Limited. Lazer-Tron's executive offices are located at 4430 Willow Road, Pleasanton, California 94588 and its telephone number is (510) 460-0873.

MARKET PRICES OF ACCLAIM COMMON STOCK AND LAZER-TRON COMMON STOCK

     On March 6, 1995, the last trading date prior to the date a letter of intent relating to the proposed Merger was publicly announced, the closing price per share of Acclaim Common Stock and Lazer-Tron Common Stock, as reported by The Nasdaq National Market, was approximately $15.13 and $7.88, respectively. See 'Market For Acclaim and Lazer-Tron Common Equity and Related Shareholder Matters.'

SELECTED COMPARATIVE DATA

     The following table sets forth certain historical comparative data of Acclaim and Lazer-Tron for the periods indicated (amounts shown in thousands):

                                                                                         SIX            NINE
                                                                                        MONTHS         MONTHS
                                                            FISCAL YEAR ENDED           ENDED          ENDED
                                                         ------------------------      --------      ----------
                                                         8/31/94        6/30/94        2/28/95        3/31/95
                                                         --------      ----------      --------      ----------
                                                         ACCLAIM       LAZER-TRON      ACCLAIM       LAZER-TRON
                                                         --------      ----------      --------      ----------
Sales...............................................     $480,756       $ 15,377       $318,377       $  9,900
Gross Profit........................................     $260,012       $  5,169       $171,785       $  3,269
Total Assets........................................     $335,878       $ 13,291       $426,055       $ 13,844
Stockholders Equity.................................     $175,243       $ 11,033       $295,050       $ 12,580
Net Income..........................................     $ 45,055       $  1,693       $ 29,225       $    401

COMPARATIVE PER SHARE DATA

     The following table sets forth for the periods indicated book value and earnings per share on a historical basis for the Acclaim Common Stock and the Lazer-Tron Common Stock. Neither Acclaim nor Lazer-Tron has paid any cash dividends since inception.

                                                                                                 FISCAL YEAR ENDED
                                                                            SIX MONTHS              AUGUST 31,
                                                                               ENDED          -----------------------
ACCLAIM                                                                  FEBRUARY 28, 1995    1994     1993     1992
- ----------------------------------------------------------------------   -----------------    -----    -----    -----
Before Merger:
  Net income per share................................................         $ .62          $1.00    $ .63    $ .37
  Book value per share................................................          6.22           3.89     2.16     1.71

                                                                                                 FISCAL YEAR ENDED
                                                                            SIX MONTHS               JUNE 30,
                                                                               ENDED          -----------------------
LAZER-TRON                                                                MARCH 31, 1995      1994     1993     1992
- ----------------------------------------------------------------------   -----------------    -----    -----    -----
Before Merger:
  Net income per share................................................         $ .02          $ .59    $ .25    $ .05
  Book value per share................................................          3.12           3.82      .94      .08

                                                                                                 FISCAL YEAR ENDED
                                                                            SIX MONTHS              AUGUST 31,
                                                                               ENDED          -----------------------
                                                                         FEBRUARY 28, 1995    1994     1993     1992
                                                                         -----------------    -----    -----    -----
Pro Forma Combined(1)
After Merger:
  Equivalent net income per share.....................................         $ .59          $ .99    $ .62    $ .35
  Equivalent book value per share.....................................          6.15           3.97     2.13     1.64

- ------------------
(1) Pro forma amounts are calculated based on the assumption that the Merger Consideration will be paid in shares of Acclaim Common Stock for all outstanding shares of Lazer-Tron Common Stock and reflect the dilutive effect of outstanding Lazer-Tron Options and Lazer-Tron Warrants, which would result in the issuance of an aggregate of approximately 2,583,000 equivalent shares of Acclaim Common Stock.

                  ACCLAIM SELECTED CONSOLIDATED FINANCIAL DATA

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

     The following tables should be read in conjunction with the financial statements of Acclaim and the notes thereto appearing in Acclaim's Form 10-K for the fiscal year ended August 31, 1994 and the related 'Management's Discussion and Analysis of Financial Condition and Results of Operations' appearing therein and the financial statements of Acclaim appearing in Acclaim's Form 10-Q for the fiscal quarter ended February 28, 1995 and the related 'Management's Discussion and Analysis of Financial Condition and Results of Operations' appearing therein. The selected financial data has been derived from the financial statements of Acclaim, which (other than as of and for the six months ended February 28, 1994 and 1995) have been audited by Grant Thornton LLP for the fiscal years ended August 31, 1991 through 1994 and by other auditors for the fiscal year ended August 31, 1990. The results of operations for the six months ended February 28, 1995 are not necessarily indicative of the results of operations for the full fiscal year.

                                                                                             SIX MONTHS ENDED
                                             FISCAL YEAR ENDED AUGUST 31,                      FEBRUARY 28,
                               --------------------------------------------------------    --------------------
                               1990(1)       1991      1992(2)       1993      1994(3)       1994      1995(4)
                               --------    --------    --------    --------    --------    --------    --------
STATEMENT OF OPERATIONS
  DATA:
Net revenues................   $141,470    $122,136    $214,628    $327,091    $480,756    $242,891    $318,377
Cost of revenues............     75,377      76,423     114,114     170,748     220,744     107,285     146,592
Gross profit................     66,093      45,713     100,514     156,343     260,012     135,606     171,785
Selling, advertising,
  general and administrative
  expenses..................     40,493      46,989      68,642     104,986     176,725      93,631     116,665
Operating interest..........      2,550       3,628       1,583       1,183       1,979       1,072       1,912
Depreciation and
  amortization..............        763       2,394       3,197       3,227       3,838       1,681       3,572
Earnings (loss) from
  operations................     22,287      (7,298)     27,092      46,947      77,470      39,222      49,636
Other income (expense),
  net.......................        830        (444)     (3,255)      1,138        (475)        (33)        289
Earnings (loss) before
  income taxes..............     23,117      (7,742)     23,837      48,085      76,995      39,189      49,925
Net earnings (loss).........     14,232      (5,839)     13,846      28,185      45,055      22,974      29,225
Net earnings (loss) per
  common share and common
  equivalent share..........   $   0.51    $  (0.21)   $   0.37    $   0.63    $   1.00    $   0.51    $   0.62

- ------------------

(1) Includes results of operations of LJN Toys Ltd. from April 20, 1990.
(2) Includes results of operations of Arena Entertainment Inc. from January 4, 1992.
(3) Includes results of operations of Acclaim Comics, Inc. from July 29, 1994.
(4) Includes results of operations of Iguana Entertainment, Inc. from January 5, 1995.

                                                    AT AUGUST 31,                              FEBRUARY 28,
                               --------------------------------------------------------    --------------------
                                 1990        1991        1992        1993        1994        1994        1995
                               --------    --------    --------    --------    --------    --------    --------
BALANCE SHEET DATA:
Working capital.............   $ 30,211    $ 16,654    $ 51,402    $ 80,564    $131,820    $112,488    $181,232
Total assets................     76,063      75,608     129,179     206,771     335,878     209,317     426,055
Current portion of long-term
  debt......................         87       4,087          87          87       1,538          87      40,196
Long-term liabilities.......      5,850       3,030       3,380       2,538      41,754       2,610       1,710
Stockholders' equity........     39,299      32,667      64,706      96,867     175,243     129,192     295,050

                       LAZER-TRON SELECTED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

     The selected financial data set forth below, with respect to Lazer-Tron's statements of income for the years ended June 30, 1992, 1993 and 1994 and with respect to Lazer-Tron's balance sheets at June 30, 1993 and 1994, is derived from financial statements of Lazer-Tron that have been audited by Ernst & Young LLP, independent auditors. The selected financial data, with respect to Lazer-Tron's statements of income for the nine months ended March 31, 1994 and 1995, and with respect to Lazer-Tron's balance sheet at March 31, 1995, is derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring accruals, that Lazer-Tron considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the nine months ended March 31, 1995 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1995. The data should be read in conjunction with the financial statements of Lazer-Tron, related notes and other information included herein.

                                                                                               NINE MONTHS ENDED
                                                                FISCAL YEAR ENDED JUNE 30,         MARCH 31,
                                                                ---------------------------    ------------------
                                                                 1992      1993      1994       1994       1995
                                                                ------    ------    -------    -------    -------
STATEMENT OF INCOME DATA:
  Net sales..................................................   $2,922    $7,215    $15,377    $10,288    $ 9,900
  Cost of sales..............................................    2,189     5,099     10,208      6,917      6,631
                                                                ------    ------    -------    -------    -------
     Gross profit............................................      733     2,116      5,169      3,371      3,269
  Operating expenses:
     Research and development................................       88       181        452        330      1,005
     Selling, general and administrative.....................      444       982      1,947      1,297      1,582
                                                                ------    ------    -------    -------    -------
       Total operating expenses..............................      532     1,163      2,399      1,627      2,587
                                                                ------    ------    -------    -------    -------
  Operating income...........................................      201       953      2,770      1,744        682
  Merger costs...............................................       --        --         --         --       (249)
  Interest income (expense), net.............................      (40)      (33)        51         15        288
                                                                ------    ------    -------    -------    -------
  Income before income taxes.................................      161       920      2,821      1,759        721
  Provision for income taxes.................................       22       252      1,128        705        320
                                                                ------    ------    -------    -------    -------
  Net income.................................................   $  139    $  668    $ 1,693    $ 1,054    $   401
                                                                ======    ======    =======    =======    =======
Net income per share(1)......................................   $ 0.05    $ 0.25    $  0.59    $  0.38    $  0.10
                                                                ======    ======    =======    =======    =======
  Number of shares used in computing per share amounts(1)....    2,648     2,670      2,888      2,785      4,036
                                                                ======    ======    =======    =======    =======

                                                                                                          AT
                                                                                                        MARCH
                                                                                AT JUNE 30,               31,
                                                                            -------------------        --------
                                                                             1993        1994            1995
                                                                            ------      -------        --------
BALANCE SHEET DATA:
  Cash, cash equivalents and short-term investments......................   $1,822      $ 7,255        $  7,893
  Working capital........................................................    2,341       10,727          12,112
  Total assets...........................................................    3,941       13,291          13,844
  Long-term debt.........................................................       --           --              --
  Total shareholders' equity.............................................    2,516       11,033          12,580

- ------------------
(1) For a description of the computation of the net income per share and the number of shares used in computing per share amounts, see Note 1 of Notes to Financial Statements.

                                  RISK FACTORS

     Investors in Lazer-Tron or Acclaim should carefully consider the following factors, among others, relating to Lazer-Tron and its business.

     Investment in Acclaim. In the event that the Merger is consummated, each Lazer-Tron Shareholder who becomes a stockholder of Acclaim will be exposed to different investment considerations by reason of that shareholder's ownership of Acclaim Common Stock rather than Lazer-Tron Common Stock. Lazer-Tron designs, develops, manufacturers and markets coin- and token-operated redemption games for use by entertainment venues, whereas Acclaim's principal business has been as a leading publisher of software for dedicated interactive entertainment hardware platforms. Acclaim anticipates that the interactive entertainment industry will undergo significant changes in both the short- and long-term future due, in large part, to the introduction of the next generation of Entertainment Platforms incorporating 32- and 64-bit processors, as well as the success of personal computer/compact disk/multimedia hardware systems ('PC CD Systems'), the development of remote and electronic delivery systems and the entry and participation of new companies in the industry. Accordingly, each Lazer-Tron Shareholder should consider these different businesses in considering whether to vote for the Merger Agreement and the Merger at the Special Meeting. See 'Business of Lazer-Tron' and 'Information Concerning Acclaim.'

     Rights as Holders of Acclaim Common Stock. Upon consummation of the Merger, the former shareholders of Lazer-Tron, which is a corporation organized under the CGCL, will become stockholders of Acclaim, a corporation organized under the DGCL. After the Effective Time, the rights of the Lazer-Tron Shareholders who become stockholders of Acclaim will no longer be governed by Lazer-Tron's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the CGCL, but instead will be governed by Acclaim's Certificate of Incorporation and Bylaws and the DGCL. See 'Comparison of Rights

of Holders of Acclaim Common Stock and Holders of Capital Stock of Lazer-Tron' for a summary comparison of certain differences between the rights of Lazer-Tron Shareholders and the rights of Acclaim stockholders.

     Dilution of Voting Power. Each former shareholder of Lazer-Tron will own a significantly smaller percentage of the outstanding shares of Acclaim Common Stock immediately following the Effective Time than the percentage of the outstanding shares of Lazer-Tron Common Stock which that shareholder owned immediately prior to the Effective Time. Consequently, the Merger will cause an immediate dilution of each such Lazer-Tron Shareholder's voting power relative to the outstanding shares of Acclaim. Lazer-Tron Shareholders will own in the aggregate approximately 4.9% of the total outstanding Acclaim Common Stock immediately following consummation of the Merger.


     Recent Market Developments. Lazer-Tron's net sales and net income for its last two quarters ended December 31, 1994 and March 31, 1995 are below Lazer-Tron's net sales and net income levels for the comparable quarters in the immediately previous year, due in part to a general softness in demand for new game sales to arcade/family entertainment centers. According to industry trade magazines, owner-operators of family entertainment centers and other entertainment venues ('Operators') are experiencing a decline in revenue, due in part to the absence of a recent 'hit' video game which helps draw customers to the arcade. In addition, during recent periods, the redemption game segment of the coin-operated game market has experienced slower expansion of the number of new family entertainment center and arcade locations, an increasing consolidation of business at the Operator and distributor levels, as well as increased competition among existing and new game manufacturers. Large companies such as Sega, Namco, Sony, Blockbuster and Cineplex Odeon movie theaters have announced plans to enter, or expand their presence within, the location-based entertainment business. Certain of these companies offer their own games which may create greater competition among game suppliers, as well as affect the ability of small Operators to compete. In addition, the historical growth in the redemption game market has attracted new competitors to the market. Although these competitors were initially small closely held companies, recently large game manufacturers such as Time Warner Interactive (which includes Atari), Sega, Data East, Konami, Sammy, Electronic Arts and Mattel have entered or announced their intention to enter, or to expand their presence within, the coin-operated redemption game market. While Lazer-Tron believes these recent market developments could adversely affect its business, Lazer-Tron's management believes that the Merger, and the advantages of being allied with Acclaim, may assist Lazer-Tron in meeting the challenges of these competitors.

See 'Business of Lazer-Tron--Competition', 'The Merger--Lazer-Tron's Reasons for the Merger' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Lazer-Tron.'

     Dependence on New Products. Historically, Lazer-Tron has derived most of its revenue from an arcade game within the first few years of its introduction. Accordingly, to maintain or increase its net sales, Lazer-Tron must successfully develop and market new products at an increasingly rapid pace to replace declining revenues from older games. For fiscal 1993, sales of Spin-to-Win, initially shipped in August 1992, accounted for approximately 60% of Lazer-Tron's net sales; in fiscal 1994, sales of the Spin-to-Win series (includes Spin-to-Win, Jungle Rama and Spin A 21) and two games initially shipped in 1994, Ribbit Racin and Aftershock, accounted for approximately 70% of Lazer-Tron's total net sales; and for the first nine months of fiscal 1995, sales of the Spin-to-Win series, Aftershock, Ribbit Racin and three games initially shipped in fiscal 1994, Pirate's Gold and Pogger (single and four player), accounted for approximately 70% of Lazer-Tron's total net sales. Creation of a successful game is subject to a number of variables which are difficult to predict. For a new game to be successful, it should involve a novel concept, incorporate newer technologies, incline the consumer to play the game multiple times and should be easy for a variety of age groups to play, yet be difficult to master. Consumer preferences and acceptance of games is highly subjective and can depend in part upon current trends in the entertainment marketplace, the availability of alternative games and other sources of entertainment. If Lazer-Tron is not successful in introducing new products which gain market acceptance, Lazer-Tron's business and operating results would be adversely affected. See 'Business of Lazer-Tron--Products,' '--Product Development' and '--Customers and Backlog.'

     Technological Change; Increasing Cost and Complexity of Product Development; Product Delays. Lazer-Tron believes that a key factor in its ability to successfully introduce new games in the future will be its ability to continue to incorporate newer technologies into its games. The length of time required to develop Lazer-Tron's games has typically ranged from eight to twelve months. However, as new games become increasingly complex and sophisticated, longer and more costly development cycles may be expected. Increased product development expenditures may result in greater financial risks to Lazer-Tron and impact quarterly operating results if the games are not successful or are introduced to the market on a delayed basis. In the past, Lazer-Tron has experienced delays in the introduction of new games and these delays may occur in the future. If new games are not introduced when planned, Lazer-Tron's business and operating results could be adversely affected. See 'Business of Lazer-Tron--Product Development' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Lazer-Tron.'

     Potential Quarterly Fluctuations. Lazer-Tron's operating results are subject to quarterly fluctuations due to a variety of factors, including seasonal customer demand, timing of new product introductions, competitive pressures and general economic conditions. Family entertainment centers and other entertainment venues experience seasonal fluctuations in customer patronage and revenues, with revenues typically the highest when schools are not in session and during periods of peak shopping mall activity. Accordingly, industry-wide sales of games to the arcade marketplace have historically been subject to seasonal fluctuations, with significant concentrations of orders and shipments occurring prior to summer (fourth fiscal quarter) and, to a lesser extent, prior to Christmas (second fiscal quarter). These seasonal factors have adversely impacted Lazer-Tron's first and third fiscal quarter operating results, and Lazer-Tron expects these factors to continue to have this impact. In addition, Lazer-Tron has significantly increased its investment in research and development, and if such efforts do not result in increased revenues, operating results will be further adversely affected. Lazer-Tron's expenses are based, in part, on anticipated future revenue. A significant portion of Lazer-Tron's marketing, administrative and development expenses does not vary in relation to revenues. Accordingly, if revenues fluctuate or are below expectations, Lazer-Tron's business and operating results would be adversely affected. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Lazer-Tron.'

     Competition. Lazer-Tron's current games compete with other redemption games, as well as with video, sports and other electronic games, for acceptance and floor space at family entertainment centers and other entertainment venues. Demand for Lazer-Tron's products may be adversely affected by the increasing number of competitive games available to Operators. Competition has also increased in the redemption game market in recent periods, as existing competitors and new competitors have entered the redemption game market. Lazer-Tron's games also compete with arcade video games which typically offer graphics, animation and other features different than those incorporated in Lazer-Tron's products. Further, competitors may seek to develop games which resemble or emulate Lazer-Tron's games, which could adversely impact sales. Lazer-Tron's competitors include both domestic and foreign companies, some of which have substantially greater financial, technical and marketing resources than those of Lazer-Tron. See 'Business of Lazer-Tron--Competition.'

     Competing Entertainment Alternatives. Lazer-Tron's games, and the family entertainment centers and other entertainment venues which purchase its games, compete with other forms of entertainment, both within and outside of the home. The out-of-the-home entertainment industry is experiencing significant change due to technological developments, the demand for family entertainment and shifting consumer preferences. Numerous out-of-the-home entertainment alternatives are being developed, and additional offerings are expected to be created in response to these developments that are or may be directly competitive with Lazer-Tron's games and the redemption industry generally. There can be no assurance that Lazer-Tron's games or the redemption game industry will continue to compete effectively, or that new developments in out-of-the-home entertainment will not result in changes in consumer preferences that will make Lazer-Tron's games less attractive to consumers.

     Similarly, alternative forms of in-the-home entertainment are greatly expanding and are expected to change significantly with the advent of such offerings as interactive television and use of multi-media entertainment on computers. New product offerings for in-the-home use can affect where consumers elect to spend their entertainment time and money. To the extent consumers elect in-the-home entertainment over out-of-the-home entertainment, Lazer-Tron's market opportunities and its operating results could be adversely affected.

     Risks of Entry to Arcade Video Game Market. Lazer-Tron is seeking to develop redemption video games and, possibly, other types of arcade video games, which strategy involves significant risks. Lazer-Tron has not previously developed video game products, which involve complex and technologically sophisticated development of high-quality video graphics and sound. In order to develop video games, Lazer-Tron has hired additional engineers, including those with video game experience. The time, potential delays and cost to develop these games are expected to be similar to or greater than for Lazer-Tron's prior products. If Lazer-Tron elects to address the arcade video game market,

Lazer-Tron will face significant new challenges, including intense competition from large companies with established market positions in the video games marketplace. In addition, the market for arcade video games is undergoing rapid technological changes, with new platforms, standards and technologies being introduced which could impact any products Lazer-Tron might develop. There can be no assurance that Lazer-Tron will be able successfully to develop video games for the redemption market or the general arcade video game market. See 'Business of Lazer-Tron--Product Development' and '--Competition.'

     Dependence upon Distributors. Substantially all of Lazer-Tron's net sales are derived from sales to approximately 30 domestic distributors, 19 foreign distributors and several major family entertainment center and arcade Operators. In fiscal 1993, Nickels and Dimes, Incorporated, the Operator of the 'Tilt' and 'Gold Rush' chains of family entertainment centers, accounted for approximately 11% of net sales; for fiscal 1994 and the first nine months of fiscal 1995, no single customer accounted for more than 10% of net sales. Loss of any of Lazer-Tron's major distributors or major Operators, or a significant decrease in product shipments to, or an inability to collect amounts due from, any of these customers, could have an adverse effect on Lazer-Tron's business and operating results. In addition, Lazer-Tron believes the distribution business for the coin-operated game industry is undergoing a consolidation resulting in fewer distributors, which may have the effect of decreasing demand for new games and increasing pricing pressure on game manufacturers. See 'Business of Lazer-Tron--Marketing and Distribution' and '--Customers and Backlog.'

     Dependence on Key Personnel. Lazer-Tron's ability to create, develop and market its games, and to manage its growth, has been highly dependent upon three of its executives--Norman B. Petermeier, President and Chief Executive Officer; Matthew F. Kelly, Vice President of Marketing; and Bryan M. Kelly, Vice President of Engineering. Lazer-Tron's success also depends on its ability to attract and retain additional key technical, management and other personnel. The game industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel, in particular, engineers. There can be no assurance that Lazer-Tron will be successful in attracting and retaining key personnel. The loss of the services of any of its key executives or the failure to attract and retain other key personnel could have an adverse effect on Lazer-Tron's business. See 'Business of Lazer-Tron--Employees'.

     Management of Business. Lazer-Tron's recent status as a public company, expansion of its research and development and sales efforts and recent rapid growth in the number of its employees has placed substantial burdens on its management resources and controls. Lazer-Tron's ability to manage its business effectively will require it to continue to implement and improve its operational, financial and management information systems and controls, and to train, motivate and manage its employees. Lazer-Tron's failure to manage its business effectively could have an adverse effect on Lazer-Tron's business and operating results.

     Governmental Regulation. The games produced by Lazer-Tron are intended to be games of skill or predominantly of skill. To the extent that Lazer-Tron's games are deemed to be games of chance or not predominantly of skill under federal or California law or the law of any other jurisdiction in which the games are located, they would be regulated by gambling or similar laws of that jurisdiction and could be banned. In addition, local municipalities and governments often regulate the types of games that can be played and the location of arcades in their jurisdiction. Where appropriate, Lazer-Tron seeks a legal opinion to the effect that a game is a game of skill. On occasion local authorities have prohibited the installation of certain of Lazer-Tron's games. Lazer-Tron believes that these occurrences have not materially adversely affected the business of Lazer-Tron; however, there can be no assurance that similar events in the future would not have an adverse effect on Lazer-Tron's business or operating results.

     International Sales. In fiscal 1993, 1994, and the first nine months of fiscal 1995, international sales, principally to distributors in the Far East, accounted for approximately 24%, 21% and 31% respectively, of Lazer-Tron's net sales. Lazer-Tron anticipates that international sales may continue to account for a significant portion of Lazer-Tron's net sales. Lazer-Tron's international business is subject to special risks, including fluctuating exchange rates, changes in export controls, tariffs and other regulatory requirements, in addition to currency controls and political and economic risks. International sales are denominated in United States dollars and most are backed by letters of credit, which reduces the risks attendant with such sales. See 'Business of Lazer-Tron--Customers and Backlog.'

     Patent and Proprietary Rights. While Lazer-Tron has actively sought patent protection in the United States on its games where available, it has not to date obtained patent protection outside of the United States, nor can there be any assurances that any existing or future patent will provide meaningful protection from competition. Lazer-Tron may be unable, for financial or other reasons, to enforce its rights under any patent that it has obtained or may obtain in the future. In the past, Lazer-Tron has settled a claim that one of its games violated patents of another party, resulting in the payment of royalties. In addition, a complaint has recently been filed against Lazer-Tron alleging trademark infringement. There can be no assurance that in the future Lazer-Tron's products will not be claimed to violate or infringe patents, tradenames or marks or other proprietary rights of others which will require Lazer-Tron to enter into royalty arrangements or result in costly litigation which might be resolved adversely to Lazer-Tron. See 'Business of Lazer-Tron--Patents, Proprietary Rights and Licenses' and '--Legal Proceedings.'

     Risk of Product Liability; Availability of Insurance. The design, development and manufacture of Lazer-Tron's games involve an inherent risk of product liability claims and associated adverse publicity. Although Lazer-Tron currently maintains product liability insurance in the amount of $1,000,000, there can be no assurance that the coverage limits of Lazer-Tron's insurance policy will be adequate. There also can be no assurance that Lazer-Tron will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. A successful claim brought against Lazer-Tron in excess of Lazer-Tron's insurance coverage could have an adverse effect upon Lazer-Tron's business and its financial condition.

     Volatility of Stock Price. The public trading market for Lazer-Tron Common Stock was first established after Lazer-Tron's initial public offering in May 1994. Between the date of Lazer-Tron's initial public offering and May 31, 1995, the market price of Lazer-Tron Common Stock has traded at a high of $15.75 per share and a low of $7.00 per share. See 'Market For Acclaim and Lazer-Tron Common Equity and Related Shareholder Matters.' Future announcements concerning Lazer-Tron or its competitors, including quarterly results, technological innovations, new product introductions, governmental regulation, litigation or changes in earnings estimates published by analysts, may cause the market price of Lazer-Tron Common Stock to fluctuate substantially. The stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many emerging growth companies and which often have been unrelated to the operating performance or prospects of these companies. These fluctuations, as well as general economic, political and market conditions, such as recessions or international currency fluctuations, may adversely affect the market price of Lazer-Tron's Common Stock. There can be no assurance that the market price of Lazer-Tron Common Stock will not decline below its present market price. In addition, the trading volume of Lazer-Tron's Common Stock has been relatively low. Accordingly, relatively modest volumes of sales or purchases of Lazer-Tron Common Stock have, and in the future could cause, fluctuations in Lazer-Tron's stock price, affecting the ability of shareholders to effectively buy or sell Lazer-Tron's Common Stock.


     Shares Issuable Pursuant to Options and Warrants. As of May 31, 1995, Lazer-Tron has outstanding warrants to purchase 581,233 shares of Lazer-Tron Common Stock at a weighted average exercise price of approximately $4.99 per share. See 'Description of Lazer-Tron Capital Stock--Lazer-Tron Warrants.' In addition, as of May 31, 1995, there are outstanding options to purchase up to 440,442 shares of Lazer-Tron Common Stock at a weighted average exercise price of approximately $4.97 per share under the Lazer-Tron Stock Option Plans. As long as these warrants and options are outstanding, the holders thereof are given the opportunity to profit from a rise in the market price of Lazer-Tron Common Stock without assuming the risks of ownership. Exercise of these options and warrants might dilute the net book value per share of Lazer-Tron Common Stock. The existence of the warrants and options may also adversely affect the terms on which Lazer-Tron can obtain additional equity financing. Moreover, the holders are likely to exercise their warrants and options at times when Lazer-Tron would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise of the warrants and options.

     Control by Officers and Directors. Officers and directors of Lazer-Tron, as a group, beneficially owned as of May 31, 1995 approximately 27.0% of the outstanding Lazer-Tron Common Stock, giving effect to the exercise of all outstanding options held by these persons which are exercisable within sixty days of May 31, 1995. In addition, as of May 31, 1995, the parents of Matthew F. and Bryan M. Kelly beneficially held approximately 6.0% of the outstanding Lazer-Tron Common Stock. As a result, the current officers and directors and affiliated shareholders of Lazer-Tron have significant influence over the affairs of Lazer-Tron requiring shareholder approval. See 'Security Ownership of Certain Beneficial Owners and Management of Lazer-Tron.'

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The Special Meeting will be held on July 21, 1995 at 9:00 a.m., local time, at the Sheraton Inn located at 5115 Hopyard Road, Pleasanton, California.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Lazer-Tron Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 3,563,832 shares of Lazer-Tron Common Stock outstanding and entitled to vote, held of record by approximately 213 shareholders (although Lazer-Tron has been informed that there are approximately 1,800 beneficial owners). A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Proxies marked to abstain from voting on a proposal and broker non-votes will be included in determining the presence of a quorum. Each Lazer-Tron shareholder is entitled to one vote for each share of Lazer-Tron Common Stock held as of the Record Date.

VOTING OF PROXIES

     The Lazer-Tron proxy accompanying this Prospectus/Proxy Statement is solicited on behalf of the Board of Directors of Lazer-Tron for use at the Special Meeting. Lazer-Tron Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail or deliver it to Lazer-Tron. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Agreements and the Merger. Lazer-Tron's Board of Directors does not presently intend to bring any business before the Special Meeting other than the proposal referred to in this Prospectus/Proxy Statement and specified in the notice of the Special Meeting. So far as is known to Lazer-Tron's Board of Directors, no other matters are to be brought before the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. A Lazer-Tron Shareholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (i) delivering to the Secretary of Lazer-Tron (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering prior to the vote at the Special Meeting a proxy relating to the same shares and bearing a later date or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).


     Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.




     In addition, a registered holder of shares of Lazer-Tron Common Stock may cast votes or revoke and change prior votes prior to the commencement of the Special Meeting by dialing toll free at 1-800-521-8454 between 8:00 a.m. and midnight Eastern Standard Time and following the procedures outlined below.



     o The registered holder of shares of Lazer-Tron to be voted should dial the toll free number listed above and tell the operator that such holder wishes to send a collect proxygram to Lazer-Tron, identification number 4381.



     o The operator will need the registered holder's six digit identification number appearing in red ink in the upper left hand corner on the reverse of the proxy card. Each Lazer-Tron Shareholder is advised to keep such holder's identification number confidential and not to provide such number to any other parties.


     o The operator will have the text of the proxy. The registered holder should then inform the operator how such holder wishes to vote on the items listed on the proxy.

     o Registered holders should give the operator their name, address and number of shares exactly as they appear on their proxy card.


     Registered holders of shares of Lazer-Tron Common Stock may revoke a previously submitted proxy by following the telephonic procedure set forth above. If a registered holder needs assistance such holder may call Georgeson & Company, Inc. Banks and brokers may call collect at (212) 440-9800; all others may call toll free at

(800) 223-2064.



     The foregoing procedures do not limit a Lazer-Tron Shareholder's right to cast a final vote at the Special Meeting by attending the Special Meeting and revoking any vote previously cast.



     If a Lazer-Tron Shareholder's shares are registered in the name of a broker, bank, nominee or other institution, only such broker, bank, nominee or other institution can vote such shares. These Lazer-Tron Shareholders should not use the telephonic procedures set forth above to vote any shares registered in the name of such broker, bank, nominee or other institution on their behalf. Such Lazer-Tron Shareholders desiring to take advantage of the telephonic voting procedure should contact their account representative and ask him or her to vote such shares.


VOTE REQUIRED AND VOTING INTENTIONS OF CERTAIN SHAREHOLDERS

     Approval by Lazer-Tron Shareholders of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Lazer-Tron Common Stock entitled to vote. Proxies marked to abstain from voting and broker non-votes will have the same effect as votes against approval of the Merger Agreements and the Merger. Certain executive officers, directors, affiliates and shareholders of Lazer-Tron, who on the Record Date together beneficially owned (exclusive of options and warrants) a total of 1,007,047 outstanding shares of Lazer-Tron Common Stock (constituting approximately 28.3% of the Lazer-Tron Common Stock then outstanding), have agreed to vote for approval and adoption of the Merger Agreements and the Merger and the transactions contemplated thereby.

SOLICITATION OF PROXIES AND EXPENSES

     Lazer-Tron and Acclaim will equally share all expenses incurred in connection with the printing and mailing of this Prospectus/Proxy Statement, and Lazer-Tron will bear all other costs to solicit proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Lazer-Tron may solicit proxies from shareholders by telephone, facsimile, telegram, letter or in person. Following the original mailing of the proxies and other soliciting materials, Lazer-Tron will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Lazer-Tron Common Stock and to request authority for the exercise of proxies. In such cases, Lazer-Tron, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

APPRAISAL AND DISSENTERS' RIGHTS

     If the Merger Agreement is approved by the required vote of Lazer-Tron shareholders and is not abandoned or terminated, each holder of Lazer-Tron Common Stock who voted against the Merger may, by complying with Sections 1300 through 1312 of the California Law, be entitled to dissenters' rights as described therein, provided that (i) such holder's shares of Lazer-Tron Common Stock are subject to restriction on transfer imposed by Lazer-Tron or by law or regulation or (ii) demands for payment pursuant to such dissenters' rights are filed with respect to 5% or more of the outstanding shares of Lazer-Tron Common Stock on or before the date of the Special Meeting. Acclaim's obligation to consummate the Merger is conditioned on the fact that the holders of no more than 10% of the outstanding shares of Lazer-Tron Common Stock are entitled to exercise dissenters' rights. The record holders of the shares of Lazer-Tron Common Stock which are eligible to, and do, exercise their dissenters' rights with respect to the Merger are referred to herein as 'Dissenting Shareholders,' and the shares of stock with respect to which they may exercise dissenters' rights are referred to herein as 'Dissenting Shares.' If a Lazer-Tron shareholder has a beneficial interest in shares of Lazer-Tron Common Stock that are held of record in the name of another person, such as a broker or nominee, and such shareholder desires to perfect whatever dissenters' rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

     The following discussion is not a complete statement of the California Law relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the California Law attached to this Prospectus/Proxy Statement as Exhibit B and incorporated herein by reference. This discussion and Section 1300 through 1312 of the California Law should be reviewed carefully by any shareholder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     Shares of Lazer-Tron Common Stock must satisfy each of the following requirements to qualify as Dissenting Shares under the California Law: (i) such shares of Lazer-Tron Common Stock must have been outstanding on the record date for the determination of the holders of Lazer-Tron Common Stock entitled to vote on the Merger; (ii) such shares of Lazer-Tron Common Stock must have been voted against the Merger; (iii) the holder of such shares of Lazer-Tron Common Stock must make a written demand that Lazer-Tron repurchase shares of Lazer-Tron Common Stock at fair market value and such demand must be received by either Lazer-Tron or Lazer-Tron's transfer agent no later than the date of the Special Meeting; and (iv) the holder of such shares of Lazer-Tron Common Stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal under the California Law. In addition, in order for such shares of Lazer-Tron Common Stock to qualify as Dissenting Shares, (i) demands for payment must have been filed with respect to 5% or more of the outstanding shares of Lazer-Tron Common Stock on or before the Special Meeting or (ii) such shares of Lazer-Tron Common Stock must be subject to restriction on transfer imposed by Lazer-Tron or by any law or regulation.

     Pursuant to Sections 1300 through 1312 of the California Law, Dissenting Shareholders may require Lazer-Tron to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger, but adjusted for any stock split, reverse stock split or stock dividend which becomes effective thereafter. On March 6, 1995, the last full day of trading prior to the public announcement of the letter of intent relating to the Merger, the closing price per share of Lazer-Tron Common Stock was $7.88.

     The demand of a Dissenting Shareholder must be made in writing upon Lazer-Tron no later than the date of the Special Meeting and is required by law to state the number and class of Dissenting Shares held of record by the Dissenting Shareholder which the Dissenting Shareholder demands that Lazer-Tron purchase, and to contain a statement of what the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the first announcement of the Merger. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price.

     If there are any Dissenting Shareholders, then within 10 days following approval of the Merger by Lazer-Tron Shareholders, Lazer-Tron is required to mail to each holder of Dissenting Shares a notice of the approval of the Merger, a statement of the price determined by Lazer-Tron to represent the fair market value of Dissenting Shares (which shall constitute an offer by Lazer-Tron to purchase such Dissenting Shares at such stated price), and a description of the procedures to be followed for such shareholders to exercise their rights as Dissenting Shareholders.

     Within 30 days after the date on which the notice of the approval of the Merger by the outstanding shares was mailed to a Dissenting Shareholder, that shareholder who wishes to be paid the full value of his or her Dissenting Shares must submit to Lazer-Tron or its transfer agent certificates representing any Dissenting Shares which the Dissenting Shareholder demands Lazer-Tron purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

     If, upon a Dissenting Shareholder's surrender of the certificates representing that Dissenting Shareholder's Dissenting Shares, Lazer-Tron and the Dissenting Shareholder agree that such shares are Dissenting Shares and agree upon the price to be paid for such shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Merger are satisfied, unless provided otherwise by agreement.

     If Lazer-Tron and a Dissenting Shareholder disagree as to whether such Dissenting Shareholder's proposed Dissenting Shares are entitled to be classified as Dissenting Shares or as to the fair market value of such shares, then such Dissenting Shareholder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the Merger by Lazer-Tron Shareholders was mailed to the Dissenting Shareholder, to resolve such dispute. In such action, the court will determine whether the shares of Lazer-Tron Common Stock held by such Dissenting Shareholder are Dissenting Shares, the fair market value of such shares, or both. The California Law provides, among other things, that a Dissenting Shareholder may not withdraw a demand for payment of the fair market value of Dissenting Shares unless Lazer-Tron consents to such request for withdrawal.

     Prior to the Effective Time, Lazer-Tron shall give Acclaim prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by Lazer-Tron and, except with the prior written consent of Acclaim, shall not settle or offer to settle any such demands.

                                   THE MERGER

GENERAL

     The Merger Agreement provides for a business combination between Acclaim and Lazer-Tron in which Holdings, a recently formed wholly-owned subsidiary of Acclaim would be merged with and into Lazer-Tron, with Lazer-Tron being the surviving corporation. The holders of Lazer-Tron Common Stock would be issued shares of Acclaim Common Stock in a transaction intended to qualify as a pooling-of-interests for accounting purposes and as a tax-free reorganization for federal income tax purposes. As a result of the Merger, Lazer-Tron would become a wholly-owned subsidiary of Acclaim and the Lazer-Tron Shareholders would become stockholders of Acclaim (as more fully described below). The discussion in this Prospectus/Proxy Statement of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Proxy Statement as Exhibit A and which is incorporated herein by reference.

BACKGROUND OF THE MERGER

     Acclaim has attempted for some time to diversify and expand its operations. Lazer-Tron was first contacted in September 1994 by an executive of Acclaim. At that time, representatives of Acclaim conducted preliminary discussions with Lazer-Tron regarding a possible transaction, and in early November 1994 Acclaim proposed acquiring Lazer-Tron at a price of approximately $31.5 million (which amount reflected Lazer-Tron's market capitalization in September 1994 when the first discussions were had). Subsequently, the public trading price of Lazer-Tron's common stock increased significantly and negotiations were terminated. In February 1995, Acclaim again contacted Lazer-Tron to commence negotiations and additional discussions and preliminary due diligence was conducted in early March 1995. Negotiations were successful and, subject to satisfactory completion of due diligence and legal review and preparation of definitive documentation, on March 7, 1995 a letter of intent was executed; additional negotiations were then conducted and on March 22, 1995 the Merger Agreement was executed. On June 15, 1995, the Merger Agreement was amended to reflect certain modifications and clarifications. The Merger Consideration was determined by Acclaim and Lazer-Tron in arm's length negotiations. In negotiating the Merger Consideration, Acclaim, among other things, reviewed Lazer-Tron's historical financial statements, reviewed the potential for growth in Lazer-Tron's business, the expansion of its business through licensing properties and the use of advanced technologies in product development.

ACCLAIM'S REASONS FOR THE MERGER

     The Merger is being proposed in order to achieve the ownership by Acclaim of Lazer-Tron. Acclaim has recently established coin-op operations and believes that Lazer-Tron will broaden Acclaim's offerings in the coin-op segment and will present Acclaim with further opportunities to expand its product offerings and exploit new successful properties across its growing entertainment business. Acclaim also believes that certain synergies exist between the two companies, particularly in manufacturing and sales organization, credit and collection procedures and marketing to a similar customer base.


LAZER-TRON'S REASONS FOR THE MERGER

     The Board of Directors of Lazer-Tron considered that Lazer-Tron, as a subsidiary of a larger, more diversified company such as Acclaim, would have the potential to realize improved operating and financial performance compared to Lazer-Tron continuing to operate as an independent entity. The Board of Directors of Lazer-Tron has identified certain benefits for Lazer-Tron Shareholders and potential benefits that it believes will contribute to the success of Lazer-Tron following the Merger. These potential benefits principally include the following:

     o Providing Lazer-Tron Shareholders with Acclaim stock, where Lazer-Tron's Board believes the Acclaim stock may provide Lazer-Tron Shareholders with a greater possibility for long-term appreciation and liquidity than could be realized from Lazer-Tron Common Stock if Lazer-Tron remains as a stand-alone entity.

     o The potential to increase the ability of Lazer-Tron to effectively compete in the coin-operated game market, particularly as the market becomes more competitive with new market entrants.

     o The availability of greater resources from Acclaim for product development, marketing and distribution.

     o The potential ability to increase international revenues through Acclaim's broad international distribution and marketing network.

     o The potential ability of Lazer-Tron and Acclaim to offer complementary products and increase the breadth of products offered. Lazer-Tron games may be able to be expanded into additional entertainment markets currently or proposed to be addressed by Acclaim, such as video or interactive television.

     o The ability of Acclaim and Lazer-Tron to share technology and increase research and development capacity to improve each other's games and develop new games.

     o The opportunity to expand Lazer-Tron's customer base with the credibility and established reputation of Acclaim.

     In the course of its deliberations, the Board of Directors of Lazer-Tron reviewed a number of additional factors relevant to the Merger. In particular, the Lazer-Tron Board considered, among other things: (i) information concerning Acclaim's and Lazer-Tron's respective businesses, prospects, financial conditions, historical financial performance, operations and product mix, including possible future product releases; (ii) comparisons of trading prices and volumes of the two companies' stocks; (iii) an analysis of analyst coverage of the two companies; (iv) an evaluation of the prospects of Lazer-Tron on a stand-alone basis; (v) an analysis of various adjustments that would be made in the Merger Consideration at various assumed prices of Acclaim Common Stock and the effect of applying the Merger Consideration at the assumed prices; (vi) the compatibility of the management and businesses of Acclaim and Lazer-Tron; (vii)

a financial presentation by Van Kasper, including the opinion of Van Kasper that the Merger Consideration was fair from a financial point of view to the shareholders of Lazer-Tron; and (viii) reports from management and legal advisors on specific terms of the relevant agreements and other matters. For a discussion of many of the foregoing factors, see '--Opinion of Financial Advisor' below.

     The Board of Directors of Lazer-Tron also considered a number of potentially negative factors in its deliberations concerning the Merger, including, among other things: (i) characteristics of the interactive entertainment industry in which Acclaim is engaged, including the rapid technological change experienced in the industry, and the changing of platforms in the industry from 16 bit platforms to 32- and 64-bit platforms and the advent of other competing technologies such as PC-CD ROM; (ii) that 16-bit software sales appeared to peak in 1994 and the expectations of Acclaim, as well as industry analysts, that it will continue to decline in calendar 1995; (iii) the dependence of Acclaim on 16 bit cartridge platforms and the ongoing and expected transitions in those and other platforms; (iv) the need for Acclaim to continually develop 'hit' entertainment products to maintain revenue growth and business momentum; (v) the possibility that the business combination with Acclaim might adversely affect Lazer-Tron's relationship with distributors, customers or other third parties; (vi) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of Lazer-Tron and Acclaim, key technical and management personnel of Lazer-Tron might not continue with Lazer-Tron; (vii) the risk that the benefits sought to be achieved by the Merger will not be achieved; (vi) the risks of the interactive software industry in general and Acclaim in particular; and (vii) the other risks described above under Lazer-Tron's 'Risk Factors' and 'Information Concerning Acclaim.'

     In view of the wide variety of factors considered by the Board of Directors of Lazer-Tron, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration the factors set forth above, the Board of Directors of Lazer-Tron determined that the Merger was fair to, and in the best interests of, Lazer-Tron and its shareholders and that Lazer-Tron should proceed with the Merger at this time.

EFFECTIVE DATE


     The Merger will become effective upon completion of the later of the filings by the Delaware Secretary of State and the California Secretary of State of the Merger Agreement of an appropriate certificate of merger, as provided by applicable law. Such filings will be made concurrently with the closing of the Merger (the 'Closing'), which is anticipated to be held within one business day subsequent to the date of the Special Meeting or the latest adjournment thereof. See '--Conditions to the Merger.'

MERGER CONSIDERATION

     The Merger Consideration was determined by Acclaim and Lazer-Tron in arm's length negotiations. In negotiating the Merger Consideration, Acclaim, among other things, reviewed Lazer-Tron's historical financial statements, reviewed the potential for growth in Lazer-Tron's business, the expansion of its business through licensing properties and the use of advanced technologies in product development.


     At the Effective Time, the Subsidiary will merge with and into Lazer-Tron, and Lazer-Tron will be the surviving corporation and a wholly-owned subsidiary of Acclaim. Each share of Lazer-Tron Common Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by shareholders who have exercised dissenters' rights under Section 1300 et seq. of the California General Corporation Law (the 'CGCL')) shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive a fraction of a share of Acclaim Common Stock, such fraction to be determined pursuant to an exchange rate formula (rounded up to the nearest one-thousandth) based on the average closing sale price of the Acclaim Common Stock on The Nasdaq National Market (as reported by the Wall Street Journal) for the 20 business days ending on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof (the 'Acclaim Average Common Stock Price') as follows:


          (a) if the Acclaim Average Common Stock Price is between $16.00 and $20.00 per share, each share of Lazer-Tron Common Stock will be converted into the right to receive .5 shares of Acclaim Common Stock;


          (b) if the Acclaim Average Common Stock Price is below $16.00 and at least $12.50, each share of Lazer-Tron Common Stock will be converted into the right to receive between .5 and .64 shares of Acclaim Common Stock determined by dividing $8.00 by the Acclaim Average Common Stock Price; or


          (c) if the Acclaim Average Common Stock Price is above $20.00, each share of Lazer-Tron Common Stock will be converted into the right to receive a fraction of a share of Acclaim Common Stock determined by dividing $10.00 by the Acclaim Average Common Stock Price, which will result in the receipt of less than .5 shares of Acclaim Common Stock.

     The actual fraction of a share of Acclaim Common Stock to be exchanged for each share of Lazer-Tron Common Stock in connection with the Merger will be determined at the close of business on the second business day prior to the later of the date of the Special Meeting or the latest adjournment thereof. A press release will be issued at the close of business on such second business day, and on the subsequent business day prior to the date of the Special Meeting or the latest adjournment thereof, announcing the applicable Acclaim Average Common Stock Price.


     Further, Lazer-Tron Shareholders may contact Georgeson & Company, Inc., which is acting as information agent for Lazer-Tron, toll free at 1-800-223-2064 at any time prior to the Special Meeting for information regarding the estimated Acclaim Average Common Stock Price and the approximate fraction of a share of

Acclaim Common Stock to be received upon exchange for each share of Lazer-Tron Common Stock in connection with the Merger.



     Assuming approval of the Merger Agreement and the Merger at the Special Meeting, the closing of the Merger is anticipated to take place no later than one business day following the date of the Special Meeting or the latest adjournment thereof.


     By way of example, the chart below demonstrates the fraction of a share of Acclaim Common Stock a Lazer-Tron Shareholder would receive for each share of Lazer-Tron Common Stock based upon the applicable sample Acclaim Average Common Stock Prices set forth:

ACCLAIM AVERAGE         FRACTION OF A SHARE OF ACCLAIM COMMON
  COMMON STOCK           STOCK ISSUABLE IN EXCHANGE FOR EACH
     PRICE                SHARE OF LAZER-TRON COMMON STOCK
- ----------------        -------------------------------------
    $12.50                               .640
     14.00                               .572
     16.00                               .500
     18.00                               .500
     20.00                               .500
     22.00                               .455

     If (i) the Acclaim Average Common Stock Price or (ii) the Acclaim Average Closing Common Stock Price, in either case, is less than $12.50, each of Acclaim and Lazer-Tron, at its sole option, will have the right to give notice of its election to terminate the Merger Agreement. See 'The Merger--Termination of the Merger Agreement.' In the event that the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price is less than $12.50 and the Merger Agreement is not terminated, Lazer-Tron will undertake to resubmit for the approval of Lazer-Tron Shareholders the resulting fraction of a share of Acclaim Common Stock that would be received for each share of Lazer-Tron Common Stock.


     No certificate representing fractional shares of Acclaim Common Stock shall be issued upon the surrender for exchange of a certificate of Lazer-Tron Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acclaim. Acclaim shall pay cash in lieu of fractional shares of Acclaim Common Stock to be received in the Merger. See 'The Merger--Exchange Procedures.'



     Assuming the maximum number of shares of Acclaim Common Stock are issuable pursuant to the Merger (but without giving effect to shares of Acclaim Common Stock issuable upon exercise of Lazer-Tron Stock Options and Lazer-Tron Warrants), Lazer-Tron Shareholders will own an aggregate of approximately 4.9% of the total outstanding shares of Acclaim Common Stock after consummation of the Merger.


LAZER-TRON STOCK OPTIONS AND LAZER-TRON WARRANTS

     At the Effective Time, each outstanding Lazer-Tron Stock Option granted under the Lazer-Tron Stock Option Plans and Lazer-Tron Warrant, whether vested or unvested, shall, by virtue of the Merger and without any further action on the part of any holder thereof, be exercisable for that number of shares of Acclaim Common Stock as the holder of such Lazer-Tron Stock Option or Lazer-Tron Warrant would have been entitled to receive pursuant to the Merger had such Lazer-Tron Stock Option or Lazer-Tron Warrant been exercised in full immediately prior to the Effective Time. The exercise price per share for such shares of Acclaim Common Stock will be equal to (x) the aggregate exercise price for Lazer-Tron Common Stock purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant divided by (y) the number of shares of Acclaim Common Stock deemed directly purchasable pursuant to such Lazer-Tron Stock Option or Lazer-Tron Warrant as a result of the Merger. Currently outstanding Lazer-Tron Stock Options issued under the Directors Option Plan accelerate as to vesting and become immediately exercisable in full pursuant to the terms of the Directors Option Plan as a result of the Merger. Pursuant to the terms of the Directors Option Plan, such options will expire 90 days following the resignation of the holders thereof as directors of Lazer-Tron, which resignations are anticipated to be effective as of the Effective Time. In addition, holders of the Sales Agent Warrants, which are each exercisable for one share of Lazer-Tron Common Stock and one Underlying Warrant to purchase one-half of a share of Lazer-Tron Common Stock, will be exercisable for that number of shares of Acclaim Common Stock as the holders of such Sales Agent Warrants would have been entitled to receive pursuant to the Merger had such Sales Agent Warrants (and the Underlying Warrants) been exercised in full immediately prior to the Effective Time. Holders of Lazer-Tron Stock Options (other than holders of Non-qualified Lazer-Tron Stock Options and holders of options issued under the Directors Option Plan) will receive, upon exercise thereof, that number of shares of Acclaim Common Stock, as determined above, issuable pursuant to the Acclaim 1988 Stock Option Plan, which have previously been registered under the Securities Act on Form S-8.

     If the foregoing calculation results in a Lazer-Tron Stock Option or Lazer-Tron Warrant (or would result in an Underlying Warrant) being exercisable for a fraction of a share of Acclaim Common Stock, then the number of shares of Acclaim Common Stock subject to such Lazer-Tron Stock Option or Lazer-Tron Warrant (or Underlying Warrant) will be rounded down to the nearest whole number of shares with no cash being paid for such fractional share. Continuous employment or service with Lazer-Tron will be credited to an optionee for purposes of determining the number of shares of Acclaim Common Stock subject to exercise under a Lazer-Tron Stock Option.

     The issuance of shares of Acclaim Common Stock upon the exercise of outstanding Lazer-Tron Warrants, Lazer-Tron Stock Options issued under the

Directors Option Plan and Non-qualified Lazer-Tron Stock Options, are registered pursuant to the Registration Statement of which this Prospectus/Proxy Statement forms a part, which registration will be kept current following consummation of the Merger throughout the exercise period of the Lazer-Tron Stock Options issued under the Directors Option Plan and Non-qualified Lazer-Tron Stock Options.

     Prior to the Effective Time, but in any event no later than July 1, 1995, the 1994 Employee Stock Purchase Plan (the 'Employee Purchase Plan') will be terminated (subject to consummation of the Merger) and all funds held in applicable employees' accounts under the Employee Purchase Plan will be applied to purchase shares of Lazer-Tron Common Stock at a price per share and upon terms determined in accordance with the Employee Purchase Plan. All such shares of Lazer-Tron Common Stock issued under the Employee Purchase Plan shall be exchanged for Acclaim Common Stock pursuant to the Merger. It is anticipated that approximately 7,414 shares of Lazer-Tron Common Stock will be purchased under the Employee Purchase Plan for the offering period thereunder ending June 30, 1995.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     On or before the Effective Time, Norman B. Petermeier, Bryan Kelly and Matthew Kelly will enter into employment and non-competition agreements with the Surviving Corporation and stock option agreements with Acclaim. In addition, certain other management personnel of Lazer-Tron have already entered into severance agreements with Lazer-Tron providing for a severance payment equal to six months salary if their employment is terminated under certain circumstances within one year of consummation of the Merger. See '--Affiliates Agreements,' '--Employment Agreements' and '--Employee Option Agreements.'

     Under the Directors Option Plan, non-employee directors Roger Smith, Dr. Morton Grosser and Robert Pryt each have been granted options to purchase 7,000 shares of Lazer-Tron Common Stock at $7.50 per share and 5,000 shares of Lazer-Tron Common Stock at $12.75 per share. As of May 31, 1995, 4,500 of such shares owned by each such person were vested and exercisable, all of which are exercisable at $7.50 per share. As a result of the Merger all of such options accelerate as to vesting and become fully exercisable. Pursuant to the terms of the Directors Option Plan, such options will expire 90 days following the resignation of the holders thereof as directors of Lazer-Tron, which resignations are anticipated to be effected as of the Effective Time.

     Acclaim has agreed to indemnify the officers and directors of Lazer-Tron against certain damages that may be incurred by such persons by reason of the Merger Agreement or the transactions contemplated thereby and to otherwise cause the Surviving Corporation to maintain for six years its existing indemnification arrangements with such persons and maintain directors' and officers' liability insurance coverage. In the event the Surviving Corporation is unable to maintain such directors' and officers' liability insurance, Acclaim has agreed to insure such coverage (up to $1 million). See '--Covenants,' ' Conditions to the Merger,' '--Indemnification' and ' Legal Proceedings Relating to the Merger.'

     Under an agreement between Lazer-Tron and Roger Smith, who is currently a director of Lazer-Tron, Mr. Smith has agreed to provide assistance to Lazer-Tron in the negotiation of the Merger and the Merger Agreement and related matters. Pursuant to that agreement, Lazer-Tron is paying Mr. Smith $100 per hour for those services, and a total of $13,250 has been paid, and no additional amount is payable, to Mr. Smith as of the date hereof.

     Pursuant to a letter agreement, dated March 8, 1995, between Lazer-Tron and Van Kasper, the underwriter of Lazer-Tron's initial public offering and the holder of Warrants to purchase 55,000 shares of Lazer-Tron Common Stock at an exercise price of $9.60 per share, Lazer-Tron paid Van Kasper a fee of $85,000 for acting as Lazer-Tron's financial advisor in connection with the Merger and rendering its opinion as to the fairness of the Merger from a financial point of view, which fairness opinion is attached hereto as Exhibit C.

LEGAL PROCEEDINGS RELATING TO THE MERGER

     On April 28, 1995, Lazer-Tron and certain of its directors and officers were named as defendants in a lawsuit filed in the Superior Court of the State of California, County of Alameda--Eastern Division. This action, titled Goldstein v. Lazer-Tron Corporation, et al., has been filed seeking, among other things, certification of the lawsuit as a class action on behalf of all Lazer-Tron Shareholders, a preliminary and permanent injunction to prohibit consummation of the Merger and to compel the individual defendants to fulfill what the plaintiff claims are their fiduciary duties to among other things, cooperate with any other entity with an interest in acquiring Lazer-Tron and enhance Lazer-Tron's value as a merger candidate. On May 30, 1995, an amended complaint was filed. The plaintiff has alleged that the individual defendants have violated state law by committing unfair business practices, and have breached their fiduciary duties as a result of the manner in which, and the timing of, the determination to merge Lazer-Tron occurred, the manner in which negotiations with Acclaim were conducted and in recommending approval of the Merger Agreement and the Merger. Lazer-Tron and the individual defendants have not yet filed an answer to the complaint and discovery has recently commenced. Lazer-Tron intends to vigorously defend this action. Management of Lazer-Tron believes, based on the allegations stated in the complaint, discovery proceedings to date, its own view of the relevant facts and circumstances surrounding the negotiation of the Merger Agreement and preliminary settlement discussions, that the ultimate outcome of this action is not expected to have a material adverse effect on Lazer-Tron or the consummation of the Merger. However, no assurance can be given that management's assessment will prove correct. Pursuant to the terms of the Merger Agreement, Acclaim has agreed to assume the defense of this action and to indemnify Lazer-Tron and its directors and officers from any damages and costs in connection with this action, subject to Acclaim's rights under the Merger Agreement to decide in the future not to proceed with the Merger and to discontinue its defense of this action and indemnification of Lazer-Tron and its directors and officers subsequent to the date the Merger Agreement is terminated or the Merger is abandoned.


OPINION OF FINANCIAL ADVISOR


     Lazer-Tron retained Van Kasper to act as its financial advisor in connection with the Merger. Van Kasper was selected by Lazer-Tron's Board of Directors to act as Lazer-Tron's financial advisor based on Van Kasper's qualifications, experience, expertise and reputation, as well as Van Kasper's investment banking relationship and familiarity with Lazer-Tron. Van Kasper is a well recognized investment banking and advisory firm. As part of its investment banking business, Van Kasper is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Van Kasper has rendered to Lazer-Tron's Board of Directors its written opinion dated March 14, 1995 that, as of such date, the Merger was fair from a financial point of view to the shareholders of Lazer-Tron. Van Kasper did not determine or make any recommendation with respect to the amount of consideration to be paid in connection with the Merger.

     The full text of the opinion of Van Kasper, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit C to this Prospectus/Proxy Statement. Lazer-Tron Shareholders are urged to read the opinion carefully and in its entirety. Van Kasper's opinion is directed only to the fairness of the Merger from a financial point of view to the shareholders of Lazer-Tron and does not constitute a recommendation to any shareholder of Lazer-Tron as to how such shareholder should vote at the Special Meeting. The opinion of Van Kasper is subject to certain conditions and limitations set forth therein, and the summary of that opinion set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with Van Kasper's opinion, Van Kasper reviewed drafts of the Merger Agreement. In Van Kasper's review it assumed, with Lazer-Tron's permission, that the documents to be prepared, used and signed by the parties to formally effect the Merger, including the agreements effecting the Merger between the Subsidiary and Lazer-Tron and the proxy or other disclosure material to be delivered to the shareholders of Lazer-Tron to elicit any necessary consents to the Merger, would effect the Merger on the terms set forth in the Merger Agreement without material alteration.

     Van Kasper reviewed such relevant financial and other information that was publicly available or furnished to it by Lazer-Tron and Acclaim, including information provided during discussions with each company. In addition, Van Kasper compared certain financial and securities data of Lazer-Tron and Acclaim with that of various other companies whose securities are publicly traded, reviewed recent merger and acquisition transactions of companies Van Kasper determined to be similar and conducted such other financial analysis as it determined, based upon its judgment as investment bankers, to be appropriate for purposes of its opinion. Van Kasper also took into account the views of the management and certain shareholders of Lazer-Tron as to the prospects of Lazer-Tron if the Merger is not effected. Furthermore, Van Kasper did not negotiate the Merger, provide any legal advice or advise Lazer-Tron with respect to alternatives to the Merger. Although Van Kasper performed a valuation of Lazer-Tron and Acclaim using a number of commonly accepted methodologies, Van

Kasper did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Lazer-Tron or Acclaim.

     In rendering its opinion, Van Kasper relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to Van Kasper by Lazer-Tron or Acclaim. Lazer-Tron provided to Van Kasper certain financial projections of Lazer-Tron and Van Kasper reviewed those projections in light of discussions it had conducted with analysts and other industry sources, and made certain adjustments where it determined it was appropriate to do so. Independent of the foregoing, Van Kasper assumed that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of Lazer-Tron and that the management of Lazer-Tron did not have any information or beliefs that would make the projections misleading. Van Kasper did not have the benefit of reviewing Acclaim's financial projections since it is the policy of Acclaim not to disseminate such information to third parties.

     Van Kasper makes a market in Lazer-Tron Common Stock. Van Kasper and its affiliates have provided financial advisory and financing services to Lazer-Tron since March 1994, including services rendered in connection with Lazer-Tron's initial public offering of common stock in May 1994, and has received customary fees in connection with these services, including, in consideration of its services in connection with the initial public offering, warrants to purchase 55,000 shares of Lazer-Tron Common Stock at an exercise price of $9.60, which warrants expire on May 26, 1999.

     Pursuant to a letter agreement dated March 8, 1995, between Lazer-Tron and Van Kasper, Lazer-Tron paid Van Kasper a fee of $85,000 for acting as Lazer-Tron's financial advisor in connection with the Merger and rendering its opinion as to the fairness of the Merger from a financial point of view. Lazer-Tron also agreed to reimburse Van Kasper for its out-of-pocket expenses and to indemnify Van Kasper and its directors, officers, agents, employees and controlling persons against certain liabilities and expenses related to Van Kasper's engagement.

EXCHANGE PROCEDURES

     Promptly after the Effective Time, American Securities Transfer, Inc. (the 'Exchange Agent') will mail to each person, who was, at the Effective Time, a holder of record of shares of Lazer-Tron Common Stock, a letter of transmittal to be used by such holder in forwarding their certificates representing shares of Lazer-Tron Common Stock (the 'Certificates'), and instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Acclaim Common Stock. Upon surrender to the Exchange Agent of Certificate(s) for cancellation, together with a letter of transmittal, the holder of such Certificate(s) will be entitled to receive a certificate representing that number of whole shares of Acclaim Common Stock (and cash in lieu of any fractional shares) which such holder has the right to receive in respect of the Certificate(s) surrendered, and the Certificate(s) so surrendered will be cancelled. LAZER-TRON SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. Until so surrendered, after the Effective Time such Certificates represent only the right to receive such shares of Acclaim Common Stock (and such cash, if applicable) and will not evidence any interest in or rights to exercise the rights of stockholders of Acclaim.


     Following the Effective Time, there will be no transfers on the transfer books of Lazer-Tron of shares of Lazer-Tron Common Stock which were outstanding immediately prior to the Effective Time. Dividends, if any, paid on Acclaim stock with a record date after the Effective Time will be held in trust by the Exchange Agent and will not be paid to former Lazer-Tron shareholders until they have complied with the foregoing procedures for surrender of their Certificates.


     Any portion of the monies from which cash payments in lieu of fractional interests in shares of Acclaim Common Stock will be made (including the proceeds of any investments thereof) and any shares of Acclaim Common Stock that are unclaimed by the former shareholders of Lazer-Tron six months after the Effective Time will be delivered by the Exchange Agent to Acclaim. Any former shareholders of Lazer-Tron which have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to Acclaim only as a general creditor for payment of their shares of Acclaim Common Stock, cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Acclaim Common Stock, deliverable in respect of each share of Lazer-Tron Common Stock such shareholder holds. Notwithstanding the foregoing, none of Lazer-Tron, Acclaim, the Exchange Agent or any other person will be liable to any former holder of shares of Lazer-Tron Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the Merger Agreement, Lazer-Tron has made certain representations and warranties to Acclaim and the Subsidiary with respect to, among other things, Lazer-Tron's organization, capitalization, authority to consummate the Merger and the transactions contemplated under the Merger Agreement, obtaining consents needed in connection with the consummation of the Merger and related transactions, ownership of assets (including certain intellectual property rights), contractual and other commitments, liabilities, legal proceedings, financial statements and financial condition, compliance with applicable law including filing and reporting obligations as a public company, pooling matters, tax matters and other representations customary in transactions of this type.

     Acclaim and the Subsidiary have made certain representations and warranties to Lazer-Tron with respect to, among other things, their organization, capitalization, authority to consummate the Merger and the transactions contemplated under the Merger Agreement, obtaining consents needed in connection with the consummation of the Merger and related transactions, legal proceedings, compliance with applicable law, including filing and reporting obligations as a public company, the intended operation of the Surviving Corporation prior to and following the Merger and other representations customary in transactions of this type.

COVENANTS

     Pursuant to the Merger Agreement, Lazer-Tron is subject to certain covenants with respect to actions to be taken during the period of time between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement, including, among other things, actions regarding the operation of its business in the ordinary course, dividend and stock distributions, capitalization, and actions which may adversely affect the accounting treatment of the Merger as a pooling or that would adversely affect the treatment of the Merger as a tax free reorganization and other covenants customary in transactions of this type. In addition Lazer-Tron agreed to use its best efforts to cause any person who becomes an affiliate of Lazer-Tron subsequent to the date of the Merger Agreement to execute an Affiliates Agreement.

     Pursuant to the Merger Agreement, Acclaim is subject to certain covenants with respect to actions to be taken during the period of time between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement, including, among other things, actions regarding the operation of its business in the ordinary course, the operation of the Surviving Corporation following the Merger, assumption of Lazer-Tron's obligations in respect of the Warrants (subject to Acclaim's right to renegotiate certain provisions of the Underwriter's Warrants and Sales Agent Warrants) and actions which may adversely affect the accounting treatment of the Merger as a pooling or that would adversely affect the treatment of the Merger as a tax free reorganization and other covenants customary in transactions of this type.

     Acclaim also has agreed, if the Merger is consummated, to use its best efforts to cause the Acclaim Common Stock to be issued in the Merger and the shares of Acclaim Common Stock issued upon exercise of Lazer-Tron Stock Options or Lazer-Tron Warrants, to be quoted on The Nasdaq National Market or listed on such securities exchange as Acclaim Common Stock is then listed; to provide certain benefits to Lazer-Tron's employees; to cause the Surviving Corporation to honor all rights to indemnification in favor of Lazer-Tron's present or former officers and directors for a period of six years following the Effective Time; to cause the Surviving Corporation to maintain directors' and officers' liability insurance coverage comparable to that presently maintained by Lazer-Tron (not to exceed $1 million) or, if the Surviving Corporation cannot maintain such insurance, to provide comparable indemnity (not to exceed $1 million), for a period of six years following the Effective Time; and to cause the Surviving Corporation to pay certain accrued and unpaid employee bonuses relating to Lazer-Tron's fiscal year ending June 30, 1995.

CONDITIONS TO THE MERGER

     The obligations of Acclaim and the Subsidiary to consummate the Merger are subject to certain conditions customary in transactions of this type, including, among others, the following:

          (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Lazer-Tron Common Stock in accordance with applicable law, and

     Dissenting Shares and/or shares of common stock of Lazer-Tron capable of becoming Dissenting Shares after the Closing shall not constitute in excess of 10% of the shares eligible to vote for such approval and adoption;

          (ii) all Lazer-Tron Stock Option Plans and employee cash bonus or cash incentive performance plans shall have been terminated;

          (iii) all waivers, consents, approvals, authorizations or orders (including the consent of certain third parties) required by Lazer-Tron for any of the transactions contemplated by the Merger Agreement shall have been obtained;

          (iv) each of Messrs. Norman B. Petermeier, Matthew F. Kelly and Bryan
     M. Kelly shall have entered into an employment and non-competition agreement with the Surviving Corporation, the form of which has previously been agreed to;

          (v) the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price shall not be less than $12.50;

          (vi) Acclaim shall have received certain certificates, opinions of counsel and accountants' letters;

          (vii) Acclaim shall have received from Lazer-Tron no later than five days prior to the Closing or the tenth day of the month during which the Closing occurs, a closing balance sheet reflecting certain minimum amounts with respect to Lazer-Tron's working capital and net worth, and shall have notified Lazer-Tron of its acceptance of Lazer-Tron's calculations;

          (viii) certain agreements between Lazer-Tron and each of its existing affiliates relating to the treatment of the Merger as a pooling shall have been entered into and shall be in full force and effect as of the Closing Date;

          (ix) the holders of the Lazer-Tron Stock Options and Lazer-Tron Warrants and registration rights, with respect thereto, will have consented to certain changes therein if and to the extent reasonably requested by Acclaim;

          (x) completion of Acclaim's due diligence of Lazer-Tron's operations and financial condition to the satisfaction of Acclaim and its counsel;

          (xi) no court, agency or other governmental authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of certain of Acclaim's obligations under the Merger Agreement;

          (xii) Acclaim shall have received a letter from Grant Thornton LLP with respect to Acclaim and a letter from Ernst & Young LLP with respect to

     Lazer-Tron to the effect that Lazer-Tron and Acclaim may participate in a transaction such as the Merger in a manner so as to permit the Merger to qualify as a pooling of interests, provided that Acclaim may not exercise its rights to terminate the Merger Agreement as a result of the failure of this condition if the reason that such letters cannot be delivered is solely as a result of the actions or omissions of Acclaim or its affiliates; and

          (xiii) there shall not have been instituted by any third party certain suits or proceedings to enjoin, prevent, set aside, restrain or invalidate the Merger Agreement or the transactions thereby contemplated or seeking damages from or to impose obligations upon Lazer-Tron or its directors or officers or Acclaim by reason of the Merger Agreement or the transactions thereby contemplated.

     The obligation of Lazer-Tron to consummate the Merger is subject to certain conditions customary in transactions of this type, including, among others, the following:

          (i) the Merger Agreement shall have been approved and adopted by the shareholders of Lazer-Tron at the Special Meeting;

          (ii) each of Messrs. Norman B. Petermeier, Matthew F. Kelly and Bryan
     M. Kelly shall have entered into an employment and non-competition agreement with the Surviving Corporation, the form of which has previously been agreed to;

          (iii) the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price shall not be less than $12.50;

          (iv) all waivers, consents, approvals, authorizations or orders (including the consent of certain third parties) required by Acclaim for any of the transactions contemplated by the Merger Agreement shall have been obtained;

          (v) no court, agency or other governmental authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of certain of Lazer-Tron's obligations under the Merger Agreement;

          (vi) Lazer-Tron shall have received certain certificates, opinions of counsel and accountants' letters; and

          (vii) there shall not have been instituted by any third party certain suits or proceedings to enjoin or prevent the Merger or seek damages from or to impose obligations upon Lazer-Tron or its directors or officers by reason of the Merger Agreement or the transactions contemplated thereby, as to any of which Acclaim has not agreed to provide indemnity. In the event any third party institutes any such suit or proceeding and Acclaim nevertheless determines to consummate the Merger, Acclaim will indemnify Lazer-Tron, its officers and directors against any damages arising in connection with such claim or proceeding.


     Any of Lazer-Tron's or Acclaim's and the Subsidiary's conditions to Closing may be waived in whole or in part at or prior to the Closing by Lazer-Tron or Acclaim, respectively, without approval of the shareholders of either company. Neither Lazer-Tron nor Acclaim currently intends to waive any such conditions to Closing.

INDEMNIFICATION

     Lazer-Tron has agreed to indemnify Acclaim, the Subsidiary and their respective directors, officers, employees and agents (the 'Acclaim Parties') against any damages which each may incur by reason of (i) certain breaches by Lazer-Tron, Lazer-Tron's affiliates, the Kelly Family Trust and the 1992 Kelly Family Trust, Bryan M. Kelly, Matthew F. Kelly or Norman B. Petermeier of representations, warranties, covenants and agreements of Lazer-Tron as described in the Merger Agreement or related Affiliates Agreements or other agreements entered into by such persons, as applicable, as contemplated by the Merger Agreement, (ii) the failure of such persons to perform any of their obligations required under the Merger Agreement or any such related agreements, or (iii) third party allegations which, if true, would constitute a breach by any of such persons of any representation, warranty or covenant contained in the Merger Agreement, as applicable. Lazer-Tron's obligations and liabilities under this indemnity are subject to the limitations described below in '--Break-up Fee.'

     Acclaim has agreed to indemnify Lazer-Tron, its directors, officers, employees and agents (the 'Lazer-Tron Parties') against any damages which each may incur by reason of (i) certain breaches by Acclaim or the Subsidiary of their representations, warranties, covenants and agreements as described in the Merger Agreement or related agreements contemplated thereby, (ii) the failure of Acclaim or the Subsidiary to perform any of their obligations required under the Merger Agreement or any such related agreements or (iii) third party allegations which, if true, would constitute a breach by Acclaim or the Subsidiary of any representation, warranty or covenant contained in the Merger Agreement.

     The foregoing indemnities are only applicable in the event the Merger is not consummated as a result of such breaches or claims, inasmuch as such representations, warranties, covenants and agreements do not survive the Closing, except to the extent such covenants by their terms are to be performed after the Closing; provided that such representations, warranties, covenants and agreements of Lazer-Tron do survive the Closing for a limited period of time in connection with the 'termination for cause' provision of the employment agreements between the Surviving Corporation and certain members of Lazer-Tron's Management. See '--Employment Agreements.' Neither the Acclaim Parties nor the Lazer-Tron Parties shall be entitled to be indemnified unless the aggregate of all losses incurred by the Acclaim Parties or the Lazer-Tron Parties, as the case may be, exceeds $150,000. Notwithstanding the foregoing,
(i) Acclaim shall be entitled to be indemnified on a dollar-for-dollar basis from and against all losses if the Lazer-Tron Parties or Lazer-Tron shall have acted in bad faith or shall have engaged in willful misconduct and (ii) Lazer-Tron shall be entitled to be indemnified on a dollar-for-dollar basis from and against all losses if Acclaim shall have acted in bad faith or shall have engaged in willful misconduct.


     Additionally, notwithstanding certain of the conditions to Lazer-Tron's obligations discussed above, in the event a third party institutes any suit or proceeding against Lazer-Tron, its directors or officers relating to the Merger, Acclaim has the right to proceed, and to cause Lazer-Tron to proceed, with the consummation of the Merger provided that Acclaim agrees to indemnify such parties and assume the defense of any such suit or proceeding. In the event Acclaim does not provide such indemnity and assume the defense of such suit or proceeding, then a condition to Lazer-Tron's proceeding with the Merger will not have been satisfied, and unless waived, Lazer-Tron will not be obligated to consummate the Merger. On April 28, 1995, Lazer-Tron and certain of its directors and officers were named as defendants in a lawsuit relating to the Merger. Acclaim has agreed to indemnify such parties and assume the defense of the action, subject to its rights under the Merger Agreement not to proceed with the Merger and to discontinue its defense of the action and indemnification of Lazer-Tron, its directors and officers subsequent to the date the Merger Agreement is terminated or the Merger is abandoned. See '--Legal Proceedings Relating to the Merger.'


CERTAIN U.S. FEDERAL INCOME TAX MATTERS

     The following is a discussion of certain U.S. federal income tax consequences of the Merger that are generally applicable to Acclaim, the Subsidiary, Lazer-Tron, and Lazer-Tron shareholders. This discussion is based on currently existing provisions of the Code, existing regulations thereunder (including final, temporary or proposed), and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

     The following discussion is intended only as a summary of certain principal U.S. federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to vote in favor of approval and adoption of the Merger Agreement and the Merger. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular Lazer-Tron shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock warrants, stock option or stock purchase plans, or in other compensatory transactions. The discussion also does not address the effects of the Merger on holders of Lazer-Tron Options or Lazer-Tron Warrants. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which Lazer-Tron Common Stock is acquired or Acclaim Common Stock is disposed of.

     ACCORDINGLY, LAZER-TRON SHAREHOLDERS AND OTHERS AFFECTED BY THE MERGER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX

CONSEQUENCES TO THEM.

     The Merger has been structured with the intent that it be tax free to Acclaim, Lazer-Tron and their respective shareholders for U.S. federal income tax purposes. Fenwick & West, counsel to Lazer-Tron, will render an opinion that the Merger, if consummated on the terms described in this Joint Prospectus/Proxy Statement, will constitute a reorganization under Section 368(a) of the Code (a 'Reorganization'). The tax opinion referenced above shall be referred to as the 'Tax Opinion.' The Tax Opinion will be based on and will be subject to certain assumptions and limitations as well as representations received from Acclaim, the Subsidiary and Lazer-Tron, discussed below. An opinion of counsel only represents counsel's best legal judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service (the 'IRS') or a court considering the issues. Neither Lazer-Tron nor Acclaim has requested or will request a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the Merger.


     Tax Consequences Generally Applicable to Acclaim, the Subsidiary, Lazer-Tron, and Lazer-Tron Shareholders

     Subject to the limitations, qualifications and assumptions referred to herein, the following U.S. federal income tax consequences will result from the
Merger:

          (a) The Merger will constitute a Reorganization if carried out in the manner set forth in the Merger Agreement, and the agreements referred to therein. In such event, no gain or loss will be recognized by holders of Lazer-Tron Common Stock upon exchange of such shares solely for Acclaim Common Stock in the Merger, except for cash received in lieu of a fractional share of Acclaim Common Stock. Cash payments received by holders of Lazer-Tron Common Stock in lieu of a fractional share of Acclaim Common Stock would be treated as if such fractional share of Acclaim Common Stock had been issued in the Merger and then redeemed by Acclaim. A Lazer-Tron Shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the shareholder's adjusted tax basis in such fractional share. A Dissenting Shareholder receiving cash would be treated as if the Dissenting Shareholder had sold his or her Lazer-Tron Common Stock to Acclaim for cash. A Dissenting Shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the shareholder's basis in such Dissenting Shares. Such gain or loss generally would be treated as capital gain or capital loss for each such shareholder if he or she held his or her Lazer-Tron Common Stock as a capital asset at the time of the Merger.

          (b) The aggregate tax basis of the Acclaim Common Stock received by Lazer-Tron Shareholders in the Merger (including any fractional share of Acclaim Common Stock not actually received) will be the same as the aggregate tax basis of the Lazer-Tron Common Stock surrendered in exchange for the Acclaim Common Stock (including any fractional shares of Acclaim Common Stock not actually received). The aggregate tax basis of the whole shares of Acclaim Common Stock actually received by Lazer-Tron Shareholders will be the total aggregate basis described in the immediately preceding sentence, reduced by the basis allocable to fractional shares.

          (c) The holding period of the Acclaim Common Stock received by each Lazer-Tron Shareholder in the Merger will include the period for which the Lazer-Tron Common Stock surrendered in exchange therefor were considered to be held, provided that the Lazer-Tron Common Stock so surrendered is held as a capital asset at the time of the Merger.

          (d) No gain or loss will be recognized by Acclaim, the Subsidiary, or Lazer-Tron in connection with the Merger.

     Limitations on Opinion and Discussion

     The discussion of certain U.S. federal income tax consequences presented above and the Tax Opinion which will be delivered by Lazer-Tron's counsel will be subject to certain assumptions and will be based on the accuracy of the representations in the Merger Agreement, exhibits thereto, and the agreements and documents referred to therein. Among the principal assumptions upon which the above tax discussion and Tax Opinion will be based include that the Merger will be consummated pursuant to the Merger Agreement, that Lazer-Tron after the Merger will have retained substantially all of its assets, that Lazer-Tron will continue its business as a wholly-owned subsidiary of Acclaim, that not more than twenty percent (20%) of the total consideration received by Lazer-Tron shareholders in exchange for their Lazer-Tron Common Stock will be other than Acclaim Common Stock in the Merger and that all the significant historic shareholders of Lazer-Tron have not disposed of Lazer-Tron Common Stock in contemplation of the Merger and do not have any plan or intention, existing at or prior to the time of the Merger, to dispose of the Acclaim Common Stock to be received in the Merger such that they would not have a significant continuing equity interest in Lazer-Tron after the Merger by virtue of their ownership of Acclaim Common Stock.

     A successful IRS challenge to the status of the Merger as a Reorganization would result in Lazer-Tron shareholders being treated as if they sold their Lazer-Tron Common Stock in a taxable transaction. In such event, each Lazer-Tron Shareholder would be required to recognize all of his or her realized gain or loss with respect to the disposition of each of his or her shares of Lazer-Tron Common Stock equal to the difference between the Lazer-Tron Shareholder's basis in such shares and the fair market value, as of the date the Merger becomes effective, of the Acclaim Common Stock received in exchange therefor (plus any cash received for fractional shares). Such gain or loss generally would be treated as capital gain or capital loss for each such shareholder if he or she held his or her Lazer-Tron Common Stock as a capital asset at the time of the Merger. In such event, a Lazer-Tron Shareholder's aggregate basis in the Acclaim Common Stock so received would equal their fair market value as of the Effective Time of the Merger, and the Lazer-Tron Shareholder's holding period for such Acclaim Common Stock would begin the day after the Merger. Dissenting Shareholders will be treated as described above.

     Even if the Merger qualifies as a Reorganization, a recipient of Acclaim Common Stock at the time of the Merger would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely in exchange for Lazer-Tron Common Stock). Gain would also have to be recognized to the extent that a Lazer-Tron Shareholder was treated as receiving (directly or indirectly) consideration other than Acclaim Common Stock in exchange for Lazer-Tron Common Stock. All or a portion of such gain amounts may be taxable as ordinary income.

EXPENSES

     Each of Acclaim, on the one hand, and Lazer-Tron, on the other hand, will bear their respective expenses related to the Merger Agreement and the transactions contemplated thereby, except that expenses incurred in connection with the printing and mailing of the Prospectus/Proxy Statement and the Registration Statement on Form S-4 shall be shared equally by Lazer-Tron and Acclaim.


     Pursuant to a letter agreement, dated March 8, 1995, between Lazer-Tron and Van Kasper, Lazer-Tron paid Van Kasper a fee of $85,000 for acting as Lazer-Tron's financial advisor in connection with the Merger and rendering its opinion as to the fairness of the Merger from a financial point of view. Total transaction costs and other direct costs, including legal and accounting expenses, associated with the Merger to be incurred by Lazer-Tron and Acclaim are anticipated to total approximately $1,000,000.

ACCOUNTING TREATMENT

     The acquisition of Lazer-Tron by Acclaim through the Merger is intended to be accounted for by Acclaim as a pooling of interests. Under this method of accounting, the assets and liabilities of Lazer-Tron and Acclaim will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of Acclaim will include income of Lazer-Tron and Acclaim for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for years prior to the Merger will be combined and reported as the results of operations of Acclaim.

     To support the treatment of the Merger as a pooling of interests, the affiliates of Lazer-Tron have entered into agreements imposing certain resale limitations on their Lazer-Tron Common Stock prior to the consummation of the Merger and their Acclaim Common Stock following consummation of the Merger. Certain affiliates of Acclaim have entered into similar agreements. See '--Affiliates Agreements.'

     Acclaim's obligation to consummate the Merger is conditioned upon the receipt by Acclaim of letters from Ernst & Young LLP and Grant Thornton LLP confirming that the Merger will qualify for pooling of interests accounting treatment.

REGULATORY APPROVALS

     The Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the U.S. Justice Department under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'). The required notifications and information were provided and the applicable waiting period under the HSR Act has expired. No further federal or state regulatory requirements must be complied with in order to consummate the Merger.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated:

          (i) at any time by mutual consent of Acclaim and Lazer-Tron;

          (ii) by either Acclaim or Lazer-Tron if the Acclaim Average Common Stock Price or the Acclaim Average Closing Common Stock Price is less than $12.50;


          (iii) by either Acclaim or Lazer-Tron if the Merger is not consummated on or before July 31, 1995 (unless the failure to consummate the Merger by such date is due to a breach of a representation or warranty or of a covenant by such party seeking to terminate the Merger Agreement); provided however, that (a) in the event the Closing Balance Sheet is dated as of July 31, 1995, such consummation date shall automatically be extended to August 15, 1995 and (b) in the event the Closing Balance Sheet is dated as of July 31, 1995 and Acclaim disputes the calculations therein, such consummation date will be automatically extended to August 31, 1995;

          (iv) by either Acclaim or Lazer-Tron if (a) approval of the Merger by the Lazer-Tron Shareholders is not obtained, (b) Lazer-Tron's Board of Directors in the exercise of its fiduciary duties, accepts, approves or recommends to the Lazer-Tron Shareholders an Acquisition Transaction (as hereinafter defined) or similar transaction involving a third party or any of its subsidiaries or divisions, or (c) the Lazer-Tron Board of Directors in the exercise of its fiduciary duties, amends, withholds or withdraws its recommendation to Lazer-Tron Shareholders to vote in favor of the Merger Agreement;

          (v) by Acclaim if there has been a material violation or breach by Lazer-Tron or any party to a Lazer-Tron Affiliates Agreement (as hereinafter defined) of any representation, warranty or any agreement or certain covenants contained in the Merger Agreement or such Lazer-Tron Affiliates Agreement or any failed condition to Acclaim's obligations under the Merger Agreement;

          (vi) by Lazer-Tron if there has been a material violation or breach by Acclaim of any representation, warranty or any agreement or covenant contained in the Merger Agreement or any failed condition to Lazer-Tron's obligations under the Merger Agreement; or

          (vii) by either Lazer-Tron or Acclaim, if (a) the conditions to such party's obligations have become impossible to satisfy or have not been satisfied, other than as a result of its own acts or omissions in violation of its obligations under the Merger Agreement or (b) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger has become final and nonappealable.

AMENDMENT OF THE MERGER AGREEMENT

     The Merger Agreement may be amended by Lazer-Tron or Acclaim and the Subsidiary at any time before or after approval of the Merger Agreement by the Lazer-Tron Shareholders, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without first obtaining such further approval.

NO SOLICITATION

     Lazer-Tron has agreed to cease any existing discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any merger, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business or similar transaction involving such party or any of its subsidiaries or divisions (an 'Acquisition Transaction'). Lazer-Tron has agreed not to, and to use its best efforts to ensure that none of its affiliates, officers, directors, representatives, agents or affiliates, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by the Merger Agreement); provided, however, that (i) Lazer-Tron's Board of Directors is not precluded, pursuant to its fiduciary duties as determined by Lazer-Tron's Board of Directors after consultation with outside legal counsel, from entering into, or causing Lazer-Tron's officers, representatives, agents or affiliates from entering into, negotiations with or furnishing information to a third party which has initiated contact with Lazer-Tron, from passing on to Lazer-Tron Shareholders information regarding any such third party proposal or inquiry consistent with such fiduciary duties, or otherwise fulfilling such fiduciary duties and (ii) Lazer-Tron may participate in negotiations with or furnish information to a third party which has initiated contact with Lazer-Tron with respect to an Acquisition Transaction consistent with the fiduciary obligations of its Board of Directors. In the event Lazer-Tron receives a proposal relating to an Acquisition Transaction, Lazer-Tron's Board of Directors is not prevented from approving such proposal or recommending such Acquisition Transaction to Lazer-Tron's Shareholders if Lazer-Tron's Board of Directors determines in good faith that failure to take such action would result in a breach of its fiduciary duties as determined by Lazer-Tron's Board of Directors after consultation with outside counsel and, in such case, Lazer-Tron's Board of Directors may amend, withhold or withdraw its recommendation of the Merger. However, the taking of such action, including Lazer-Tron's Board amending, withholding or withdrawing its recommendation regarding the Merger, in connection with an Acquisition Transaction will not relieve Lazer-Tron of its obligations described below under '--Break-Up Fee' and '--Stock Option Agreement.'

BREAK-UP FEE

     In the event that (i) Lazer-Tron or Lazer-Tron's Board of Directors exercises its rights, as described above under '--No Solicitation' in connection with an Acquisition Transaction and (ii) as a result, the Merger is not consummated or the Merger Agreement is terminated, then Lazer-Tron must: (x) pay to Acclaim two hundred thousand dollars ($200,000), and (y) if such Acquisition Transaction is consummated within one year, then Lazer-Tron must pay to Acclaim a sum equal to 5% of the value (less such $200,000) of the aggregate consideration actually received in connection with such Acquisition Transaction, calculated in a manner consistent with the valuation of such consideration in connection with such Acquisition Transaction, which amounts will be Acclaim's sole remedy in those circumstances so long as Lazer-Tron is not in breach of the Merger Agreement as a result of the willful action or inaction of Lazer-Tron or its officers, directors, employees and agents.

STOCK OPTION AGREEMENT


     Pursuant to the terms of the Merger Agreement, Lazer-Tron and Acclaim entered into a Stock Option Agreement dated March 22, 1995. Pursuant to such Stock Option Agreement, Lazer-Tron granted to Acclaim an option to purchase up to 250,000 shares of Lazer-Tron Common Stock at an exercise price of $8.00 per share, which option may only be exercised in the event, and only during the two year period following the occurrence of such event, that (i) a suit or proceeding is instituted to enjoin, prevent, restrain, set aside or invalidate the Merger Agreement or the transactions contemplated thereby or seeking damages from or to impose obligations upon Lazer-Tron or Acclaim by reason of the Merger Agreement or the transactions contemplated thereby and/or any order, decree or judgment with respect to the foregoing is issued and, as a result, Acclaim elects not to consummate the Merger or (ii) Lazer-Tron's Board of Directors considers, responds to or provides information regarding Lazer-Tron in connection with, or is approached by a third party with respect to, an Acquisition Transaction and, as a result, Lazer-Tron's Board of Directors withdraws or modifies in any way adverse to Acclaim its recommendation to Lazer-Tron's Shareholders that they vote to approve the Merger Agreement and/or Lazer-Tron enters into negotiations relating to an Acquisition Transaction and, as a result, the Merger is not consummated or the Merger Agreement is terminated.

AFFILIATES AGREEMENTS

     Acclaim has registered, pursuant to the Registration Statement of which this Prospectus/Proxy Statement forms a part, the shares of Acclaim Common Stock to be issued to holders of Lazer-Tron Common Stock in the Merger under the Securities Act, thereby allowing such securities to be traded without restriction by all former holders of capital stock of Lazer-Tron not deemed to be 'affiliates' (as such term is defined for purposes of Rule 145 under the Securities Act) of Lazer-Tron at the time the Merger Agreement is submitted for a vote to Lazer-Tron Shareholders.

     Pursuant to the terms of the Lazer-Tron affiliates agreements entered into on March 22, 1995 (the 'Lazer-Tron Affiliates Agreements') between certain beneficial owners of Lazer-Tron Common Stock (the 'Lazer-Tron Affiliates'), Acclaim and Lazer-Tron, each Lazer-Tron Affiliate has agreed (a) not to dispose of any shares of capital stock of Lazer-Tron owned by such Lazer-Tron Affiliate during the period beginning March 22, 1995 and ending 30 days prior to the Effective Time and (b) not to dispose of or reduce his risk relative to any shares of capital stock of Lazer-Tron owned by such Lazer-Tron Affiliate or shares of Acclaim Common Stock acquired by such Lazer-Tron Affiliate in the Merger during the period beginning 30 days prior to the Effective Time and continuing until such time as financial results covering at least 30 days of combined operations of Acclaim and Lazer-Tron after the Effective Time have been filed with the Commission or publicly reported by Acclaim. In addition, certain of the Lazer-Tron Affiliates holding as of the Record Date approximately 28.3% of the outstanding shares of Lazer-Tron Common Stock have agreed to vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

     Certain beneficial owners of Acclaim Common Stock (the 'Acclaim Affiliates') have entered into affiliates agreements dated March 22, 1995 (the

'Acclaim Affiliates Agreements,' and together with the Lazer-Tron Affiliates Agreements collectively referred to herein as the 'Affiliates Agreements') with Acclaim, pursuant to which each such Acclaim Affiliate has agreed not to dispose of or reduce his risk relative to shares of Acclaim Common Stock during the period commencing on March 22, 1995 until such time as financial results covering at least 30 days of combined operations of Acclaim and Lazer-Tron after the Effective Time have been filed with the Commission or publicly reported by Acclaim.

EMPLOYMENT AGREEMENTS

     It is a condition to the consummation of the Merger that employment agreements (the 'Employment Agreements') between the Surviving Corporation and each of Norman B. Petermeier, Matthew F. Kelly and Bryan M. Kelly (the 'Employees') be entered into at the Effective Time.

     Pursuant to the Employment Agreements, Norman B. Petermeier will serve as President of the Surviving Corporation and receive an annual base salary of $150,000, Matthew F. Kelly will serve as Vice President of Marketing of the Surviving Corporation and receive an annual base salary of $125,000 and Bryan M. Kelly will serve as Vice President of Engineering of the Surviving Corporation and receive an annual base salary of $125,000. Each of the Employees is also entitled to a bonus in an amount equal to up to 50% of his base salary, determined in the discretion of the Board of Directors of the Surviving Corporation based solely upon the achievement by the Surviving Corporation of specific objectives set forth in the Surviving Corporation's business plan for such fiscal year and such individual's contribution to the Surviving Corporation's and Acclaim's financial performance and profitability. Each Employee is also entitled to certain benefits including an automobile allowance, life insurance, reimbursement of certain expenses and participation in other Acclaim employee benefit plans. Employees shall also be indemnified by the Surviving Corporation to the fullest extent permitted by California law.

     Each Employee will agree, to the extent permitted by law, not to compete with the business of the Surviving Corporation, Acclaim, or any affiliate thereof in any geographic area where such businesses operate for a period terminating on the earlier of (i) the first anniversary of the termination of the initial term of employment, (ii) the first anniversary of the termination of employment, and (iii) the fifth anniversary of the date of the Employment Agreement. Each Employment Agreement will also prohibit the Employee until the earlier of (i) the first anniversary of the termination of the initial term of employment or (ii) the first anniversary of the termination of the Employee's employment, to the extent permitted by law, from soliciting, persuading or attempting to persuade any employee of the Surviving Corporation, Acclaim or any affiliate thereof to leave the Surviving Corporation's or Acclaim's employ.

     Under the Employment Agreement, the Employee can be terminated for 'cause', which includes, among other things, any breach by Lazer-Tron of any representation or warranty (except certain financial representations and warranties and breaches of representations and warranties of which Acclaim had knowledge as of the date of the Employment Agreement) made by Lazer-Tron under the Merger Agreement. Such representations and warranties will survive for a period of one year following the Effective Date (except for certain financial representations and warranties, which shall survive until such time as an audit report relating to the combined audited financial statements of Acclaim and Lazer-Tron for a period subsequent to the consummation of the Merger is issued). If the Surviving Corporation terminates any Employee without cause, or if such Employee resigns as a result of a material reduction of such Employee's duties or working conditions or a reduction in such Employee's compensation, such Employee will be entitled to cash payments in an aggregate amount equal to the Employee's then current annual base salary and bonus, if any, paid to the Employee for the most recent fiscal year, certain employee benefits and a cash payment in an amount equal to his annual base salary and bonus that have actually accrued with respect to the Employee as of the date of termination.

EMPLOYEE OPTION AGREEMENTS

     On March 22, 1995, each of the Employees entered into separate agreements (the 'Option Agreements') with Acclaim whereby each Employee will be granted stock options (the 'Employee Options') to purchase 40,000 shares, in the case of Norman Petermeier, and 30,000 shares, in the cases of Matthew Kelly and Bryan Kelly, of Acclaim Common Stock concurrently with the Closing and upon the execution of such Employee's Employment Agreement. The Employee Options will have an option price equal to the closing sale price of Acclaim Common Stock on the date of the Closing (as reported on The Nasdaq National Market) and will expire on the tenth anniversary of the Closing Date. The Employee Options will also be subject to and governed by all of the terms of Acclaim's 1988 Stock Option Plan, as amended, including the provisions with respect to acceleration and early termination, except to the extent modified by the Option Agreements.

SEVERANCE AGREEMENTS

     On March 22, 1995, Lazer-Tron entered into severance agreements (the 'Severance Agreements') with each of Suzanne Bouldoukian, Jeffrey Allen, Ronald Carrara and Patrick Boudreau providing for a severance payment in an amount equal to six months of such employee's base salary as of the date of the Severance Agreement if, within one year from the date of the Severance Agreement, such employee is terminated without cause or a material adverse change occurs in the circumstances of such employee's employment.

ARTICLES OF INCORPORATION AND BY-LAWS

     The Articles of Incorporation of Lazer-Tron and the By-laws of Lazer-Tron, each as in effect immediately prior to the effective date of the Merger, will remain in effect as the Articles of Incorporation and By-laws of the Surviving Corporation after the Merger, and thereafter may be amended in accordance with their respective terms and applicable law.

DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION

     At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of Gregory E. Fischbach, James Scoroposki, Robert Holmes, Anthony
R. Williams and Norman B. Petermeier and the officers of the Surviving Corporation shall be the existing officers of Lazer-Tron, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

AFFILIATES' RESTRICTIONS ON SALE OF ACCLAIM COMMON STOCK

     The shares of Acclaim Common Stock to be issued in the Merger are registered, pursuant to the Registration Statement of which this Prospectus/Proxy Statement forms a part, under the Securities Act, thereby allowing those shares to be traded without restriction by all former holders of Lazer-Tron Common Stock (i) who are not deemed to be 'affiliates' (as defined for purposes of Rule 145 under the Securities Act) of Lazer-Tron at the time of the Special Meeting and (ii) who do not become 'affiliates' of Acclaim after the Merger.

     Consequently, each of the 'affiliates' of Lazer-Tron has been advised that such affiliate may not be permitted under current law to make any public sale of any Acclaim Common Stock received upon consummation of the Merger except under certain circumstances, including where such sale is permitted pursuant to Rule 145 under the Securities Act. See '--Affiliates Agreements'. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of Acclaim Common Stock and also on the number of shares of Acclaim Common Stock that such affiliates and others (including persons with whom the affiliates act in concert) may sell within any three-month period. These restrictions will generally apply for at least a period of two years after the Merger (or longer if the person is an affiliate of Acclaim).

VOTE REQUIRED; RECOMMENDATION

     Approval of the Merger Agreement by the shareholders of Lazer-Tron requires the affirmative vote of a majority of the outstanding shares of Lazer-Tron Common Stock entitled to vote at the Special Meeting. Certain directors, officers and affiliates of Lazer-Tron holding an aggregate of 1,007,047 shares of Lazer-Tron Common Stock have agreed to vote such shares in favor of the Merger. Such shares comprise an aggregate of approximately 28.3% of the shares of Lazer-Tron Common Stock outstanding as of the Record Date. It is a condition precedent to the obligations of Acclaim to consummate the Merger that Dissenting Shares and/or shares of common stock of Lazer-Tron capable of becoming Dissenting Shares after the Closing shall not constitute in excess of 10% of the shares eligible to vote for such approval and adoption.

     THE BOARD OF DIRECTORS OF LAZER-TRON HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF LAZER-TRON AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS AND THE MERGER.

                MARKET FOR ACCLAIM AND LAZER-TRON COMMON EQUITY
                        AND RELATED SHAREHOLDER MATTERS


     The Acclaim Common Stock and the Lazer-Tron Common Stock are traded on the Nasdaq Stock Market's National Market System. On June 16, 1995, the closing sale prices for the Acclaim Common Stock and the Lazer-Tron Common Stock were $17.25 per share and $8.00 per share, respectively. As of such date, there were approximately 1,217 holders of record of the Acclaim Common Stock and 206 holders of record of the
Lazer-Tron Common Stock.


     The following table sets forth the range of high and low sales prices for the Acclaim Common Stock and the Lazer-Tron Common Stock for each of the periods indicated:


                                                                                   PRICE
                                                                              ----------------
PERIOD                                                                         HIGH      LOW
- ---------------------------------------------------------------------------   ------    ------
ACCLAIM(1)
  Fiscal Year 1993
     First Quarter.........................................................   $10.42    $ 6.25
     Second Quarter........................................................    15.17     10.17
     Third Quarter.........................................................    17.83     11.00
     Fourth Quarter........................................................    26.63     15.67

  Fiscal Year 1994
     First Quarter.........................................................    31.38     21.75
     Second Quarter........................................................    25.63     19.63
     Third Quarter.........................................................    27.13     13.25
     Fourth Quarter........................................................    19.25     14.25

  Fiscal Year 1995
     First Quarter.........................................................    20.63     15.63
     Second Quarter........................................................    15.63     13.44
     Third Quarter.........................................................    17.50     13.69

LAZER-TRON
  Fiscal Year 1994
     Fourth Quarter (from May 26, 1994)(2).................................   $ 8.25    $ 8.00

  Fiscal Year 1995
     First Quarter.........................................................    10.88      8.00
     Second Quarter........................................................    15.75      8.75
     Third Quarter.........................................................    10.00      7.00
     Fourth Quarter (through June 16, 1995)................................     8.38      7.50


- ------------------
(1) All common share information has been restated to reflect the three-for-two stock split in the form of a 50% stock dividend distributed on August 23, 1993.

(2) Prior to May 26, 1994, there was no public market for Lazer-Tron Common
    Stock.

                                DIVIDEND POLICY

     Neither Acclaim nor Lazer-Tron have paid any cash dividends since inception and have no present intention to declare or pay cash dividends in the foreseeable future. Certain covenants contained in the loan documents of Acclaim and Lazer-Tron contain restrictions on the payment of dividends by Acclaim and Lazer-Tron, respectively. Acclaim intends to retain any earnings which it may realize in the foreseeable future to finance its operations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT OF LAZER-TRON

     The following table sets forth certain information, as of May 31, 1995, with respect to the beneficial ownership of Lazer-Tron Common Stock by (i) each person (including any 'group') known by Lazer-Tron to be the beneficial owner of more than 5% of Lazer-Tron Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group.

                                                                          AMOUNT AND
                                                                          NATURE OF      PERCENT
NAME AND ADDRESS OF                                                       BENEFICIAL       OF
  BENEFICIAL OWNER                                                       OWNERSHIP(1)     CLASS
- ----------------------------------------------------------------------   ------------    -------
Bob K. Pryt(2)........................................................       330,636        9.1%
BKP Partners, L.P.(3).................................................       298,636        8.3
Bryan M. Kelly(4).....................................................       227,930        6.3
Matthew F. Kelly(5)...................................................       222,400        6.2
Andrew McCormick Kelly(6).............................................       213,400        6.0
Genevieve D. Kelly(6).................................................       213,400        6.0
Robert K. Williams, III(7)............................................       205,750        5.8
Charles N. Mathewson(8)...............................................       187,629        5.2
Norman B. Petermeier(9)...............................................       158,201        4.4
Ronald M. Carrara(10).................................................         6,208          *
Roger V. Smith(11)....................................................        14,000          *
Dr. Morton Grosser(12)................................................        12,000          *
All directors and executive officers as a group (10 persons)(13)......     1,021,153       27.0

- ------------------
 *  Less than 1%

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes the shares held by BKP Partners, L.P. ('BKP') and the shares subject to a Sales Agent Warrant held by BKP identified in footnote(3) and 12,000 shares subject to options, 4,500 of which are currently exercisable and 7,500 of which are exercisable within 60 days of May 31, 1995 assuming the acceleration as to vesting of such options as a result of the Merger. Mr. Pryt is a director of Lazer-Tron. Mr. Pryt's address is provided in footnote(3). The number of shares shown as beneficially owned is based on the Schedule 13D for May 26, 1994 filed by Mr. Pryt and BKP.

 (3) Represents 254,799 shares held by BKP and 43,837 shares subject to a Sales Agent Warrant exercisable within 60 days of May 31, 1995 held by BKP. Mr. Pryt is the Managing General Partner of BKP. The address of BKP and Mr. Pryt is One Sansome Street, Suite 3900, San Francisco, California 94104. The number of shares shown as beneficially owned is based on Schedule 13D for May 26, 1994 filed by Mr. Pryt and BKP.

 (4) Includes 26,300 shares subject to options exercisable within 60 days of May 31, 1995. Bryan M. Kelly is Vice President of Engineering and a director of Lazer-Tron. His address is 4430 Willow Road, Pleasanton, California 94588.

 (5) Includes 26,700 shares subject to options exercisable within 60 days of May 31, 1995. Matthew F. Kelly is Vice President of Marketing and a director of Lazer-Tron. His address is 4430 Willow Road, Pleasanton, California 94588.

 (6) Represents 175,000 shares held by the Kelly Family Trust for Mark Kelly, of which Genevieve D. Kelly is trustee and 38,400 shares held by the Kelly Family 1992 Trust, of which Andrew McCormick Kelly and Genevieve D. Kelly are trustees. Andrew McCormick Kelly and Genevieve D. Kelly are husband and wife. Their address is 2470 Pioneer Drive, Reno, Nevada 89509.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (7) Includes shares held by Mr. Williams' IRA accounts, 6,000 shares subject to options exercisable within 60 days of May 31, 1995 and 4,750 shares subject to a Sales Agent Warrant exercisable within 60 days of May 31, 1995. His address is 153 Kingswood Circle, Danville, California 94506. The number of shares shown as beneficially owned is based on the Schedule 13D for May 26, 1994 filed by Mr. Williams.

 (8) Represents 167,000 shares held by the Charles N. Mathewson Trust and 20,629 shares subject to a Sales Agent Warrant exercisable within 60 days of May 31, 1995 held by the Charles N. Mathewson Trust. His address is c/o International Game Technology, 5270 Neil Road, Reno, Nevada 89502. The number of shares shown as beneficially owned is based on the Schedule 13D for July 13, 1994 filed by Mr. Mathewson.

 (9) Includes 36,683 shares subject to options exercisable within 60 days of May 31, 1995. Mr. Petermeier is President, Chief Executive Officer and Chairman of the Board of Directors of Lazer-Tron.

(10) Represents shares subject to options exercisable within 60 days of May 31, 1995. Mr. Carrara is Vice President of Sales of Lazer-Tron.

(11) Includes 12,000 shares subject to options, 4,500 of which are currently exercisable and 7,500 of which are exercisable within 60 days of May 31, 1995 assuming the acceleration as to vesting of such options as a result of the Merger. Mr. Smith is a director of Lazer-Tron.

(12) Represents shares subject to options, 4,500 of which are currently exercisable and 7,500 of which are exercisable within 60 days of May 31, 1995 assuming the acceleration as to vesting of such options as a result of the Merger. Dr. Grosser is a director of Lazer-Tron.

(13) Includes the shares subject to options and the Sales Agent Warrant described in footnotes(2), (4), (5) and (9)-(12), 1,820 additional shares and 47,958 additional shares subject to options exercisable within 60 days of May 31, 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LAZER-TRON

OVERVIEW

     Lazer-Tron, which was incorporated in 1988, designs, develops, manufactures and markets coin-and token-operated redemption games for use by family entertainment centers and other entertainment venues, including shopping malls and free-standing arcades and amusement and theme parks. The coin-operated amusement industry includes video games, pinball games, table and sports games and redemption games. Redemption games typically award a player tickets based on the player's skill level in playing the game. The tickets may be redeemed for prizes and merchandise available at the facility offering the redemption games ('Operators'). In recent years the redemption game market experienced increased popularity primarily due to the expansion of the family entertainment facilities and arcades offering prize counters. Lazer-Tron entered the redemption game market as the growth of that market was accelerating and established a strong position in the redemption market as a manufacturer of innovative, high-quality and technologically-advanced games.

     During recent periods, the coin-operated game market has experienced a general softness in demand due in part to a slowing of expansion in the number of new arcade/family entertainment center locations, consolidation of business at the Operator and distributor levels, as well as increased competition from existing game manufacturers and new entrants. Lazer-Tron is attempting to mitigate these shifts in the marketplace by expanding sales into foreign markets and diversifying into non-ticket redemption games (such as the one-player Pogger, initially shipped in February 1995), as well as other coin-operated games such as sports and table games currently in development. However, these efforts are expected to take time to generate benefits, if any. In addition, long-term growth in the coin-operated game market depends greatly on the Operators' ability to properly manage their businesses, which includes proper equipment maintenance and successful promotion, presentation and marketing of their merchandise.

     In addition to the changes occurring in the coin-operated business, the demand for redemption games is seasonal. Historically, the majority of deliveries in the industry take place prior to summer time (Lazer-Tron's fourth fiscal quarter) and to a lesser extent, prior to the Christmas holiday season (Lazer-Tron's second fiscal quarter)--when family entertainment centers and other entertainment venues typically expect their largest volumes of business (due primarily to the timing of school holidays and family vacations). Lazer-Tron believes that it will continue to experience the effects of these seasonality factors, which may adversely affect results for its first fiscal quarter and, particularly, its third fiscal quarter. In addition, a significant portion of Lazer-Tron's expenses are relatively fixed, and if sales decrease for any reason in a single quarter, gross profits and operating results for that quarter could be adversely affected.


     As a result of competition and ever-changing customer preferences, it can be expected that a majority of the net sales realizable from a game will generally be recognized within the first few years following its introduction. From the viewpoint of the Operator, a game must provide an attractive rate of return by possessing the proper level of 'play appeal' and promote repeat business so players will return to try to win more tickets for bigger and better prizes. Accordingly, it is necessary for Lazer-Tron to continue to successfully develop and market new products as replacements for older redemption games generating decreasing levels of revenue. As a result of Lazer-Tron's increased pace of product introductions, research and development expenses have increased substantially.

     Lazer-Tron has and will continue to experience pressure to increase its salaries and related employee benefits in order to recruit and retain qualified personnel, in particular engineers and administrative staff. Historically, Lazer-Tron's salary structure has been generally below market. Lazer-Tron's growth through fiscal 1994 necessitated, and will continue to require, expenditures to implement and increase the effectiveness of its administrative, accounting and manufacturing controls, procedures and information systems. In addition, Lazer-Tron has incurred incremental professional and other expenses associated with its status as a public company.

RESULTS OF OPERATIONS

     General

     The following table sets forth for the periods indicated the percentage of net sales represented by each item reflected on Lazer-Tron's statements of income:

                                                              PERCENTAGE OF             PERCENTAGE OF
                                                                NET SALES                 NET SALES
                                                        -------------------------      ---------------
                                                               YEAR ENDED                NINE MONTHS
                                                                JUNE 30,               ENDED MARCH 31,
                                                        -------------------------      ---------------
                                                        1992      1993      1994       1994      1995
                                                        -----     -----     -----      -----     -----
Net sales...........................................    100.0%    100.0%    100.0%     100.0%    100.0%
Cost of sales.......................................     74.9      70.7      66.4       67.2      67.0
                                                        -----     -----     -----      -----     -----
  Gross profit......................................     25.1      29.3      33.6       32.8      33.0
Operating expenses:
  Research and development..........................      3.0       2.5       2.9        3.2      10.1
  Selling, general and administrative...............     15.2      13.6      12.7       12.6      16.0
                                                        -----     -----     -----      -----     -----
       Total operating expenses.....................     18.2      16.1      15.6       15.8      26.1
                                                        -----     -----     -----      -----     -----
Operating income....................................      6.9      13.2      18.0       17.0       6.9
Merger costs........................................       --        --        --         --      (2.5)
Interest income (expense), net......................     (1.4)     (0.5)      0.3        0.1       2.9
                                                        -----     -----     -----      -----     -----
Income before income taxes..........................      5.5      12.7      18.3       17.1       7.3
Provision for income taxes..........................      0.7       3.5       7.3        6.9       3.2
                                                        -----     -----     -----      -----     -----
Net income..........................................      4.8%      9.2%     11.0%      10.2%      4.1%
                                                        =====     =====     =====      =====     =====

NET SALES

     Net sales increased 147% from $2,922,000 in fiscal 1992 to $7,215,000 in fiscal 1993 and increased 113% to $15,377,000 in fiscal 1994. The growth in sales was principally the result of the increased number of product offerings introduced by Lazer-Tron. Net sales decreased 4% from $10,288,000 in the first nine months of fiscal 1994 to $9,900,000 in the same period for 1995. Sales in the first nine months of fiscal 1995 were impacted by a general softness in arcade/family entertainment center demand and entrance of new competitors. In order to expand into new markets, the Company has developed non-ticket redemption games, such as Pogger, and is designing other such games for release in the future. Further, results were affected by the timing and acceptance of new product introductions. The second and third quarters of fiscal 1994 benefited from strong demand for Aftershock, which was initially shipped in July 1993 and Ribbit Racin, Lazer-Tron's strongest selling game ever, which was initially shipped in October 1993. While Lazer-Tron has initially shipped five new games in September 1994 and four in the third quarter of fiscal 1995, the Company believes that sales of these new games were adversely affected by (i) the slow down in the industry and (ii) introduction of games later in the year as compared to the timing of new game introductions in prior years. Other revenue contained in net sales-- generated from customer service and royalties--was $376,000, $173,000, $97,000, $109,000 and $259,000 in fiscal
1992, 1993 and 1994 and for the first nine months of fiscal 1994 and fiscal 1995, respectively.

     Lazer-Tron's pace of new game introductions has increased, with nine games initially shipped during the first nine months of fiscal 1995, as compared to four games in the first nine months of fiscal 1994, six games in all of fiscal 1994, five games in fiscal 1993 and one game in fiscal 1992. As a result of the variety of games offered for sale, Lazer-Tron believes it is now less dependent upon sales of any one game during a fiscal period. For example, during fiscal 1992 four games were available, with one, Bank-It, representing approximately 50% of net sales. As further illustration, during fiscal 1993 the Spin-to-Win series represented approximately 70% of game sales, whereas in fiscal 1994 the Spin-to-Win series and two games introduced in 1994, Ribbit Racin and Aftershock, represented approximately 70% of the game sales. Finally, for the first nine months of fiscal 1995, the Spin-to-Win series, Ribbit Racin, Aftershock and three games initially shipped in 1995, Pirate's Gold and Pogger (single- and four-player) represented approximately 70% of total game sales. Lazer-Tron intends to discontinue manufacturing three of its older games--Haunted House, Shuttle Launch and Vine Climb--during fiscal year 1995; however, they will continue to be available on a special order basis.

     In an effort to offset seasonality in the U.S. and in order to expand into new markets, Lazer-Tron is continuing to develop distributor relationships in Europe, South America, Vietnam, South Africa, the Middle East and China, among others. Due to prior efforts in these and other international markets, foreign sales grew from $138,000 to $1,765,000 to $3,240,000 in fiscal 1992, 1993 and
1994, respectively, and from $2,250,000 to $3,100,000 in the first nine months of fiscal 1994 and 1995, respectively.

GROSS PROFIT

     Gross profit increased 189% from $733,000 in fiscal 1992 to $2,116,000 in fiscal 1993. The improvement in gross profit margin from 25.1% of sales in fiscal 1992 to 29.3% in fiscal 1993 was primarily due to increased manufacturing and purchasing efficiencies gained as a result of increased sales volume. Lazer-Tron also realized a higher sales price on the Super Bank-It product sold in fiscal 1993 than on the Bank-It sold in fiscal 1992. Gross profit increased 144% from $2,116,000 in fiscal 1993 to $5,169,000 in 1994. The improvement in gross profit margin from 29.3% of sales in fiscal 1993 to 33.6% in 1994 was primarily due to Lazer-Tron's continued ability to realize increased manufacturing and purchasing efficiencies as a result of increased sales and the consolidation of all operations into one building in May 1993. Gross profit decreased 21% from $980,000 in the three months ended March 31, 1994 to $776,000 in the same period for fiscal 1995 and decreased 3% from $3,371,000 in the first nine months of fiscal 1994 to $3,269,000 in the same period for fiscal 1995. While the gross profit margin has remained steady at 33% for these two nine-month periods, gross profit margins for the comparable three-month periods ended March 31, 1994 and 1995 have declined primarily due to reduced sales volume. The reduction in sales volume has been accompanied by a change in the relative mix of customers in the first nine months of fiscal 1995 as compared to fiscal 1994, which has begun to impact gross profit margins, particularly in the third quarter of fiscal 1995. Lazer-Tron is experiencing some increasing concentration in sales to national distributors who, due to their volume purchases, receive volume discounts, while sales to smaller distributors, who typically do not receive similar quantity discounts, has decreased, resulting in a negative impact on net sales and gross margins. In addition, with foreign sales increasing during the first nine months of fiscal 1995 as compared to fiscal 1994, the absolute dollar amount of foreign discounts has increased.

     The decline in the gross profit margin due to the above referenced factors was offset in part by the mix of games sold in fiscal 1994 and the first nine months of fiscal 1994 and 1995 since more of the higher margin games, such as Ribbit Racin and Spin-to-Win series, were sold. This trend is consistent between the first nine months of fiscal 1994 and fiscal 1995. These favorable trends offset higher royalty expenses incurred by Lazer-Tron in fiscal 1994 as compared to fiscal 1993. However, royalty expense as a percent of sales dropped from approximately 5% in fiscal 1993 (an increase from approximately 3% in fiscal
1992), to 4% for the first nine months of fiscal 1994 and to approximately 3% in fiscal 1994 and the first nine months of 1995; this trend was a result of the reduction in the number of games sold in the product mix that are subject to royalty agreements.

     While Lazer-Tron games tend to be priced slightly higher than competitive products, to date product pricing pressure appears to be a result of the earnings and return on investment potential derived from a game by an Operator. Due to increasing competition, Lazer-Tron may need to reduce prices in the future, which could adversely affect gross profit margins. In addition, due to the increased number of games offered by Lazer-Tron and the slowing of sales, Lazer-Tron believes the economy of scale benefits from manufacturing and purchasing efficiencies experienced in prior years started to peak recently; accordingly, Lazer-Tron does not expect incremental gross margin benefits attributable to economies of scale experienced in the past to continue.

RESEARCH AND DEVELOPMENT (R&D)

     R&D expenses increased 106% from $88,000 in fiscal 1992 to $181,000 in fiscal 1993, increased 150% to $452,000 in fiscal 1994 and increased 205% from $330,000 in the first nine months of fiscal 1994 to $1,005,000 in the same period for fiscal 1995. R&D expenses, as a percentage of net sales, decreased from 3.0% in fiscal 1992 to 2.5% in fiscal 1993, increased to 2.9% in 1994 and increased from 3.2% for the first nine months of fiscal 1994 to 10.1% in the same period for fiscal 1995. However, R&D costs in absolute dollars have remained fairly consistent on a quarter-to-quarter basis during the first nine months of fiscal 1995. R&D costs, including payroll and related, temporary labor, consulting fees, prototype materials and supplies, are expensed as incurred. The growth in R&D costs was primarily due to acceleration of game development, leading to increased personnel requirements and prototype material costs. For example, at March 31, 1994 Lazer-Tron had ten permanent engineers as compared to 16 at March 31, 1995. In addition, during the first nine months of fiscal 1995, Lazer-Tron established an in-house sound studio and hired its initial video development team. R&D expenses are expected to increase on a per game basis and overall as Lazer-Tron continues to increase the pace of non-ticket redemption and ticket redemption product introductions and expand the development of video ticket redemption and other leading edge video games.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

     SG&A expenses increased 121% from $444,000 in fiscal 1992 to $982,000 in fiscal 1993, increased 98% to $1,947,000 in fiscal 1994 and increased 22% from $1,297,000 in the first nine months of fiscal 1994 to $1,582,000 in the same period for fiscal 1995. SG&A expenses decreased as a percentage of net sales from 15.2% in fiscal 1992 to 13.6% in fiscal 1993 and to 12.7% in fiscal 1994 and increased as a percentage of net sales from 12.6% for the first nine months of fiscal 1994 to 16.0% in the same period in 1995. However, SG&A costs in absolute dollars have remained fairly consistent on a quarter-to-quarter basis during the first nine months of fiscal 1995. The increases in SG&A expenses for all periods is primarily attributable to: (i) attendance at more national and international trade shows, including expanded visibility at each show; (ii) efforts in developing international distributor relationships; (iii) expanded business development activities; (iv) additional employees and adjustments in salaries towards market levels; and (v) significant incremental costs related to being a public company. In addition, during May 1993, Lazer-Tron moved into its new facility, increasing rent and other occupancy expenses during fiscal 1994 and the first nine months of fiscal 1995, as compared to fiscal 1992 and 1993. Furthermore, Lazer-Tron has incurred significant additional costs during fiscal 1995 related to being a public company. SG&A expenses are expected to continue to increase as the Company expands into new arenas.

MERGER COSTS

     On March 22, 1995, Lazer-Tron entered into the Merger Agreement with Acclaim and the Subsidiary. The parties intend that the merger, if consummated, will be a tax-free transaction, that it will be accounted for as a pooling of interests and that it will result in Lazer-Tron being a wholly-owned subsidiary of Acclaim. Through the first nine months of fiscal 1995, Lazer-Tron incurred merger costs (comprised primarily of legal, financial advisor and accounting fees) of approximately $249,000. Lazer-Tron expects to incur additional merger-related costs prior to closing, and such costs could be material to Lazer-Tron's results for its fourth fiscal quarter.

INTEREST INCOME (EXPENSE), NET

     Lazer-Tron had minimal interest-earning cash balances in fiscal 1992 and 1993. Interest income of $51,000 was generated in 1994 from interest-earning short-term investments. As a result of the repayment of certain borrowings from shareholders and from a bank, interest expense decreased from approximately $40,000 in fiscal 1992 and $33,000 in 1993 to a negligible amount in 1994.

     Lazer-Tron had minimal interest-earning cash balances for the first nine months of fiscal 1994. Interest income for the first nine months of fiscal 1995 was generated by U.S. Treasury Bills and money market investments. Interest income increased for the first nine months of fiscal 1995 as compared to 1994 due to earnings on the proceeds from the initial public offering on May 26, 1994, proceeds from the exercise of the related underwriter over-allotment option on July 15, 1994 and proceeds from other miscellaneous stock transactions.

TAX RATES

     For the first nine months of fiscal 1995, Lazer-Tron's provision for income taxes has been computed based on a projected effective tax rate of 35% applied to Lazer-Tron's pre-tax earnings from ongoing operations, as compared to a 40% effective tax rate for the first nine months of fiscal 1994. The tax effect of the costs related to the proposed merger with Acclaim are separately accounted for in the quarter in which the expenditures are incurred. It is expected that Lazer-Tron will not realize any tax benefit with respect to the majority of merger-related expenditures.

     Lazer-Tron's effective tax rate in fiscal 1992, 1993 and 1994 was 13%, 27% and 40%, respectively. The tax rates in fiscal 1992 and 1993 were lower primarily due to the tax benefit associated with the utilization of net operating tax loss carryforwards. The projected effective tax rate of 35% in fiscal 1995 (before merger costs) is expected to be favorably impacted by the benefits associated with increased use of the foreign sales corporation and research and development credits.

NET INCOME PER SHARE

     Lazer-Tron's net income per share was calculated at June 30, 1992, 1993 and 1994 using a weighted average number of shares outstanding of 2,648,000, 2,670,000 and 2,888,000, respectively. Lazer-Tron's net income per share for the first nine months of fiscal 1994 and 1995 was calculated using a weighted average number of shares outstanding of 2,785,000 and 4,036,000, respectively, reflecting an increase of 45% for the first nine months of fiscal 1995 compared with the first nine months of 1994; this increase is due to the May 26, 1994 initial public offering and exercise of the overallotment option in July 1994. Subsequent net income per share calculations, as compared to fiscal 1994, will continue to be impacted by the shares issued in the initial public offering.

LIQUIDITY AND CAPITAL RESOURCES

     Lazer-Tron had total assets of $13,291,000 at June 30, 1994 and $13,844,000 at March 31, 1995. In connection with Lazer-Tron's initial public offering in May 1994, it received $859,000 in July 1994 representing the proceeds (net of expenses) from the underwriter's exercise of the over-allotment option of 119,430 shares of its Common Stock. As of March 31, 1995, Lazer-Tron s unused sources of funds included $7,893,000 in cash and cash equivalents. Lazer-Tron has its cash equivalent balance invested primarily in 90-day U.S. Treasury Bills. In addition, Lazer-Tron has a $2,000,000 unsecured working capital revolving credit facility calculated as a percentage of eligible accounts receivable. Borrowings under the credit facility bear interest at prime plus 1%. Lazer-Tron had no outstanding borrowings under this line of credit as of March 31, 1995.

     As compared to June 30, 1994, Lazer-Tron's cash position improved by $840,000 during the first nine months of fiscal 1995. This is a result of proceeds from the sale of Lazer-Tron stock of $1,146,000 and the maturity of a short-term investment of $202,000, offset by $269,000 expended for working capital requirements and $239,000 expended for equipment acquisitions (primarily R&D).

     Cash requirements are expected to continue to increase in order to fund:
(i) personnel and salary costs; (ii) research and development costs; (iii) investment in additional technical equipment; and (iv) working capital requirements.

     Lazer-Tron believes that the cash generated from operations, cash presently on hand, and the availability of the credit facility, will be sufficient to meet Lazer-Tron's cash needs through the third quarter of fiscal 1996. Beyond that, Lazer-Tron may require additional equity or debt financing to address its working capital or capital equipment needs.

                             BUSINESS OF LAZER-TRON

GENERAL

     Lazer-Tron, which was incorporated in 1988, designs, develops, manufactures and markets coin- and token-operated redemption games for use by family entertainment centers and other entertainment venues, including shopping malls and free-standing arcades and amusement and theme parks. The coin-operated amusement industry includes video games, pinball games, table and sports games and redemption games. Redemption games typically award a player tickets based on the player's skill level in playing the game. The tickets may be redeemed for prizes or merchandise.

     The redemption game market has experienced increased popularity in recent years as families sought out-of-the-home entertainment for the entire family, such as that offered at family entertainment centers and other entertainment venues. Lazer-Tron believes that the increased popularity of redemption games has been affected by the growth in the number of family entertainment centers and other entertainment venues, advances in the technology used in the games, the increased demand for wholesome family-oriented entertainment and the marked improvement in quality of redemption merchandise and merchandising techniques. Lazer-Tron believes that families have been drawn to family entertainment centers and other entertainment venues that offer redemption games because the customers are offered an attraction not available in the home and they can acquire quality merchandise with the tickets earned from playing the games. From the viewpoint of the Operator, redemption games can provide an attractive rate of return and tend to promote repeat business, as players try to win more tickets for bigger and better prizes.

     However, during recent periods, the coin-operated game market has experienced a general softness in demand due in part to a slowing of expansion in the number of new arcade/family entertainment center locations, consolidation of business at the Operator and distributor levels, increased competition from existing game manufacturers and new entrants and the absence of 'hit' video games which draw traffic into arcades and entertainment center locations, thereby increasing demand for redemption games. See 'Risk Factors.'

PRODUCTS

     Lazer-Tron's goal is to offer games that appeal to a wide age group, are simple, fun, durable and well 'themed.' Lazer-Tron's games utilize advanced technologies, including microprocessors, opto-electronic and electro-mechanical devices to enhance the look, feel, sound and play of its games. For example, Lazer-Tron was among the first in the redemption game market to combine digital sound effects, sensing technologies, lighting and mechanical events to provide interaction with each event occurring during the game. By synchronizing sound effects to actions of a player, such as by 'announcing' that a player tossed the wrong colored ball into a target in Awesome Toss 'Em, Lazer-Tron strives to provide a high level of player interaction. To add to the enjoyment of a game, Lazer-Tron seeks to develop games that are highly visual through the use of appealing themes, artwork, decals and cabinetry, in addition to lights and sound.

     Lazer-Tron currently offers 21 games, in addition to the Bonus Jackpot Display, a programmable feature which links multiple games in order to provide an increasing ticket jackpot that can be won by the players of any of the linked games. Lazer-Tron's best selling games in fiscal 1994 were the Spin-to-Win series, Ribbit Racin, and Aftershock, and for the first nine months of fiscal 1995 were the Spin-to-Win series (includes Spin-to-Win, Jungle Rama and Spin
A21), Ribbit Racin, Aftershock, Pirate's Gold and Pogger. In order to expand into new markets, Lazer-Tron has introduced games such as the Pogger series and Ring Toss which can be placed in non-redemption venues, such as bowling alleys, malls, pizza parlors and movie theaters.

     A representative example of the Company's games is Aftershock, an exciting interactive coin-sliding game that includes a colorful, high-quality graphic depiction of San Francisco, complete with flashing lights and digital sound. Upon depositing a coin or arcade token (generally 25 cents, or a multiple thereof) into the game, the game's playfield vibrates, in a whimsical emulation of an earthquake, and a mock 'Richter Scale' displays a 'magnitude one' tremor. The player, verbally encouraged by the game, tips the downward sloping playfield to the left or right through physical movement of a large T-bar to guide the coin (including, for example, guiding the coin across the Golden Gate Bridge) into the high point target holes worth up to 60 tickets. The game is designed so that every coin will result in at least a one-ticket win. The average per-coin play time is approximately 8 seconds. Dropping successive coins in the game increases the Richter Scale, as well as the level of tickets awarded; when the Richter Scale registers 'magnitude five' the player is afforded the opportunity to win a bonus jackpot. Multiple Aftershock games may also be interconnected by adding a progressive Bonus Jackpot Display feature.

     Typically if a game achieves market acceptance it generates the majority of its revenue in the first few years of sales, but may continue to generate revenue over a number of years. However, the pace of new game introductions has increased, which could result in shorter product life cycles. Lazer-Tron's pace of new product introductions has increased, with nine games initially shipped during the first nine months of fiscal 1995, as compared to six in fiscal 1994 and five in fiscal 1993. As a result of the variety of its product offerings, Lazer-Tron believes it is now less dependent upon sales of any one game during a fiscal period. For example, Spin-To-Win, which was initially shipped in August 1992, generated the most revenue for fiscal 1993, while in fiscal 1994, the Spin-To-Win series and two games initially shipped in fiscal 1994, Ribbit Racin and After Shock, represented approximately 70% of total game sales. For the first nine months of fiscal 1995, the Spin-To-Win series, Ribbit Racin, Aftershock, and three games initially shipped in fiscal 1995, Pirate's Gold and Pogger (single and four players), represented approximately 70% of total game sales.

     The following is a list of all of the products which are currently being offered by Lazer-Tron:

                             INITIAL
PRODUCT NAME              SHIPMENT DATE                               TYPE OF GAME
- ----------------------   ---------------  --------------------------------------------------------------------
Haunted House*           November 1988    A coin or operator controlled six, nine or twelve player 'laser' gun shooting gallery that allows players to compete in a high-speed shooting contest.

Shuttle Launch           February 1990/   A two player or larger carnival style 'laser' gun race competition.
  /Vine Climb*           February 1993

Bank-It**/Super          December 1991/   The player flips coins or tokens into varying-prize stationary and
Bank-It**/Super          September 1992/    moving baskets. The player can also win tickets if the coin falls
Bank-It II               September 1994     off the pusher play field.

Spin-to-Win              August 1992      By rolling balls into slots, the player moves or 'spins' a fortune-
                                            type wheel to attempt to win tickets.

Jungle Rama              December 1992    A children's jungle-themed version of the Spin-to-Win game.

Slugger's Alley          May 1993         An interactive baseball batting simulator which announces the outcome of the players' hits.

Aftershock               July 1993        A coin sliding game with a tilting, vibrating play field themed after a San Francisco earthquake.

Spin A 21                September 1993   A blackjack-themed version of the Spin-to-Win game.

Ribbit Racin             October 1993     A two player or larger whack-em and smack-em mallet game where players smack randomly flashing frog faces to race their frogs toward the finish.

Awesome Toss 'Em         October 1993     A ball toss game featuring Lazer-Tron's color recognition
                                            technology. Tickets are awarded based on the number of balls thrown into matching color baskets.

Shake, Rattle & Roll     May 1994         A ball accelerates on a rapidly-spinning turntable until released by the player, who can further direct the ball toward targets by tilting the play field.

Wild Thing               May 1994         A multi-featured baseball-themed pinball shooting game, where tickets are won based in part upon the speed with which the player can complete the game.

Bonus Jackpot Display    August 1992      A progressive jackpot feature used with multiple Spin-to-Win, Jungle
                                            Rama, Spin A 21, Aftershock, Shake, Rattle & Roll, The Wave,
                                            Pirate's Gold and Wheelin-N-Dealin games.

                             INITIAL
PRODUCT NAME              SHIPMENT DATE                               TYPE OF GAME
- ----------------------   ---------------  --------------------------------------------------------------------
The Flintstones          September 1994   A colored ball toss game that makes Fred and Barney race, with the winner declared as the first player to the top.

Pogger--(4 player)       September 1994   A 4 player rotary merchandiser in which players attempt to win
                                            POGs(Trademark), milkcaps or slammers.

The Wave                 September 1994   An exciting baseball themed coin-sliding game that allows a player to guide their coin down the baseball playfield into target holes.

Pirate's Gold            September 1994   A fast paced coin drop game where players navigate their coin through the pins into the target holes or the treasure chest.

Wheelin-N-Dealin         January 1995     Players attempt to stop the dual spinning hands on the desires slots while avoiding the bankrupt slots.

Pogger--(single          February 1995    Depending on the configuration, a player) rotary merchandiser that
player)                                     allows the player to win POGs(Trademark), milkcaps, slammers or candy.

Swamp Stomp              March 1995       A two player foot stomping game where players race their characters across the tricky alligator's back to reach the treasure.

Ring Toss                March 1995       A fully automated midway ring-toss version of the all-time classic as players try to toss the rings onto soda bottles. Lazer-Tron's new patent pending object version systems will detect if the rings are on the bottles.

- ------------------
 * To be discontinued in 1995, except for special orders.
** No longer offered, however the Company provides conversion kits to upgrade to Super Bank-It II.

     In developing its games, Lazer-Tron recognizes the need to balance skill and fun of the player with the revenue generating objectives of the Operator. To address an Operator's need to appeal to a variety of players, Lazer-Tron develops games targeted for different age groups. For example, games such as Ribbit Racin, Jungle Rama, Swamp Stomp, Pogger and Flintstones are designed to appeal to children, while Spin-To-Win, Spin A 21, Wheelin-N-Dealin and Pirate's Gold are more adult-oriented. Redemption game arcades are a combination of fun game offerings and merchandising. Successful Operators recognize the need to tailor the skill level of their games and the ticket payback rate to their customers. Lazer-Tron's games include features which enable the Operator to change play dynamics to fit his customer base. Certain games, such as Aftershock, can be adjusted for different skill levels by changing the vibration of the play field. All games allow the Operator to vary the number of tickets that are awarded to the player.

PRODUCT DEVELOPMENT

     Lazer-Tron has historically focused on new redemption games. Lazer-Tron utilizes advanced technologies which may have been developed for other markets (such as its use of color recognition chips in Awesome Toss 'Em and the use of high speed charged coupled scanning devices and digital signal processors in Ring Toss) and seeks to apply these technologies to redemption games. In addition, Lazer-Tron seeks to utilize its experience in the development of redemption games to (i) develop other coin-operated games, such as table and sports games, and (ii) develop games that utilize video technology for redemption arcade games.

     Lazer-Tron conceptualizes games internally, and, when appropriate, licenses game concepts from third parties. Once a concept for a game is formalized into a design, the development of a product consists of implementing the design through development of required electronics, artwork, sound/voice effects and product cabinets. Most of the development work is done by Lazer-Tron or by outside contractors at Lazer-Tron's direction. In certain instances, Lazer-Tron engages independent artists or designers to assist with artwork. Lazer-Tron recently constructed its own sound studio in order to provide sound and sound effects for its games. Lazer-Tron's products require varying degrees of development time depending upon game design, type of game activities and general complexity of the product. The typical length of development has historically ranged from eight to twelve months after the initial creation of a product idea. As games become more complex, development time and cost have increased.

     Lazer-Tron licensed the initial concepts for Bank-It series, Spin-to-Win series, Aftershock, The Wave and Pogger from third parties. In each case, based upon the licensed concept, Lazer-Tron designed and developed the final product. Lazer-Tron owns all intellectual property and product rights to all other licensed product concepts. Lazer-Tron pays royalties calculated as a percentage of sales at rates generally ranging from 3% to 8%, depending on the nature of the product, the volume of sales and the extent of development performed by the licensor and other factors. In addition, Lazer-Tron has licensed the Flintstone name, characters and music for its Flintstones game and music for its Wild Thing game. The license for Wild Thing is an exclusive license which terminates in 1997.

     In fiscal 1993 and 1994 and the first nine months of fiscal 1995, Lazer-Tron's research and development expenditures were approximately $181,000, $452,000 and $1,005,000, respectively. Lazer-Tron's engineering staff currently consists of its Vice President of Engineering, fifteen permanent engineers (most of whom have been hired within the last 12 months) and one temporary engineer. Lazer-Tron also uses several consultants and outside graphic design groups. Lazer-Tron has substantially increased its engineering and development staff during the last twelve months (including engineers with video experience) in order to devote additional resources to developing new products. However, there can be no assurance that Lazer-Tron will be able to develop and introduce new games on schedule or that such new games will achieve market acceptance.


MARKETING AND DISTRIBUTION

     Lazer-Tron's products are sold predominantly on a non-exclusive basis to distributors. Lazer-Tron utilizes approximately 30 distributors in the United States, in addition to 19 international distributors in countries such as Argentina, Australia, Brazil, Canada, England (covering the European Economic Community, as well as all of Eastern Europe), Taiwan, Singapore, Hong Kong and Mexico. Sales to distributors accounted for a substantial majority of Lazer-Tron's net sales in fiscal 1993 and 1994 and the first nine months of 1995. As is customary in the industry, Lazer-Tron does not have contracts with the majority of its distributors. Typically, a distributor will order five or fewer units of a new game in order to sample and test the games. Future orders are based upon game test results and expected demand. Although distributors are generally not offered price protection or return privileges and revenue is recognized by Lazer-Tron upon shipment, Lazer-Tron maintains reserves for potential credit losses and returns. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Lazer-Tron.'

     The primary method for marketing Lazer-Tron's products to Operators and distributors is at industry trade shows and through advertisements in industry trade magazines. Lazer-Tron generally has a booth at each trade show to demonstrate its products. In addition, many of Lazer-Tron's distributors actively market Lazer-Tron's games to Operators through their own sales forces and distributor open house events.

CUSTOMERS AND BACKLOG

     For the first nine months of fiscal 1995 and fiscal 1994, no customer accounted for 10% or more of net sales. For fiscal 1993, Nickels and Dimes, Incorporated was the largest customer, accounting for approximately 11% of net sales.

     International sales, principally to distributors in the Far East, were approximately $1,765,000 and $3,240,000 for fiscal 1993 and 1994, respectively, and $2,250,000 and $3,100,000 for the first nine months of fiscal 1994 and 1995, respectively. To sell its games internationally, it is sometimes necessary to customize the game to the particular country, including changes to artwork, targets, language or music to fit the target region's culture. Lazer-Tron believes these changes can generally be implemented relatively inexpensively and quickly.

     As of March 31, 1995, backlog, consisting of orders accepted by Lazer-Tron for shipment typically within 90 days, was approximately $1,300,000 as compared to approximately $1,700,000 as of March 31, 1994. Approximately 33% of the March 31, 1995 backlog consists of orders for Ring Toss. While orders are not typically subject to cancellation, there can be no assurance that all orders in backlog will be shipped. Backlog may not be indicative of future expected sales.

PRODUCTION AND MANUFACTURING

     Lazer-Tron's products are manufactured at its facilities in Pleasanton,

California. The manufacturing process consists principally of the purchasing, assembly, testing and system integration of component parts and subassemblies manufactured by others into a finished game. Lazer-Tron subcontracts the production of printed circuit boards to its specifications. Electronic components, many of which are common to several of Lazer-Tron's games, are purchased and kitted by Lazer-Tron and sent to an outside vendor for board stuffing and soldering. Lazer-Tron conducts testing of component parts, printed circuit boards, subassemblies and final products prior to shipment.

     To date, Lazer-Tron has not encountered any material difficulties or delays in manufacture or assembly of its products. All of Lazer-Tron's material components are available from multiple sources. During fiscal 1995, Lazer-Tron developed second sources for finished game cabinets, artwork and decals and certain electronic components that were previously sole-sourced. Any disruption of Lazer-Tron's relationships with its key sole source suppliers or manufacturers or other limitations on the availability of these parts could have an adverse effect on Lazer-Tron's business and operating results.

     Lazer-Tron generally offers a limited three month warranty on products sold. Lazer-Tron's games have certain self diagnostic capabilities that allow distributors and Operators to troubleshoot and repair the games in the field. Lazer-Tron believes in strong customer support and provides free over-the-phone troubleshooting advice, in addition to a parts swap program where Lazer-Tron will, for a fixed fee, send new printed circuit boards or other parts to an Operator in advance of receipt of the exchanged defective part.

COMPETITION

     Competition in the coin-operated amusement games market is intense and is based primarily on an evaluation by the Operator as to the earnings potential, profitability, quality and longevity of the game. The strength of a company's product offerings, product quality and reliability, customer support, reputation and its sales and distribution network are also factors impacting competition. Lazer-Tron believes it competes favorably in each of these areas and, in particular, believes it has achieved a good reputation for developing quality and innovative games. However, as consumers' tastes for higher technology interactive products increase, there can be no assurance that Lazer-Tron's current or future products will remain competitive.

     Competition for Lazer-Tron's games comes from other manufacturers of arcade redemption games and from manufacturers of other electronic or video games. Lazer-Tron's current competitors for arcade and amusement park redemption games are both domestic and foreign businesses. Lazer-Tron's games also compete with video games, which offer greater sophistication of graphics, animation and other features than Lazer-Tron's games. Video game manufacturers include large public domestic and international companies, which have significantly greater financial resources, technical capabilities, distribution channels and broader recognition than Lazer-Tron. Each of the coin-operated game manufacturers competes for player acceptance of the games and for floor space in the arcades and other family entertainment venues. A key factor in the industry is to be able to create products which attract the player and generate repeat plays. Player appeal of a game is a highly subjective quality related to the interaction of the player and the game and is a function of design, hardware, software and play features, in addition to the visual and sound effects.


     According to industry-trade magazines, Operators are experiencing a decline in revenue due in part to the absence of a recent 'hit' video game which helps draw customers to the arcade. In addition, during recent periods, the redemption game segment of the coin-operated game market has experienced slower expansion of the number of new family entertainment center and arcade locations, an increasing consolidation of business at the Operator and distributor levels, as well as increased competition among existing and new game manufacturers. Lazer-Tron believes the distribution business for the coin-operated game industry is undergoing consolidation, resulting in fewer distributors which may have the effect of increasing pricing pressure on game manufacturers. Further, large companies such as Sega, Namco, Sony, Block Buster and Cineplex Odeon movie theaters have announced plans to enter, or to expand their presence within, the location-based entertainment business. Certain of these companies offer their own games which may create greater competition among game suppliers, as well as affecting the ability of small Operators to compete. The historical growth in the redemption game market has attracted new competitors (generally small closely held companies) to the market. However, large companies, such as Time Warner Interactive (which includes Atari), Sega, Data East, Konami, Sammy, Electronic Arts and Mattel have recently entered or announced their intention to enter, or to expand their presence within, the coin-operated redemption game market.

     Lazer-Tron's games also face competition from other forms of entertainment, both within and outside of the home. There can be no assurance that Lazer-Tron's games or the redemption industry will be able to compete effectively in the future with new forms of in-the-home and out-of-the home entertainment.

PATENTS, PROPRIETARY RIGHTS AND LICENSES

     Lazer-Tron has actively sought patent protection in the United States on its products where available. Games that are 'hits' are often emulated and Lazer-Tron believes by patenting its games it may be able to better protect its competitive position. Lazer-Tron has received five United States patents with lives of 17 years. Lazer-Tron's first patent covers the use of optical encoded multiple frequencies of light in interactive game products. This technology is utilized in the Haunted House game. Lazer-Tron received a United States patent in 1994 relating to the combination of games and a progressive bonus apparatus used with multiple games, such as the Bonus Jackpot Display. Other Lazer-Tron patents include a patent relating to a ball roll-down game with a spinning wheel and a patent relating to the velocity and direction of a ball used in Slugger's Alley. Lazer-Tron has eight United States patent applications pending, including applications with respect to the vibrating playfield of Aftershock and the color recognition of Awesome Toss 'Em. To date, due in part to cost considerations, Lazer-Tron has not pursued obtaining patents outside of the United States and currently has one foreign pending patent application. Lazer-Tron also has registered trademarks on its Bank-It, Super Bank-It, Aftershock and Slugger's Alley games. Where appropriate, Lazer-Tron also may seek copyright protection on its software, game play, graphics design, technical manuals and schematics.

     Lazer-Tron has obtained from a privately-held arcade Operator certain product concept rights in connection with the development of its Bank-It series, Spin-to-Win series, Aftershock and The Wave products, and obtained product concept rights to develop Pogger from another third party. Lazer-Tron is the exclusive owner of all the products it develops based upon the product concept and pays royalties generally ranging from 3% to 8% of revenue generated from the products. In addition, Lazer-Tron has licensed the Flintstone name, characters and music for the Flintstones game and the music for its Wild Thing game. For fiscal 1993 and 1994 and the first nine months of fiscal 1995, Lazer-Tron incurred royalty expense of approximately $358,000, $450,000 and $279,000, respectively.

     Lazer-Tron believes that factors such as the creative abilities and experience of its engineering personnel will be more significant to its future success than its current proprietary rights and patents. Lazer-Tron has from time to time been notified that it may be infringing certain intellectual property rights of others. Further, there can be no assurance that in the future Lazer-Tron's products will not be claimed to violate or infringe patents, trademarks or marks or other proprietary rights held by other parties, which claims could adversely affect Lazer-Tron. See '--Legal Proceedings' for a discussion of a complaint recently filed against Lazer-Tron alleging trademark infringement.

GOVERNMENT REGULATION

     The games produced by Lazer-Tron are intended to be games of skill or predominantly of skill, as opposed to games of chance. Games of skill or predominantly of skill are generally not subject to any special laws or regulatory controls. On the other hand, the manufacture, shipping, installation and operation of gambling devices and other games which are intended to be used primarily in connection with gambling are subject to regulation under federal, state and local laws. For example, California law generally prohibits the manufacture or sale of games of chance. In addition, local municipalities and governments often regulate the types of games that can be played and the location of arcades within their jurisdictions. The determination of whether a particular game is a game of skill or a game of chance is somewhat subjective, and on occasion local authorities have prohibited the installation of certain of Lazer-Tron's games, or have required that Lazer-Tron modify certain features of one or more of its games. In those cases where Lazer-Tron has considered it to be appropriate, Lazer-Tron has sought, and may in the future seek, an opinion that a game is a game of skill. While to date Lazer-Tron believes that these

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laws have not materially impacted its business, there can be no assurance that the application of these laws will not have an adverse effect in the future on Lazer-Tron's business or operating results.

EMPLOYEES

     As of March 31, 1995, Lazer-Tron had 78 full-time employees, of whom 10 were in administration, 16 were in engineering and development, 5 were in marketing and sales, and 47 were in manufacturing and testing. Lazer-Tron also utilizes the services of several consultants, in addition to temporary employees (approximately 55 as of March 31, 1994), principally in manufacturing and testing. Lazer-Tron believes that its success depends in part on its ability to attract and retain qualified employees. Lazer-Tron believes that its relations with its employees are good. The employees and Lazer-Tron are not parties to any collective bargaining agreements.

PROPERTY

     Lazer-Tron maintains its principal facilities at 4430 Willow Road, Pleasanton, California 94588, where it leases approximately 33,440 square feet of office, engineering and manufacturing space. The lease expires in May 2001 and contains one five-year option to renew at fair market value rentals. Lazer-Tron leases the space for an aggregate lease payment (including common area maintenance, property tax and insurance costs) of approximately $26,000 per month in 1994, with escalations in subsequent years. Lazer-Tron also leases a sales office near Chicago, Illinois for $925 per month. See Note 4 of Notes to Financial Statements.

LEGAL PROCEEDINGS

     In December 1994, Lasertron, Inc., a Massachusetts corporation, filed a complaint in the United States District Court, District of Massachusetts, alleging Lazer-Tron's infringing use of the mark 'Lazer-Tron' under federal and state laws. Lasertron, Inc., a manufacturer and seller of fiberoptic components for telecommunications systems, is claiming that the use of the mark 'Lazer-Tron' is confusingly similar to its federally registered trademark Lasertron. Lasertron, Inc. sought injunctive relief to, among other things, prevent Lazer-Tron from using the designation 'Lazer-Tron' or the corporate name 'Lazer-Tron, Inc.' and an unspecified amount in damages. Lazer-Tron answered the complaint denying the allegations in late December 1994. Laser-Tron, Inc. filed a motion for preliminary injunction in early March 1995, which motion was not heard due to the parties entering into settlement negotiations. As of May 31, 1995, the parties were engaged in settlement negotiations and are negotiating the terms of a settlement agreement.

     For information concerning a lawsuit relating to the Merger naming Lazer-Tron and certain of its officers and directors as defendants, see 'The Merger--Legal proceedings Relating to the Merger.

                    DESCRIPTION OF LAZER-TRON CAPITAL STOCK

     The authorized capital stock of Lazer-Tron consists of 10,000,000 shares of Lazer-Tron Common Stock and 1,000,000 shares of Lazer-Tron Preferred Stock, in each case without par value. As of May 31, 1995, there were 3,563,832 outstanding shares of Lazer-Tron Common Stock held of record by approximately 212 shareholders, outstanding warrants to purchase 581,233 shares of Lazer-Tron Common Stock and outstanding options to purchase 440,442 shares of Lazer-Tron Common Stock.

LAZER-TRON COMMON STOCK

     Each shareholder is entitled to one vote for each share of Lazer-Tron Common Stock held on all matters. Cumulative voting is currently not permitted by Lazer-Tron's Articles of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The holders of Lazer-Tron Common Stock have no preemptive or other rights to subscribe for additional shares. All outstanding shares of Lazer-Tron Common Stock are validly issued, fully paid and nonassessable. Subject to preferences that may be applicable to holders of any Lazer-Tron Preferred Stock then outstanding, holders of Lazer-Tron Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of Lazer-Tron, the assets legally available for distribution to shareholders are distributable ratably among the holders of the Lazer-Tron Common Stock at that

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time outstanding, subject to prior distribution rights of creditors of
Lazer-Tron and to the preferential rights of any shares of Lazer-Tron Preferred Stock then outstanding.

LAZER-TRON PREFERRED STOCK

     Lazer-Tron's Board of Directors has the authority, without further action by Lazer-Tron's shareholders, to issue up to 1,000,000 shares of Lazer-Tron Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of Lazer-Tron Preferred Stock could adversely affect the voting power of holders of Lazer-Tron Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Lazer-Tron. Lazer-Tron has no present plan to issue any shares of Lazer-Tron Preferred Stock.

LAZER-TRON WARRANTS

     As of May 31, 1995, 667,166 warrants to purchase an aggregate of 333,583 shares of Lazer-Tron Common Stock (the 'Lazer-Tron Private Placement Warrants') were outstanding. Two Lazer-Tron Private Placement Warrants entitle the holder thereof to purchase one share of Lazer-Tron Common Stock for $5.00 per share, as adjusted for certain events. Lazer-Tron Private Placement Warrants are only exercisable during specified periods, during which time Lazer-Tron must undertake efforts to register or qualify the sale of the underlying Lazer-Tron Common Stock pursuant to federal and state securities laws, or to obtain an exemption therefrom. The Lazer-Tron Private Placement Warrants expire on April 30, 1996, subject to certain rights of Lazer-Tron to accelerate or delay such expiration. The exercise period of the Lazer-Tron Private Placement Warrants may be shortened in connection with certain mergers or after the exercise of fifty percent (50%) of the Lazer-Tron Private Placement Warrants upon notice by Lazer-Tron to the Lazer-Tron Private Placement Warrant holders. Lazer-Tron also has the right to call the Lazer-Tron Private Placement Warrants for redemption at any time on 45 days prior written notice (the 'Notice of Redemption') at a redemption price of $0.05 per Lazer-Tron Private Placement Warrant if: (i) the closing bid price of Lazer-Tron Common Stock exceeds the Lazer-Tron Private Placement Warrant exercise price by at least 20% during a period of at least 20 of the 30 trading days immediately preceding the Notice of Redemption; (ii) Lazer-Tron has in effect a current registration statement covering the

Lazer-Tron Common Stock issuable upon exercise of the Lazer-Tron Private Placement Warrants; and (iii) the expiration of the forty-five (45) day notice period is within a window period.

     As of May 31, 1995, 128,433 Sales Agent Warrants to purchase an aggregate of 192,650 shares (after giving effect to exercise of the Private Placement Warrants, as described below) of Lazer-Tron Common Stock were outstanding. The Sales Agent Warrants were originally issued to an investment banking firm and its affiliates in connection with their services as a placement agent for an offering of Lazer-Tron Common Stock and Lazer-Tron Private Placement Warrants by Lazer-Tron in 1993. Each Sales Agent Warrant is exercisable at any time and entitles the holder to purchase a Unit at an exercise price of $3.00 per Unit. Each Unit consists of one share of Lazer-Tron Common Stock and one Private Placement Warrant. Two Private Placement Warrants entitle the holder to purchase one share of Lazer-Tron Common Stock at an exercise price of $5.00 per share. The Sales Agent Warrants expire on June 25, 1998.

     In connection with its initial public offering of Common Stock in May 1994, Lazer-Tron issued to Van Kasper, the underwriter of the offering, a warrant to purchase 55,000 shares of Lazer-Tron Common Stock at an exercise price of $9.60 per share (the 'Underwriter's Warrant'). The Underwriter's Warrant has certain antidilution provisions and expires in May 1999.

     On March 22, 1995, pursuant to the terms of the Merger Agreement, Lazer-Tron and Acclaim entered into the Stock Option Agreement. Pursuant to the Stock Option Agreement, Lazer-Tron granted to Acclaim an option to purchase up to 250,000 shares of Lazer-Tron Common Stock at an exercise price of $8.00 per share, which option may only be exercised in certain events. See 'The Merger--Stock Option Agreement.'

REGISTRATION RIGHTS

     Certain holders of shares of Lazer-Tron Common Stock originally issued in 1993 along with the Private Placement Warrants, as well as all Private Placement Warrant holders, are entitled to certain rights with respect to the registration of such securities, as well as shares of Lazer-Tron Common Stock underlying the Private Placement Warrants, under the Securities Act. Under the terms of the Registration Rights Agreement between Lazer-Tron and such holders, holders of registration rights are entitled to one demand registration of the Lazer-Tron Common Stock and Private Placement Warrants and/or Lazer-Tron Common Stock underlying outstanding Private Placement Warrants at any time commencing 90 days after Lazer-Tron's first registered offering to the general public of its securities for its own account. Such demand must be initiated by holders of at least 50% of the securities and is subject to certain limitations relating to, among other things, the size of the offering due to marketing limitations, as determined by the managing underwriter of such offering. Additionally, if Lazer-Tron proposes to register any of its securities under the Securities Act subsequent to that offering, these holders are entitled to notice of such registration and are entitled to include shares of their Lazer-Tron Common Stock therein, provided, among other conditions, that the underwriters of any offering have the right to limit the number of shares included in such registration. Lazer-Tron has also granted certain registration rights to the holders of the

Underwriter's Warrants.

     As a result of the Merger, all of the shares of Acclaim Common Stock into which the Lazer-Tron Warrants are exercisable have been registered under the Registration Statement of which this Prospectus/Proxy Statement forms a part.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Lazer-Tron Common Stock is First Interstate Bank of California, San Francisco, California. Its telephone number is (415) 773-7801.

LISTING

     Lazer-Tron Common Stock is listed on The Nasdaq National Market under the symbol LZTN.

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
                         INFORMATION CONCERNING ACCLAIM

GENERAL

     The Company is an entertainment publisher which engages in or plans to engage in (i) the publication of interactive entertainment software ('Software') for use with interactive entertainment hardware platforms; (ii) the development and publication of comic books, which commenced in July 1994 through the acquisition of Acclaim Comics, Inc. ('Acclaim Comics'), formerly Voyager Communications Inc.; (iii) the marketing of its motion capture technology and studio services, which commenced in the first quarter of fiscal 1995; (iv) the distribution of coin-operated arcade games, which is anticipated to commence in fiscal 1996 (and, with respect to redemption games, will commence upon the consummation of the Merger); (v) the distribution of Software for affiliated labels, which commenced in the first quarter of fiscal 1995; and (vi) the electronic distribution of interactive entertainment through the partnership established in October 1994 between a subsidiary of Acclaim and a subsidiary of Tele-Communications, Inc. ('TCI'). To date, the Company's principal business has been as a leading publisher of Software for dedicated interactive entertainment hardware platforms ('Entertainment Platforms').

     The Company had net revenues of $214.6 million, $327.1 million, $480.8 million and $318.4 million for the fiscal years ended August 31, 1992, 1993 and 1994, and for the six months ended February 28, 1995, respectively, and net income of $13.8 million, $28.1 million, $45.1 million and $29.2 million for the fiscal years ended August 31, 1992, 1993 and 1994 and for the six months ended February 28, 1995, respectively.

PRODUCTS

     The Company attempts to produce families of high quality products and address a wide range of interactive entertainment categories, such as puzzle, sports, action/adventure and fantasy, based on the Company's intellectual properties (the 'Properties'). The Company intends to continue its strategy for maximizing the revenue generated from each of its Properties by publishing

Software titles for use on multiple hardware platforms and creating successive Software products using the same Properties in order to form the basis for families of products which can capitalize upon the exposure and name recognition associated with the Properties. For example, the Company has released at least one product each year based on World Wrestling Federation ('WWF') characters since 1988 resulting in a total of 17 products to date. A similar strategy has been utilized with The Simpsons and NBA Properties. The Company's strategy is to continue to use recognizable personalties and icons, generally obtained through licenses from the owners of these intellectual properties, to market its Software. To date, the Company has obtained licenses from a variety of sources for properties such as The Simpsons (television), Batman Forever (motion picture), NFL Quarterback Club, World Wrestling Federation (sports), Mortal Kombat (arcade games), and Spiderman (comics).

MARKETING

     The Company attempts to release Software simultaneously across a series of hardware platforms. As the Company releases families of titles for multiple platforms, it is able to take advantage of cross-merchandising opportunities and benefit from marketing economies of scale. Promotional activities can become more efficiently focused on the particular intellectual property theme available in several configurations for multiple hardware systems. The Company markets its Software primarily to mass merchandise companies, large retail toy store chains, department stores and specialty stores. The Software is also sold, to a lesser extent, to wholesale distributors. The target customers for the Company's products are primarily males aged 11 to 21. In selecting an existing game or a new concept for development and distribution, the Company's management seeks products it believes will appeal to the imagination of its target customers and develops a packaging concept and advertising strategy consistent with the product's theme to attract that customer. The Company supports its products with advertisements, both on television and in print, promotions and public relations. For its major multi-platform releases, the Company creates marketing events through pre-release promotions and point-of-sale materials. These events are similar to promotional concepts utilized in the film and record industries.

     Acclaim Comics has created a superhero and action/adventure comic book series based on characters who co-exist in the 'VALIANT' Universe. The 'VALIANT' Universe concept permits Acclaim Comics to use the

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popularity of its characters to introduce a new character in an existing comic or to develop more fully an existing but relatively unknown character.

DISTRIBUTION AND OPERATIONS

     The Company distributes its Software through independent sales representatives in the United States to reach over 20,000 store locations. The Company also distributes its Software products directly to retail in France, Germany, Spain and the United Kingdom utilizing independent sales representatives. For Software sales in the other European markets, the Company uses national distributors. The Company also sells and distributes directly in Japan and Canada. The Company's Software is available in over 50 countries and in over 50,000 stores worldwide.


     The Company's comic books are distributed through independent distributors to the comic book direct market, which consists of comic book specialty stores and mail order comic book dealers, in the United States.

     The Company seeks to manage its operations to achieve a relatively low fixed-cost structure and provide maximum operational flexibility. The Company's strategic alliances with independent development teams for Software products, its use of subcontractors to manufacture its Software products, its royalty based compensation of comic book artists and its use of independent sales representatives contribute to increasing the Company's variable costs and minimizing its fixed overhead. Similarly, the Company utilizes the services of outside warehouse and distribution facilities on a territory-by-territory basis. However, as the Company continues to grow, it may become cost efficient or strategically advantageous for the Company to perform some or all of these functions itself. Accordingly, in January 1995, the Company completed the acquisition of Iguana Entertainment, Incorporated ('Iguana'), a developer of software products. The Company maintains a computer network, which allows for the electronic transmission of information among its various offices and utilizes electronic data interchange with its major domestic customers.

     In June 1993, the Company launched Acclaim Distribution, Inc., a wholly-owned subsidiary, to handle distribution of its labels as well as affiliated labels. The Company commenced shipping products for its first affiliated label, Digital Pictures, Inc., in the first quarter of fiscal 1995.

TECHNOLOGY

     The engineering staff within the Company's Advanced Technologies Group ('ATG') provides technical support and programming tools to enhance game play and product quality. With the advancement of CD-ROM technology, ATG's activities have expanded to include the development of a new animation creation process and designing tools for use in programming Software for CD-ROM or cartridge-based platforms utilizing 32- or 64-bit processors. In September 1994, the Company completed the construction of its 'motion capture' studio for the application of its animation technology. In addition to the use of this technology in its own Software, the Company is marketing its motion capture technology and selling its studio services for use in other entertainment media. For example, in December 1994, Warner Bros. utilized the Company's motion capture technology and studio services to create certain of the special effects for the motion picture Batman Forever, which is expected to be released in the summer of 1995. No assurance can be given that the Company will be successful in marketing its technology and selling its studio services and, even if it were successful, that revenues generated therefrom will be material.

     In July 1994, the Company established Acclaim Coin-Operated Entertainment, Inc., a wholly-owned subsidiary based in California, for the creation and distribution of stand-alone coin-operated games. The subsidiary is currently in the start-up phase and anticipates shipping its first game, Batman Forever, in fiscal 1996. It is the Company's current intention to release, commencing in fiscal 1996, between three to four coin-operated games per year. The successful creation and marketing of such games will be dependent, in large part, on the Company's ability to hire and retain developers for the creation of, and to license or create properties for use in, coin-operated games which achieve widespread market acceptance. There can be no assurance that the Company will be successful in creating and marketing coin-operated games or that any revenues derived by the Company from the sale of such games will be material.

     On October 19, 1994, Acclaim Cable Holdings, Inc., a wholly-owned subsidiary of Acclaim, entered into a Partnership Agreement (the 'Partnership Agreement') with TCI GameCo Ventures, Inc., an indirect wholly-owned subsidiary of TCI, for the creation of a Delaware limited partnership (the 'Joint Venture'), the interests in which are indirectly held 65% by the Company and 35% by TCI. The principal purposes of the Joint Venture are to develop and acquire (including by purchase or license), entertainment software for interactive networks, as well as to promote a standard for broadband network gaming to be incorporated into advanced set-top boxes.

INTERACTIVE ENTERTAINMENT INDUSTRY

     The interactive entertainment industry is characterized by rapid technological change, resulting in hardware platform and related Software product cycles. No single hardware platform or system has achieved long-term dominance. The Company's strategy is to develop and/or publish Software for the hardware platforms that currently dominate the market and to develop Software for the hardware platforms that the Company perceives as having the potential to achieve mass market acceptance in the future, rather than to be the first Software publisher for an emerging hardware platform; in order to promote its strategic relationships, however, the Company may from time to time publish Software for a hardware platform before it attains mass market appeal. The Company's revenues have traditionally been derived from sales of Software for the then dominant platforms. Accordingly, the Company's revenues are subject to fluctuation during transition periods when new hardware platforms have been introduced but none has achieved mass market acceptance or become dominant.

     From inception through fiscal 1991, substantially all of the Company's revenues were derived from sales of Software for the 8-bit Nintendo Entertainment System ('NES'). Although the Company commenced the publication of Software for Game Boy, the portable system marketed by Nintendo Co., Ltd. (Japan) (Nintendo along with its subsidiary, Nintendo of America, Inc., are collectively hereinafter referred to as 'Nintendo'), in fiscal 1990, for the Super Nintendo Entertainment System ('SNES') in fiscal 1991 and for Genesis and Game Gear, the 16-bit dedicated and portable hardware systems, respectively, marketed by Sega Enterprises Ltd. ('Sega') in fiscal 1992, the Company did not derive significant revenues from the sale of portable or 16-bit Software until fiscal 1992. The 16-bit systems are more sophisticated than the 8-bit systems, producing faster and more complex images with more lifelike animation and better sound effects and, by 1993, had replaced the 8-bit Entertainment Platform as the dominant Entertainment Platform. In fiscal 1994, most of the Company's revenues were derived from sales of Software for the 16-bit SNES and Genesis systems. The Company anticipates that most of its revenues in fiscal 1995 will be derived from sales of Software for the 16-bit Entertainment Platforms.

     The Company anticipates that the interactive entertainment industry will undergo significant changes in both the short- and long-term future due, in large part, to the introduction of the next generation of Entertainment

Platforms incorporating 32- and 64-bit processors, as well as the success of personal computer/compact disk systems ('PC-CD Systems'), the development of remote and electronic delivery systems and the entry and participation of new companies in the industry. The new hardware platforms may use read-only memory ('ROM') cartridges, compact disk ('CD'), flash memory and/or other technologies as the dominant software storage device. Additional CD platforms, including personal computer ('PC') systems for which Software products are published, are currently marketed by Philips, Sega, Commodore, Apple, IBM, IBM-compatible manufacturers and The 3DO Company. Atari launched Jaguar, its 64-bit cartridge-based system, in November 1993 and Sega launched 32X, its 32-bit cartridge-based attachment for its 16-bit Genesis system, in November 1994. Sega and Sony launched their 32-bit CD-based systems in Japan in November 1994 and Sega has shipped limited quantities of its system in the United States commencing in May 1994. Sony Corporation has announced plans to release its new 32-bit CD-based system in the United States in September 1995 and Nintendo has announced plans to release a new 64-bit ROM-cartridge based system in the United States in 1996.

     The Company believes that sales of new 16-bit hardware systems peaked in calendar 1993. Based on historical industry cycles, management believes that 16-bit Software sales peaked in calendar 1994 (the year following the peak year for hardware sales). The Company as well as industry analysts anticipate, based on Software sales information for calendar year 1994 and the continuing decline in 16-bit hardware sales, that the market for 16-bit Software will decline in calendar 1995.

     Although the Company believes that hardware incorporating 32- and 64-bit processors will become the dominant Entertainment Platforms in the interactive entertainment industry over the next few years, the Company

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is unable to predict which, if any, of the newly introduced or announced platforms will achieve commercial success or the timing thereof or their impact on the industry. No assurance can be given that the Company will correctly identify the systems with such potential or be successful in publishing Software for such platforms and systems. The uncertainty associated with the transition from 16-bit cartridge-based Entertainment Platforms to the next generation Entertainment Platforms decreases the Company's ability to predict with any certainty its results of operations and profitability during this transition phase.

     Historically, management believed that the floppy and personal computer market was characterized by (i) numerous hardware and software incompatibilities; (ii) high price points for multimedia PC hardware; (iii) a large number of software titles; and (iv) technological limitations of the hardware systems for gaming as compared to the Entertainment Platforms. Accordingly, the Company participated in this category through distribution agreements which, it believed provided the greatest return on the investment of time and effort needed to service a fragmented market. However, based on the Company's belief that this category now has sufficient mass market penetration to warrant publishing Software directly, and due to technological advancements incorporated in the newer PC CD Systems and the higher gross margins realized by publishers of Software for this category, in the second quarter of fiscal 1995, the Company commenced marketing Software for PC CD Systems.

     The Company commenced the development and sale of Software for the Sega CD system in fiscal 1994 and for Sega's 32X in the second quarter of fiscal 1995. The Company has announced that it is developing Software for Sega's Saturn system, Nintendo's Ultra 64 system and Sony's CD-based PSX, formerly known as 'Play Station'. However, the Company believes that the installed base of the new generation of Entertainment Platforms will not rival the current installed base of 16-bit Entertainment Platforms in the near-term. As a result, the sales growth of Software for these new Entertainment Platforms and PC CD Systems may not offset the decline in sales of Software for the 16-bit Entertainment Platforms in this calendar year and, as a result, overall industry growth rates may decline in the near-term.

     Based on the decline of the 16-bit hardware market and the related slowdown in retail sell-through of 16-bit Software on an industry-wide basis, the Company believes that retailers, in order to reduce inventory levels, may reduce purchases of the Company's 16-bit Software in the next several fiscal quarters as compared to prior fiscal quarters. Any such reduction in retail purchasing, to the extent not offset by growth in Software sales for the new Entertainment Platforms and PC CD Systems, would decrease the Company's rate of growth as discussed below. As retail sell-through of 16-bit Software continues to slow down, this may result in a build up of retail inventory which, in turn, may force the Company to liquidate excess inventory levels at retail by offering price protection and other concessions to its customers in future periods. As the transition to the next generation of Entertainment Platforms continues and as new Entertainment Platforms achieve market acceptance, the risk of returns of the Company's 16-bit Software titles has increased and will continue to increase. Although the Company believes that it has adequate reserves for such concessions and returns, no assurance can be given that future price protection, returns and other similar concessions will not exceed such reserves. In addition, the Company has incurred and expects to continue to incur higher marketing expenses in connection with the sale of 16-bit Software, which higher expenses may adversely affect the Company's profitability.

     Due in part to the decline of the market for Software for 16-bit Entertainment Platforms in 1995 and the related transition to the next generation of Entertainment Platforms, the Company believes that it will experience a lower rate of growth in fiscal 1995 and fiscal 1996 as compared to fiscal 1994, and a materially lower rate of growth, if any, in the third and fourth quarters of fiscal 1995 as compared to the first and second quarters of fiscal 1995.

     The release of individual 'hit' Software titles or families of titles can significantly affect revenues. Historically, 'hit' titles or families of titles have accounted for significant portions of the Company's gross revenues during particular periods. In prior periods, the Simpsons family of titles and the WWF family of titles have accounted for significant portions of the Company's gross revenues. Continuing this historic pattern, in the quarter ended February 28, 1994, the NBA Jam family of titles accounted for a significant portion of the Company's gross revenues and in the quarter ended February 28, 1995, the NBA Jam Tournament Edition family of titles accounted for a significant portion of the Company's gross revenues. In the six months ended February 28, 1994, each of the Mortal Kombat and NBA Jam family of titles accounted for a significant portion of the

                                       62
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Company's gross revenues and in the six months ended February 28, 1995, each of the Mortal Kombat II and NBA Jam Tournament Edition family of titles accounted for a significant portion of the Company's gross revenues.

     The timing of the release of Software titles can cause quarterly revenue and earnings fluctuations. A significant portion of the Company's revenues in any quarter is generally derived from Software titles or families of titles first shipped in that quarter. Product development schedules are difficult to predict due in large part to the difficulty of scheduling accurately the creative process and, with respect to Software for new hardware platforms, the use of new development tools for new platforms and the learning process associated with development for new technologies, including the Company's own motion capture and related technologies. As the industry trend toward more sophisticated Entertainment Platforms continues, the related Software products frequently include more original, creative content and are more complex to develop and, accordingly, cause additional development and scheduling risk. As a result, the Company's quarterly results of operations are difficult to predict and the failure to meet product development schedules or even minor delays in product deliveries could cause a shortfall in shipments in any given quarter, which could cause the results of operations and net income for such quarter to fall significantly below anticipated levels.

     The Company's ability to sustain its current results of operations and profitability and to generate sales growth in the future will be dependent in large part on (i) the Company's ability to identify, develop and publish 'hit' Software titles for the hardware platforms that are viable in the mass market,
(ii) the growth of the interactive entertainment Software market and (iii) the Company's ability to develop and generate revenues from its other entertainment operations. In addition, the Company has incurred and expects to continue to incur increased research and development as well as general and administrative expenses in connection with the start-up of its new business operations (e.g., coin-operated games). If the Company is not successful in generating revenues from these new businesses, its profitability will be adversely affected.

                                       63
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                   COMPARISON OF RIGHTS OF HOLDERS OF ACCLAIM
            COMMON STOCK AND HOLDERS OF CAPITAL STOCK OF LAZER-TRON

     Upon consummation of the Merger, the former shareholders of Lazer-Tron, which is a corporation organized under the CGCL, will become stockholders of Acclaim, a corporation governed by the DGCL. The rights of Acclaim's stockholders are governed by its Certificate of Incorporation (the 'Acclaim Certificate'), its Bylaws (the 'Acclaim Bylaws') and the DGCL. The rights of Lazer-Tron's shareholders are governed by its Amended and Restated Articles of Incorporation (the 'Lazer-Tron Articles'), its Amended and Restated Bylaws (the 'Lazer-Tron Bylaws') and the CGCL. After the Effective Time, the rights of the Lazer-Tron shareholders who become Acclaim stockholders will be governed by the Acclaim Certificate, Acclaim Bylaws and DGCL. The following is a summary comparison of certain differences between the rights of Lazer-Tron shareholders under the CGCL, the Lazer-Tron Articles and the Lazer-Tron Bylaws and the rights of Acclaim stockholders under the DGCL, the Acclaim Certificate and the Acclaim Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statutes of California and Delaware and the corporate charters and bylaws of Lazer-Tron and Acclaim.

     Size of the Board of Directors. The Acclaim Bylaws provide for a Board of Directors of from three to eight members, with the exact number to be determined by resolution of the Board of Directors. The exact number of directors is currently set at eight members. The Acclaim Certificate authorizes the Board of Directors to make, alter, or repeal the Acclaim Bylaws. The Lazer-Tron Bylaws provide for a Board of Directors of from four to seven members, with the exact number to be determined by resolution of the Board of Directors. The exact number of directors is currently set at six members. Until the Lazer-Tron shareholders amend the Lazer-Tron Bylaws to provide otherwise, the Lazer-Tron Bylaws permit the Board of Directors to vary the number of directors within the minimum and maximum authorized numbers of directors specified above. Under the CGCL, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. The DGCL law permits the Board of Directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders).

     Cumulative Voting. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.

     Under the DGCL, cumulative voting in the election of directors is not mandatory. The Acclaim Certificate does not provide for cumulative voting. Under the CGCL, cumulative voting in the election of directors is a right available to all shareholders of California corporations unless (i) (A) shares of the corporation are listed on the New York or American Stock Exchanges or (B) the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual shareholders' meeting and the corporation has outstanding securities designated as qualified for trading on the Nasdaq National Market System and (ii) that corporation's articles of incorporation or bylaws specifically eliminate cumulative voting. The Lazer-Tron Articles provide that cumulative voting is eliminated if the other conditions to the elimination of cumulative voting described above are satisfied.

     Classified Board of Directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. The CGCL permits a classified board only for corporations with shares listed on the New York or American Stock Exchanges or qualified for trading on the Nasdaq National Market System. The DGCL permits, but does not require, a classified board of directors, with staggered terms under which the directors are elected for terms of two or three years. As discussed above, this method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a

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corporation, a lengthier and more difficult process. Neither the Lazer-Tron
Articles and Bylaws nor the Acclaim Certificate and Bylaws currently provide for a classified board of directors.

     Power to Call Special Shareholders' Meetings. Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting or such additional persons as are authorized by the articles of incorporation or the bylaws. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Acclaim Bylaws provide that a majority of the board of directors, the president or holders of a majority of the outstanding capital stock entitled to vote may call a special meeting of stockholders. Therefore, a substantially greater number of Acclaim stockholders must consent to the call of a special meeting of stockholders.

     Shareholder Approval of Certain Business Combinations. Section 203 ('Section 203') of the DGCL prohibits a Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term 'business combination' is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (b) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested stockholder.

     Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as The Nasdaq Stock Market (as is Acclaim) or are held of record by more than 2,000 stockholders. A Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority stockholder vote and may not be further amended by the board of directors. Acclaim has not elected, and does not intend to elect, not to be governed by Section 203.

     Acclaim believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with Acclaim's Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Acclaim in which all stockholders would not be treated equally. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

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
     The CGCL does not contain a comparable business combinations provision. However, the CGCL does provide that, with respect to a merger, except (i) where the terms and conditions and the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations,
(ii) in a 'short-form' merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), or (iii) where all of the shareholders of the applicable class of the target corporation consent, if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, then the nonredeemable common stock of the target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholder already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

     In addition, the CGCL requires that, in connection with certain transactions between a corporation whose shares are held of record by 100 or more persons and an 'interested party,' such interested party must deliver a written opinion as to the fairness of the consideration to the shareholders of the corporation. An 'interested party' for purposes of this CGCL provision means a person who is a party to the transaction and (i) directly or indirectly controls the corporation, (ii) is an officer or director of the corporation or
(iii) is an entity in which a material financial interest is held by any director or executive officer of the corporation.

     Removal of Directors. Under the CGCL, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under the DGCL, in the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. In addition, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. However, under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting, such as Acclaim, may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote.

     Filling Vacancies on the Board of Directors. Under the CGCL, unless provided otherwise in the articles or bylaws (the Lazer-Tron Articles and ByLaws do not provide otherwise), any vacancy on the board of directors other than one created by removal of a director may be filled (i) by the board or (ii) if the number of directors is less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or (c) by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The Lazer-Tron Articles and Bylaws do not provide such authority to Lazer-Tron's Board of Directors. Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation (the Acclaim Certificate and Bylaws do not provide otherwise) or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, may fill such vacancy.

     Loans to Directors, Officers and Employees. Under the CGCL, any loan or guaranty by a corporation to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders owning a majority of the outstanding shares of the corporation (excluding shares owned by the interested person). In addition, under the CGCL, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone (excluding any interested director) to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Lazer-Tron Bylaws do contain this provision. Under the DGCL, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

     Indemnification and Limitation of Liability. There are certain differences between the laws of California and Delaware respecting indemnification and limitation of liability. The laws of both states permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. The Lazer-Tron Articles eliminate the liability of directors for monetary damages to the corporation to the fullest extent permissible under California law. The CGCL does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

     The Acclaim Certificate eliminates the personal liability of directors for monetary damages to the corporation for breach of fiduciary duty, except for liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. These exceptions mirror current provisions of the DGCL. Such limitation of liability provision may also not limit a director's liability for violation of, or otherwise relieve Acclaim or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The CGCL permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Indemnification is permitted by the CGCL only for acts taken in good faith and believed to be in the best interest of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     The CGCL requires indemnification when the individual has successfully defended the action on the merits (as opposed to the DGCL which requires indemnification relating to a successful defense on the merits or otherwise).

     The DGCL generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by court order, by a majority vote of the disinterested directors even though less than a quorum, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without such court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

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
     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action in excess of that specifically authorized by statute. The Lazer-Tron Articles authorize Lazer-Tron to provide indemnification of agents, which include directors and officers, through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by the CGCL, subject only to the applicable limits set forth in the CGCL described above with respect to actions for breach of duty to Lazer-Tron and its shareholders. Lazer-Tron provides indemnification to the fullest extent permitted by the CGCL pursuant to its Bylaws to all officers and directors of Lazer-Tron and pursuant to Indemnification Agreements with all executive officers and directors of Lazer-Tron.

     The DGCL provides that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Inspection of Shareholders List. Both the CGCL and the DGCL allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The CGCL provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of 5% or more of a corporation's voting shares or shareholders holding an aggregate of 1% or more of such shares who have filed a
Schedule 14B with the Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the Acclaim Certificate or Bylaws. Lack of access to shareholder records, even though unrelated to the shareholder's interest as a shareholder, could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the corporation.

     Shareholder Voting. Both the CGCL and the DGCL generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares of the corporation outstanding immediately prior to the merger. The CGCL contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     Both the CGCL and the DGCL also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

     With certain exceptions, the CGCL requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, the DGCL generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares. Should Acclaim authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the Common Stock on proposals not adversely affecting the Common Stock or unless otherwise provided in its Certificate of Incorporation. In such event the holders of Common Stock if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

     The CGCL also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. The DGCL

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has no comparable provision, and the stockholders of Acclaim might, therefore, be deprived of an opportunity to consider such other proposal.


     Shareholder Derivative Suits. The CGCL provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Appraisal Rights. Under both the CGCL and the DGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or
(c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger.

     The CGCL does in general afford appraisal rights in sale of assets reorganizations. Shareholders of a California corporation with shares listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights.

     Stockholder Action by Written Consent. Unless otherwise provided in the certificate of incorporation, stockholders of a Delaware corporation may take action without a meeting, without prior notice, and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize the proposed action at a meeting at which all shares entitled to vote were present and voted. Acclaim's Certificate of Incorporation does not prohibit the stockholders from taking action by written consent. The Lazer-Tron Bylaws also permit shareholder action by written consent. However, the CGCL provides that certain actions by written consent may only be taken upon notice of the action to all shareholders prior to the consummation of the action authorized by such approval, and directors may be elected by written consent only if the consent is unanimous.

     Amendment or Repeal of the Certificate of Incorporation and Bylaws. Under the DGCL, unless the certificate of incorporation or bylaws otherwise provide, amendments of the certificate of incorporation generally require the approval of the holders of a majority of the outstanding shares entitled to vote thereon. If such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, a majority of the outstanding shares of such class or series would have to approve the amendment. Acclaim's certificate of incorporation may be amended, altered, changed, or repealed as permitted by statute. Acclaim's Bylaws provide that they may be amended, altered, or repealed by the Board of Directors or the stockholders.

     The CGCL provides that generally articles of incorporation may be amended by a majority of the outstanding shares; provided, that a majority of the outstanding shares of a class generally must approve that amendment if it would
(i) increase or decrease the number of authorized shares of that class, (ii) effect an exchange, reclassification or cancellation of any part of the shares of that class, (iii) effect an exchange of any part of the shares of another class into shares of that class, (iv) change the rights, preferences, privileges or restrictions of the shares of that class, (v) create a new class having rights, preferences or privileges prior to the shares of that class or increase the rights, preferences or privileges or the number of authorized shares of any class having rights, preferences or privileges prior to the shares of that class or (vi) cancel accrued but unpaid dividends on the shares of that class. Consistent with the provisions of the CGCL, the Lazer-Tron Bylaws provide that they may be amended by a majority of the outstanding shares or, except for provisions regarding the number of directors, by the Board of Directors.

     Dissolution. Under the DGCL, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. Under the CGCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, and this right may not be modified by its articles of incorporation.

     Dividends. Subject to any restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Acclaim Certificate contains no restrictions on the declaration or payment of dividends.

     The CGCL provides that a corporation may make a distribution to its shareholders if: (i) the retained earnings of the corporation immediately prior to the distribution equals or exceeds the amount of the proposed distribution;
(ii) immediately after giving effect to the distribution, (a) the sum of the assets of the corporation (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and (b) the current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, at least equal to 1 1/4 times its current liabilities; and (iii) the corporation making the distribution is not, or as a result of the distribution would not be, likely to be unable to meet its liabilities (except those whose payment is otherwise adequately provided for) as they mature. Neither the Lazer-Tron Articles nor the Lazer-Tron Bylaws contain any presently applicable restrictions on the declaration or payment of dividends.

     Preemptive Rights. Stockholders of a Delaware corporation have only such preemptive rights as may be provided in its certificate of incorporation. The Acclaim Certificate does not grant any preemptive rights to its stockholders. Shareholders of a California corporation have such preemptive rights as may be provided in the corporation's articles of incorporation. The Lazer-Tron Articles do not grant any preemptive rights to the Lazer-Tron Shareholders.

                                 LEGAL OPINIONS

     The validity of the securities offered hereby will be passed upon by Rosenman & Colin, New York, New York. Certain legal matters relating to the Merger, including certain federal income tax matters, will be passed upon for Lazer-Tron by Fenwick & West, Palo Alto, California.

                                    EXPERTS

     The financial statements and schedules of Acclaim for the years ended August 31, 1994, 1993 and 1992 incorporated in this Prospectus/Proxy Statement by reference to the Form 10-K have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Lazer-Tron at June 30, 1994, and for each of the two years in the period ended June 30, 1994 appearing in this Prospectus/Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Van Kasper has rendered to Lazer-Tron's Board of Directors its written opinion dated March 14, 1995 that, as of such date, the Merger was fair from a financial point of view to the shareholders of Lazer-Tron. The full text of the opinion of Van Kasper, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit C to this Prospectus/Proxy Statement.

                                 MISCELLANEOUS

     The Board of Directors of Lazer-Tron does not intend to present and knows of no others who intend to present at the Special Meeting any matter or business other than that set forth in the accompanying Notice of Special Meeting of Shareholders. If other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.


     Acclaim and Lazer-Tron will equally bear the cost of printing, filing and mailing the enclosed form of proxy, this Prospectus/Proxy Statement, the related Registration Statement on Form S-4 and the registration fee for such Registration Statement. Acclaim and Lazer-Tron will bear their own costs with respect to preparing and assembling the enclosed form of proxy, this Prospectus/Proxy Statement and other material which may be sent to Lazer-Tron's shareholders in connection with this solicitation. Officers and regular employees of Lazer-Tron may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. Lazer-Tron may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

                               By order of the Board of Directors of Lazer-Tron,

                               /s/ Matthew F. Kelly

                               Matthew F. Kelly
                               Secretary

Pleasanton, California

June 21, 1995

                             LAZER-TRON CORPORATION
                         INDEX TO FINANCIAL STATEMENTS
                                    CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Report of Ernst & Young LLP, Independent Auditors..........................................................    F-2

Balance Sheets -- June 30, 1994 and (unaudited) March 31, 1995.............................................    F-3

Statements of Income -- Years ended June 30, 1993 and 1994 and (unaudited) the nine months ended March 31,
  1994 and 1995............................................................................................    F-4

Statements of Shareholders' Equity -- Years ended June 30, 1993 and 1994 and (unaudited) the nine months
  ended March 31, 1995.....................................................................................    F-5

Statements of Cash Flows -- Years ended June 30, 1993 and 1994 and (unaudited) the nine months ended March
  31, 1994 and 1995........................................................................................    F-6

Notes to Financial Statements..............................................................................    F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Lazer-Tron Corporation

     We have audited the accompanying balance sheet of Lazer-Tron Corporation as of June 30, 1994, and the related statements of income, shareholders equity, and cash flows for each of the two years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lazer-Tron Corporation at June 30, 1994, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1994, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Jose, California
July 27, 1994

                             LAZER-TRON CORPORATION
                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                             JUNE 30,     MARCH 31,
                                                                                             --------    -----------
                                                                                               1994         1995
                                                                                             --------    -----------
                                                                                                         (UNAUDITED)
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $  7,053      $ 7,893
  Short-term investments..................................................................        202           --
  Accounts receivable, net of allowance for doubtful accounts of $30 at June 30, 1994 and
     $62 at March 31, 1995................................................................      3,595        3,025
  Inventories.............................................................................      1,824        2,082
  Prepaid expenses and other current assets...............................................         68          136
  Deferred tax assets.....................................................................        243          240
                                                                                             --------    ---------
       Total current assets...............................................................     12,985       13,376

Property and equipment:
  Machinery and equipment.................................................................        310          538
  Furniture and fixtures..................................................................         67           78
  Leasehold improvements..................................................................         35           35
                                                                                             --------    ---------
                                                                                                  412          651
  Less accumulated depreciation and amortization..........................................        150          224
                                                                                             --------    ---------
                                                                                                  262          427
Other assets..............................................................................         44           41
                                                                                             --------    ---------
                                                                                             $ 13,291      $13,844
                                                                                             ========    =========
                           LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
  Accounts payable........................................................................   $  1,649      $   759
  Accrued compensation and related costs..................................................        114          171
     Accrued royalties....................................................................        124          136
  Income taxes payable....................................................................        135           --
  Other accrued liabilities...............................................................        226          142
  Customer deposits.......................................................................         10           56
                                                                                             --------    ---------
       Total current liabilities..........................................................      2,258        1,264

Commitments
Shareholders equity:
  Preferred Stock, no par value:
     Authorized shares--1,000,000
     Issued and outstanding shares--none
  Common Stock, no par value:

     Authorized shares--10,000,000
     Issued and outstanding shares--3,323,583 at June 30, 1994
       and 3,563,341 at March 31, 1995....................................................      9,234       10,380
  Retained earnings.......................................................................      1,799        2,200
                                                                                             --------    ---------
       Total shareholders equity..........................................................     11,033       12,580
                                                                                             --------    ---------
                                                                                             $ 13,291      $13,844
                                                                                             ========    =========

                            See accompanying Notes.

                             LAZER-TRON CORPORATION
                              STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEAR ENDED        NINE MONTHS ENDED
                                                                               JUNE 30,             MARCH 31,
                                                                           -----------------    -----------------
                                                                            1993      1994       1994       1995
                                                                           ------    -------    -------    ------
                                                                                                   (UNAUDITED)
Net sales...............................................................   $7,215    $15,377    $10,288    $9,900
Cost of sales...........................................................    5,099     10,208      6,917     6,631
                                                                           ------    -------    -------    ------
     Gross profit.......................................................    2,116      5,169      3,371     3,269
Operating expenses:
  Research and development..............................................      181        452        330     1,005
  Selling, general and administrative...................................      982      1,947      1,297     1,582
                                                                           ------    -------    -------    ------
     Total operating expenses...........................................    1,163      2,399      1,627     2,587
                                                                           ------    -------    -------    ------
Operating income........................................................      953      2,770      1,744       682
Merger costs............................................................       --         --         --      (249)
Interest income (expense), net..........................................      (33)        51         15       288
                                                                           ------    -------    -------    ------
Income before income taxes..............................................      920      2,821      1,759       721
Provision for income taxes..............................................      252      1,128        705       320
                                                                           ------    -------    -------    ------
Net income..............................................................   $  668    $ 1,693    $ 1,054    $  401
                                                                           ======    =======    =======    ======
Net income per share....................................................   $ 0.25    $  0.59    $  0.38    $ 0.10
                                                                           =======   =======    =======    ======
Number of shares used in computing per share amounts....................    2,670      2,888      2,785     4,036
                                                                           ======    =======    =======    ======

                            See accompanying Notes.

                             LAZER-TRON CORPORATION
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                       RETAINED
                                                                            COMMON STOCK               EARNINGS        TOTAL
                                                                      ------------------------         (ACCUMULATED    SHAREHOLDERS'
                                                                      SHARES           AMOUNT          DEFICIT)        EQUITY
                                                                      ------           -------         ------          ------------
Balance at June 30, 1992....................................          1,621            $   770         $ (562)         $   208
  Sale of Common Stock
     (net offering costs of $360)...........................            645              1,574             --            1,574
  Shares issued in exchange for note payable................             22                 66             --               66
  Net income................................................             --                 --            668              668
                                                                      ------           -------         ------          -------
Balance at June 30, 1993....................................          2,288              2,410            106            2,516
  Sale of Common Stock
     (net of offering costs of $795)........................          1,035              6,822             --            6,822
  Exercise of stock options.................................              1                  2             --                2
  Net income................................................             --                 --          1,693            1,693
                                                                      ------           -------         ------          -------
Balance at June 30, 1994....................................          3,324              9,234          1,799           11,033
  Sale of Common Stock
     (net of offering costs of $20) (unaudited).............            119                859             --              859
  Sale of Common Stock under Employee Stock Purchase Plan
     (unaudited)............................................              5                 34             --               34
  Exercise of stock options and warrants (unaudited)........            115                253             --              253
  Net income (unaudited)....................................             --                 --            401              401
                                                                      ------           -------         ------          -------
Balance at March 31, 1995 (unaudited).......................          3,563            $10,380         $2,200          $12,580
                                                                      ======           =======         ======          =======

                            See accompanying Notes.

                             LAZER-TRON CORPORATION
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               YEAR ENDED           NINE MONTHS
                                                                                JUNE 30,          ENDED MARCH 31,
                                                                            -----------------    -----------------
                                                                             1993      1994       1994       1995
                                                                            ------    -------    -------    ------
                                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................................   $  668    $ 1,693    $ 1,054    $  401
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
     Depreciation and amortization.......................................       42         48         41        74
     Provision for doubtful accounts.....................................       27         (7)        43        32
     Deferred taxes......................................................     (128)      (131)        (3)        3
     Loss on disposal of equipment.......................................        1         --         --        --
     Changes in operating assets and liabilities:
       Accounts receivable...............................................     (676)    (2,565)    (1,409)      538
       Inventories.......................................................     (363)    (1,062)      (904)     (258)
       Prepaid expenses and other current assets.........................      (53)       (15)      (192)      (68)
       Other assets......................................................      (23)        --          4         3
       Accounts payable and accrued liabilities..........................      434      1,168        622      (905)
       Income taxes payable..............................................      368       (254)      (389)     (135)
       Customer deposits.................................................       91        (81)       (80)       46
                                                                            ------    -------    -------    ------
Net cash provided by (used in) operating activities......................      388     (1,206)    (1,213)     (269)
                                                                            ------    -------    -------    ------
INVESTING ACTIVITIES
Purchases of short-term investments......................................       --       (800)      (800)       --
Maturities of short-term investments.....................................       --        598        598       202
Acquisition of property and equipment....................................     (103)      (185)      (103)     (239)
                                                                            ------    -------    -------    ------
Net cash used in investing activities....................................     (103)      (387)      (305)      (37)
                                                                            ------    -------    -------    ------
FINANCING ACTIVITIES
Proceeds from borrowings under line of credit............................      200         --         --        --
Payments on line of credit...............................................     (200)        --         --        --
Payments on notes payable................................................      (79)        --         --        --
Proceeds from issuance of Common Stock, net of offering costs............    1,574      6,822         --       859
Proceeds from exercise of stock options and warrants.....................       --          2         --       253
Proceeds from issuance of Common Stock under Employee Stock Purchase
  Plan...................................................................       --         --         --        34
                                                                            ------    -------    -------    ------
Net cash provided by financing activities................................    1,495      6,824         --     1,146
                                                                            ------    -------    -------    ------
Net increase (decrease) in cash and cash equivalents.....................    1,780      5,231     (1,518)      840
Cash and cash equivalents at beginning of period.........................       42      1,822      1,822     7,053
                                                                            ------    -------    -------    ------

Cash and cash equivalents at end of period...............................   $1,822    $ 7,053    $   304    $7,893
                                                                            ======    =======    =======    ======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid............................................................   $   25    $    --    $    --    $   --
Income taxes paid........................................................   $   22    $ 1,513    $ 1,193    $  452
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES
Conversion of accrued royalties into a note payable for $60..............   $   60    $    --    $    --    $   --
Conversion of $66 note payable into 22 shares of Common Stock
  and warrants...........................................................   $   66    $    --    $    --    $   --

                             See accompanying Notes

                             LAZER-TRON CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Lazer-Tron Corporation (the 'Company') was incorporated under the laws of the state of California on July 19, 1988. The principal business activity of the Company is the design, development, manufacture, and sale of technologically-advanced coin- or token-operated redemption games for use by family entertainment centers and other entertainment venues, including shopping malls and free-standing arcades and amusement and theme parks.

  Basis of Presentation

     On January 12, 1994, the Company established a foreign sales corporation, Lazer-Tron Limited. The financial statements include the accounts of the Company and Lazer-Tron Limited. No significant intercompany transactions occurred through March 31, 1995.

  Interim Financial Information

     The financial statements and related notes as of March 31, 1995 and for the nine months ended March 31, 1994 and 1995 are unaudited but include all adjustments (consisting solely of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim period. The results of operations for the nine-month period ended March 31, 1995 are not necessarily indicative of the operating results to be expected for the full fiscal year.

  Revenue Recognition

     Revenues are recognized upon product shipment. Net sales consist of product sales, less discounts and estimated allowances for returns.

  Cash Equivalents and Short-Term Investments

     Cash equivalents are highly liquid investments with maturities of three months or less at the date of purchase. The majority of cash equivalents represent 30-day Treasury Bills. Short-term investments consist of commercial paper with maturities of more than three months. All cash investments are carried at amortized cost, which approximates market.

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, (FAS 115) 'Accounting for Certain Investments in Debt and Equity Securities,' effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company has both positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are reported as part of equity, while unrealized holding gains and losses on securities classified as trading are reported in earnings.

     The Company adopted FAS 115 on July 1, 1994, and all debt securities are classified as held-to-maturity. The adoption of FAS 115 had no material impact on the Company's financial position or its operating results during fiscal 1995.

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Inventories

     Inventories are stated at the lower of standard cost, which approximates actual cost (first-in, first-out method), or market.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of two to five years. Leasehold improvements are amortized over the lesser of the remaining lease term or their estimated useful lives.

  Income Taxes

     Effective July 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109 (FAS 109), 'Accounting for Income Taxes.' Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As permitted under the new rules, the Company has elected to apply the new standard retroactively to all years. There was no material impact resulting from the adoption of FAS 109 in any year.

  Net Income Per Share

     Net income per share is based upon the weighted average number of outstanding shares of Common Stock and dilutive common equivalent shares from the exercise of stock options and warrants (using the treasury stock method). Prior to the Company's initial public offering, the weighted average common shares outstanding included those prescribed by the Securities and Exchange Commission and Staff Accounting Bulletins.

  Reclassifications


     Certain prior year balances have been reclassified to conform to the March 31, 1995 presentation.

2. INVENTORIES

     Inventories consist of the following (in thousands):

                                                                           JUNE 30,    MARCH 31,
                                                                           --------    ---------
                                                                             1994        1995
                                                                           --------    ---------
Raw materials...........................................................    $  919      $ 1,082
Work-in-progress........................................................       583          585
Finished goods..........................................................       322          415
                                                                           --------    ---------
                                                                            $1,824      $ 2,082
                                                                          ========    =========

3. BANK LINE OF CREDIT

     At March 31, 1995, the Company had an unsecured line of credit agreement with a bank, which provided for borrowings of up to $2,000,000 for general working capital purposes through October 1, 1995. Borrowings under the agreement bear interest at the bank s prime rate plus one percent (10% in total at March 31, 1995) and are based upon a percentage of eligible accounts receivable. This facility requires the Company comply with certain financial covenants, as well as obtain bank approval prior to declaration of dividends. While the Company currently complies with each of the financial covenants, violation of any of the covenants in the future would

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

3. BANK LINE OF CREDIT--(CONTINUED)

require the facility be secured by all of the Company's assets. There were no amounts outstanding under this line of credit at March 31, 1995.

4. COMMITMENTS

  Facility Lease

     The Company leases its office and warehouse facilities under an operating lease that expires in May 2001 with one five-year option to renew at fair market value. In addition, the Company leases office space for a sales representative in Illinois that expires in May 1995. Future minimum lease payments at March 31, 1995 are as follows (in thousands):

1995 (remaining three months)........................................................   $   77
1996.................................................................................      307
1997.................................................................................      319
1998.................................................................................      332
1999.................................................................................      347
Thereafter...........................................................................      314
                                                                                        ------
                                                                                        $1,696
                                                                                        ======

     Rent expense was approximately $111,000 and $309,000 for the years ended June 30, 1993 and 1994, respectively, and $210,000 and $240,000 for the nine months ended March 31, 1994 and 1995, respectively.

  Royalty Agreements

     The Company has intellectual property and proprietary rights to various redemption games subject to royalty agreements. Under these agreements, the Company is obligated to pay royalties ranging from 3% to 7% of net sales. Royalty expense incurred from the sales of these games was approximately $358,000 and $450,000 for the years ended June 30, 1993 and 1994, respectively, and $396,000 and $279,000 for the nine months ended March 31, 1994 and 1995, respectively.

5. SHAREHOLDERS' EQUITY

  Initial Public Offering

     In May 1994, the Company completed an initial public offering (the 'Offering') in which it sold 1,035,000 shares of Common Stock at $8.00 per share. The Offering raised net proceeds of approximately $6,822,000. Pursuant to the Offering, the Company issued warrants to the underwriter which entitles the underwriter to purchase 55,000 shares of Common Stock at $9.60 per share through May 1999. As of March 31, 1995 no warrants had been exercised.

     On July 15, 1994, the Company received an additional $879,000, exclusive of offering costs, from the underwriters who purchased 119,430 shares of Common Stock pursuant to the over-allotment provisions of the Offering.

  1989 Stock Option Plan

     Under the Company's stock option plan (the 'Option Plan'), the Board of Directors may grant incentive and nonqualified options to employees, directors and consultants to purchase up to 625,000 shares of Common Stock. The maximum number of shares that may be issued to any one optionee is 150,000. The Option Plan

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY--(CONTINUED)

expires in August 1999. The Option Plan can also be terminated by the Board of Directors at any time without shareholder approval.

     Nonqualified stock options may be granted to employees, directors and consultants. Incentive stock options may be granted to employees only. The exercise price of the nonqualified and incentive stock options granted may not be less than 85% and 100%, respectively, of the Common Stock's fair market value at the date of grant (110% of fair market value for options issued to owners of 10% or more of the outstanding voting stock). Fair market value is determined by the Board of Directors. Options typically expire ten years from the date of grant (five years for options issued to owners of 10% or more of the voting stock) and vest at the discretion of the Board of Directors, generally over a four-year period.

     Activity under the Option Plan is as follows:

                                                       OPTIONS OUTSTANDING
                                       OPTIONS     ---------------------------
                                      AVAILABLE     NUMBER        PRICE PER
                                      FOR GRANT    OF SHARES        SHARE
                                     -----------   ---------    --------------
Balance at June 30, 1993...........       7,650      292,350    $1.70-$ 3.00
  Increase in authorized shares....     325,000           --
  Options granted..................    (118,850)     118,850    $3.00-$ 8.00
  Options canceled.................       5,500       (5,500)   $3.00
  Options exercised................          --         (500)   $3.00
                                     ----------    ---------
Balance at June 30, 1994...........     219,300      405,200    $1.70-$ 8.00
  Options granted..................    (124,500)     124,500    $9.12-$12.375
  Options canceled.................       7,663       (7,663)   $3.00-$11.75
  Options exercised................          --     (114,862)   $2.00-$ 5.00
                                     ----------    ---------
Balance at March 31, 1995..........     102,463      407,175    $1.70-$12.375
                                     ==========    =========

     Options to purchase 68,954, 188,704 and 192,333 shares were exercisable at June 30, 1993, June 30, 1994, and March 31, 1995, respectively.

  1994 Directors Stock Option Plan

     In March 1994, the Company's Board of Directors adopted, and in April 1994,

the shareholders approved, the 1994 Directors Stock Option Plan (the 'Directors Plan') to provide for the grant of options to purchase shares of Common Stock to nonemployee directors. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors Plan is 85,000. The maximum number of shares that may be issued to any one non-employee Director is 30,000. Upon becoming a non-employee Director, there is an initial grant of 7,000 shares, of which 2,000 of the shares immediately vest; the remaining 5,000 will vest at 50% every anniversary date, so long as the Director remains on the Board. In addition, on the date of each Annual Shareholder Meeting, non-employee Directors will be granted an additional option for 5,000 shares, vesting over

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

5. SHAREHOLDERS' EQUITY--(CONTINUED)

a two-year term. In the event of a change in control, options granted under the Plan become immediately exercisable. Activity under the Directors Plan is as follows:

                                                       OPTIONS OUTSTANDING
                                       OPTIONS     ---------------------------
                                      AVAILABLE     NUMBER        PRICE PER
                                      FOR GRANT    OF SHARES        SHARE
                                     ----------    ---------    --------------
Balance at June 30, 1993...........          --           --
  Options authorized...............      85,000           --
  Options granted..................     (21,000)      21,000    $ 7.50
                                     ----------    ---------
Balance at June 30, 1994...........      64,000       21,000
  Options granted..................     (15,000)      15,000    $12.75
                                     ----------    ---------
Balance at March 31, 1995..........      49,000       36,000    $ 7.50-$12.75
                                     ==========    =========

     Options to purchase 6,000 and 13,500 shares were exercisable at June 30, 1994 and March 31, 1995, respectively.

  1994 Employee Stock Purchase Plan

     In March 1994, the Company's Board of Directors adopted, and in April 1994, the shareholders approved the 1994 Employee Stock Purchase Plan (the 'Stock Purchase Plan') to permit eligible employees to acquire shares of the Company's Common Stock through payroll deductions. A total of 50,000 shares of Common Stock are authorized for issuance under the Stock Purchase Plan. Offerings under the Stock Purchase Plan commence on July 1, 1994. The purchase price for the Company's Common Stock purchased under the Stock Purchase Plan is eighty-five percent of the lesser of the fair market value of the shares on the first day of the offering period (July 1 or January 1) or the last day of the offering period (June 30 or December 31). On December 31, 1994, 4,966 shares were purchased at $6.80 per share.

  Private Equity Offering

     In May 1993, the Company completed a private equity offering in which it sold 644,666 units ('Units') at $3.00 per Unit. The private offering raised net proceeds of approximately $1,574,000. In addition, a noteholder exchanged a $66,000 note payable from the Company for 22,000 Units. Each Unit consists of one share of Common Stock and one Common Stock purchase warrant ('Warrants'). Two Warrants entitle the holder to purchase one share of Common Stock, at an exercise price of $5.00 per share, during specified periods through April 1996. Pursuant to the offering, the Company issued warrants to the sales agent (the 'Sales Agent Warrants') which entitles the sales agent to purchase 128,933 Units at $3.00 per Unit through June 1998. During the first nine months of fiscal 1995, 500 Sales Agent Warrants were exercised. The exercise of the remaining Sales Agent Warrants and all Warrants would result in the issuance of 526,233 shares of Common Stock for proceeds of approximately $2,374,300.

  Shares Reserved

     At March 31, 1995, the Company has reserved for future issuance 1,220,905 shares of Common Stock pursuant to the terms of its stock option plans, stock purchase plan and all warrants.

     In March 1994, the Company's Board of Directors authorized, and in April 1994, the shareholders approved an amendment and restatement of the Company's Articles of Incorporation, to increase the number of authorized shares of Common Stock to 10,000,000 shares and to provide for the issuance of up to 1,000,000 shares of undesignated Preferred Stock. Through March 31, 1995, no shares of Preferred Stock have been issued.

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

6. EMPLOYEE BENEFIT PLAN

     The Company has an employee salary deferral plan (the '401k Plan') that covers substantially all full-time employees who are twenty-one years of age or older. Company-approved contributions to the 401k Plan are determined quarterly at the discretion of the Board of Directors. Company contributions vest evenly over four years and are fully vested after four years of service. Employee contributions are fully vested at all times. Company contributions were approximately $9,000 and $27,000 for the years ended June 30, 1993 and 1994, respectively, and $20,000 and $28,800 for the nine months ended March 31, 1994 and 1995, respectively.

7. INCOME TAXES

     The components of the provision for income taxes are as follows (in thousands):

                                              YEAR ENDED JUNE 30,
                                   ------------------------------------------
                                          1993                   1994
                                   -------------------    -------------------
Current:
  Federal.......................          $ 280                 $ 1,011
  State.........................            100                     248
                                         ------                 -------
                                            380                   1,259
Deferred:
  Federal.......................           (128)                    (90)
  State.........................             --                     (41)
                                         ------                 -------
                                           (128)                   (131)
                                         ------                 -------
                                          $ 252                 $ 1,128
                                         ======                 =======

     The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to income before provision for income taxes as follows (in thousands):

                                                       YEAR ENDED JUNE 30,
                                              --------------------------------------
                                                    1993                 1994
                                              -----------------    -----------------
                                              AMOUNT    PERCENT    AMOUNT    PERCENT
                                              ------    -------    ------    -------
Federal statutory rate.....................   $ 313        34%     $  959       34%
State taxes, net of federal benefit........      65         7         136        5
Other......................................      --        --          33        1
Benefit of operating loss carryforwards....    (126)      (14)         --       --
                                              ------    -----      ------    -----
                                              $ 252        27%     $1,128       40%
                                              ======    =====      ======    =====

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets as of June 30, 1994, are as follows (in thousands):

Accounts receivable allowances..................................   $ 88
Inventory reserves and valuation................................     24
Book over tax depreciation and amortization.....................     16
Nondeductible accruals..........................................     61
State income taxes..............................................     70
                                                                   ----
                                                                    259
Valuation allowance.............................................     --
                                                                   ----
Net deferred tax assets.........................................   $259
                                                                   ====

                             LAZER-TRON CORPORATION
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

        (INFORMATION AS OF MARCH 31, 1995 AND FOR THE NINE MONTHS ENDED
                     MARCH 31, 1994 AND 1995 IS UNAUDITED)

7. INCOME TAXES--(CONTINUED)

     The valuation allowance decreased by $180,000 and $46,000 for the years ended June 30, 1993 and 1994, respectively.

     At June 30, 1994, the Company had fully utilized all California net operating loss carryforwards of approximately $350,000.


     For the nine months ended March 31, 1995, income taxes have been provided based upon an estimated annualized effective rate of 35% applied to the Company's pre-tax book income from its ongoing operations. The tax effect of the merger-related expenditures, which are anticipated to be largely nondeductible for tax purposes, are accounted for separately in the quarter in which the expenditures are incurred. Accordingly, the net effective tax rate for the nine months ended March 31, 1995 is 44%.


8. GEOGRAPHIC INFORMATION

     International sales, principally to customers in the Far East, were approximately $1,765,000 and $3,240,000 for the years ended June 30, 1993 and 1994, respectively, and $2,250,000 and $3,100,000 for the nine months ended March 31, 1994 and 1995, respectively.

9. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable. The Company's cash investments consist principally of investments in 30-day Treasury Bills and treasury money market funds placed with high-credit quality financial institutions. The Company currently markets its products through a variety of domestic and international distributors. The Company performs ongoing credit evaluations of its customers financial condition and generally does not require collateral. The Company maintains reserves for potential credit losses and returns.

     For the year ended June 30, 1993 one customer accounted for 11% of net sales. For the year ended June 30, 1994 and the nine months ended March 31, 1994 and 1995, no single customer accounted for more than 10% of sales.

10. SUBSEQUENT EVENT

     On March 22, 1995, the Company entered into an Agreement and Plan of Merger (Agreement) with Acclaim Entertainment, Inc. (Acclaim) and Acclaim Arcade Holdings, Inc. The parties intend that the merger, if consummated, will be a tax-free transaction, that it will be accounted for as a pooling of interests and that it will result in the Company being a wholly-owned subsidiary of Acclaim. In accordance with the terms of the Agreement, Acclaim was granted an option to purchase up to 250,000 shares of the Company's Common Stock at an exercise price of $8.00 per share. The option may be exercised only if the merger is terminated under certain specific circumstances and would then be exercisable for a two year period following such occurrence. In addition, if the merger is not consummated because the Company's Board of Directors exercises its fiduciary duties in connection with another Acquisition Transaction, a break-up fee of $200,000 would be payable to Acclaim, and, if such Acquisition Transaction were to be consummated within one year, the Company must pay Acclaim 5% of the value of the aggregate consideration received in connection with such Acquisition Transaction, less the $200,000 fee. Through March 31, 1995, the Company had incurred merger costs (comprised primarily of legal, financial advisor and accounting fees) of approximately $249,000.

                           LAZER-TRON CORPORATION
                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               July 21, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAZER-TRON
                                 CORPORATION.

The undersigned hereby appoints Norman B. Petermeier and Mathew F. Kelly, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, no par value of Lazer-Tron Corporation ("Lazer-Tron"), held of record by the undersigned on May 24, 1995 at the Special Meeting of Shareholders of Lazer-Tron to be held at the Sheraton Inn located at 5115 Hopyard Road, Pleasanton, California on July 21, 1995, at 9:00 a.m. Pacific Standard Time, and at any adjournments or postponements thereof.

1. Approval of the Merger Agreement and the Merger, as described in the accompanying Prospectus/Proxy Statement.

      [     ]  FOR  [     ]  AGAINST  [     ]  ABSTAIN

2. The transaction of such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

The Board of Directors recommends that you vote FOR the proposals.

     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

                                    (Continued and to be signed on reverse side)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAZER-TRON CORPORATION.

                              __________________________________________________
                              Print Shareholder's name

                              __________________________________________________
                              Signatures of Shareholders or Authorized Signatory

                              __________________________________________________

                              Dated: ____________________________________ 1995

                              Please sign exactly as your name appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE,
     DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                      BY AND AMONG LAZER-TRON CORPORATION,
         ACCLAIM ENTERTAINMENT, INC. AND ACCLAIM ARCADE HOLDINGS, INC.

                           DATED AS OF MARCH 22, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I--The Merger.....................................................    1
     Section  1.01    The Merger..........................................    1
     Section  1.02    Effects of the Merger...............................    1
     Section  1.03    Merger Consideration................................    2
     Section  1.04    Directors and Officers; Articles of Incorporation;
                        By-laws...........................................    2
     Section  1.05    Conversion of Shares................................    3
     Section  1.06    Stock Plans and Warrants............................    3
     Section  1.07    Tax Free Reorganization.............................    4
     Section  1.08    Pooling of Interests................................    4

ARTICLE II--Exchange of Shares............................................    4
     Section  2.01    Surrender of Certificates...........................    4
     Section  2.02    No Fractional Shares................................    5
     Section  2.03    No Dividends........................................    5
     Section  2.04    Return to Acclaim...................................    5
     Section  2.05    Dissenting Shares...................................    5
     Section  2.06    No Further Transfer.................................    6

ARTICLE III--Representations and Warranties of Lazer......................    6
     Section  3.01    Organization and Good Standing......................    6
     Section  3.02    Capitalization......................................    6
     Section  3.03    Authority Relating to this Agreement................    7
     Section  3.04    Consents and Approvals; No Violations...............    8
     Section  3.05    Public Reports......................................    8
     Section  3.06    Absence of Certain Changes..........................    8
     Section  3.07    No Undisclosed Liabilities..........................    8
     Section  3.08    No Default..........................................    9
     Section  3.09    Litigation..........................................    9
     Section  3.10    Compliance with Applicable Law......................    9
     Section  3.11    Taxes...............................................    9
     Section  3.12    Employee Benefit Plans; ERISA.......................   10
     Section  3.13    Intellectual Property...............................   12
     Section  3.14    Pooling Matters.....................................   12
     Section  3.15    Change in Control...................................   13
     Section  3.16    Employees and Other Matters.........................   13

     Section  3.17    Labor Disputes......................................   13
     Section  3.18    Contracts...........................................   13
     Section  3.19    Suppliers and Customers.............................   14
     Section  3.20    Accounts Receivable.................................   14
     Section  3.21    Financial Statements and Condition..................   14
     Section  3.22    Real Property; Leases...............................   14
     Section  3.23    Environmental Matters...............................   15
     Section  3.24    Personal Property and Inventories...................   16
     Section  3.25    Insurance...........................................   16
     Section  3.26    [Intentionally omitted].............................   16
     Section  3.27    Affiliates..........................................   16
     Section  3.28    Indemnification.....................................   16
     Section  3.29    Brokers or Finders..................................   17

ARTICLE IV--Representations and Warranties of Acclaim and Holdings........   17
     Section  4.01    Organization and Good Standing......................   17
     Section  4.02    Foreign Qualification...............................   17
     Section  4.03    Capitalization of Acclaim and Holdings..............   17

                                                                            PAGE
                                                                            ----
     Section  4.04    Authority Relative to Agreement.....................   17
     Section  4.05    No Violation of Other Instruments or Obligations....   18
     Section  4.06    Consents and Approvals..............................   18
     Section  4.07    Public Reports......................................   18
     Section  4.08    No Material Adverse Effect..........................   19
     Section  4.09    Holdings............................................   19
     Section  4.10    Finder's Fees.......................................   19
     Section  4.11    No Undisclosed Liabilities..........................   19
     Section  4.12    No Default..........................................   19
     Section  4.13    Litigation..........................................   19
     Section  4.14    Compliance with Applicable Law......................   20
     Section  4.15    Intentionally Omitted...............................   20
     Section  4.16    Operation of the Surviving Corporation..............   20
     Section  4.17    Lazer Stock.........................................   20

ARTICLE V--Covenants......................................................   20
     Section  5.01    Lazer Pre-Closing Obligations.......................   20
     Section  5.02    Acclaim Pre-Closing Obligations.....................   22
     Section  5.03    No Solicitations....................................   22
     Section  5.04    Access to Information...............................   22
     Section  5.05    Lazer Stockholder Meeting...........................   23
     Section  5.06    Proxy Statement.....................................   23
     Section  5.07    Registration on Form S-4............................   24
     Section  5.08    Best Efforts........................................   25
     Section  5.09    Letters of Accountants..............................   25
     Section  5.10    Affiliates..........................................   25
     Section  5.11    Indemnification of Managers.........................   25

     Section  5.12    No Breach of Representations and Warranties.........   27
     Section  5.13    Consents; Notices...................................   27
     Section  5.14    Fees and Expenses...................................   27
     Section  5.15    The Option..........................................   28
     Section  5.16    Pooling.............................................   28
     Section  5.17    Public Announcements................................   28
     Section  5.18    Registration Right Agreements and Warrants..........   28
     Section  5.19    NASDAQ Listing......................................   28
     Section  5.20    Acclaim Employee Option Plans and Benefit
                        Arrangements......................................   28
     Section  5.21    Employment Agreements...............................   29
     Section  5.22    Closing Balance Sheet...............................   29
     Section  5.23    Operation of the Surviving Corporation..............   29
     Section  5.24    ....................................................   29
     Section  5.25    Intellectual Property...............................   29
     Section  5.26    Executive Bonus.....................................   30

ARTICLE VI--Conditions to Acclaim's and Holding's Obligations.............   30
     Section  6.01    Representations and Warranties......................   30
     Section  6.02    Covenants...........................................   30
     Section  6.03    Officer's Certificate...............................   30
     Section  6.04    Opinion of Counsel..................................   30
     Section  6.05    Consents............................................   30
     Section  6.06    HSR Act.............................................   30
     Section  6.07    Legality............................................   30
     Section  6.08    Injunctions.........................................   30
     Section  6.09    Closing Balance Sheet; Material Adverse Effect......   30
     Section  6.10    Resignations........................................   31

                                                                            PAGE
                                                                            ----
     Section  6.11    Employment Agreements...............................   31
     Section  6.12    Stockholder Approval................................   31
     Section  6.13    Due Diligence.......................................   31
     Section  6.14    Benefit Plans; Stock Option Plans...................   31
     Section  6.15    Stock Price.........................................   31
     Section  6.16    Merger..............................................   31
     Section  6.17    Institution of Proceedings..........................   31
     Section  6.18    Registration Statement..............................   31
     Section  6.19    Accountants' Letters................................   31
     Section  6.20    Lazer Affiliate Agreements..........................   31
     Section  6.21    FIRPTA..............................................   32

ARTICLE VII--Conditions to Lazer's Obligations............................   32
     Section  7.01    Representations and Warranties......................   32
     Section  7.02    Covenants...........................................   32
     Section  7.03    Officer's Certificate...............................   32
     Section  7.04    Opinion of Counsel..................................   32

     Section  7.05    Consents............................................   32
     Section  7.06    HSR Act.............................................   32
     Section  7.07    Legality............................................   32
     Section  7.08    Injunctions.........................................   32
     Section  7.09    Effectiveness of Registration Statement.............   32
     Section  7.10    Employment Agreements...............................   33
     Section  7.11    Stockholder Approval................................   33
     Section  7.12    Merger..............................................   33
     Section  7.13    Accountants' Letters................................   33
     Section  7.14    Institution of Proceedings..........................   33
     Section  7.15    Stock Price.........................................   33

ARTICLE VIII--Termination and Amendment...................................   33
     Section  8.01    Termination.........................................   33
     Section  8.02    Effect of Termination...............................   34
     Section  8.03    Amendment...........................................   34
     Section  8.04    Extension; Waiver...................................   34

ARTICLE IX--Indemnification...............................................   34
     Section  9.01    By Lazer............................................   34
     Section  9.02    By Acclaim..........................................   35
     Section  9.03    Limitations on Indemnification......................   35
     Section  9.04    Indemnification Procedure for Third Party Claims....   35
     Section  9.05    Indemnification Procedure for Claims Between Lazer
                        and Acclaim.......................................   36
     Section  9.06    Limitations on Indemnity............................   36

ARTICLE X--Miscellaneous..................................................   36
     Section 10.01    Survival of Representations and Warranties..........   36
     Section 10.02    Notices.............................................   37
     Section 10.03    Descriptive Headings................................   37
     Section 10.04    Counterparts........................................   37
     Section 10.05    Entire Agreement; Assignment........................   38
     Section 10.06    Governing Law and Consent to Jurisdiction...........   38
     Section 10.07    Expenses............................................   38
     Section 10.08    Costs of Enforcement................................   38
     Section 10.09    Specific Performance................................   38
     Section 10.10    Publicity...........................................   38
     Section 10.11    Parties in Interest.................................   38

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 22, 1995, by and among Lazer-Tron Corporation ('Lazer'), a California corporation, Acclaim Entertainment, Inc. ('Acclaim'), a Delaware corporation, and Acclaim Arcade Holdings, Inc. ('Holdings'), a Delaware corporation organized solely for the purpose of consummating the transactions contemplated hereby and a wholly owned subsidiary of Acclaim.

     WHEREAS, the Board of Directors of each of Lazer and Acclaim have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein and in the Agreement of Merger required to be filed under California law (the 'California Certificate') in form and substance reasonably satisfactory to Acclaim and Lazer pursuant to which Holdings will, subject to the terms and conditions set forth herein, merge with and into Lazer (the 'Merger') so that Lazer will be the surviving entity and a wholly owned subsidiary of Acclaim. Upon the effectiveness of the Merger, all the outstanding capital stock of Lazer will be converted into common stock of Acclaim subject to Section 2.05 hereof, and Acclaim will substitute comparable obligations of Acclaim for all obligations relating to the outstanding options and warrants to purchase securities of Lazer, as provided in this Agreement and the California Certificate and the applicable provisions of the Delaware General Corporation Law (the 'DGCL') and the California General Corporation Law (the 'CGCL');

     WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the 'Code'), by virtue of the provisions of Section 368(a)(2)(E) of the Code and it is a condition to Acclaim's and Holdings' obligations hereunder that the Merger be treated as a 'pooling of interests' ('Pooling') for accounting purposes; and

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     SECTION 1.01 The Merger. (a) Upon the terms and subject to the conditions hereof and in accordance with Section 252 of the DGCL and Sections 1103 and 1108 of the CGCL, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VI and Article VII hereof, but in no event later than five days thereafter (unless the parties shall otherwise agree) a closing (the 'Closing') of the Merger shall take place at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York, or such other place and at such time as the parties shall agree in writing (the 'Closing Date').

     (b) Concurrently with the Closing, (i) a certificate of merger (the 'Certificate of Merger'), in form and substance reasonably satisfactory to Acclaim and Lazer, providing for the merger of Holdings with and into Lazer shall be duly prepared, executed and filed by Lazer, as the surviving corporation (the 'Surviving Corporation'), with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and (ii) the appropriate officers of Lazer, Acclaim and Holdings shall execute and acknowledge the California Certificate and it shall be filed with the California Secretary of State in accordance with the CGCL, and the Merger shall become effective upon completion of the latest of such filings as are required under the DGCL and the CGCL. The date and time the Merger becomes effective is referred to herein as the 'Effective Time'.


     SECTION 1.02 Effects of the Merger. (a) The Merger shall have the effects set forth in the DGCL and the CGCL and as hereinafter set forth. Following the Merger, the Surviving Corporation shall (i) continue its corporate existence under the laws of the State of California, (ii) be a wholly owned subsidiary of Acclaim, (iii) retain its name 'Lazer-Tron Corporation', and (iv) succeed to all rights, assets, liabilities and obligations of Lazer and Holdings in accordance with the DGCL and the CGCL. At the Effective Time, pursuant to Section 1107 of the CGCL, the separate existence of Holdings shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of Holdings and Lazer (sometimes hereinafter referred to collectively as the 'Constituent Corporations') and shall be subject to all the debts and liabilities of each in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of Holdings shall be limited to the property affected thereby immediately prior to the time the Merger is effective. Any action or proceeding pending by or against Holdings may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

     (b) At the Effective Time each share of common stock of Holdings issued and outstanding, immediately prior to the Effective Time shall by reason of the Merger and without any action by the holder thereof be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     SECTION 1.03 Merger Consideration. (a) At the Effective Time, each share of common stock, no par value, of Lazer (the 'Lazer Common Stock') issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action by the holder thereof, be converted into the right to receive the following consideration (the 'Merger Consideration'):

          (i) if the average of the closing sale price of a share of common stock, par value $0.02 per share, of Acclaim (the 'Acclaim Common Stock') on the Nasdaq Stock Market's National Market System (as reported in the Wall Street Journal) for the 20 business days immediately preceding the second business day prior to the Closing Date (the 'Acclaim Common Stock Price') shall be at least $12.50 but less than $16.00, that number of shares of Acclaim Common Stock equal to the product (rounded up to the nearest one thousandth) of (i) one (1) and (ii) a fraction, the numerator of which is $8.00 and the denominator of which is the Acclaim Common Stock Price;

          (ii) if the Acclaim Common Stock Price shall be at least $16.00 and not more than $20.00, one half (1/2) of a share of Acclaim Common Stock; or

          (iii) if the Acclaim Common Stock Price shall be more than $20.00, that number of shares of Acclaim Common Stock equal to the product (rounded up to the nearest one thousandth) of (i) one (1) and (ii) a fraction, the numerator of which is $10.00 and the denominator of which is the Acclaim Common Stock Price.


     (b) The issuance of the Acclaim Common Stock to be delivered to the holders of the Lazer Common Stock (the 'Lazer Stockholders') in connection with the Merger shall be registered by Acclaim under the Securities Act of 1933, as amended (the '1933 Act'), on a registration statement on Form S-4 (the 'S-4') which shall have been declared effective by the Securities and Exchange Commission (the 'SEC') at or prior to the Effective Time.

     (c) No fractional shares of Acclaim Common Stock shall be issued or delivered to a Lazer Stockholder in payment of the Merger Consideration; cash shall be paid in lieu of any such fractional shares pursuant to Section 2.02 hereof. The fractional shares of Acclaim Common Stock to be received by each Lazer Stockholder will be aggregated so that no Lazer Stockholder will receive cash in an amount equal to or greater than the value of one full share of Acclaim Common Stock.

     (d) Dissenting Shares (hereinafter defined) shall not be converted into the right to receive the Merger Consideration and the holders thereof shall have only such rights as are provided under Chapter 13 of the CGCL unless and until the holders of any Dissenting Shares (the 'Dissenting Shareholders') withdraw their demand for purchase of the Dissenting Shares in accordance with Chapter 13 of the CGCL or such Dissenting Shares or the Dissenting Shareholders otherwise lose their status as Dissenting Shares or Dissenting Shareholders under Section 1309 of the CGCL.

     (e) Notwithstanding the foregoing provisions of this Section 1.03, if the Acclaim Common Stock Price shall be less than $12.50, each of Acclaim and Lazer, at its sole option, shall have the right to give notice pursuant to Section 8.01 hereof of its election to terminate this Agreement.

     SECTION 1.04 Directors and Officers; Articles of Incorporation;
By-laws. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of Messrs. Gregory E. Fischbach, James Scoroposki, Robert Holmes, Anthony R. Williams and Norman B. Petermeier and the officers of the Surviving Corporation shall be the existing officers of Lazer, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. The Articles of Incorporation and By-laws of Lazer at the Effective Time shall be the Articles of Incorporation and By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their respective terms and applicable law.

     SECTION 1.05 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, and subject to
Section 2.02, each issued and outstanding share of Lazer Common Stock (including shares issued pursuant to the 1994 Employee Stock Purchase Plan (the 'Employee Purchase Plan') as provided in Section 1.06) other than Dissenting Shares, if any, shall be converted into the right to receive a fraction (rounded up to the nearest one-thousandth of a share) of a fully paid and nonassessable share of Acclaim Common Stock, determined in accordance with Section 1.03 hereof.


     SECTION 1.06 Stock Plans and Warrants. (a) At the Effective Time, each outstanding option to purchase Lazer Common Stock (a 'Stock Option') granted under the Lazer's 1989 Stock Option Plan (the 'Employee Option Plan', collectively with the Director Stock Option Plan (the 'Director Option Plan'), the 'Lazer Stock Option Plans') and each outstanding warrant (the 'Warrants') described on Schedule 3.02 hereto, whether vested or unvested, shall, by virtue of the Merger and without any further action on the part of any holder thereof, be deemed substituted with an option or warrant (hereinafter referred to as an 'Acclaim Option or Warrant'), as applicable, on substantially the same terms and conditions as were applicable under such Stock Option or Warrant, to acquire that number of shares of Acclaim Common Stock (and with respect to the Sales Agent Warrants (as hereinafter defined) listed on Schedule 3.02 which are exercisable for Lazer Common Stock and a warrant to buy one-half of a share of Lazer Common Stock (the 'Underlying Warrant'), in addition to such number of shares of Acclaim Common Stock, that number of warrants to purchase shares of Acclaim Common Stock (herein referred to as the 'Underlying Acclaim Warrant') as the holder of such Stock Option or Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option or Warrant in full immediately prior to the Effective Time (without taking into account whether or not such Stock Option or Warrant was in fact exercisable), and the exercise price per share for such shares of Acclaim Common Stock shall be equal to (x) the aggregate exercise price for Lazer Common Stock purchasable pursuant to such substituted Stock Option or Warrant (and with respect to the Sales Agent Warrants, the aggregate exercise price to acquire the Lazer Common Stock and Underlying Acclaim Warrant) divided by (y) the number of shares of Acclaim Common Stock deemed directly purchasable pursuant to such Stock Option or Warrant; and, with respect to any Underlying Acclaim Warrant the exercise price for the Acclaim Common Stock purchasable upon exercise of any Underlying Acclaim Warrant shall be determined in the same manner as set forth above with respect to any other Stock Option or Warrant as though the Underlying Warrants were outstanding immediately prior to the Closing Date. Immediately prior to the Effective Time, each outstanding right to acquire Lazer Common Stock ('Lazer Stock Purchase Rights') issued pursuant to the Employee Purchase Plan shall be exercised or deemed exercised (such deemed exercise shall nevertheless require application of the funds held in the applicable employee's account under the Employee Purchase Plan) to purchase shares of Lazer Common Stock at an exercise price per share determined in accordance with the formula set forth in the Employee Purchase Plan and for that number of shares of Lazer Common Stock and upon the terms and conditions determined in accordance with the terms of the Employee Purchase Plan. After such exercise or deemed exercise of all outstanding Lazer Stock Purchase Rights, but in any event no later than July 1, 1995, including without limitation with respect to rights outstanding on the date hereof and/or outstanding through June 30, 1994, the Employee Purchase Plan and any other unexercised rights shall be terminated (unless the closing shall occur prior to said date in which event the Employee Purchase Plan and all such rights shall terminate as of the date two business days prior to such Closing
Date) provided, that the Closing subsequently occurs. All such shares of Lazer Common Stock issued upon the exercise or deemed exercise of Lazer Stock Purchase Rights under the Employee Purchase Plan shall be converted into the right to receive Acclaim Common Stock as provided in Sections 1.03 or 1.05. If the foregoing calculation results in a substituted Acclaim Option or Warrant (or would result in an Underlying Acclaim Warrant) being exercisable for a fraction of a share of Acclaim Common Stock, then the number of shares of Acclaim Common Stock subject to such Acclaim Option or Warrant (or underlying Acclaim Warrant)

will be rounded down to the nearest whole number of shares with no cash being paid for such fractional share. The exercise price of such Acclaim Option or Warrant (or underlying Acclaim Warrant) shall be rounded to the nearest whole cent. In the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-423 of the Code ('statutory stock options'), the option price, the number of shares purchasable pursuant to such Stock Option and the terms and conditions of exercise thereof shall comply with Section 424(a) of the Code. Continuous employment or service with Lazer will be credited to an optionee for purposes of determining the number of shares of Acclaim Common Stock subject to exercise under a converted Stock Option. Stock Options under the Director Option Plan shall by the terms thereof accelerate and thereafter terminate concurrently with or immediately prior to the Effective Time.

     (b) As soon as practicable after the Effective Time, Acclaim shall deliver to each holder of an outstanding Stock Option or Warrant an appropriate notice setting forth such holder's rights pursuant thereto and such Stock Option or Warrant shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.06 after giving effect to the Merger). Acclaim shall comply with the terms of all such Stock Options and Warrants and use it best efforts to ensure, to the extent required by, and subject to the provisions of, any such Lazer Stock Plan that Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time. Acclaim shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acclaim Common Stock for delivery pursuant to the terms set forth in this Section 1.06. Acclaim shall use reasonable efforts to cause the Acclaim Common Stock to be issued pursuant to exercise of the substituted Options and Warrants to be issued under Acclaim's existing stock option plans or otherwise with respect to not more than 10,000 non-qualified stock options and, if not already registered, to register such Acclaim Common Stock issuable pursuant to such plans or otherwise, as applicable, as soon as reasonably practicable following the Effective Time on a registration statement on Form S-8 or other applicable form.

     (c) If necessary to effect the adjustments contemplated by this Section 1.06, Lazer will use its reasonable efforts to obtain the consent of each holder of a Stock Option or Warrant.

     SECTION 1.07 Tax Free Reorganization. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Acclaim Common Stock issued in the Merger will be issued solely in exchange for the Lazer Stock, and no other transaction other than the Merger and as provided in this Agreement is intended to be an adjustment to the consideration paid for the Lazer Stock. Except for cash paid in lieu of fractional shares and dissenters rights, no consideration that could constitute 'other property' within the meaning of Section 356(a) of the Code is being transferred by Acclaim for the Lazer Common Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 1.07 unless otherwise required by law.

     SECTION 1.08 Pooling of Interests. The parties acknowledge that it is a condition of Acclaim's and Holdings' obligations hereunder that the Merger be treated as a Pooling for accounting purposes under and in accordance with the applicable provisions of GAAP, including without limitation Opinion No. 16 of the Accounting Principles Board ('APB 16'). The affiliates of Lazer shall execute and deliver to Acclaim Affiliates Agreements (as defined below) as contemplated by Section 6.20 below, to ensure compliance by such affiliates with the restrictions required to allow such accounting treatment to be utilized.

                                   ARTICLE II
                               EXCHANGE OF SHARES

     SECTION 2.01 Surrender of Certificates. Prior to the Effective Time, Acclaim shall make available to American Securities Transfer, Inc., or a bank reasonably acceptable to Lazer (the 'Exchange Agent'), in trust for the benefit of the holders of Lazer Common Stock for exchange in accordance with this
Article II, certificates representing the aggregate number of shares of Acclaim Common Stock issuable pursuant to Section 1.05. Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Lazer Common Stock (the 'Certificates') a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Acclaim Common Stock and cash in lieu of fractional shares, if applicable. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Lazer Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration for each share of Lazer Common Stock formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a stockholder of, Acclaim. If a certificate representing Acclaim Common Stock is to be issued or a cash payment in lieu of fractional share interests is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

     SECTION 2.02 No Fractional Shares. No certificate or scrip representing fractional shares of Acclaim Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acclaim. The fractional shares of Acclaim Common Stock to be received by each Lazer Stockholder will be aggregated so that no Lazer Stockholder will receive cash in an amount equal to or greater than the value of one full share of Acclaim Common Stock. In lieu of any such fractional share, the Exchange Agent shall pay to each Lazer Stockholder who otherwise would be entitled to receive a fractional share of Acclaim Common Stock an amount of cash determined by multiplying (i) the Acclaim Common Stock Price by (ii) the fraction of a share of Acclaim Common Stock to which such holder would otherwise be entitled. Acclaim shall make available to the Exchange Agent sufficient funds as and when necessary to enable the Exchange Agent to make the cash payments contemplated hereby. In no event shall interest be paid or accrued on any such cash payments. The transfer of cash to Lazer Stockholders in lieu of fractional shares of Acclaim Common Stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Acclaim of accounting for fractional shares and does not represent separately bargained for consideration.

     SECTION 2.03 No Dividends. No dividends or other distributions declared or made after the Effective Time with respect to Acclaim Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate with respect to the Acclaim Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate and comply with all requirements necessary to avoid 'backup withholding' under Section 3406 of the Code. Dividends or other distributions with a record date after the Effective Time payable in respect of Acclaim Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates. Following surrender of any previously unsurrendered Certificate and compliance with such requirements under Section 3406 of the Code, there shall be paid to the record holder of the certificates representing whole shares of Acclaim Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acclaim Common Stock and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such whole shares of Acclaim Common Stock.

     SECTION 2.04 Return to Acclaim. Any shares of Acclaim Common Stock and any cash in lieu of fractional share interests made available to the Exchange Agent and not exchanged for Certificates within six months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates representing Lazer Common Stock and unclaimed at the end of such six-month period shall be redelivered or repaid by the Exchange Agent to Acclaim, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Acclaim for payment of the Merger Consideration, cash in lieu of fractional share interests, and any such dividends or distributions. Notwithstanding the foregoing, none of the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of Lazer Common Stock for any Merger Consideration, cash in lieu of fractional share interests or dividends or distributions delivered to a public official pursuant to applicable escheat laws.

     SECTION 2.05 Dissenting Shares. If demands for payment under Chapter 13 of the CGCL are filed with respect to 5% or more of the outstanding shares of the Lazer Stock, the holders of which vote against the Merger, then such holders shall be entitled to exercise dissenters' rights to the extent available under

Chapter 13 of the CGCL with respect to the shares for which such demand has been filed in accordance with Chapter 13 of the CGCL. In addition, any shares of Lazer Common Stock whose transfer is restricted by law or regulation or by Lazer and that are voted against the Merger shall be entitled to exercise dissenters' rights to the extent available under Chapter 13 of the CGCL. If and to the extent dissenters' rights are available under the CGCL to holders of Lazer Common Stock in connection with the Merger, who have voted against the Merger and with respect to which dissenters' rights shall have been properly demanded in accordance with the provisions of Chapter 13 of the CGCL ('Dissenting Shares'), such Dissenting Shares shall not be converted into the right to receive the Merger Consideration and the holders thereof shall have only such rights as are provided in such Chapter 13 of the CGCL unless and until the holder of any such Dissenting Shares withdraws his demand for such purchase of such Dissenting Shares or such Dissenting Shares or holders otherwise lose their status as Dissenting Shares or shareholders, respectively, under Section 1309 of the CGCL or otherwise loses his right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his demand for purchase of such Dissenting Shares or such Dissenting Shares or holders of Dissenting Shares shall otherwise lose their status as Dissenting Shares or shareholders, respectively, under Section 1309 of the CGCL, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration. Prior to the Effective Time, Lazer shall give Acclaim prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by Lazer and, except with the prior written consent of Acclaim, shall not settle or offer to settle any such demands.

     SECTION 2.06 No Further Transfer. Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Lazer Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article II.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF LAZER

     Lazer represents and warrants to acclaim and holdings as follows:

     SECTION 3.01 Organization and Good Standing. Each of Lazer and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Lazer and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a

Material Adverse Effect. 'Material Adverse Effect' means, with respect to Lazer, any event that could have a material adverse effect on the business, assets, results of operations or financial condition of and its subsidiaries taken as a whole; provided that a Material Adverse Effect shall not include any effect that results from general economic conditions affecting the video and coin-operated arcade game market. Lazer has heretofore delivered to Acclaim accurate and complete copies of the Articles of Incorporation and By-laws of and its subsidiaries, as currently in effect.

     SECTION 3.02 Capitalization. (a) As of the date hereof the authorized capital stock of consists of 10,000,000 shares of Common Stock of which 3,554,852 shares were issued and outstanding as of February 28, 1995 and 1,000,000 shares of preferred stock, no par value (' Preferred Stock') of which there were no shares outstanding as of February 28, 1995. An aggregate of 518,127 shares of Common Stock were reserved and authorized for issuance pursuant to the Employee Option Plan, of which options to purchase a total of 413,414 shares of Common Stock were outstanding as of February 28, 1995. An aggregate of 85,000 shares of Common Stock were reserved and authorized for issuance pursuant to the Director Option Plan, of which options to purchase a total of 36,000 shares of Common Stock were outstanding as of February 28, 1995. An aggregate of 45,034 shares of Common Stock were reserved and authorized for issuance pursuant to the Employee Purchase Plan. An aggregate of 667,166 shares of Common Stock were reserved and authorized for issuance pursuant to redeemable warrants ('Redeemable Warrants') outstanding as of February 28, 1995. An aggregate of 192,646 shares of Common Stock were reserved and authorized for issuance pursuant to sales agent warrants as set forth on Schedule 3.02 (the 'Sales Agent Warrants') outstanding as of February 28, 1995. An aggregate of 55,000 shares of Common Stock were reserved and authorized for issuance pursuant to a warrant held by Van Kasper & Co. (the 'Underwriter Warrant'). All of the issued and outstanding shares of Lazer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All prior sales of Lazer's securities have been made in compliance with or under an exemption from the registration requirements of the 1933 Act and applicable state securities laws, and no shareholders of Lazer have any rescission rights with respect to any Lazer securities. Except as referred to above or reflected in Schedule 3.02(a), Lazer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which Lazer is a party or is bound which, directly or indirectly, obligate Lazer to issue, deliver or sell any shares of Lazer Common Stock or Lazer Preferred Stock or any other equity security of Lazer or any securities representing the right to purchase or otherwise receive any shares of Lazer Common Stock or any other equity security of Lazer. The names of the optionees and warrantholders holding Stock Options and Warrants, the date of grant of each Stock Option or Warrant to purchase Lazer Common Stock granted and outstanding as of February 28, 1995, the number of shares of Lazer Common Stock subject to each such Stock Option or Warrant, the expiration date of each such Stock Option or Warrant, and the price at which each such Stock Option or Warrant may be exercised under Lazer's Stock Option Plans are set forth in Schedule 3.02(a). Assuming the conversion of Stock Options and Warrants under Section 1.06 hereof, at the Effective Time there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which Lazer or any of its subsidiaries will be bound calling for the sale or issuance by Lazer of any shares of the capital stock of Lazer or any of its subsidiaries. No vesting restrictions of any Stock Options (except with respect to 36,000 Stock Options outstanding under the Director Option Plan) or Warrants will, as a consequence of the Merger, lapse so as to accelerate the vesting of any such Stock Options or Warrants and the Board of Directors of Lazer has not and will not have, as of the Closing Date, taken any action to permit such acceleration and will take any action necessary to prevent such acceleration.

     (b) Schedule 3.02(b) sets forth a true and correct list of all of Lazer's subsidiaries as of the date of this Agreement. Except as set forth on Schedule 3.02(b), Lazer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of Lazer's subsidiaries, free and clear of all Liens (as defined below) whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of Lazer's subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such subsidiary of any shares of capital stock or any other equity security of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

     (c) All existing option agreements subject to the Lazer Stock Option Plans and all existing Warrants set forth on Schedule 3.02(a) hereof are in form and substance substantially the same as the forms of option agreements and warrant agreements previously provided to Acclaim or as filed with the Lazer SEC Reports, as applicable and each conforms to the expressly enumerated provisions of the Lazer Stock Option Plans or such Warrant Agreement, as applicable, under which each was issued including without limitation as to exercise and vesting and the Lazer Board of Directors has not taken (except with respect to 36,000 options outstanding under the Director Option Plan) and will not take any action pursuant to the Lazer Stock Option Plans or such Warrant Agreements or otherwise which would permit the acceleration of the exercisability of any Options or Warrants whether in connection with the Merger or the transactions contemplated hereby or otherwise.

     SECTION 3.03 Authority Relating to this Agreement. Lazer has full corporate power and authority to execute and deliver this Agreement and all other documents hereby contemplated and, subject to obtaining requisite shareholder approval, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof. The execution and delivery of this Agreement by Lazer and the consummation by Lazer of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Lazer and no other corporate proceedings on the part of Lazer are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Lazer Common Stock in accordance with the CGCL and Lazer's Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by Lazer and constitutes a valid and binding agreement of Lazer, enforceable against Lazer, in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions on the enforcement of securities indemnification and contribution provisions imposed by public policy.

     SECTION 3.04 Consents and Approvals; No Violations. Except for applicable requirements of the 1933 Act, Securities Exchange Act of 1934, as amended (the '1934 Act'), state Blue Sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), the filing and recordation of the Certificate of Merger, as required by the DGCL, the California Certificate as required by the CGCL, appropriate documents with the relevant authorities of States in which Lazer is qualified to do business, and such filings, authorizations, orders and approvals as may be required under State 'control share acquisition', 'antitrust' or other similar statutes or regulations, and such filings, authorizations, orders and approvals as may be required under foreign laws and NASD Bylaws, or as set forth in Schedule 3.04 hereto, no filing with, and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ('Governmental Entity'), or of any third party, is necessary for the entering into and/or consummation by Lazer of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.04, subject to obtaining requisite shareholder approval, neither the execution and delivery of this Agreement by Lazer nor the consummation by Lazer of the transactions contemplated hereby nor compliance by Lazer with any of the provisions hereof will (i) constitute any violation or breach of any provision of the Articles of Incorporation or By-laws of Lazer or its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Lazer or its subsidiaries is a party or by which either they or their properties or assets may be bound or (iii) other than filings and consents under the 1933 Act, 1934 Act, the HSR Act or as otherwise set forth on Schedule 3.04, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Lazer, its subsidiaries or any of their properties or assets, except in the case of subclause (ii) or (iii) of this sentence for violations, breaches, defaults, rights which arose or liens which would not, in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 3.05 Public Reports. Except as disclosed in Schedule 3.05 hereto, Lazer has and at the Effective Time will have filed all required forms, reports and documents with the SEC since the effectiveness of the registration statement relating to its initial public offering in May 1994 (collectively, the 'Lazer SEC Reports'), all of which forms, reports and documents have and shall have complied in all material respects with all applicable requirements of the 1933 Act and the 1934 Act. Except as disclosed in Schedule 3.05, as of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Lazer SEC Reports, including, without limitation, any financial statements or schedules included therein, contained or shall contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Lazer SEC Reports fairly presents and shall present the consolidated financial position of Lazer and its subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the consolidated results of operations and changes in financial position of Lazer and its subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the Lazer SEC Reports has been and shall have been prepared in accordance with generally accepted accounting principles ('GAAP') consistently applied during the periods involved, except as otherwise noted therein or, in the case of the unaudited financial statements, as permitted by the applicable rules and regulations of the SEC.

     SECTION 3.06 Absence of Certain Changes. Except as contemplated herein or set forth in Schedule 3.06, since December 31, 1994 neither Lazer nor its subsidiaries (i) has taken any of the actions set forth in Sections 5.01(a) through 5.01(c) and/or 5.01(e) through 5.01(l) or agreed to take any of such actions, (ii) suffered a Material Adverse Effect or (iii) entered into any transaction, or conducted its business or operations, other than in the ordinary course of business and consistent with past practice.

     SECTION 3.07 No Undisclosed Liabilities. Except as and to the extent provided in Lazer's unaudited balance sheet as at December 31, 1994 and the notes thereto (the 'Lazer Balance Sheet'), neither Lazer nor its subsidiaries had at December 31, 1994 any liabilities absolute, accrued, unaccrued, contingent or otherwise required by GAAP to be reflected on a consolidated balance sheet of Lazer and its subsidiaries in excess of

$50,000 in the aggregate. Except as and to the extent set forth in Schedule 3.07, since December 31, 1994 neither Lazer nor its subsidiaries has incurred any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Lazer and its subsidiaries taken as a whole, except liabilities (i) adequately provided for in the Lazer Balance Sheet, (ii) incurred since December 31, 1994 in the ordinary course of business, (iii) consistent with past practice or (iv) incurred in connection with this Agreement.

     SECTION 3.08 No Default. Except as set forth in Schedule 3.08, neither Lazer nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or its By-laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Lazer or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Lazer or any of its subsidiaries, except in the case of subclause (ii) or (iii) of this sentence for defaults or violations which would not, in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 3.09 Litigation. Except as set forth in Schedule 3.09 or in the Lazer SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of Lazer, any investigation pending or any suit, action, proceeding or investigation threatened against, involving or affecting Lazer or its officers and directors in such capacities, any of its subsidiaries, or any of its or their respective properties or rights seeking equitable relief or claiming damages in excess of $250,000, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Lazer or its officers and directors in such capacities, or any of its subsidiaries, which does or might reasonably be expected to (i) result in the modification, termination, suspension, impairment or reformation of any contract to which Lazer or any of its subsidiaries is a party, which modification, termination, suspension, impairment or reformation would have a Material Adverse Effect; (ii) materially adversely affect the manner in which Lazer conducts its business; (iii) affect the ability of Lazer or Acclaim to consummate any of the transactions contemplated hereby; or (iv) have a Material Adverse Effect. Except as set forth in Schedule 3.09, there is no suit, action or proceeding pending by Lazer against any third party.

     SECTION 3.10 Compliance with Applicable Law. The businesses of Lazer and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which, in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. Lazer and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the 'Lazer Permits'), except for failures to hold such Lazer Permits which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Lazer and its subsidiaries are in compliance with the terms of the Lazer Permits, except where the failure so to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11 Taxes. Lazer and each of its subsidiaries have duly and timely filed all material federal, state, local and foreign tax returns required to be filed by it, and except for Taxes (as hereinafter defined) not in excess of $100,000, Lazer has duly and timely paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns, except such as are being contested in good faith by appropriate proceedings or otherwise and/or as described on Schedule
3.11 hereto, and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all periods since the periods covered by such returns. Except as disclosed in Schedule 3.11 and except for taxes not in excess of $100,000, Lazer and each of its subsidiaries have fully collected, withheld and/or paid over all Taxes required to be collected, withheld and/or paid over to a taxing authority. Except as disclosed in Schedule 3.11, all deficiencies and assessments asserted as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the Lazer SEC Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect, other than those heretofore paid or provided for. Except as set forth in Schedule 3.11, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return of Lazer or its subsidiaries. Except as set forth in
Schedule 3.11, neither Lazer nor any of its subsidiaries has filed any consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law), is a party to any agreement, contract or arrangement providing for the allocation or sharing of any Taxes or providing for a contractual or other obligation to indemnify or reimburse any other person or entity with respect to any Taxes, or is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any 'excess parachute payment' within the meaning of Section 280G of the Code. Neither the Merger nor any other transaction contemplated by this Agreement will result in any payment or series of payments by Lazer, Acclaim or any subsidiaries of either that will constitute a parachute payment within the meaning of Section 280G of the Code. For purposes of this Agreement, 'Taxes' shall mean any and all taxes, fees, levies, duties, charges or other assessments imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts relating thereto.

     SECTION 3.12 Employee Benefit Plans; ERISA. (a) The name of each plan, program, arrangement, agreement or commitment sponsored or maintained by or on behalf of Lazer or any ERISA Affiliate or to which Lazer or any ERISA Affiliate makes or is obligated to make contributions or to which Lazer or any ERISA Affiliate made or was obligated to make contributions during the five (5) year period ending on the date hereof, which is a pension, profit sharing, savings, thrift or other retirement plan (including, without limitation, each 'employee pension benefit plan' as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA')), deferred compensation, stock purchase, stock option, performance share, bonus or other incentive plan, severance pay plan, policy or procedure, life, health, disability or accident insurance plan (including, without limitation, each 'employee welfare benefit plan' as defined in Section 3(1) of ERISA) or vacation or other employee benefit plan, program, arrangement, agreement or commitment, whether or not written (all of the foregoing being hereinafter referred to individually as a 'Plan' and collectively as the 'Plans'), is set forth on Schedule 3.12(a) hereto. Except as set forth in Schedule 3.12(a), Lazer and each of its ERISA Affiliates have complied with all of the provisions of each such Plan and all applicable provisions of ERISA and the Code, have administered each such Plan (including the payment of benefits thereunder) in accordance with the provisions of each such Plan and all applicable provisions of ERISA and the Code and have timely made all required contributions thereto.

     (b) Copies of the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with each Plan with respect to which such a report is required have been delivered to Acclaim. All Plans which individually or collectively would constitute an 'employee pension benefit plan,' as defined in Section 3(2) of ERISA (collectively, the 'Lazer

Pension Plans'), are identified as such in Schedule 3.12(b). All contributions due from Lazer or any ERISA Affiliate with respect to any of the Plans have been made as required under ERISA or have been accrued on Lazer's or any such ERISA Affiliate's financial statements as of March 31, 1995. Each Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Plans, except as would not have a Material Adverse Effect.

     (c) No Lazer Pension Plan constitutes, or has since the enactment of ERISA constituted, a 'multiemployer plan,' as defined in Section 3(37) or 4001(a)(3) of ERISA. Lazer or any ERISA Affiliate does not maintain or contribute to and during the last five years has not maintained or contributed to a Lazer Pension Plan which is subject to the provisions of Title IV of ERISA and does not have any liability with respect to any Lazer Pension Plan which is subject to the provisions of Title IV of ERISA. No Lazer Pension Plans are subject to Title IV of ERISA. No 'prohibited transaction', as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Plan which is covered by Title I of ERISA, which would result in any material liability to Lazer and its ERISA Affiliates taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Plan has or will make Lazer or any officer or director of Lazer subject to any material liability under Title I of ERISA or liable for any material Tax or penalty pursuant to Section 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

     (d) With respect to each Lazer Pension Plan that is intended to be qualified under Section 401(a) of the Code (a 'Lazer 401(a) Plan'), either (A) a favorable determination letter has been received from the (Internal Revenue Service) (the 'IRS') as to such qualification under the Code as in effect immediately after the Tax Reform Act of 1986 or (B) an application for a favorable determination letter is pending or will be duly filed with the IRS prior to the expiration of the time within which retroactive amendment relating back to the effective date of such plan may be made under Section 401(b) of the Code and regulations or IRS pronouncements thereunder, and there is no reason to believe that any favorable determination letter will not be received and that no amendments will be required in order to receive the same which will result in a material cost increase thereto. Lazer has delivered to Acclaim or its counsel a complete and correct copy of the most recent IRS determination letter with respect to each Lazer 401(a) Plan.

     (e) Lazer or, if applicable, any ERISA Affiliate, is entitled to cease its participation in each Plan referred to in this Section 3.12 without default, penalty, premium or any additional cost to Lazer in excess of $100,000 in the aggregate and each such Plan, by its provisions, permits Lazer or, if applicable, any ERISA Affiliate, to amend or terminate, in whole or in part, each Plan referred to in this Section 3.12 without default, penalty, premium or any additional cost to Lazer in excess of $100,000.

     (f) The consummation of the transactions contemplated by this Agreement will not, except as disclosed in Schedule 3.12(f) hereto, result in or entitle any employee or former employee (or any other person) of Lazer or any ERISA Affiliate (including any such person who becomes an employee of Acclaim or Holdings) to severance pay, or any other payment becoming due from Lazer or any ERISA Affiliate.

     (g) Except as set forth in Schedule 3.12(g) hereto, with respect to each Plan which is an 'employee welfare benefit plan' within the meaning of Section 3(1) of ERISA (a 'Welfare Plan'): (i) the applicable requirements of Part III of Subchapter B of Chapter 1 of the Code are satisfied if benefits under such Welfare Plan are intended to qualify for tax-favored treatment; and (ii) each such Welfare Plan which is a group health plan within the meaning of Section 4980B of the Code is in compliance with the applicable requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

     (h) There are no leased employees within the meaning of Section 414(n) of the Code who perform services for Lazer or any ERISA Affiliate.

     (i) No Plan is funded by a trust described in Section 501(c)(9) of the Code.

     (j) Lazer is not a member of an affiliated service group within the meaning of Section 414(m) of the Code.

     (k) Schedule 3.12(k) hereto sets forth the aggregate of the annual employer contributions and other direct expenses (which expenses are equal to or in excess of $9,000 with respect to any Plan) paid by Lazer in connection with each Plan for each of the last three plan years of such Plan.

     (l) Except as set forth in Schedule 3.12(l), all reports and other information required under ERISA or any other applicable law or regulation to be filed by Lazer or any ERISA Affiliate, or, with respect to a Plan, the administrator (as defined in Section 3(16) of ERISA) thereof or any other person on or prior to the date hereof or on or prior to the Closing Date with the relevant Governmental Body and/or distributed or made available to any Plan participant and beneficiary (including 'alternate payees', as defined in Section 206(d)(3)(K) of ERISA), as the case may be, have been timely filed, distributed or made available in accordance with ERISA or such other applicable law or regulation, as the case may be, and all such reports and other information are, and at the Closing Date will be, as the case may be, true and correct in all material respects as of the date given and no penalties under ERISA or any other applicable law or regulation are and at the Closing Date will be owed to any Plan participant and/or beneficiary and/or any Governmental Body with respect to the failure to file any such reports or to distribute or make available any such reports or other information.

     (m) None of the Plans is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service.

     (n) None of the Plans provides any benefits including, without limitation, life insurance or medical benefits (whether or not insured) with respect to any current or former employee of Lazer or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by Sections 601-608 of ERISA or any other applicable law or (ii) disability benefits under any Welfare Plan that have been fully provided for by insurance or otherwise.

     (o) There has been delivered to Acclaim with respect to each Plan set forth in Schedule 3.12(a) a copy of the Plan, and where required, a copy of the summary plan description, together with each Summary of Material Modifications required under ERISA with respect to such Plan and all material employee communications relating to such Plan.

     (p) For purposes of this Section 3.12, the term 'ERISA Affiliate' shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Lazer are treated as a single employer under any or all of Section 414(b), (c), (m), (n) or (o) of the Code at any time during the period of ten (10) years ending on the Closing Date. Lazer has no ERISA Affiliates other than Lazer Tron Limited.

     SECTION 3.13 Intellectual Property. Schedule 3.13 hereto is a complete list of the trademarks, trade names, patents, copyrights, fictitious business names, service marks and pending applications therefor that are owned by Lazer and a complete list of the trademarks, trade names, patents, copyrights, fictitious business names, service marks and pending applications therefor that are used by Lazer or which Lazer has the right or license to use. The trademarks, trade names, patents, copyrights, fictitious business names, service marks and pending applications appearing on Schedule 3.13 hereto, together with any other trademarks, trade names, patents, copyrights, fictitious business names and service marks owned, used or licensed by Lazer, are collectively herein referred to as the 'Proprietary Rights'. Prior to using a name for any game held out for sale or lease, Lazer performs a search under both United States and common law seeking to determine whether, based on such search, it is reasonable to use such name or mark in the manner in which Lazer believes its intended use will not infringe any other third parties' rights therein, whether statutory or common law rights of such third parties (including, without limitation, trademark and the rights of privacy and publicity). Except as disclosed on Schedule 3.13, Lazer owns and/or has the right or license to use each of the Proprietary Rights for the categories of goods and services to the extent that each such Proprietary Right is currently being used. Except as disclosed on Schedule 3.13 hereto, (i) Lazer is not bound by or a party to any options, licenses, or material agreements of any kind with respect to the Proprietary Rights and (ii) has not assigned, licensed or in any manner encumbered or materially impaired any rights in the Proprietary Rights. As used solely in this Section 3.13, 'material' or 'materially' refers to a state of facts which, if present, would restrict, impair, diminish or adversely affect Lazer's ability to use any or all of the Proprietary Rights in the manner presently used by Lazer or would result in the loss of a significant economic benefit presently received or receivable by Lazer from or in respect of such Proprietary Right. To Lazer's knowledge, the Proprietary Rights owned or used by Lazer are free and clear of all mortgages, charges, pledges, liens, security interests, claims or encumbrances (hereinafter 'Liens'), of any kind or nature. Except as disclosed on Schedule 3.09 hereto, no Proprietary Right owned or used by Lazer to Lazer's knowledge infringes or violates any personal, property, statutory or common law or any other rights of any third parties (including, without limitation, copyright, trademark and the rights of privacy and publicity) and no claim alleging any such infringement or violation has been received by Lazer. Except as disclosed in Schedule 3.09 hereto, no unresolved claims or notices to Lazer's knowledge have been asserted or given during the past three years by any person challenging the use by Lazer of any of the Proprietary Rights or challenging or questioning the validity, enforceability or effectiveness of or the title of Lazer or any of its subsidiaries to any of the Proprietary Rights or any agreement relating thereto nor is there any action, suit, investigation or proceeding by or before any court or other governmental entity reasonably likely to materially adversely affect the validity or enforceability of or impair the title or right of Lazer or any of its subsidiaries to use any of the Proprietary Rights owned or used by Lazer or any of its subsidiaries. Except as disclosed on Schedule 3.09 or 3.13 hereto, (i) Lazer has not been informed of any claims or suits pending or threatened against Lazer that relate to the business of Lazer claiming an infringement by Lazer of any patents, licenses, trademarks, service marks or trade names of others and Lazer has not to Lazer's knowledge infringed any Proprietary Rights of any third party under any personal, property, statutory or common law or any other rights of third parties, and (ii) Lazer has not commenced any claims or suits or threatened any claims or suits relating to Lazer's business, claiming an infringement by a third party of any patents, licenses, trademarks, service marks or trade names of Lazer and, to Lazer's knowledge, no third party is infringing any of Lazer's Proprietary Rights. All such Proprietary Rights are not breached or terminated as a result of the Merger and the transactions contemplated hereby.

     SECTION 3.14 Pooling Matters. Except as set forth in Schedule 3.14, neither Lazer nor any of its affiliates has taken or agreed to take, nor will any of them take, any action (other than any action taken or agreed to be taken as expressly provided herein or as requested in writing by Acclaim in connection with the transactions contemplated hereby) that would adversely affect the ability of Acclaim to account for the business combination to be effected by the Merger as a Pooling under and in accordance with the applicable provisions of GAAP including without limitation APB 16.

     SECTION 3.15 Change in Control. Except as set forth in Schedule 3.15, neither Lazer nor any of its subsidiaries is a party to any contract, agreement or understanding which contains a 'change in control,' 'potential change in control' or similar provision.

     SECTION 3.16 Employees and Other Matters. Schedule 3.16 hereto is a correct and complete list of (i) the directors and officers of Lazer and independent contractors regularly employed by Lazer and not otherwise identified in the Schedules hereto, together with a statement of the full amount payable by way of salary, bonuses perquisites and other direct or indirect compensation to each such person; (ii) the name of each bank in which Lazer has an account or safety deposit box; and (iii) the names of all persons, if any, holding currently effective powers of attorney from Lazer and a summary statement of the terms thereof. With respect to each officer and director listed in Schedule 3.16 hereto, a copy of any existing employment contract has been made available to Acclaim.


     SECTION 3.17 Labor Disputes. (a) Lazer is not a party to any collective bargaining agreements, whether or not expired. There are no labor unions or other organizations representing or, to Lazer's knowledge, purporting to represent or attempting to represent any employee of Lazer.

     (b) Lazer has not violated any provision of federal or state law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination (including, without limitation, discrimination on the basis of age, sex, race or religion), fair labor standards and occupational health and safety, wrongful discharge or violation of the person rights of employees, former employees or prospective employees or state temporary disability laws, rules or regulations, except where such failure would not have a Material Adverse Effect.

     (c) There is no unfair labor practice charge or complaint pending or, to Lazer's knowledge, threatened against Lazer before the National Labor Relations Board or any State Labor Relations Board. There are no claims of discrimination of any kind pending or, to Lazer's knowledge, threatened against Lazer before any Governmental Body.

     (d) There is no labor strike or dispute, slowdown, work stoppage, lockout, disturbance, grievance, litigation or claim relating to labor matters involving any employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, pending or threatened against Lazer.

     (e) To Lazer's knowledge, Lazer does not have any liability to any or all of its employees arising as a result of the Worker Adjustment and Retraining Notification Act (29 U.S.C. Section 2101 et seq.).

     SECTION 3.18 Contracts. (a) Schedule 3.18 hereto contains a complete and correct list of all contracts, arrangements and agreements as in effect on the date hereof (the 'Contracts') to which Lazer is a party, including evidences of indebtedness, whether written or oral, purchase or sale agreements (other than purchase and sales orders entered into in the ordinary course), agency or advertising contracts, agreements with employees, sales representatives and distributors, and agreements with factors, banks or other lending institutions, (other than the Contracts listed in Schedules 3.16, 3.19 and 3.22 hereto), except for any Contracts which are not reasonably expected to involve an expenditure of more than $25,000 individually or more than $100,000 in the aggregate from the date of this Agreement. A true and complete copy of each written Contract has heretofore been made available to Acclaim. Except as specifically identified on Schedule 3.18, Lazer has performed all of its material obligations required to be performed by it, has paid all advances and royalties required to be paid by it and is not in default in any material respect under any Contract, and no event has occurred thereunder in each case which, with the lapse of time or the giving of notice or both, would constitute such a default and to Lazer's knowledge no other party to any Contract is in default in any material respect thereunder. Each of the Contracts listed in

Schedule 3.18 hereto constitutes a valid, binding, enforceable and legal obligation of Lazer in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or other restriction on the enforcement of securities indemnification and contribution provisions imposed by public policy. Lazer has not received notice that any other party to any of the Contracts is, and to the best of Lazer's knowledge none of the other parties to such contracts is, in material default thereunder.

     (b) Except as set forth on Schedule 3.18(b) hereto, none of the Contracts' terms requires the consent or waiver of a third party in connection with the transactions contemplated hereby.

     SECTION 3.19 Suppliers and Customers. Schedule 3.19 hereto is a complete and accurate list of all agreements, understandings and commitments in existence as of the date of this Agreement with all suppliers of Lazer each of which individually accounted for 5% or more of Lazer's invoiced amount from its vendors and a complete and accurate list of all agreements, understandings and commitments with all customers of Lazer each of which individually accounted for 5% or more of Lazer's net sales, respectively, during the immediately preceding fiscal year of Lazer ended June 30, 1994, and for the eight months ended February 28, 1995, respectively.

     SECTION 3.20 Accounts Receivable. All accounts receivable reflected in the Lazer Balance Sheet and on the books of Lazer at the date hereof do, and on the date of the Closing Balance Sheet (as hereinafter defined) shall, represent receivables which, net of reserves therein reflected (which reserves are in accordance with the requirements of GAAP), are at December 31, 1994, the date hereof and at the date of the Closing Balance Sheet, fully collectible and subject to no counterclaims or set-offs.

     SECTION 3.21 Financial Statements and Condition. (a) The audited balance sheets of Lazer as of June 30, 1993 and 1994, and related statements of operations, cash flows and shareholders' equity, including the notes thereto, have been certified by Lazer's independent certified public accountants and delivered to Acclaim. The Lazer Balance Sheet and the related financial statements have been delivered to Acclaim. Such financial statements present fairly, in all material respects, the financial position of Lazer as of June 30, 1992, 1993 and 1994 and December 31, 1994, respectively, and the results of Lazer's operations, cash flows and shareholders' equity for each of the three years in the three year period ended June 30, 1994 and the six month period ended December 31, 1994, respectively, all in conformity with GAAP applied on a consistent basis, except that the unaudited financial statements may not include all notes required under GAAP.

     (b) As of December 31, 1994, the Net Worth and Working Capital of Lazer were $12,709,000 and $12,258,000, respectively, and Net Sales for the six month period ended December 31, 1994 was $7,200,000. As at, or for the period ended on, the last day of the month immediately preceding the month in which the Closing Date occurs, as applicable, Net Worth, Working Capital and Net Sales

(calculated on a pro forma basis without deduction of any transaction expenses and fees incurred by Lazer in connection with the Merger and the transactions contemplated thereby up to an aggregate of $750,000) shall be as follows:

          (i) as at, and with respect to Net Sales for the eleven months ended May 31, 1995, at least $12,800,000, $12,400,000 and $12,900,000, respectively if the Closing Date occurs in June 1995;

          (ii) as at, and with respect to Net Sales for the twelve months ended June 30, 1995, at least $12,900,000, $12,500,000 and $14,400,000, respectively if the Closing Date occurs in July 1995; and

          (iii) as at, and with respect to Net Sales for the thirteen months ended July 31, 1995, at least $12,900,000, $12,500,000 and $15,400,000, respectively if the Closing Date occurs in August 1995 or thereafter.

     For purposes of this section, 'Net Worth' means the net book value of Total Assets less Total Liabilities in each case in the manner calculated in the December Balance Sheet. 'Working Capital' means Current Assets less Current Liabilities in each case in the manner calculated in the December Balance Sheet.

     Section 3.22 Real Property; Leases. (a) Schedule 3.22(a) hereto identifies and describes each item of real property leased by Lazer or in which Lazer has an interest (the 'Leased Property'). Lazer does not own any real property.

     (b) Except as set forth in Schedule 3.22(b) hereto, each Leased Property is subject to a lease agreement constituting valid, binding and enforceable obligations of Lazer in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions on the enforcement of securities indemnification and contribution provisions imposed by public policy. A true and complete copy of each such lease agreement has been made available to Acclaim. Lazer has performed all material obligations required to be performed by each such lease agreement, and no material default exists under any provision thereof, nor has any event occurred thereunder which, with the lapse of time or the giving of notice or both, would constitute a material default by Lazer thereunder.

     SECTION 3.23 Environmental Matters. (a) Except as set forth in Schedule 3.23(a) hereto (or in such cases which would not reasonably be expected to have a Material Adverse Effect), (i) Lazer has obtained or caused to be obtained and continues to maintain or cause the maintenance of permits, licenses, consents and approvals (the 'Environmental Approvals') necessary for conducting the business of Lazer which are required under Environmental Laws (as defined below), and (ii) Lazer has not operated in violation of any Environmental Law or the terms of any Environmental Approval.

     (b) To Lazer's knowledge, except as set forth in Schedule 3.23(b) hereto (or in such cases which would not reasonably be expected to have a Material Adverse Effect), (i) Lazer has not used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances (as defined in Section

101 of CERCLA (as defined below)) except in the manner which complies with Environmental Laws; (ii) to the knowledge of Lazer, after due inquiry, no prior owner, occupant, tenant or user of the Leased Property or any Facility (as defined in Section 101 of CERCLA) has ever used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances, at, on or from the Leased Property or any Facility except in compliance with all Environmental Laws; (iii) to the knowledge of Lazer, after due inquiry, there is not, and there has not been, any release or threat of release (as those terms are defined in Section 101 of CERCLA) of any Hazardous Substances at, or from the Leased Property or any Facility, nor is there or has there been any Environmental Condition (as defined below) relating to the Leased Property or any Facility.

     (c) Except as set forth on Schedule 3.23(c) hereto, Lazer has not received written notice of any pending or threatened investigation, claims, enforcement proceedings, citizen suits or other actions instituted by any private party, employee or Governmental Body arising out of the conduct or the operations of Lazer, in connection with any Environmental Laws, or as a result of any Environmental Condition at the Leased Property or any Facility.

     For purposes of this Agreement, 'Environmental Condition' shall mean any condition with respect to the Environment on or off the Leased Property or any Facility, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Lazer or Acclaim by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Lazer's business and/or the operation of the business of any other property owner or operator in the vicinity of the Leased Property or any Facility and/or any activity or operation formerly conducted by any person or entity on or off the Leased Property or any Facility.

     For purposes of this Agreement, 'Environmental Laws' shall mean (a) the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ('CERCLA'), the Federal Clean Water Act, as amended, or any other federal, state, or local law, regulation, ordinance, rule, guideline or by-law regulating Hazardous Substances or the Environment, whether existing as of the date hereof, previously enforced, or subsequently enacted; (b) any present or previously enforced law, ordinance, regulation, rule, guideline or by-law of any federal, state, local, administrative agency, or any other governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Leased Property or any Facility or the operations or activity at the Leased Property or any Facility, that regulates the presence, release, threat of release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substances, including, but not limited to (i) requiring any permit, license, approval, consent or authorization, or the renewal thereof; (ii) regulating the amount, form, manner of storage, transport and/or disposal of Hazardous Substances; or
(iii) requiring any reporting, inspection report, business plan, notification, or any other dissemination of or access to information regarding Hazardous Substances, including warnings or notices to tenants, subtenants, employees, occupants, invitees or consumers.

     SECTION 3.24 Personal Property and Inventories.  (a) Except as set forth in
Schedule 3.24(a) hereto and except for Liens (i) for any current taxes or assessments not yet delinquent, (ii) reflected on the Lazer Balance Sheet, (iii) which do not materially detract from the value, or interfere with the present use of, Lazer's personal property or (iv) created by statute of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due, Lazer has good and marketable title, free and clear of all Liens, to all of the personal property reflected on the Lazer Balance Sheet and all personal property acquired since that date, except such personal property as has been disposed of in the ordinary course of business since such date.

     (b) All inventories reflected on the Lazer Balance Sheet other than those previously sold are, and all inventories reflected on the Closing Balance Sheet (as hereinafter defined) shall be, as of the respective dates thereof, merchantable, containing no amount of obsolete or damaged goods which have not been written down or reserved in conformity with GAAP. Such inventories are located at the location(s) set forth in Schedule 3.24(b) hereto.

     (c) The inventory reflected on the Lazer Balance Sheet shall be the inventory owned by Lazer as of the Closing Date, except for inventory items acquired, distributed or disposed of in the ordinary course of business.

     (d) Cash appearing on the Lazer Balance Sheet is at the date hereof, and until the Closing Date shall be, invested in investment grade money market accounts and short term federal government securities other than amounts held in checking and payroll accounts in accordance and in amounts consistent with past practice.

     SECTION 3.25 Insurance. (a) Lazer has adequate insurance coverage for the assets and operations of its business which is of the type and in the amounts customarily carried by persons conducting businesses similar to that of Lazer;
(b) Schedule 3.25 hereto is a complete and correct list of all policies of insurance carried by Lazer or pursuant to which Lazer is a named beneficiary or pursuant to which the business or properties of Lazer are insured and true and complete copies of which have been provided to Acclaim; (c) on the date hereof, all of such policies are in full force and effect; (d) all premiums due and payable in respect of such policies have been paid in full; and (e) there exists no default or other circumstance which would create the substantial likelihood of the cancellation or non-renewal of any such policy. Lazer has notified such insurers of any claim know to Lazer which it believes is covered by any such insurance policy and has provided Acclaim with a copy of such claim.

     SECTION 3.26 [Intentionally omitted]

     SECTION 3.27 Affiliates. (a) Schedule 3.27(a) sets forth as of the date hereof the names of each Principal set forth on Schedule 1A, each officer and director of Lazer and each 'affiliate' (as such term is defined in the 1933 Act) of Lazer as set forth on Schedule 1C (each a 'Lazer Affiliate' and collectively the 'Lazer Affiliates'). Concurrently with the execution hereof, each Lazer Affiliate has entered into an agreement in the form attached as Exhibit A hereto as applicable (the 'Lazer Affiliate Agreements').


     (b) Other than the persons listed on Schedule 3.27(a) and other than any person who becomes a 10% shareholder of Lazer subsequent to the date hereof (other than the Kelly Family Trust or 1992 Kelly Family Trust, or any person so listed on Schedule 3.27(a)), there shall not be as of the Closing Date, any other persons who could be included as Lazer Affiliates as defined in Section 3.27(a) who shall not have entered into a Lazer Affiliate Agreement.

     (c) Neither Lazer nor any of the Lazer Affiliates has taken or agreed to take, nor will any of them take any action (other than any action taken or agreed to be taken as expressly provided herein or as requested in writing by Acclaim in connection with the transactions contemplated hereby) that would already affect the ability of Acclaim to account for the business combination to be effected by the Merger as a Pooling under and in accordance with the applicable provisions of GAAP including, without limitation, APB 16.

     SECTION 3.28 Indemnification. Except as set forth on Schedule 3.28 no indemnification or similar arrangements exist provided by Lazer for officers or directors of Lazer except as provided by applicable California statute, the Certificate of Incorporation or the By-laws of Lazer.

     SECTION 3.29 Brokers or Finders. Except as set forth on Schedule 3.29 Lazer, its subsidiaries and its affiliates, represent that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee payable by Lazer or any of its affiliates or subsidiaries in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF ACCLAIM AND HOLDINGS

     Acclaim and Holdings, jointly and severally, represent and warrant to Lazer that:

     SECTION 4.01 Organization and Good Standing. Each of Acclaim and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate or lease all of its properties and assets and carry on its business as it is now being conducted.

     SECTION 4.02 Foreign Qualification. Acclaim is duly licensed or qualified to do business as a foreign corporation and is in good standing in the State of New York. The property and assets owned, operated or leased by Acclaim or the nature or conduct of its business as it is now being conducted do not make qualification or licensing necessary in any other jurisdiction except for those jurisdictions where Acclaim's failure to become so qualified or licensed and in good standing would not affect materially and adversely the business, assets or financial condition of Acclaim.

     SECTION 4.03 Capitalization of Acclaim and Holdings. (a) At the date hereof, the authorized capital stock of Acclaim consists of (i) 100,000,000 shares of Acclaim Common Stock and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the 'Acclaim Preferred Stock'), of which 200,000 shares have been designated 'Series A Preferred Stock.' As of the close of business on February 28, 1995: (i) 44,487,046 shares of Acclaim Common Stock were issued and outstanding, 15,065,573 shares of Acclaim Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and under the Acclaim 1988 Stock Option Plan, 272,727 shares of Acclaim Common Stock were held by Acclaim in its treasury and no shares of Acclaim Common Stock were held by any subsidiary of Acclaim; and (ii) no shares of Acclaim Preferred Stock were issued or outstanding or held by Acclaim in its treasury or by any subsidiary of Acclaim. All of the issued and outstanding shares of Holdings are owned by Acclaim and there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which Holdings is a party or is bound. Except as set forth in the Acclaim SEC Reports (as hereinafter defined) or in this Section 4.03, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which Acclaim or any of its subsidiaries is a party or is bound which, directly or indirectly, obligate Acclaim or any of it subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any shares of Acclaim Common Stock or Acclaim Preferred Stock or any other capital stock or equity interest of Acclaim or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares or interests or obligating Acclaim or any of its subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right. All of the issued and outstanding shares of capital stock of Acclaim and each corporate subsidiary of Acclaim have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

     SECTION 4.04 Authority Relative to Agreement. Each of Acclaim and Holdings has the corporate power and authority to execute and deliver this Agreement and all other documents hereby contemplated, and to consummate, subject to Article VI hereof, the transactions hereby and thereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. The execution, delivery and, subject to Article VI hereof, performance of this Agreement and all other documents hereby contemplated to be executed by Acclaim and Holdings and, subject to Article VI hereof, the consummation by Acclaim and Holdings of the transactions hereby contemplated have been, duly and validly authorized by any and all necessary corporate action of Acclaim and Holdings. This Agreement and all other documents hereby contemplated to be executed by Acclaim and Holdings constitute legal, valid and binding obligations of Acclaim and Holdings, respectively, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy and other laws affecting the enforceability of creditors' rights generally or laws governing the availability of specific performance or other equitable remedies, or restrictions on the enforcement of securities indemnification and contribution provisions imposed by public policy. The issuance by Acclaim of shares of Acclaim Common Stock in payment of the Merger Consideration for the Merger does not require any further corporate action and will not be subject to preemptive rights or other preferential rights of any present or future stockholders of Acclaim and, at the Effective Time, the shares of Acclaim Common

Stock, if any, to be issued to Lazer in connection with the Merger will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The options and warrants to be substituted by Acclaim for the Stock Options and Warrants (and the warrants received upon exercise of the Sales Agent Warrants) pursuant to Section 1.06 hereof have been duly authorized and when issued and delivered in connection with the Merger will have been duly issued and delivered and will constitute valid and legally binding obligations of Acclaim enforceable in accordance with their terms. The shares of Acclaim Common Stock issuable upon exercise of the options and warrants so substituted (and upon exercise of the warrants received upon exercise of the Sales Agent Warrants) have been reserved and authorized for issuance and, when issued in accordance with the terms of such options and warrants, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     SECTION 4.05 No Violation of Other Instruments or Obligations. Neither the execution and delivery by Acclaim and Holdings of this Agreement and all other documents hereby or thereby contemplated nor the consummation by Acclaim and Holdings of the transactions hereby and thereby contemplated nor compliance by Acclaim and Holdings with any of the provisions hereof shall (i) constitute any violation or breach of the respective Certificates of Incorporation or By-laws of Acclaim or Holdings; (ii) except as listed in Schedule 4.05 hereto, constitute (with or without due notice or lapse of time or both) a default under or a violation or breach of, or result in acceleration of any obligation or give rise to any right of termination, cancellation or result in the creation of any lien under, any provision of any contract, lease, mortgage or other instrument or obligation to which either Acclaim or Holdings is a party or by which either of its properties or assets may be bound, which default, breach or acceleration has not been waived; (iii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation affecting Acclaim or any of its assets or Holdings or any of its assets; (iv) except as listed in Schedule 4.05 hereto, result in the creation of any Lien on any of the assets or properties of Acclaim or Holdings; or (v) result in the termination of any license, franchise, lease or permit to which Acclaim or Holdings is a party or by which each is bound, except in the case of those items specified in clause (ii), (iii), (iv) or (v) above, which would not, individually or in the aggregate, limit or delay either Acclaim's or Holdings' ability to consummate the transactions hereby contemplated or have a Material Adverse Effect on either Acclaim or Holdings. 'Material Adverse Effect' means, with respect to Acclaim and Holdings, any event that could have a material adverse effect on the business, assets, results of operations or financial condition of Acclaim and its consolidated subsidiaries, treated in the aggregate including without limitation the termination or suspension of Acclaim's relationship with either Nintendo of America, Inc. or Sega Enterprises Ltd.; provided that a Material Adverse Effect shall not include any effect that results from general economic conditions affecting the comic book, the interactive entertainment, software distribution, publishing or development; or video game industries within which Acclaim conducts its business.

     SECTION 4.06 Consents and Approvals. Except for applicable requirements of the 1933 Act, the 1934 Act, state Blue Sky laws, the HSR Act, the filing and recordation of the Certificate of Merger, as required by the DGCL, the California Certificate as required by the CGCL, appropriate documents with the relevant authorities of States in which Acclaim or Holdings is qualified to do business, and such filings, authorizations, orders and approvals as may be required under State 'control share acquisition', 'antitrust' or other similar states or regulations, and such filings, authorizations, orders and approvals as may be required under foreign laws and NASD Bylaws, or as set forth in Schedule
4.06 hereto, no filing with, and no permit, authorization, consent or approval of, any Government Entity, or of any third party, is necessary for the entering into and/or consummation by Acclaim or Holdings of the transactions contemplated by this Agreement.

     SECTION 4.07 Public Reports. Acclaim has and, at the Effective Time will have, filed all required forms, reports and documents with the SEC since August 31, 1992, (collectively, the 'Acclaim SEC Reports') all of which have and shall have complied in all material respects with all applicable requirements of the 1933 Act and 1934 Act, and Acclaim is current in all of its required filings under the 1934 Act. Except as disclosed in Schedule 4.07, as of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Acclaim SEC Reports, including, without limitation, any financial statements or schedules included therein, contained or shall have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Acclaim SEC Reports fairly presents the consolidated financial position of Acclaim and its subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the consolidated results of operations and changes in financial position of Acclaim and its subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the Acclaim SEC Reports has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein.

     SECTION 4.08 No Material Adverse Effect.  Except as disclosed in Schedule
4.08 or as otherwise permitted hereunder, since November 30, 1994, there has not occurred any event which has resulted in the occurrence of (a) any Material Adverse Effect on Acclaim or Holdings, or (b) any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect on Acclaim or Holdings.

     SECTION 4.09 Holdings. Holdings will not conduct any business or have any liabilities other than those hereunder nor will it have any operating assets except as contemplated hereby and Acclaim will have good and valid title to all of the issued and outstanding shares of Holdings.

     SECTION 4.10 Finder's Fees. Acclaim, Holdings and their respective affiliates and subsidiaries have not incurred any liability for finder's or brokerage fees or agent's commissions in connection with this Agreement or the transactions hereby contemplated.


     SECTION 4.11 No Undisclosed Liabilities. Except as and to the extent provided in Acclaim's unaudited balance sheet as at November 30, 1994 and the notes thereto (the 'Acclaim Balance Sheet'), neither Acclaim nor its subsidiaries had at November 30, 1994 any liabilities, absolute, accrued, unaccrued contingent or otherwise, which were in the aggregate, material to the business, operations or financial condition of Acclaim and its subsidiaries taken as a whole, and which were required by GAAP to be reflected on a consolidated balance sheet of Acclaim and its subsidiaries. Except as and to the extent set forth in Schedule 4.11, as of the date hereof since November 30, 1994 neither Acclaim nor its subsidiaries has incurred any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Acclaim and its subsidiaries taken as a whole, except liabilities (i) adequately provided for in the Acclaim Balance Sheet, (ii) incurred since November 30, 1994 in the ordinary course of business, (iii) consistent with past practice or (iv) incurred in connection with this Agreement.

     SECTION 4.12 No Default. Except as set forth in Schedule 4.12, neither Acclaim nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its By-laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Acclaim or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Acclaim or any of its subsidiaries, except in the case of subclause (ii) or (iii) for defaults or violations which would not, in the aggregate, have a Material Adverse Effect and which would not prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 4.13 Litigation. Except as set forth in Schedule 4.13 or in the Acclaim SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of Acclaim, any investigation pending or any suit, action, proceeding or investigation threatened against, involving or affecting Acclaim or its officers and directors in such capacities, any of its subsidiaries, or any of its or their respective properties or rights seeking equitable relief, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Acclaim or its officers and directors in such capacities, or any of its subsidiaries, which does or might reasonably be expected to (i) result in the modification, termination, suspension, impairment or reformation of any contract to which Acclaim or any of its subsidiaries is a party, which modification, termination, suspension, impairment or reformation would have a Material Adverse

Effect; (ii) materially adversely affect the manner in which Acclaim conducts its business; (iii) adversely affect the ability of Lazer or Acclaim to consummate any of the transactions contemplated hereby; or (iv) have a Material Adverse Effect.

     SECTION 4.14 Compliance with Applicable Law.  To Acclaim's knowledge, the business of Acclaim and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which, in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. Acclaim and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the 'Acclaim Permits'), except for failures to hold such Acclaim Permits which would not, in the aggregate, have a Material Adverse Effect. Acclaim and its subsidiaries are in compliance with the terms of the Acclaim Permits, except where the failure so to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 [Intentionally Omitted.]

     SECTION 4.16 Operation of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation will continue to operate the prior Lazer business as a separate subsidiary of Acclaim. Acclaim represents that it has no current plans or intentions following the Effective Time to (i) materially change the operations or location of operations of Lazer as conducted immediately prior to the Effective Time, (ii) cause the Surviving Corporation to sell, transfer or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or for the payment of expenses incurred by the Surviving Corporation in the Merger, (iii) liquidate the Surviving Corporation, (iv) merge the Surviving Corporation with or into another corporation, including Acclaim or its affiliates, (v) sell, distribute or otherwise dispose of the Common Stock of the Surviving Corporation, (vi) issue additional shares of stock (or rights to acquire shares of stock) of the Surviving Corporation that would result in Acclaim losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code, or (vii) reacquire any of its Common Stock issued in the Merger.

     SECTION 4.17 Lazer Stock. As of the date hereof, neither Acclaim nor Holdings is the beneficial owner of Lazer Common Stock or except as provided herein has any rights to acquire Lazer Common Stock.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.01 Lazer Pre-Closing Obligations. Except as expressly contemplated by this Agreement (including any actions that are permitted to be taken under Section 5.03) or as set forth in Schedule 5.01 attached hereto, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, (x) Lazer and its subsidiaries will each carry on their respective businesses in the regular and ordinary course, consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having business dealings with them and (y) without limiting the generality of the foregoing, neither Lazer nor any of its subsidiaries will:

             (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Lazer may declare and pay a dividend to its parent,
        (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing except as expressly permitted hereby;

             (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and which have been disclosed in writing to Acclaim (provided that no additional issuances of options will be made under the Lazer Stock Option Plans without the consent of Acclaim, and no additional sales of Lazer Common Stock will be made under the Employee Purchase Plan except for issuances under the Employee Purchase Plan for the offering period ending June 30, 1995), or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof except as expressly permitted hereby, or permit the acceleration of any Options (other than Options under the Director Option Plan) or Warrants by the lapsing of any vesting restrictions as a result of the Merger or otherwise in connection with any of such securities;

             (c) amend or propose to amend its charter or by-laws;

             (d) acquire, sell, lease, encumber, transfer or dispose of any assets in excess of $100,000 in any instance or $500,000 in the aggregate, or make any capital expenditures in excess of $100,000 in any instance or over $250,000 in the aggregate, except in each case pursuant to obligations in effect on the date hereof and sales of inventory in the ordinary course of business and which have been disclosed in writing to Acclaim, or enter into any contract, commitment, agreement or transaction other than in the ordinary course of business (unless such contract, commitment, agreement or transaction is for less than $25,000 and consistent with past practice and in any event enter into any contract, commitment, agreement or transaction in excess of $100,000) other than purchase orders for materials and supplies in the ordinary course of business. In no event shall Lazer make, other than after consultation with, and approval of, Acclaim (which approval shall be deemed given if Acclaim does not give written notice of its objection within three business days after such consultation), any business decision or enter into any transaction which might reasonably be expected to have a significant financial or operational effect on Lazer or its operations;


             (e) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Lazer or any of its subsidiaries or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material Lien thereupon, other than in the ordinary course of business consistent with past practice and, in any event, not in excess of $25,000 in any instance or $100,000 in the aggregate;

             (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Lazer and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice, and in any event not in excess of $100,000 in any instance or $150,000 in the aggregate, or settle any lawsuits relating to intellectual property;

             (g) change any of the accounting principles or practices used by it in the preparation of the quarterly report on Form 10-QSB for the quarter ended December 31, 1994 (except as required by GAAP);

             (h) except as required by law or this Agreement, (i) enter into, adopt, amend or terminate any Plan or any agreement, arrangement or policy between itself and one or more of its directors or executive officers including, without limitation, the Executive Bonus Program or
        (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee of Lazer or pay any benefit to any officer, director or employee not required by any Plan or arrangement between itself and that officer, director or employee as in effect as of the date hereof, except in the case of non-officer employees of Lazer for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Lazer and its subsidiaries taken as a whole, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

             (i) other than in the ordinary and regular course of Lazer's business, retain at the Closing Date, or agreed to retain, subsequent to the Closing Date, any person for the purpose of providing services to Lazer, except with Acclaim's prior written consent, which consent shall not be unreasonably withheld;

             (j) cancel, modify or change any of the insurance policies listed in Schedule 3.26 hereto prior to the Effective Time without the express written consent of Acclaim, which consent shall not be unreasonably withheld, except to extend the maturity dates thereof;


             (k) take any action, or omit to take any action, that would have an adverse effect on the Pooling and/or that would impede, frustrate or lend to the failure of the condition set forth in Section 6.19 hereof; or

             (l) (A) agree to take any of the foregoing actions or (B) take or agree to take any action or omit to take any action that would or is reasonably likely to result in any of Lazer's representations and warranties set forth in this Agreement being untrue or result in any of the conditions to the Merger set forth in Article VI not being satisfied.

     SECTION 5.02 Acclaim Pre-Closing Obligations. Except as expressly contemplated by this Agreement or as set forth in Schedule 5.02 attached hereto, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Acclaim and its subsidiaries will each carry on their respective businesses in the regular and ordinary course, consistent with past practice, and use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having business dealings with them.

     SECTION 5.03 No Solicitations. Lazer will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business or similar transaction involving such party or any of its subsidiaries or divisions (an 'Acquisition Transaction'). Neither Lazer nor any of its subsidiaries shall, and Lazer shall use its best efforts to ensure that none of its affiliates, officers, directors, representatives, agents or affiliates shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group (including any set forth in the first sentence of this Section 5.03) concerning any Acquisition Transaction (other than the transactions contemplated by this Agreement); provided, however, that (i) nothing in this Agreement shall preclude Lazer's Board of Directors, pursuant to its fiduciary duties as determined by Lazer's Board of Directors after consultation with outside legal counsel of Lazer, from entering into, or causing Lazer's officers, representatives, agents or affiliates from entering into, negotiations with or furnishing information to a third party which has initiated contact with Lazer, from passing on to Lazer's shareholders information regarding any such third party proposal or inquiry consistent with such fiduciary duties, or otherwise fulfilling such fiduciary duties, and (ii) Lazer may participate in negotiations with or furnish information to a third party which has initiated contact with Lazer with respect to an Acquisition Transaction consistent with the fiduciary obligations of its Board of Directors. Lazer shall advise Acclaim within 24 hours of receipt of any such inquiries or proposals regarding an Acquisition Transaction, including the terms thereof. In the event Lazer receives a proposal relating to an Acquisition Transaction, nothing contained in this Agreement shall prevent Lazer's Board of Directors from approving such proposal or recommending such Acquisition Transaction to Lazer's Stockholders if Lazer's

Board of Directors determines in good faith that failure to take such action would result in a breach of its fiduciary duties as determined by Lazer's Board of Directors after consultation with Lazer's outside legal counsel, and in such case the Board of Directors of Lazer may amend, withhold or withdraw its recommendation regarding the Merger. However, the taking of such action in connection with an Acquisition Transaction as contemplated in the preceding sentence will not relieve Lazer of its obligations under and as contemplated by
Section 5.14 and Section 5.15 hereunder. Nothing in this Agreement shall prevent Lazer or its Board of Directors from complying with the provisions of the 1934 Act and the rules and regulations thereunder.

     SECTION 5.04 Access to Information. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which it is subject (from which it shall use reasonable efforts to be released), Lazer shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Acclaim ('Acclaim Representatives'), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Lazer shall (and shall cause each of its subsidiaries to) furnish promptly to Acclaim all information concerning its business, properties and personnel as Acclaim may reasonably request. Acclaim Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, licenses, contracts, commitments, sales orders, purchase orders, tax returns, records and files of Lazer, and such other information relating to Lazer as Acclaim shall request. Acclaim Representatives shall be permitted to discuss the affairs, finances and accounts of Lazer with the officers, employees, distributors, sales representatives, licensees, licensors, suppliers, customers, insurance agents, actuaries, auditors and counsel of Lazer upon prior request and as to distributors, sales representatives, licensees, licensors, suppliers, customers, insurance agents, actuaries, only upon consent. The foregoing covenant shall include allowing Acclaim to conduct a Phase I environmental audit of the Lazer offices and facilities located in Pleasanton, California, at Acclaim's cost and expense.

     (b) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which it is subject (from which it shall use reasonable efforts to be released), Acclaim shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Lazer ('Lazer Representatives'), reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Acclaim shall (and shall cause each of its subsidiaries to) furnish promptly to Lazer all information concerning its business, properties and personnel as Lazer may reasonably request. Lazer Representatives shall be permitted to make copies of and extracts from, the accounts, minute books, other records, books of account, other books, deeds, leases, title documents, insurance policies, licenses, contracts, commitments, sales orders, purchase orders, tax returns, records and files of Acclaim, and such other information relating to Acclaim as Lazer shall request. Lazer Representatives shall be permitted to discuss the affairs, finances and accounts of Acclaim with the officers, employees, distributors, sales representatives, licensees, licensors, suppliers, customers, insurance agents, actuaries, auditors and counsel of Acclaim upon prior request and as to distributors, sales representatives, licensees, licensors, suppliers, customers, insurance agents, actuaries, only upon consent.

     (c) Lazer and Acclaim and any such Lazer Representatives or Acclaim Representatives, as applicable, shall keep such information confidential in accordance with the terms of the confidentiality agreement, dated March 6, 1995 (the 'Confidentiality Agreement'), between Lazer and Acclaim.

     SECTION 5.05 Lazer Stockholder Meeting. Lazer will take all action necessary in accordance with California law, Lazer's Articles of Incorporation, as amended, its By-laws and the requirements of the Nasdaq Stock Market to convene a meeting of its stockholders (the 'Lazer Stockholders Meeting') as promptly as practicable following effectiveness of the registration statement on Form S-4 filed by Acclaim in connection with the issuance of Acclaim Common Stock pursuant to the transactions contemplated hereby (the 'S-4') and the clearance by the SEC of the proxy statement included in the S-4 and relating to the Lazer Stockholders Meeting (the 'Proxy Statement') to consider and vote upon the Merger and the transactions contemplated hereby. The Lazer Board shall, subject to its fiduciary obligations as herein provided recommend that the stockholders of Lazer vote in favor of the Merger and the transactions contemplated hereby and cause Lazer to use its best efforts to solicit from its stockholders proxies in favor of such approval.

     SECTION 5.06 Proxy Statement. (a) Lazer shall prepare (and Acclaim shall assist where appropriate) and file with the SEC, as promptly as practicable upon execution of this Agreement, the Proxy Statement and a form of proxy for use at the Lazer Stockholders Meeting relating to the vote of Lazer's stockholders with respect to the Merger and the transactions contemplated by this Agreement (together with any amendments or supplements thereto, in each case in the form or forms mailed to Lazer's stockholders). Each of Lazer and Acclaim (if appropriate) will use its reasonable efforts to have, or cause, the Proxy Statement to be cleared by the SEC as promptly as practicable and Lazer shall cause the Proxy Statement to be mailed to stockholders of Lazer at the earliest possible date. Acclaim and Holdings shall promptly furnish to Lazer such information regarding each of Acclaim and Holdings and their respective officers and directors as may be reasonably requested by Lazer for inclusion in the Proxy Statement.

     (b) Lazer covenants that none of the information concerning Lazer or any of its affiliates, directors, officers, employees, agents or representatives which is included or incorporated by reference in the Proxy Statement will, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time of mailing of the Proxy Statement or any amendment or supplement thereto to Lazer's stockholders or at the time of the Lazer Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Lazer covenants that the Proxy Statement shall comply as to form in all material respects with the applicable provisions of the 1934 Act and the rules and regulations thereunder, except that no representation is made by Lazer with respect to statements made therein based on information supplied by Acclaim or Holdings in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding Acclaim or Holdings so required to be included therein.

     (c) Acclaim covenants that none of the information supplied or to be supplied to Acclaim or any of its affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time of mailing of the Proxy Statement or any amendment or supplement thereto to Lazer's stockholders or at the time of the Lazer Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.07 Registration on Form S-4. (a) The Acclaim Common Stock to be issued in the Merger shall be registered under the 1933 Act on the S-4. As promptly as practicable after the date of this Agreement, Acclaim shall prepare, with the assistance of Lazer, as appropriate (including, but not limited to, preparation by Lazer and its counsel of applicable disclosure in the Proxy Statement and the S-4 relating to tax consequences of the Merger on Lazer Stockholders and submission of any required tax opinions addressed to Lazer), and file with the SEC the S-4, together with the Prospectus/Proxy Statement to be included therein and any other documents required by the 1933 Act or the 1934 Act in connection with the Merger. Each of Acclaim and Lazer shall use its best efforts to respond promptly to any comments of the SEC and to have the S-4 declared effective under the 1933 Act as promptly as practicable after such filing. Acclaim shall also take any action required to be taken under any applicable state securities or 'blue sky' laws and regulations of the NASDAQ Stock Market in connection with the issuance of the Acclaim Common Stock in connection with the Merger. Lazer shall promptly furnish to Acclaim all information concerning Lazer and the Lazer Stockholders as may be reasonably required in connection with any action contemplated by this Section 5.07. Each of Acclaim and Lazer will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or the Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the S-4 or the Prospectus/Proxy Statement, Acclaim or Lazer, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Acclaim and Lazer, such amendment or supplement.

     (b) Lazer covenants that none of the information supplied in writing by Lazer for inclusion or incorporation by reference in the S-4 to be filed with the SEC in connection with the issuance of Acclaim Common Stock pursuant to the transactions contemplated hereby will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The S-4 together with the prospectus/proxy statement included therein (the 'Prospectus/Proxy Statement'), will comply in all material respects with the provisions of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by Lazer with respect to statements made therein based on information supplied by Acclaim or Holdings in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding Acclaim or Holdings so required to be included therein.

     (c) Acclaim covenants that none of the information supplied in writing by Acclaim or Holdings for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Acclaim covenants that the S-4 and the Prospectus/Proxy Statement will comply in all material respects with the provisions of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by Acclaim with respect to statements made therein based on information supplied by Lazer in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding Lazer so required to be included therein.

     SECTION 5.08 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the prompt preparation and filing with the SEC of the S-4 in compliance with the 1933 Act and the Proxy Statement of Lazer in compliance with Section 14 of the 1934 Act, (ii) such actions as may be required to have the S-4 declared effective under the 1933 Act and to have the Proxy Statement cleared by the staff of the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any comments of the SEC staff with respect thereto, (iii) in the case of Acclaim, such actions as may be required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of Acclaim Common Stock contemplated hereby, (iv) the prompt preparation and filing of all applicable forms required to be filed under the HSR Act and the prompt compliance with any requests from the Federal Trade Commission or United States Department of Justice for additional information, (v) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, or waivers by any public or private third party, (vi) such actions as may be required to cause, prior to the Effective Time, the Acclaim Common Stock to be issued pursuant hereto, to be listed on the NASDAQ National Market System (subject to official notice of issuance), and (vii) such actions as may be reasonable to cause, concurrently with the Effective Time, the delisting of Lazer's securities from the NASDAQ Stock Market and the deregistration of Lazer's securities under the 1934 Act; provided, however, that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification or other permission or action referred to in clause
(v) of this sentence, no party shall be required to (x) pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements which are materially adverse or burdensome or (y) amend, or agree to amend, in any material respect any Contract. Each party shall promptly consult with the other and provide any necessary information with respect to and provide the other (or its counsel) with copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     SECTION 5.09 Letters of Accountants. Each of Lazer and Acclaim shall use its respective best efforts to cause to be delivered to the other, letters from their respective independent public accountants to each such party, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the other, in form and substance reasonably satisfactory to the other and customary in scope and substance for 'cold comfort' letters delivered by independent public accountants in connection with registration statements similar to the S-4. Acclaim shall have provided Ernst & Young LLP and Lazer shall have provided Grant Thornton, LLP, a letter acknowledging that its review process applied to the information contained in the S-4 relating to Lazer or Acclaim, as the case may be, will be substantially consistent with the procedures that it would perform if the placement of securities pursuant to the S-4 were being underwritten pursuant to the 1933 Act. Such letter shall also indicate Acclaim or Lazer, as the case may be, is knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being underwritten in connection with a registered offering pursuant to the 1933 Act.

     SECTION 5.10 Affiliates. (a) Lazer shall immediately advise Acclaim if any such person listed on Schedule 3.27(b). should cease to be Affiliate and/or of any person who becomes a Lazer Affiliate after the date hereof and on or prior to the Closing Date. Lazer shall use its best efforts to cause each person who becomes a Lazer Affiliate after the date hereof to deliver to Acclaim at or prior to 31 days (or as promptly as practicable after such person becomes a Lazer Affiliate if sooner) prior to the Effective Time a Lazer Affiliate Agreement to the effect contemplated by Exhibit A hereto.

     SECTION 5.11 Indemnification of Managers. (a) Acclaim and Holdings each agree that all rights to indemnification existing on the date hereof in favor of the present or former officers and directors of Lazer (the 'Managers') with respect to actions taken in their capacity as Managers prior to or at the Effective Time as provided in Lazer's Articles of Incorporation, By-laws or written indemnity agreements which have been previously provided to Acclaim prior to the date hereof and which shall not be amended, modified or supplemented after the date hereof and prior to the Effective Time, shall survive the Merger and the Surviving Corporation shall assume, honor and be bound by the terms of such indemnity agreements, Articles of Incorporation and By-laws with respect to their actions and omissions in such capacity taken prior to the Effective Time, whether or not such persons continue in their positions with the Surviving Corporation following the Effective Time, and shall continue in full force and effect for a period of six (6) years following the Effective Time, and all such rights in any such agreement, Articles of Incorporation and By-laws in effect as of the date hereof between Lazer or any of its subsidiaries and any Manager shall survive the Merger and continue in full force and effect in accordance with its terms as between such Managers and the Surviving Corporation except as provided in Section 5.11(b) hereof.

     (b) For the entire period from and after the Effective Time until at least six years after the Effective Time, Acclaim shall cause the Surviving Corporation to use its best efforts to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Lazer's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Acclaim) of at least the same coverage and amounts (not to exceed $1 million), containing terms that are no less advantageous to such persons with respect to claims made after the Effective Time arising from such person's actions or omissions in their capacity as Managers occurring at or before the Effective Time than Lazer's policies in effect immediately prior to the Effective Time. In the event the Surviving Corporation is unable to maintain such directors' and officers' liability insurance, Acclaim agrees that it will indemnify such persons currently covered by Lazer's directors' and officers' liability insurance policy on the same or similar terms and conditions and dollar limitations (not to exceed $1 million) in force and effect under such policy immediately prior to the Effective Time.

     (c) The provisions of this Section shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each officer and director of Lazer and his or her heirs and representatives.

     (d) In the event of a breach of any of the covenants set forth in 5.23, Acclaim will assume all of the obligations of the Surviving Corporation under this Section 5.11.

     (e) In the event (i) any third party institutes any suit or proceeding of the nature contemplated by Section 7.14 hereof (the 'Claim Relating to the Merger') and (ii) if at such time Acclaim has determined, notwithstanding any such suit or proceeding, to consummate the Merger and to provide the indemnity set forth in this Section 5.11(e), then, subject to the conditions set forth below, Acclaim agrees to indemnify and hold harmless Lazer, its officers and directors (each, a 'Lazer Indemnified Party') from and against any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) as and when incurred, arising out of, based upon, or in connection with the Claim Relating to the Merger on the terms set forth in this Section 5.11(e). If any Claim Relating to the Merger is brought against one or more Lazer Indemnified Parties in respect of which indemnity may be sought against Lazer pursuant to this Section 5.11(e), such Lazer Indemnified Party(ies) shall promptly and in any event within five days notify Acclaim in writing of the institution of such Claim Relating to the Merger and Acclaim shall promptly and in any event within 25 days notify Lazer of Acclaim's intent to proceed to consummate the Merger and shall thereupon assume the defense of such Claim Relating to the Merger, including the employment of counsel (reasonably satisfactory to such Lazer Indemnified Party(ies); it being acknowledged that Rosenman & Colin is satisfactory) provided that the Lazer Indemnified Party(ies) shall have the right to employ its or their own additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Lazer Indemnified Party(ies) unless (i) the employment of such counsel shall have been authorized in writing by Acclaim in connection with the defense of such Claim Relating to the Merger or (ii) Acclaim shall not have promptly employed counsel reasonably satisfactory to such Lazer Indemnified Party(ies) to have charge of the defense of such Claim Relating to the Merger or (iii) such Lazer Indemnified Party(ies) shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Lazer Indemnified Parties which are different from or additional to those available to Acclaim, in any of which events such fees and expenses of one such additional counsel shall be borne by Acclaim as they are incurred by such Lazer Indemnified Party(ies) and Acclaim shall not have the right to direct the defense of such Claim Relating to the Merger on behalf of the Lazer Indemnified Party(ies) who have retained separate counsel. Anything in this Section 5.11(e) to the contrary notwithstanding, Acclaim shall not be liable for any settlement of any such Claim Relating to the Merger effected without its prior written consent. Acclaim shall not, without the prior written consent of each Lazer Indemnified Party that is not released as described in this sentence, settle or compromise any Claim Relating to the Merger, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened Claim Relating to the Merger, in respect of which indemnity may be sought under this Section 5.11(e) unless such settlement, compromise, consent, or termination includes an unconditional release of such Lazer Indemnified Party from all liability in respect of such Claim Relating to the Merger.

     SECTION 5.12 No Breach of Representations and Warranties. Each of Acclaim, Holdings, the Principals and Lazer agree that they will not take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused or constituted a material breach of, any of the representations and warranties set forth in Article III or IV hereof, as the case may be. Each of the parties hereto shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a Material Adverse Effect with regard to Lazer or Acclaim or a breach of any of the representations and warranties set forth in
Article III or IV hereof, as the case may be, as of the Closing Date, give detailed notice thereof to the other parties hereto; and such notifying party shall use its or their best efforts to prevent or promptly to remedy such breach.

     SECTION 5.13 Consents; Notices. Lazer shall obtain and deliver to Acclaim written consents, in form and substance satisfactory to Acclaim, to the change in control of Lazer or assignments to the Surviving Corporation of the Contracts set forth in Schedules 3.18(a) and 3.18(b) hereto and any other consents required in connection with this Agreement or the transactions hereby contemplated including without limitation those identified in a schedule hereto.

Lazer shall also deliver all notices to third parties required to be delivered in connection with the execution of this Agreement and the transactions hereby contemplated.

     SECTION 5.14 Fees and Expenses. (a) Except as set forth in Section 5.14(b), (c) and (d), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that expenses incurred in connection with the printing and mailing of the Proxy Statement and the S-4 shall be shared equally by Lazer and Acclaim.

     (b) Subject to Sections 5.14(c) and (d), in the event that Lazer shall have breached any of its obligations representations, warranties or covenants or prevents the satisfaction of Acclaim's conditions to the Merger, Acclaim shall have the right to avail itself of all available remedies, whether at law or equity, and Lazer shall, in addition to any damages or other relief granted to Acclaim, to the extent Acclaim prevails on any claim or action, pay all costs and expenses (including attorneys fees and expenses) incurred by Acclaim in pursuit of such remedies. In the event that Acclaim shall have breached any of its obligations representations, warranties or covenants or prevents the satisfaction of Lazer's conditions to the Merger, Lazer shall have the right to avail itself of all available remedies, whether at law or equity, and Acclaim shall, in addition to any damages or other relief granted to Lazer, to the extent Lazer prevails on any claim or action, pay all costs and expenses (including attorneys fees and expenses) incurred by Lazer in pursuit of such remedies.

     (c) Provided that the circumstances contemplated by the first sentence of
Section 5.14(b) hereof shall not then be in existence as a result of or arising from the willful action or inaction of Lazer, its officers, directors, employees or agents, in the event Lazer or its Board of Directors shall have exercised its right under Section 5.03 in connection with an Acquisition Transaction, and as a result of any of the foregoing the Merger is not consummated and/or this Agreement is terminated, then Lazer shall promptly, but in no event later than one business day following the termination of this Agreement, pay to Acclaim, in immediately available funds, the sum of Two Hundred Thousand Dollars $200,000, which amount shall be Acclaim's sole remedy hereunder in such circumstances.

     (d) Provided that the circumstances contemplated by the first sentence of
Section 5.14(b) hereof shall not then be in existence as a result of or arising from the willful action or inaction of Lazer, its officers, directors, employees or agents, in the event Lazer or its Board of Directors shall have exercised its rights under Section 5.03 in connection with an Acquisition Transaction and as a result the Merger is not consummated or this Agreement is terminated, and shall have consummated such Acquisition Transaction within one year, then Lazer shall, or shall cause any other party succeeding to its business or which is a party to such Acquisition Transaction, as a condition to consummation of any such Acquisition Transaction, pay to Acclaim, in immediately available funds, a sum in cash equal to 5% of the value (less any amounts paid or payable to Acclaim pursuant to Section 5.03(c)), which amount shall be Acclaim's sole remedy hereunder in such circumstances, of the aggregate consideration actually received in connection with such Acquisition Transaction by (i) Lazer's Stockholders, in the case that such Acquisition Transaction is a merger, business combination, sale of shares of capital stock outside the ordinary course of business or similar transaction, or (ii) Lazer, in the case that such Acquisition Transaction is a sale of a significant amount of Lazer's assets outside the ordinary course of business or similar transactions, in each case at such times that such consideration is actually distributed to Lazer Stockholders or Lazer, as applicable. The value of such consideration shall be determined in a manner consistent with the manner by which it is valued or determined in the agreements governing that Acquisition Transaction.

     (e) Notwithstanding any other provision of this Agreement, the provisions of this Section 5.14 shall not be conditioned on the vote of the stockholders of Lazer. This Section 5.14 shall survive the termination of the Merger or this Agreement.

     SECTION 5.15 The Option. Lazer hereby grants Acclaim an option (the 'Option') to purchase shares of Lazer Common Stock for $8.00 per share in cash on the terms and conditions set forth in the Option Agreement attached as Exhibit C hereto. Notwithstanding any other provision of this Agreement, the grant of the Option under this Section 5.15 shall not be conditioned upon the vote of the stockholders of Lazer. The Option shall survive the termination of the Merger or this Agreement. Lazer further grants to Acclaim registration rights relating to the Lazer Common Stock underlying the Option on substantially the terms set forth in the registration rights agreement attached as Exhibit C hereto.

     SECTION 5.16 Pooling. Each of Acclaim and Lazer agree not to take any action that would adversely affect the ability of Acclaim to treat the Merger as a pooling of interests and each of Lazer and Acclaim agree to take such action as may be reasonably required to negate the impact of any past or future actions that would adversely impact the ability of Acclaim to treat the Merger as a pooling of interests.

     SECTION 5.17 Public Announcements. Acclaim and Lazer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ.

     SECTION 5.18 Registration Right Agreements and Warrants. Acclaim agrees as part of the Merger to assume all of Lazer's obligations in connection with the registration rights granted by Lazer prior to the date hereof and described on
Schedule 5.18 with respect to any Lazer securities which had rights under such agreements and were exchanged or substituted in the Merger, subject to Acclaim's reasonable renegotiation with Van Kasper & Co. and with Cohig & Associates, Inc. of their rights thereunder.

     SECTION 5.19 NASDAQ Listing. As soon as practicable after the Effective Time, Acclaim will use its best efforts (i) to cause the Acclaim Common Stock to be issued in the Merger to be quoted on the Nasdaq Stock Market or listed on such securities exchange as Acclaim Common Stock is then listed and (ii) to cause the shares of Acclaim Common Stock issued upon exercise of substituted

Lazer Stock Options or Warrants to be quoted upon issuance on the Nasdaq Stock Market or listed on such securities exchange as the Acclaim Common Stock is then listed.

     SECTION 5.20 Acclaim Employee Option Plans and Benefit Arrangements. Acclaim shall use its best efforts to arrange that, as soon as practicable after the Effective Time, all Acclaim benefit arrangements and Acclaim employee plans (the 'Acclaim Benefits') provide the same or a comparable benefit or plan to each employee of Lazer as is provided to Acclaim's employees who are similarly situated. The Acclaim Benefits shall give full credit for each participant's period of service with Lazer prior to the Effective Time for all purposes for which such service was recognized under the Plans prior to the Effective Time and full credit for deductibles satisfied under the Plans toward any deductibles for the same period following the Effective Time, and shall waive any pre-existing condition limitation for any employee covered under the Plans immediately prior to the Effective Time. From and after the Effective Time, Acclaim and the Surviving Corporation shall provide all employees of Lazer with the opportunity to participate in any employee stock option or other incentive compensation plan of Acclaim on substantially the same terms and subject to substantially the same conditions as are available to similarly situated employees of Acclaim.

     SECTION 5.21 Employment Agreements. Acclaim covenants and agrees that it shall cause the Surviving Corporation to, concurrently with the Effective Time, execute the employment agreements substantially in the form attached hereto as Exhibit D.

     SECTION 5.22 Closing Balance Sheet. No later than five days prior to the Closing and in any event no later than the tenth day of the month within which the Closing is anticipated to take place, Lazer shall furnish Acclaim with a balance sheet dated as of the last day of the month immediately preceding the month in which the Closing Date occurs and a Net Sales presentation for the applicable period described in Section 3.21(b) ended with the date of such balance sheet (together, the 'Closing Balance Sheet'). The Closing Balance Sheet shall be prepared in accordance with GAAP (without footnotes) and reflect the applicable minimum amounts set forth in Section 3.21(b) hereof with respect to Lazer's Working Capital, Net Worth and Net Sales, prepared on a pro forma basis after deduction of expenses and fees incurred by Lazer in connection with the Merger and transactions contemplated hereby up to an aggregate of $750,000. Such Closing Balance Sheet shall be certified by the President and Chief Financial Officer of Lazer in their respective capacity as such . Within three days of its receipt of the Closing Balance Sheet, Acclaim shall notify Lazer in writing (a 'Dispute Notice') whether Acclaim in good faith accepts or rejects the calculations set forth in the Closing Balance Sheet, and in the case of a rejection thereof specifying the ground of such rejection in reasonable detail (a 'Dispute'). In the event of a Dispute, Lazer and Acclaim shall seek within 15 days from the date of Acclaim's Dispute Notice to resolve such Dispute to the satisfaction of Acclaim and Acclaim's independent public accountants.

     SECTION 5.23 Operation of the Surviving Corporation.  So long as the

Surviving Corporation has any obligations under Section 5.11 hereof, Acclaim shall not (i) take any affirmative action to materially adversely change the operations of the Surviving Corporation; (ii) cause the Surviving Corporation to sell, transfer or otherwise dispose of any of its assets other than Proprietary Rights, except for (a) dispositions, pledges and transfers to Acclaim's lenders or to bona fide third party lenders providing financing to Lazer, in each case for collateral purposes, (b) dispositions made in the ordinary course of business, (c) the payment of expenses incurred by the Surviving Corporation other than Acclaim's or Lazer in the Merger or (d) unless the Surviving Corporation shall have received, in the good faith determination of its Board of Directors, fair value therefor; (iii) liquidate the Surviving Corporation; (iv) merge the Surviving Corporation with or into another corporation, including Acclaim or its Affiliates, unless such corporation agrees to be bound by the provisions of Section 5.11 and this Section 5.23 and such corporation has a net worth at least equal to Acclaim's as of the date hereof or Acclaim agrees to guarantee such obligations; (v) sell, distribute or otherwise dispose of the Common Stock of the Surviving Corporation, unless the corporation receiving such Common Stock agrees to be bound by the provisions of Section 5.11 and this
Section 5.23 and such corporation has a net worth at least equal to Acclaim's as of the date hereof or Acclaim agrees to guarantee such obligations; (vi) issue additional shares of Common Stock (or rights to purchase shares of Common Stock) of the Surviving Corporation that result in Acclaim losing control of the Surviving Corporation unless the purchaser thereof agrees to be bound by the provisions of Section 5.11 and this Section 5.23 and such corporation has a net worth at least equal to Acclaim's as of the date hereof or Acclaim agrees to guarantee such obligations; or (vii) cause the Surviving Corporation to make dividends, distributions or loans to Acclaim or its Affiliates or enter into other transactions (other than transfers of Proprietary Rights) on other than an arm's length basis.

     SECTION 5.24 Each of Acclaim and Lazer agree to use its best efforts not to take any actions that would adversely affect the ability of the Merger to be treated as a tax free reorganization pursuant to the provisions of Section 368(a) of the Code and will provide appropriate factual statements to Lazer's counsel with respect to matters pertaining to the treatment of the Merger as a tax free reorganization under Section 368(a) of the Code.

     SECTION 5.25 Intellectual Property. Lazer covenants that prior to using a name for any game which is being held out for sale or lease, Lazer shall perform a search under both U.S. and common law seeking to determine whether, based on such search, it is reasonable to use such name or mark in the manner in which Lazer believes its intended use will not infringe any other third parties' rights therein, whether statutory or common law rights (including, without limitation, trademark and the rights of privacy and publicity).

     SECTION 5.26 Executive Bonus. Acclaim shall cause the Surviving Corporation to pay to persons covered thereunder, not later than 120 days after June 30, 1995, any accrued and unpaid bonus payable to such persons by the Surviving Corporation in respect of the Surviving Corporation's fiscal year ended June 30, 1995.

                                   ARTICLE VI

               CONDITIONS TO ACCLAIM'S AND HOLDING'S OBLIGATIONS

     All obligations of Acclaim and Holdings under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date, by Acclaim in its sole discretion:

     SECTION 6.01 Representations and Warranties. The representations and warranties contained in Article III hereof shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date.

     SECTION 6.02 Covenants. Lazer shall have performed and complied in all material respects with all agreements and conditions on their part required by this Agreement to be performed or complied with prior to or on the Closing Date.

     SECTION 6.03 Officer's Certificate. The Purchaser shall have received (i) a certificate of the chief executive officer of Lazer, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.01 and
6.02 hereof and (ii) such other evidence with respect to the fulfillment of any of said conditions as Acclaim may reasonably request.

     SECTION 6.04 Opinion of Counsel. (a) Acclaim shall have received an opinion of counsel for Lazer, dated the Closing Date, in form and substance reasonably satisfactory to Acclaim and its counsel.

     (b) Acclaim shall have received opinions of counsel for Lazer, dated the date of the effective date of the S-4 and as of the Closing Date regarding the tax free nature of the Merger as contemplated by Section 1.07 hereof in form and substance reasonably satisfactory to Acclaim and its counsel.

     SECTION 6.05 Consents. (a) Acclaim shall have received (in form and substance satisfactory to Acclaim) all approvals set forth in Schedule 4.05 and
4.06 hereto from all governmental and regulatory authorities of the United States and the several States and from any third party set forth in Schedule
4.05 and 4.06 hereto in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated.

     (b) Lazer shall have obtained all necessary consents and approvals to the transactions contemplated hereby under the agreements listed on Schedule 3.04 and 3.18 hereto, which consents shall be in form and substance acceptable to Acclaim.

     SECTION 6.06 HSR Act. Lazer shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

     SECTION 6.07 Legality. No change shall have occurred in any law, rule or regulation which would prohibit or infringe the performance of Acclaim's obligations under Article I hereof.


     SECTION 6.08 Injunctions. (a) No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of Acclaim's obligations in Article I hereof.

     (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits restrains, enjoins, sets aside or prevents the consummation of the Merger and shall be in effect.

     SECTION 6.09 Closing Balance Sheet; Material Adverse Effect. Acclaim shall have received from Lazer the Closing Balance Sheet in accordance with Section
5.23 herein and reflecting the summary amounts set forth in Section 3.21(b) hereof with respect to Lazer's Working Capital and Net Worth and there shall be no dispute with respect thereto. From the date hereof through and including the Closing Date, Lazer shall not have suffered a Material Adverse Effect.

     SECTION 6.10 Resignations. Lazer shall have caused to be delivered to Acclaim written resignations, effective as of the Closing Date, of each of the directors and officers of Lazer and its subsidiaries specified in Schedule 6.10 hereof from all offices and directorships of Lazer and its subsidiaries.

     SECTION 6.11 Employment Agreements. At the Effective Time, each of the Principals shall have entered into an Employment Agreement with the Surviving Corporation in the form attached as Exhibit D hereto, as applicable.

     SECTION 6.12 Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Lazer Common Stock in accordance with applicable law and Dissenting Shares and/or shares of common stock of Lazer capable of becoming Dissenting Shares after the Closing shall not constitute in excess of 10% of the shares eligible to vote for such approval and adoption.

     SECTION 6.13 Due Diligence. Completion of Acclaim's due diligence of Lazer's operations and financial condition to the satisfaction of Acclaim and its counsel, including, without limitation, analysis and review of matters and documents listed on Schedules to this Agreement and/or otherwise provided to Acclaim prior to the date hereof and satisfaction with Environmental Conditions relating to Lazer's offices and facilities located in Pleasanton, California.

     SECTION 6.14 Benefit Plans; Stock Option Plans. Termination of all Lazer Stock Option Plans and employee cash bonus or cash incentive performance plans (including, without limitation, the Executive Bonus Plan, except for the payments provided under Section 5.26 hereof) and receipt prior to the Closing Date of all necessary consents from the holders of all outstanding Stock Options and Warrants and registration rights with respect to changes therein reasonably requested by Acclaim.

     SECTION 6.15 Stock Price.  If the Acclaim Common Stock Price shall be less than $12.50.

     SECTION 6.16 Merger. The Certificate of Merger and the California Certificate shall have been executed and delivered by Lazer to Acclaim.

     SECTION 6.17 Institution of Proceedings. There shall not have been instituted by any third party any suit or proceeding to enjoin, prevent, set aside, restrain or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon Lazer or its directors or officers or Acclaim by reason of this Agreement or the transactions hereby contemplated which, in Acclaim's good faith judgment, would involve liabilities, expenses or lapse of time that would be materially adverse to Acclaim's interests.

     SECTION 6.18 Registration Statement. The S-4 shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.19 Accountants' Letters. (a) Acclaim shall have received a letter from Grant Thornton LLP, Acclaim's independent public accountants, with respect to Acclaim, and from Ernst & Young, LLP Lazer's independent public accountants, with respect to Lazer, dated the date of the Proxy Statement, and confirmed in writing at the Effective Date, to the effect that each of Lazer and Acclaim, as applicable, may participate in a transaction such as the Merger in a manner so as to permit the Merger to qualify as a Pooling, provided that Acclaim may not exercise its rights to terminate this Agreement as a result of the failure of the conditions provided in this Section 6.19 if the reason that such letters cannot be delivered is solely as a result of the actions or omissions of Acclaim or its affiliates.

     (b) Acclaim shall have received a 'cold comfort' letter from Ernst & Young, LLP dated within two days prior to the effectiveness of the S-4 with respect to the operations of Lazer in the form and substance of such letters delivered by independent public accountants in connection with registration statements on Form S-4 and reasonably satisfactory to Acclaim and its counsel.

     SECTION 6.20 Lazer Affiliate Agreements. Each of the persons listed on Schedules 3.27(a) shall have entered into a Lazer Affiliate Agreement, which Lazer Affiliate Agreements, as of the Closing Date, (i) shall be in full force and effect, (ii) shall be the legal, valid and binding obligation of the signatory thereto, enforceable in accordance with its terms and not conflict with any other agreement to which such person is a party and (iii) the provisions of which shall not have been challenged or modified by any legal proceeding or otherwise changed or amended without the prior written consent of Acclaim.

     SECTION 6.21 FIRPTA. Acclaim shall have received from Lazer an affidavit meeting the requirements of Section 1445(b)(3) of the Code and the Treasury Regulations promulgated thereunder.

                                  ARTICLE VII

                       CONDITIONS TO LAZER'S OBLIGATIONS

     All obligations of Lazer under this Agreement are subject to the fulfillment, at the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part, at or prior to the Closing Date by Lazer in its sole discretion:

     SECTION 7.01 Representations and Warranties. The representations and warranties contained in Article IV hereof shall be true and correct at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for those representations and warranties that are expressly made as of a specified earlier date.

     SECTION 7.02 Covenants. Acclaim and Holdings shall each have performed and complied in all material respects with all agreements and conditions on their respective parts required by this Agreement to be performed or complied with prior to or on the Closing Date.

     SECTION 7.03 Officer's Certificate. Lazer shall have received a certificate of an executive officer of each of Acclaim and Holdings, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.01 and 7.02 hereof.

     SECTION 7.04 Opinion of Counsel. Lazer shall have received an opinion of counsel for Acclaim, dated the Closing Date, in form and substance reasonably satisfactory to Lazer and its counsel.

     SECTION 7.05 Consents. (a) All approvals set forth in Schedule 3.04 hereto from all Governmental Entities in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated shall have been received.

     (b) Acclaim shall have obtained all necessary consents and approvals to the transactions contemplated hereby under the agreements listed on Schedule 4.05 and 4.06 hereto.

     SECTION 7.06 HSR Act. Acclaim shall have made all pre-merger notification filings required to be made by it under the HSR Act, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate governmental agency for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

     SECTION 7.07 Legality. No change shall have occurred in any law, rule or regulation which would prohibit the performance of Lazer's obligations under
Article I hereof.

     SECTION 7.08 Injunctions. (a) No court, agency or other governmental authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance of Lazer's obligations in Article I hereof other than any of the foregoing, which is also covered by Section 7.14 hereof.

     (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which prohibits, restrains, sets aside, enjoins or prevents the consummation of the Merger and shall be in effect other than any of the foregoing, which is also covered by
Section 7.14 hereof.

     SECTION 7.09 Effectiveness of Registration Statement. The S-4, which includes the Proxy Statement, shall have been declared effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

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
     SECTION 7.10 Employment Agreements. At the Effective Time, the Surviving Corporation shall have entered into an Employment Agreement with each of the Principals applicable in the form attached as Exhibit D hereto.

     SECTION 7.11 Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Lazer Common Stock in accordance with applicable law.

     SECTION 7.12 Merger. The Certificate of Merger at the California Certificate shall have been executed and delivered by Acclaim to Lazer.

     SECTION 7.13 Accountants' Letters. Lazer shall have received a 'cold comfort' letter from Grant Thornton, LLP, Acclaim's independent public accountants, dated within two days prior to effectiveness of the S-4 in form and substance of such letters delivered by independent public accountants in connection with registration statements on Form S-4 and reasonably satisfactory to Lazer and its counsel.

     SECTION 7.14 Institution of Proceedings. Prior to the Effective Time, there shall not have been instituted by any third party any suit or proceeding to restrain, enjoin, prevent, set aside or invalidate this Agreement or the transactions hereby contemplated or seeking damages from or to impose obligations upon Lazer or its directors or officers by reason of this Agreement or the transactions hereby contemplated which in Lazer's good faith judgment would involve expenses, liabilities, or lapse of time that would be materially adverse to Lazer's or to such person's interests, as to any of which Acclaim, in its sole discretion, upon review and assessment thereof with Lazer and its other advisers, Lazer's and Acclaim's counsel and such other review as Acclaim reasonably requires (as to which Lazer will, and will cause its counsel and advisers to, cooperate with Acclaim and its counsel with respect to such review), has not agreed to indemnify Lazer and/or its directors and officers pursuant to Section 5.11(e).

     SECTION 7.15 Stock Price. If the Acclaim Common Stock Price shall be less than $12.50.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

     SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:


             (a) by mutual consent of Lazer and Acclaim;

             (b) by either Lazer or Acclaim, if the Merger shall not have been consummated on or before July 31, 1995 (unless the failure to consummate the Merger by such date shall be due to a breach of a representation and warranty or of a covenant by such party and/or the action or failure to act of the party seeking to terminate this Agreement); provided however, that (i) in the event the Closing Balance Sheet shall be dated as of July 31, 1995, such consummation date shall automatically be extended to August 15, 1995 and (ii) in the event the Closing Balance Sheet shall be dated as of July 31, 1995 and Acclaim shall dispute the calculations therein pursuant to Section 5.22 hereof, such consummation date shall be automatically extended to August 31, 1995.

             (c) by either Lazer or Acclaim, if (i) the conditions to such party's obligations shall have become impossible to satisfy or shall not have been satisfied, other than as a result of its own acts or omissions in violation of its obligation hereunder or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

             (d) by Acclaim, if (i) subject to Section 7.06 hereof, there has been a material violation or breach by Lazer or any party to an Affiliate's Agreement of any representation, warranty or any agreement contained in this Agreement or therein, as applicable, or any failed condition to Acclaim's obligations under Article VI hereof, (ii) if the Acclaim Common Stock Price shall be less than $12.50 or (iii) Lazer has breached its covenants under Section 5.04 hereof.

             (e) by Lazer if (i) subject to Section 6.06 hereof, there has been a material violation or breach by Acclaim of any representation, warranty or any agreement contained in this Agreement or any failed condition to Lazer's obligations under Article VII hereof, (ii) if the Acclaim Common Stock Price shall be less than $12.50, or (iii) Acclaim has breached its covenant under Section 5.04 hereof.

             (f) by either party if approval of the Merger by the Lazer Stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Lazer Stockholders Meeting or any adjournments thereof; provided however, that termination pursuant to this Section 8.01(f) shall not relieve Lazer of any obligations or consequences by reason of any breach of any representation, warranty or covenant of Lazer or any other failed condition to Acclaim's obligation under Article VI hereof.

             (g) by either party if, in accordance with Section 5.03 Lazer's Board of Directors accepts, approves or recommends to the Lazer stockholders a proposal relating to an Acquisition Transaction or the Lazer Board of Directors amends, withholds or withdraws its recommendation of the Merger; provided, however, that termination by either party pursuant to this Section 8.01(g) shall not relieve Lazer of its obligations pursuant to Section 5.14, Section 5.15 and Article IX of this Agreement.

     SECTION 8.02 Effect of Termination.  (a) Subject to subsection (b) of this
Section 8.02, in the event of the termination of this Agreement pursuant to
Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 5.14, 5.15, Article IX and the Confidentiality Agreement. Nothing contained in this
Section 8.02 shall relieve any party from liability for any wilful breach of this Agreement. The indemnification provisions set forth in Article IX hereof shall survive any such termination of this Agreement as to any party who shall be in breach of this Agreement as at any such date of termination or at any earlier date of the termination of this Agreement pursuant hereto if the non-breaching party shall have given the appropriate notice under Article IX hereof prior to any such termination, unless the survival of such provisions is specifically waived by the non-breaching party or parties hereto.

     (b) If Acclaim or Lazer shall have the right to terminate this Agreement then the party which does not have the right to terminate will use its best efforts to cure the condition giving rise to such right. If such party is unable to cure the condition giving rise to such right, the other party may exercise its right to terminate this Agreement or waive such right and proceed to consummate the transactions contemplated hereby. The giving of notice pursuant to Section 5.12 of this Agreement shall not act as a waiver of any breach hereunder. Notwithstanding the exercise of the foregoing right to terminate or waive, the aggrieved party shall have and may pursue its rights to recover damages for breach of contract or any representation, warranty or covenant giving rise to such right subject to the limitations of Section 5.14(c) and 5.14(d).

     SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Lazer, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.04 Extension; Waiver. At any time prior to the Effective Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX
                                INDEMNIFICATION

     SECTION 9.01 By Lazer.  Lazer agrees to indemnify and hold harmless

Acclaim, Holdings and their respective directors, officers, employees and agents (the 'Acclaim Parties') against, and to reimburse the Acclaim Parties on demand with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs (including, without limitation, reasonable fees, expenses and disbursements of counsel) (collectively, 'Losses') which each may suffer, incur or pay, by reason of (i) the breach by Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust, or the Principals of any representation, warranty or covenant contained in this Agreement or in any agreement, certificate or other document executed by the Principals or Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust, and delivered to Acclaim or Holdings pursuant to the provisions of this Agreement; (ii) the failure of the Principals, Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust to execute, deliver and perform any agreement required by this Agreement or any agreement executed pursuant to the provisions of this Agreement or entered into concurrently herewith as referenced in Section 10.05 hereof; and/or (iii) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would constitute a breach by the Principals, Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust of any representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered by or on behalf of the Principals, Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust to Acclaim pursuant to the provisions of this Agreement or of any covenant made by the Principals, Lazer, Lazer's affiliates or the Kelly Family Trust and the 1992 Kelly Family Trust herein or therein.

     SECTION 9.02 By Acclaim. Acclaim agrees to indemnify and hold harmless Lazer, its directors, officers, employees and agents (the 'Lazer Parties') against, and to reimburse the Lazer Parties on demand with respect to, any and all Losses which each may suffer, incur or pay by reason of (i) the breach by Acclaim or Holdings of any representation, warranty or covenant contained in this Agreement or in any agreement, certificate or other document executed by Acclaim or Holdings and delivered to Lazer pursuant to the provisions of this Agreement; (ii) the failure of Acclaim or Holdings to perform any agreement required by this Agreement or any agreement executed pursuant to the provisions of this Agreement and/or (iii) the allegation in writing by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts which, if such allegation were true, would constitute a breach by Acclaim or Holdings of any representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered by or on behalf of Acclaim or Holdings to Lazer pursuant to the provisions of this Agreement or of any covenant made by Acclaim or Holdings herein or therein.

     SECTION 9.03 Limitations on Indemnification. (a) Neither the Acclaim Parties, on the one hand, nor the Lazer Parties, on the other hand, shall be entitled to be indemnified pursuant to Section 9.01 hereof or pursuant to
Section 9.02 hereof, as the case may be, unless and until the aggregate of all Losses (other than those hereinafter referred to in the proviso to this sentence) incurred by the Acclaim Parties or the Lazer Parties, as the case may be, exceeds $150,000 and, upon exceeding such amount, the Acclaim Parties or the Lazer Parties, as the case may be, shall be entitled to be indemnified for all Losses (including all Losses below such $150,000 threshold on a dollar for dollar basis); provided, however, that notwithstanding the foregoing, (i) Acclaim shall be entitled to be indemnified on a dollar-for-dollar basis from and against all Losses arising under Section 9.01 hereof if the Principals or Lazer shall have acted in bad faith or shall have engaged in willful misconduct in respect thereof and (ii) Lazer shall be entitled to be indemnified on a dollar-for-dollar basis from and against all Losses arising under Section 9.02 hereof if Acclaim shall have acted in bad faith or shall have engaged in willful misconduct in respect thereof.

     SECTION 9.04 Indemnification Procedure for Third Party Claims. The Acclaim Parties, in the case of Section 9.01 hereof, and the Lazer Parties, in the case of Section 9.02 hereof (hereinafter, the applicable party or parties providing indemnity, the 'Indemnifying Party' and the party or parties being indemnified, the 'Indemnified Party') agree to give the Indemnifying Party prompt written notice of the allegation by any third party of the existence of any liability, obligation, lease, agreement, contract, other commitment or state of facts referred to in clause (iii) of Sections 9.01 and 9.02 hereof, as applicable (any of such claims being referred to as a 'Third Party Claim'); provided, however, that the Indemnified Party's failure to notify, or a delay in notifying, the Indemnifying Party of any Third Party Claim (provided that such Third Party Claim is a claim solely for monetary damages) shall relieve the Indemnifying Party of its obligations under this Article IX only to the extent, if any, that it is materially prejudiced by reason of any such delay or failure. The Indemnifying Party shall be entitled, at his or its sole cost and expense, to participate in and to control the contest, defense, settlement or compromise of any Third Party Claim (provided that such Third Party Claim is a claim solely for monetary damages) if the Indemnifying Party shall agree in writing within 15 days after the receipt of notice of such claim that it is required, pursuant to this Article IX, to indemnify the Indemnified Party for the full amount of Losses arising in respect of such claim (the 'Claim Acknowledgement Procedure'), subject to Section 9.03 hereof. If the Indemnifying Party shall assume the defense of a claim hereunder, the Indemnified Party shall be kept informed with respect to, and shall have the right to participate in, the contest, defense, settlement or compromise of any such claim. If the Indemnifying Party does not assume the defense of a claim within a reasonable time after notice thereof or, after assumption, does not thereafter diligently pursue such defense or does not comply with the Claim Acknowledgement Procedure, the Indemnified Party shall be entitled to defend, settle or compromise such matter for the account and at the expense of the Indemnifying Party. Notwithstanding the foregoing provisions of this Section 9.04, (i) the Indemnified Parties shall have the sole right to control the contest, defense, settlement or compromise of any claim if such claim is not a claim solely for monetary damages and (ii) Acclaim shall have the sole right to control the contest, defense, settlement or compromise of any claim if, by reason of such claim, the rights of Acclaim or in or to any of its non-cash assets including, but not limited to, any character, publication or license might be, in Acclaim's sole discretion, adversely affected. Unless (x) a

Third Party Claim shall have been instituted against an Indemnified Party and
(y) the Indemnifying Party, if it shall have the right pursuant to this Section
9.04 to assume the defense thereof, shall not have assumed such defense after notification thereof in accordance with the Claim Acknowledgement Procedure, the Indemnified Party shall not settle or compromise such claim without the prior written consent of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be so entitled to consent if the settlement or compromise of any single such Third Party Claim shall be $25,000 or less. If the Indemnifying Party shall not have the right, pursuant to this Section 9.04, to assume the defense of a Third Party Claim because such claim is not a claim solely for monetary damages, the Indemnifying Party shall receive 20 days' prior written notice of the Indemnified Party's proposed settlement and shall be entitled to consent only to the monetary portion, if any, of the settlement or compromise of the Third Party Claim as to which the Indemnifying Party is being asked to indemnify the Indemnified Party; provided, however, that the Indemnifying Party shall not be so entitled to consent if the monetary portion of the settlement or compromise of any single such Third Party Claim shall be $25,000 or less. If the Indemnifying Party shall have the right, pursuant to this Section 9.04, to assume the defense of a Third Party Claim because such claim is a claim solely for monetary damages, the Indemnified Party shall receive 20 days' prior written notice of the Indemnifying Party's proposed settlement and shall be entitled to consent to any such settlement or compromise which exceeds the amount available for indemnification under Section 9.03(b) or
(c) hereof.

     SECTION 9.05 Indemnification Procedure for Claims Between Lazer and Acclaim. The Acclaim Parties, in the case of Section 9.01 hereof, and the Lazer Parties, in the case of Section 9.02 hereof agree to give the Indemnifying Party prompt written notice with respect to which the Indemnifying Party may become obligated to hold harmless or indemnify the Indemnified Party. The Indemnified Party shall promptly deliver to the Indemnifying Party a written notice describing such matter giving rise to any indemnification hereunder (a 'Claim') in reasonable detail and specifying the estimated amount of the Losses that may be incurred by the Indemnified Party in connection therewith. If the Indemnifying Party objects in writing to hold harmless or indemnify the Indemnified Party within five (5) business days following receipt of such notice, then the Indemnified Party and the Indemnifying Party will negotiate in good faith to resolve such Claim. If the parties do not resolve such Claim within ten (10) business days after the Indemnifying Party has first objected in writing, then the parties may pursue their respective available remedies hereunder or otherwise.

     SECTION 9.06 Limitations on Indemnity. (a) An Indemnified Party shall act in good faith and in a commercially reasonable manner to mitigate any Losses it may suffer.

     (b) Notwithstanding any provision of this Article IX, Lazer's obligations and liabilities hereunder are subject to the limitations set forth in Section 5.14(c) and 5.14(d) hereof.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.01 Survival of Representations and Warranties.  All statements,

certifications, indemnifications, representations and warranties made hereby by the parties to this Agreement and their respective covenants, agreements and obligations to be performed pursuant to the terms hereof shall not survive the Closing, provided, however, that for purposes of determining 'termination for cause' as defined in the Employment

Agreements attached as Exhibit D hereto notwithstanding any examination by or on behalf of any party hereto and notwithstanding the consummation of the transactions hereby contemplated, such covenants, agreements, representations and warranties, certifications and obligations of Lazer shall survive the closing of the transactions hereby contemplated for a period of one (1) year from the Closing Date, except in the case of Sections 3.07, 3.20, 3.21 and 3.24 (such enumerated representations of Lazer hereinafter referred to as the 'Audit Representations') which shall survive the Closing for a period ending with the issuance of an audit report relating to the combined audited financial statements of Acclaim and Lazer for a period subsequent to the Closing, provided further, however, any representation or warranty or agreement made hereunder and any indemnity under Article IX hereof shall survive for such purpose the time at which it would otherwise terminate pursuant to this sentence, if notice of the inaccuracy or breach thereof (in the case of a representation or warranty or agreement) or the claim thereunder (in the case of an indemnity) shall have been given to the party from whom indemnity may be sought in respect thereof (or to the appropriate entity under the applicable insurance policy) prior to one (1) year from the Closing Date (or such shorter period in the case the 'Audit Representations').

     SECTION 10.02 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                     1. if Lazer, to:
                                          Lazer-Tron Corporation
                                          4430 Willow Road
                                          Pleasanton, CA 94588
                                          Attention: Mr. Norman B. Petermeier
                                          Facsimile No. (510) 460-0365

                                     with a copy to:
                                          Fenwick & West
                                          Two Palo Alto Square
                                          Palo Alto, CA 94306
                                          Attention: Dennis R. DeBroeck, Esq.
                                          Facsimile No. (415) 857-0361

                                     and

                                     2. if to Acclaim, to

                                          Acclaim Entertainment, Inc.
                                          One Acclaim Plaza

                                          Glen Cove, New York 11542-2708
                                          Attention: Mr. Anthony R. Williams
                                          Facsimile No.: (516) 656-2040

                                     with a copy to
                                          Rosenman & Colin
                                          575 Madison Avenue
                                          New York, NY 10022
                                          Attention: Eric M. Lerner, Esq.
                                          Facsimile No.: (212) 940-8776

     SECTION 10.03 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 10.05 Entire Agreement; Assignment. This Agreement, the side letters dated the date hereof entered into concurrently with the execution hereof (i.e. (i) the agreements of each of Norman Petermeier, Matthew Kelly and Brian Kelly with respect to their employment agreements, (ii) the agreements of the Kelly Family Trust and the 1992 Kelly Family Trust with respect to voting for the Merger, and (iii) the agreement between Lazer and Acclaim regarding breach of the foregoing agreements) and each of the exhibits hereto (a) constitute the entire agreement and supersedes all prior agreements and understandings including the Letter of Intent dated March 7, 1995, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement, any provisions of which are inconsistent with the transactions contemplated by this Agreement being waived hereby but the provisions of which that are not inconsistent shall survive and (b) shall not be assigned by operation of law or otherwise. The parties acknowledge that neither party has any rights or obligations under the Letter of Intent.

     SECTION 10.06 Governing Law and Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     SECTION 10.07 Expenses. Except as otherwise set forth herein, each of the parties hereto shall bear its own expenses associated with the negotiation and execution of the Agreement and the consummation of the transactions contemplated hereby including, without limitation, legal and accounting fees and expenses.

     SECTION 10.08 Costs of Enforcement. Except as otherwise set forth herein, the prevailing party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

     SECTION 10.09 Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 10.10 Publicity. Except as otherwise required by law or the rules of the National Association of Securities Dealers, Inc., neither Lazer or Acclaim shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior written approval of the other party, which approval shall not be unreasonably withheld.

     SECTION 10.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Article IX hereof.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ACCLAIM ENTERTAINMENT, INC.             LAZER-TRON CORPORATION

By: ANTHONY R. WILLIAMS                 BY: NORMAN B. PETERMEIER
Name: Anthony R. Williams               Name: Norman B. Petermeier
Title: Executive Vice President         Title: Chairman, CEO & President

ACCLAIM ARCADE HOLDINGS, INC.

By: ANTHONY R. WILLIAMS
Name: Anthony R. Williams
Title: Executive Vice President

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


     This Amendment No. 1 to that certain Agreement and Plan of Merger dated as of March 22, 1995 (the 'Merger Agreement'), is made and entered into as of June 15, 1995, by and among Lazer-Tron Corporation ('Lazer'), a California corporation, Acclaim Entertainment, Inc. ('Acclaim'), a Delaware corporation, and Acclaim Arcade Holdings, Inc. ('Holdings'), a Delaware corporation and a wholly owned subsidiary of Acclaim, organized solely for the purpose of consummating the transactions contemplated by the Merger Agreement.


     WHEREAS, the Board of Directors of each of Lazer, Acclaim and Holdings have determined that it is in the best interests of their respective companies and stockholders to modify and amend the Merger Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. The tenth line of the second paragraph on page 1 is modified and amended to delete the words 'substitute comparable obligations of Acclaim for all' and insert the words 'assume the' in its place.


     2. The fourth and fifth lines under Section 1.01(a) are modified and amended to delete the words 'five days thereafter' and insert the words 'one business day after the date of the Lazer Stockholders Meeting (as defined below) or the latest adjournment thereof' in its place.


     3. The ninth line under Section 1.01(b) is modified and amended to delete the word 'completion' and insert the words 'the effective date' in its place.

     4. The third and fourth lines under Section 1.02 are modified and amended to delete the phrase '(iii) retain its name 'Lazer-Tron Corporation,' and (iv)' and insert the phrase 'and (iii)' in its place.


     5. The fourth and fifth lines under Section 1.03(a)(i) are modified and amended to delete the phrase 'immediately preceding the second business day prior to the Closing Date' and insert the phrase 'ending on the second business day prior to the later of the Lazer Stockholders Meeting or the latest adjournment thereof' in its place.


     6. Section 1.03(e) is modified and amended in its entirety to read as follows:

          'Notwithstanding the foregoing provisions of this Section 1.03, if the Acclaim Common Stock Price, or the average of the closing sale price of a share of Acclaim Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for the 20 business days ending on the second business day prior to the date of the Lazer Stockholders Meeting or the latest adjournment thereof (the 'Acclaim Closing Common Stock Price'), is less than $12.50, each of Acclaim and Lazer, at its sole option, shall have the right to give notice pursuant to Section 8.01 hereof of its election to terminate this Agreement.'

     7. Section 1.06 is modified and amended to read in its entirety as follows:

          Section 1.06 Stock Plans and Warrants.

          (a) At the Effective Time, each outstanding option to purchase Lazer Common Stock (a 'Lazer Stock Option') granted under the Lazer 1989 Stock Option Plan (the 'Employee Option Plan') and/or the Lazer 1994 Directors Stock Option Plan (the 'Directors Option Plan') (the Employee Option Plan together with the Directors Option Plan are collectively referred to herein as, the 'Lazer Stock Option Plans') and each outstanding warrant (the 'Lazer Warrants') described in Schedule 3.02 hereto, whether vested or unvested, shall, by virtue of the Merger and without any further action on the part of any holder thereof, be exercisable for, and in the case of the Sales Agent Warrants (as defined below) subject to the more detailed procedure set forth in Section 1.06(b) below, that number of shares of Acclaim Common Stock as the holder of such Lazer Stock Option or Lazer Warrant would have been entitled to receive pursuant to the Merger (as provided in Section 1.03 above) had such Lazer Stock Option or Lazer Warrant been exercised in full immediately prior to the Effective Time (without taking into account whether such Lazer Stock Option or Lazer Warrant was then exercisable).

          (b) Each holder of Sales Agent Warrants (as defined in Section 3.02), listed on Schedule 3.02, which are each exercisable for one share of Lazer Common Stock and an additional warrant (the 'Underlying Warrants') to buy one-half of a share of Lazer Common Stock, shall have the right to receive upon exercise thereof, respectively, that number of shares of Acclaim Common Stock as the holder of such Sales Agent Warrants would have been entitled to receive pursuant to the Merger had such Sales Agent Warrants (and the Underlying Warrants) been exercised in full immediately prior to the Effective Time (without taking into account whether such Sales Agent Warrants and/or Underlying Warrants were then exercisable).

          (c) The exercise price per share for the shares of Acclaim Common Stock issuable upon exercise of each Lazer Stock Option, Lazer Warrant, or Underlying Warrant will be equal to (x) the aggregate exercise price for Lazer Common Stock purchasable pursuant to such Lazer Stock Option, Underlying Warrant or Lazer Warrant (and/or with respect to a Sales Agent Warrant, the aggregate exercise price to acquire Lazer Common Stock and the Underlying Warrant) divided by (y) the number of shares of Acclaim Common Stock deemed directly purchasable pursuant toh Lazer Stock Option or Lazer Warrant (excluding with respect to a Sales Agent Warrant the shares of Acclaim Common Stock deemed directly purchasable pursuant to the Underlying Warrant) and/or Underlying Warrant as a result of the Merger.

          (d) The number of shares of Acclaim Common Stock to be issued upon exercise of each Lazer Option, Lazer Warrant or Underlying Warrant shall be aggregated and then rounded down to the nearest whole number of shares. No fractional share of Acclaim Common Stock shall be issued or delivered to a Lazer Stockholder upon exercise of any Lazer Option, Lazer Warrant or Underlying Warrant, and no cash or other consideration shall be payable for such fractional share.

          (e) Immediately prior to the Effective Time, each outstanding right to acquire Lazer Common Stock ('Lazer Stock Purchase Rights') issued pursuant to the Employee Purchase Plan shall be exercised or deemed exercised (such deemed exercise shall nevertheless require application of the funds held in the applicable employee's account under the Employee Purchase Plan) to purchase shares of Lazer Common Stock at an exercise price per share determined in accordance with the formula set forth in the Employee Purchase Plan and for that number of shares of Lazer Common Stock and upon the terms and conditions determined in accordance with the terms of the Employee Purchase Plan. After such exercise or deemed exercise of all outstanding Lazer Stock Purchase Rights, but in any event no later than July 1, 1995, including without limitation with respect to rights outstanding on the date hereof and/or outstanding through June 30, 1995, the Employee Purchase Plan and any other unexercised rights shall be terminated (unless the Closing shall occur prior to said date in which event the Employee Purchase Plan and all such rights shall terminate as of the date two business days prior to such Closing Date) provided, that the Closing subsequently occurs. All such shares of Lazer Common Stock issued upon the exercise or deemed exercise of Lazer Stock Purchase Rights under the Employee Purchase Plan shall be converted into the right to receive Acclaim Common Stock as provided in Sections 1.03 or 1.05.

          (f) In the case of any Lazer Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422- 423 of the Code ('statutory stock options'), the option price, the number of shares purchasable pursuant to such Lazer Stock Option and the terms and conditions of exercise thereof shall comply with Section 424(a) of the Code. Continuous employment or service with Lazer will be credited to an optionee for purposes of determining the number of shares of Acclaim Common Stock subject to exercise under such Lazer Stock Option. Lazer Stock Options under the Director Option Plan shall by the terms thereof accelerate and be fully exercisable upon the Effective Time and thereafter shall terminate pursuant to their terms 90 days following the Effective Time.

          (g) As soon as practicable after the Effective Time, Acclaim shall deliver to each holder of an outstanding Lazer Stock Option or Lazer Warrant an appropriate notice setting forth such holder's rights pursuant thereto and such Lazer Stock Option or Lazer Warrant shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.06 after giving effect to the Merger). Acclaim shall comply with the terms of all such Lazer Stock Options and Lazer Warrants and use its best efforts to ensure, to the extent required by, and subject to the provisions of, any such Lazer Stock Option Plan that Lazer Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time. Acclaim shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acclaim Common Stock for delivery pursuant to the terms set forth in this
     Section 1.06. Acclaim shall use reasonable efforts to cause the Acclaim Common Stock to be issued pursuant to exercise of the Lazer Stock Options granted under the Employee Option Plan to be issued under Acclaim's 1988 Stock Option Plan (or otherwise with respect to not more than 30,000 non-qualified Lazer Stock Options) and, if not already registered, to register such Acclaim Common Stock issuable pursuant to such plans or otherwise, as applicable, as soon as reasonably practicable following the Effective Time on a registration statement on Form S-8, pursuant to the S-4 or other applicable form and to maintain such registration throughout the exercise period of such Lazer Stock Options.

          (h) If necessary to effect the adjustments contemplated by this
     Section 1.06, Lazer will use its reasonable efforts to obtain the consent of each holder of a Lazer Stock Option or Lazer Warrant.

     8. The fifth and sixth lines under Section 1.07 are modified and amended to insert the word 'Common' after the word 'Lazer'.

     9. The fourth line under Section 2.06 is modified and amended to insert the words 'issued prior to the Effective Time' after the word 'Certificates'.

     10. (a) Section 3.21(b)(ii) is modified and amended to delete the number '$14,400,000' and insert the number '$13,900,000' in its place.

         (b) Section 3.21(b)(iii) is modified and amended to delete the number '$15,400,000' and insert the number '$14,900,000' in its place.

     11. Section 5.01(c) is modified and amended to insert after the word 'by-laws' the phrase ', except (i) to delete, effective as of the initial public offering of Lazer Common Stock, Article VIII, Section 8.4 of Lazer's by-laws and
(ii) to amend Article VII, Section 7.10 of Lazer's by-laws to delete the reference therein to cumulative voting rights.'

     12. The second line under Section 5.10 is modified and amended to delete '3.27(b).' and insert '3.27(a)' in its place.

     13. Section 5.11(e) is modified and amended to (i) add the phrase 'prior to the Effective Time' before the word 'any' the first time it appears in the first line thereof, (ii) in the thirteenth line thereof, delete the words 'pursuant to this Section 5.11(e)', (iii) add after the word 'thereupon' in the seventeenth line thereof the phrase 'agree to provide the foregoing indemnity and' and (iv) add the following language at the end of said section:

          'Notwithstanding the foregoing, neither the giving by Acclaim of its notice to proceed with the Merger, assume the defense of the Claim Relating to the Merger and to indemnify the Lazer Indemnified Parties as referenced in the second sentence of this Section 5.11(e), nor anything set forth in this Section 5.11(e), shall in any way restrict or limit Acclaim's rights as permitted in this Agreement to decide in the future not to consummate the Merger, including, without limitation, as a result of the Complaint or the facts and circumstances referred to therein; and provided, further, that in the event the Merger is not consummated for any reason, Acclaim will have no continuing obligation under this Section 5.11(e) with respect to the Claim Relating to the Merger subsequent to the date notice is given by either Acclaim or Lazer with respect to termination of this Agreement and or its respective intent not to consummate the Merger, other than for costs and legal fees incurred prior to said date. Notwithstanding anything to the contrary herein, in the event the Merger is consummated, Acclaim shall not thereafter be entitled to terminate its agreement to provide the foregoing indemnity or to defend any such Claim Relating to the Merger pursuant to this Section 5.11(e). The Lazer Indemnified Parties shall use reasonable best efforts to facilitate and assist Acclaim's defense of the Claim Relating to the Merger and to cooperate with Acclaim in such defense, including providing access to records and persons relevant to such defense.'

     14. The eleventh line of Section 5.14(d) is modified and amended to delete the word '5.03(c)' and insert the word '5.14(c)' in its place.

     15. The fifth line under Section 5.18 is modified and amended to delete the words 'or substituted'.

     16. The fifth line under Section 5.19 is modified and amended to delete the word 'substituted'.

     17. The eighteenth line under Section 5.22 is modified and amended to delete the number '15' and insert the number '11' in its place.

     18. (a) The fourth line under Section 5.23 is modified and amended to insert the words ', except that Acclaim may cause the Surviving Corporation to guarantee indebtedness or other liabilities of Acclaim or its subsidiaries' after the first appearance of the word 'Corporation' therein.

          (b) The sixth line under Section 5.23 is modified and amended to insert the words 'or its subsidiaries' after the word 'Acclaim's'.

     19. Section 6.04(b) is modified and amended to read in its entirety as follows:

          '(b) Acclaim shall have received a copy of a legal opinion of Fenwick & West to be addressed to the Board of Directors of Lazer-Tron and dated the Closing Date in form and substance identical to the opinion of Fenwick & West previously addressed and delivered to Lazer-Tron's Board of Directors and dated on or about the effective date of the S-4 pursuant to
     Section 5.04 hereof.'

     20. The reference to 'Section 5.23' in Section 6.09 is amended to refer instead to 'Section 5.22'.

     21. (a) The caption under Section 6.14 is modified and amended to delete the word 'Benefit' and insert the word 'Bonus' in its place.


          (b) The fourth line under Section 6.14 is modified and amended to insert the words 'and except for Lazer-Tron's existing 401(k) plan' after the word 'hereof'.

          (c) The fifth line under Section 6.14 is modified and amended to insert the word 'Lazer' twice, once following the word 'outstanding' and once following the first appearance of the word 'and'.

     22. Section 6.15 is modified and amended in its entirety to read as follows: 'The Acclaim Common Stock Price and the Acclaim Closing Common Stock Price shall be equal to or greater than $12.50.'

     23. The first line under Section 7.12 is modified and amended to delete the word 'at' and insert the word 'and' in its place.

     24. Section 7.14 is modified and amended to (i) add the words '(and assume the defense of)' after the word 'indemnify' in the eleventh line thereof and
(ii) delete '/or' at the end of the eleventh line thereof.

     25. Section 7.15 is modified and amended in its entirety to read as follows: 'The Acclaim Common Stock Price and the Acclaim Closing Common Stock Price shall be equal to or greater than $12.50.'

     26. The fifth line under Section 8.01(d) is modified and amended to insert the words 'or the Acclaim Closing Common Stock Price' after the word 'Price'.

     27. The fourth line under Section 8.01(e) is modified and amended to insert the words 'or the Acclaim Closing Common Stock Price' after the word 'Price'.

     28. (a) The fifth line under Section 10.01 is modified and amended to insert the words 'that the covenants and agreements contained in Sections 1.03, 1.04, 1.06, 1.07, 2.01, 2.02, 2.03, 2.04, 2.06, 5.11, 5.18, 5.19, 5.20, 5.23,
5.24 and 5.26 shall survive the Closing and, provided further,' after the word 'however,'.

          (b) The sixteenth line under Section 10.01 is modified and amended to delete the phrase 'and any indemnity under Article IX hereof' therefrom.

     29. The last line of Section 10.11 is modified and amended to insert the phrase 'and Sections 5.11, 5.18, 5.19, 5.20, 5.23, 5.24 and 5.26' before the word 'hereof.'

     Upon the execution hereof, each reference in the Merger Agreement to 'this Agreement', 'hereby', 'hereunder', 'herein', 'hereof' or words of like import referring to the Merger Agreement shall mean and refer to the Merger Agreement as amended by this Amendment No. 1 to the Merger Agreement. All other provisions of the Merger Agreement shall remain in full force and effect except and to the extent explicitly amended hereby. This Amendment No. 1 to the Merger Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Merger Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          ACCLAIM ENTERTAINMENT, INC.

                                          By:     /s/ ANTHONY R. WILLIAMS
                                                    Anthony R. Williams
                                                  Executive Vice President

                                          ACCLAIM ARCADE HOLDINGS, INC.

                                          By:     /s/ ANTHONY R. WILLIAMS
                                                    Anthony R. Williams
                                                  Executive Vice President

                                          LAZER-TRON CORPORATION

                                          By:    /s/ NORMAN B. PETERMEIER
                                                    Norman B. Petermeier
                                                 Chairman, CEO & President

                                                                       EXHIBIT B

                       CALIFORNIA GENERAL CORPORATION LAW
                                   CHAPTER 13
                               DISSENTERS' RIGHTS

     1300. REORGANIZATION OR SHORT-FORM MERGER, DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, 'dissenting shares' means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.


     (c) As used in this chapter, 'dissenting shareholder' means the recordholder of dissenting shares and includes a transferee of record.

     1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFIED SECURITIES. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. DIVIDENDS ON DISSENTING SHARES. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. EXEMPT SHARES. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACH, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                       EXHIBIT C
                                    [LOGO]

                             VAN KASPER & COMPANY

                              INVESTMENT BANKERS
       11661 SAN VICENTE BLVD., SUITE 709, LOS ANGELES, CALIFORNIA 90049

                              As of March 14, 1995

Lazer-Tron Corporation
4430 Willow Road
Pleasanton, California 94588

Gentlemen:

     You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of Lazer-Tron Corporation, a California corporation ('Lazer-Tron'), of a proposed reorganization and merger (the 'Transaction') among Lazer-Tron, Acclaim Entertainment, Inc., a Delaware corporation ('Acclaim'), and Acclaim Arcade Holdings, Inc., a newly formed Delaware corporation ('NEWCO') which is a wholly-owned subsidiary of Acclaim.

     A summary of the structure of the Transaction is as follows:

          1. NEWCO will merge with and into Lazer-Tron, leaving Lazer-Tron as the surviving entity in the merger. Upon the effective time of the Merger, shareholders of Lazer-Tron (other than those who validly hold 'Dissenters Shares' as defined in the Agreement referred to below) will receive one-half share of Common Stock of Acclaim for each share of Common Stock, without par value, of Lazer-Tron, subject to adjustment in accordance with the Agreement if the market value of the Common Stock of Acclaim shall be less than $16 per share or shall exceed $20 per share.

          2. Options and warrants to purchase Lazer-Tron Common Stock which are outstanding at the effective time of the merger will be or substituted for an identical Acclaim option or warrant to purchase the number of shares of Acclaim Common Stock that the holder thereof would have been entitled to receive in the Transaction, had such option or warrant been exercised prior to the effective date of the Transaction.

          3. Following the merger of NEWCO into Lazer-Tron, Lazer-Tron as the surviving entity to the merger, will be a wholly-owned subsidiary of Acclaim. The Transaction is intended by the parties to be accounted for as a 'pooling' under generally accepted accounting principles.

     In connection with our opinion, we have held extensive discussions with the management of Lazer-Tron and certain members of the management of Acclaim, and have reviewed a draft of the Agreement and Plan of Merger in the form provided to us by Lazer-Tron (the 'Agreement') among Lazer-Tron, Acclaim and NEWCO, which we have been advised is a preliminary draft which will be substantially modified in negotiations between the parties; certain publicly available documents for each of Lazer-Tron and Acclaim; internal budgets and projects provided to us by

Lazer-Tron; certain marketing materials and press releases provided to us by each of Lazer-Tron and Acclaim; publicly available data and information for companies which we have determined to be comparable; and available research reports for each of Lazer-Tron, Acclaim and other companies which we have

Lazer-Tron Corporation
As of March 14, 1995
Page 2

determined to be comparable. We note that Acclaim denied our request to be shown its internally prepared forecasts.

     In our review we have assumed, with your permission, that the documents to be prepared, used and signed by the parties to formally effect the Transaction, including the agreements effecting the merger between NEWCO and Lazer-Tron, and the proxy or other disclosure material to be delivered to the shareholders of Lazer-Tron to elicit any necessary consents to the Transaction, will effect the Transaction on the terms set forth in the Agreement without material alteration. We note that any material modification to the terms and conditions of the Agreement from those set forth in the draft delivered to us could result in a change in our opinion as set forth herein.

     We have reviewed such relevant financial and other inforamtion that was publicly available or furnished to us by Lazer-Tron and Acclaim, including information provided during discussions with each company. In addition, we have compared certain financial and securities data of Lazer-Tron and Acclaim with that of various other companies whose securities are publicly traded, reviewed recent merger and acquisition transactions of companies we determined to be similar, conducted a premium-paid analysis, and conducted such other financial analysis as we have determined, based upon our judgement as investment bankers, to be appropriate for purposes of this opinion. We have also taken into account the views of the management and certain shareholders of Lazer-Tron as to the prospects of Lazer-Tron if the Transaction is not effected. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Lazer-Tron or investing in Lazer-Tron. Furthermore, we have not negotiated the Transaction, provided any legal advice or advised you with respect to alternatives to the Transaction. Although we have performed a valuation of Lazer-Tron and Acclaim using a number of commonly accepted methodologies, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Lazer-Tron or Acclaim.

     In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to us by Lazer-Tron or Acclaim. With respect to financial projections of Lazer-Tron provided to us, we have reviewed those projections in light of discussions we have conducted with analysts and other industry sources. Independent of the foregoing, we have assumed that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of Lazer-Tron and Acclaim and that neither the management of Lazer-Tron, nor the management of Acclaim, has any information or beliefs that would make the projections misleading.


     Our opinion is based upon analysis of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per share consideration to be received by the shareholders of Lazer-Tron in the Transaction is fair to the shareholders of Lazer-Tron from a financial point of view.

                                            Very truly yours,

                                            VAN KASPER & COMPANY

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      The Certificate of Incorporation of the Registrant provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law of the State of Delaware.

      Section 145 of the General Corporation Law of Delaware, the law of the state in which the Registrant is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

      The Registrant also has in effect directors' and officers' liability insurance.


Item 21.  Exhibits and Financial Statement Schedules.

     The following documents are filed as a part of this Registration Statement:


Exhibit No.    Description
- -----------    -----------
2    - Agreement and Plan of Merger, dated as of March 22, 1995 by and among
       Acclaim Entertainment, Inc., Acclaim Arcade Holdings, Inc. and
       Lazer-Tron Corporation (1)

2.1  - Amendment No. 1 to Agreement and Plan of Merger dated as of June 15,
       1995.

4    - Specimen form of Acclaim Entertainment, Inc. Common Stock Certificate*

5    - Opinion of Rosenman & Colin*

8    - Opinion of Fenwick & West*

23(a)- Consent of Grant Thornton LLP*

23(b)- Consent of Ernst & Young LLP*


23(c)- Consent of Rosenman & Colin (included in Exhibit 5)*

23(d)- Consent of Fenwick & West (included in Exhibit 8)*

23(e)- Consent of Van Kasper*

24   - Power of Attorney (included on page II-3 to the Registration Statement filed on April 27, 1995)*

_______________
*     Previously filed.

(1) Incorporated by reference to Exhibit 2 to Current Report on Form 8-K dated March 31, 1995.


                                     II-1


Item 22.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10 (a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

                                     II-2

      (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                     II-3

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau and State of New York on June 20, 1995.


                              ACCLAIM ENTERTAINMENT, INC.

                              By    /s/ Gregory E. Fischbach
                                 ----------------------------------
                                    Gregory E. Fischbach

                                    Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.




     Signature                     Title                  Date
     ---------                     -----                  ----
Gregory E. Fischbach     Co-Chairman; Chief Executive   On June 20, 1995
- -----------------------  Officer; Director
  Gregory E. Fischbach


James Scoroposki         Co-Chairman; Senior Executive  On June 20, 1995
- -----------------------  Vice President; Treasurer;
  James Scoroposki       Secretary; Director


Robert Holmes            President; Chief Operating     On June 20, 1995
- -----------------------  Officer; General Manager;
  Robert Holmes          Director


*Bernard J. Fischbach    Director                       On June 20, 1995
- -----------------------
  Bernard J. Fischbach


*Michael Tannen         Director                        On June 20, 1995
- -----------------------
  Michael Tannen



*Robert H. Groman        Director                       On June 20, 1995
- -----------------------
  Robert H. Groman


*James Scibelli          Director                       On June 20, 1995
- -----------------------
  James Scibelli


- -----------------------  Director
  Bruce Ravenel


Anthony R. Williams      Executive Vice President;      On June 20, 1995
- -----------------------  Chief Financial and
  Anthony R. Williams    Accounting Officer

- -----------------

* Signed by Gregory E. Fischbach pursuant to a Power of Attorney dated April 26, 1995 included on Signature Page to the Registration Statement filed April 27, 1995.

                               EXHIBIT INDEX


Exhibit No.                         Description
- -----------                         -----------
2         - Agreement and Plan of Merger, dated as of March 22, 1995, by and among Acclaim Entertainment, Inc., Acclaim Arcade Holdings, Inc.
            and Lazer-Tron Corporation(1)

2.1       - Amendment No. 1 to Agreement and Plan of Merger dated as of June 15,
            1995.

4         - Specimen form of Acclaim Entertainment, Inc. Common Stock
            Certificate*

5         - Opinion of Rosenman & Colin*

8         - Opinion of Fenwick & West*

23(a)     - Consent of Grant Thornton LLP*

23(b)     - Consent of Ernst & Young LLP*

23(c)     - Consent of Rosenman & Colin (included in Exhibit 5)*

23(d)     - Consent of Fenwick & West (included in Exhibit 8)*

23(e)     - Consent of Van Kasper*

24        - Power of Attorney (included on page II- 3 to the Registration
            Statement filed on April 27, 1995)*


- ---------------

*    Previously filed.

(1) Incorporated by reference to Exhibit 2 to Current Report on Form 8-K dated March 31, 1995.

                                     II-5